Exhibit 10.1

EXECUTION COPY

CREDIT AGREEMENT

Dated as of November 18, 2004

among

ATLANTIC POWER HOLDINGS, LLC,

as Borrower,

BANK OF MONTREAL,

as Administrative Agent,

L/C Issuer, and Collateral Agent

and

The Other Lenders Party Hereto

HARRIS NESBITT CORP.,

as

Arranger

i

(continued)

(continued)

(continued)

CREDIT AGREEMENT

THIS CREDIT AGREEMENT dated as of November 18, 2004 is made and entered into by and among ATLANTIC POWER HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF MONTREAL as Administrative Agent and L/C Issuer, and as Collateral Agent.

The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01        Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Security Interest” in any Property means a Lien which (a) exists in favor of the Administrative Agent for the benefit of any of the Administrative Agent, the L/C Issuer, the Lenders or any of their respective Affiliates, (b) is superior to all Liens or rights of any other Person (other than Liens specifically permitted under Section 7.01) in the Property or Collateral encumbered thereby (c) secures the Secured Obligations, and (d) is perfected and enforceable.

“Administrative Agent” means Bank of Montreal in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent/Arranger Fee Letter” has the meaning specified in Section 2.10(c).

“Agent-Related Persons” means the Administrative Agent (including any successor administrative agent permitted hereby), together with its Affiliates (including, in the case of

Bank of Montreal in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Aggregate Commitments” means at any time the sum of the Commitments of all the Lenders under this Agreement.

“Agreement” means this Credit Agreement.

“Applicable Margin” means the following percentages per annum:

Base Rate Loans:  50.0 basis points;

Commitment Fee:  37.5 basis points;

Eurodollar Rate Loans:  200.0 basis points; and

Letters of Credit:  200.0 basis points.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender or (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Harris Nesbitt Corp. in its capacity as arranger.

“Asset Sale” means: (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of Property or assets (including by way of a Sale/Leaseback Transaction) of the Borrower or any Subsidiary or Unrestricted Subsidiary of the Borrower (each referred to in this definition as a “disposition”) or (ii) the issuance or sale of Equity Interests of any Subsidiary or Unrestricted Subsidiary of the Borrower (other than to the Borrower or another Subsidiary or Unrestricted Subsidiary of the Borrower) (whether in a single transaction or a series of related transactions), in each case other than:  (a) a disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business; (b) the disposition of all or substantially all of the assets of the Borrower in a manner permitted pursuant to Section 7.04 or any disposition that constitutes a Change of Control; (c) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 7.03; (d) any disposition of Property or assets by a Subsidiary or Unrestricted Subsidiary of the Borrower to the Borrower or by the Borrower or a Subsidiary or Unrestricted Subsidiary of the Borrower to a Subsidiary or Unrestricted Subsidiary of the Borrower; (e) any exchange of like Property for use in a Similar Business; (f) sales of assets received by the Borrower upon the foreclosure on a Lien; and (g) sales of inventory in the ordinary course of business consistent with past practices and sales of equipment upon termination of a contract with a client entered into in the ordinary course of business pursuant to the terms of such contract.

“Assignee Conditions” means, in relation to any Person described in clause (c) of the defined term “Eligible Assignee”, the conditions as follow:  (i) if a Lender assigns to such an Eligible Assignee less than all of its Commitment and the Loans at the time owing to it (or a participation in its L/C Obligations), any right of such assigning Lender and such assignee to vote as a Lender, or any other direct claim or right against the Borrower or any Guarantor in relation to this Agreement, shall be uniformly exercised or pursued by such assigning Lender and such assignee; and (ii) such assignee shall not be entitled to payment from any Loan Party under Article III of amounts in excess of those payable to such Lender assignor under such Article (determined without regard to such assignment or transfer).

“Assignment and Acceptance” means an Assignment and Acceptance substantially in the form of Exhibit D.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel and expressly includes the allocated reasonable costs of internal legal services and disbursements of internal counsel.

“Audited Financial Statements” means the audited consolidated balance sheet of the Parent Guarantor and each of its consolidated Subsidiaries, for the fiscal year ended December 31, 2003, and the related consolidated statements of income and cash flows for such fiscal year of such Persons.

“Available Aggregate Commitment” means, at any time, the Aggregate Commitment then in effect minus the aggregate Outstanding Amount of Loans and L/C Obligations at such time.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest as publicly announced from time to time by Bank of Montreal as its “reference rate.”  Such reference rate is a rate set by Bank of Montreal based upon various factors including Bank of Montreal’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced reference rate.  Any change in such reference rate announced by Bank of Montreal shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“BMO ISDA Master Agreement” means that certain ISDA Master Agreement and the Schedule thereto, dated as of November 9, 2004, documenting the FX swap transaction entered into between Bank of Montreal and the Borrower on November 9, 2004.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning set forth in the introductory paragraph hereto and with respect to such Person, includes its successors and assigns permitted hereby, if any.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, each of (a) the state where the Administrative Agent’s Office is located and (b) the City of Toronto, Ontario, Canada, and if such day relates to any Eurodollar Rate Loan, it must also be a day on which dealings in Dollar deposits are conducted by and between banks in the applicable offshore Dollar interbank market.

“Capitalized Lease Obligations” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capital Stock” means: (i) in the case of a corporation, corporate stock or equity interests, including, without limitation, corporate stock represented by IPSs and corporate stock outstanding upon the separation of IPSs into the securities represented thereby; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash” means U.S. Dollars or Cdn. Dollars.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances denominated in U.S. Dollars or Cdn. Dollars pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders).  Derivatives of such term shall have corresponding meaning.

“Cash Equivalents” means (i) (A) Cdn. Dollars and foreign currency exchanged into Cdn. Dollars within 180 days or (B) U.S. Dollars and foreign currency exchanged into U.S. Dollars within 180 days; (ii) securities issued or directly and fully guaranteed or insured by the U.S. or Canadian government or any agency or instrumentality thereof; (iii) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of U.S.$200,000,000 and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P; (iv) repurchase obligations for underlying securities of the types described in clauses (ii) and or by DBRS (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; (v) commercial paper issued by a corporation (other than an Affiliate of the Borrower or an Affiliate of a Subsidiary of the Borrower) rated at least “A (low)” or higher by DBRS or “A3” or higher by Moody’s or “A-” or higher by S&P and in each case maturing within one year after the date of acquisition; (vi) investment funds investing at least 95% of their assets in securities of the types described in clauses (i) through (v) above; (vii) readily marketable direct obligations issued by or guaranteed by the Government of the United States or Canada, any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from DBRS,  Moody’s or S&P; and (viii) Indebtedness or preferred stock issued by Persons with a rating of P-2 or higher by DBRS, “A” or higher from S&P or “A-2” or higher from Moody’s.

“Cash Flow” means, for any period, the difference of (i) the aggregate amount of all cash distributions received or receivable in respect of such period, by the Parent Guarantor from the Borrower, any Subsidiary or Unrestricted Subsidiary of the Borrower or any other source during such period plus the Parent Guarantor’s pro rata share (based on its common membership ownership interest in the Borrower) of any cash distributions received by the Borrower in respect of such period and retained by the Borrower, in each such case exclusive of any distribution attributable to any net proceeds realized by the Parent Guarantor or any Subsidiary of the Parent Guarantor, including without limitation, the Borrower, any Subsidiary of the Borrower and any Unrestricted Subsidiary of the Borrower upon the sale or disposition of plant property and equipment, which is not disposed of in the ordinary course of business and any other extraordinary items, minus (ii) any amounts paid by the Parent Guarantor in respect of expenses (other than Interest Expense), including taxes determined on a pro forma, annual basis for a full tax year.

“Cash Flow Coverage Ratio” means for the most recently ended four fiscal quarters of the Parent Guarantor for which financial statements are available, the ratio of Cash Flow for such period to the total Interest Expense of the Parent Guarantor plus any mandatory principal repayments on outstanding Indebtedness of the Parent Guarantor for such period.

“Cdn. Dollars” and “Cdn.$” means lawful money of Canada.

“Cdn. GAAP” means generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants.

“Change of Control” means the occurrence of any of the following events:

(i)            the sale, lease or transfer to any Person or group, in one or a series of related transactions, of the Parent Guarantor’s or the Borrowers’ assets generating more than 66 2/3% of the Parent Guarantor’s Cash Flow for the 12-month period ended on the last day of the most recent fiscal quarter to any Person or group;

(ii)           the adoption of a plan relating to the liquidation or dissolution of the Borrower or the Parent Guarantor;

(iii)          the acquisition by any Person or group of a direct or indirect interest in more than 50% of: (A) the Common Shares of the Borrower or the common membership interests of the Parent Guarantor; or (B) the voting power or Voting Stock of the Borrower or the Parent Guarantor; by way of purchase, merger or consolidation or otherwise (other than a creation of a holding company that does not involve a change in the beneficial ownership of the Borrower as a result of such transaction); or

(iv)          the merger or consolidation of the Borrower or the Parent Guarantor with or into another Person or the merger of another Person into the Borrower or the Parent

Guarantor with the effect that immediately after such transaction the shareholders of the Borrower or the holders of common membership interests of the Borrower immediately prior to such transaction hold, directly or indirectly, less than 50% of the total Voting Stock of the Person surviving such merger or consolidation, in each case other than the creation of a holding company that does not involve a change in the beneficial ownership of the Borrower or the Parent Guarantor as a result of such transaction.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

“Code” means the United States Internal Revenue Code of 1986, as amended, and any rules and regulations issued pursuant thereto.

“Collateral” means the Property of any Loan Party upon which Liens in favor of the Lenders have been granted or have been purported to have been granted by the terms of the applicable Security Documents.

“Collateral Agent” means Bank of Montreal, in its capacity as collateral agent under any of the Loan Documents, or any other successor collateral agent.

“Collateral Agency and Intercreditor Agreement” means that certain Collateral Agency and Intercreditor Agreement among the Loan Parties, the Collateral Agent and the Trustee, dated as of the Closing Date and substantially in the form of Exhibit I, as amended and in effect from time to time.

“Commitment” means, as to each Lender, its obligation to (a) make Loans to the Borrower pursuant to Section 2.01 and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01, as such amount may be reduced or adjusted from time to time in accordance with this Agreement (the aggregate Commitments of all the Lenders, collectively, the “Commitments”).

“Common Shares” means the common shares in the capital of the Borrower.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any contract, agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound pursuant to which such Person is obligated to perform an agreement or other undertaking.

“Credit Extension” means each of the following: (a) a Borrowing or (b) an L/C Credit Extension.

“DBRS” means Dominion Bond Rating Service Limited or any successor to the rating agency business thereof, or if no such successor, any other debt rating agency selected by the Borrower and approved by the Required Lenders.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Margin, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

“Deposit and Disbursement Agreement” means that certain Deposit and Disbursement Agreement among the Loan Parties, the Collateral Agent and Harris Bank as the depositary bank, dated as of the Closing Date and substantially in the form of Exhibit H, as amended and in effect from time to time.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or one of its Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event: (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise; (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock; or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such first anniversary shall be deemed to be Disqualified Stock; provided further, however, that if such Capital Stock is issued to any director, manager,  officer, employee or to any plan for the benefit of such parties of the Borrower or its Subsidiaries or by any such plan to such parties, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such parties’ termination, death or disability.

“Distribution” for any Person means, with respect to any shares of any capital stock, any units, any partnership interests or other equity securities or ownership interests issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such securities, (b) the declaration or payment of any dividend on or with respect to any such securities, and (c) any other payment by such Person with respect to such securities.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender that is financially capable of performing the obligations of a Lender under this Agreement; (c) an Approved Fund that is financially capable of performing the obligations of such Lender under this Agreement; and (d) any other Person (other than a natural Person) approved by the Administrative Agent, in the case of any assignment of a Loan, the L/C Issuer, and, unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed).

“Environmental Laws” means all Laws relating to environmental, health, safety and land use matters applicable to any property.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any rules and regulations issued pursuant thereto.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the incurrence by the Borrower of liability with respect to a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by the Borrower of liability with respect to a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the incurrence by the Borrower of liability with respect to the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the incurrence by the Borrower of liability with respect to an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; and with respect to each of the occurrences described in the preceding clauses (a) through (f), which could reasonably be expected to have a Material Adverse Effect.

“Eurodollar Rate” means for any Interest Period with respect to any Eurodollar Rate Loan:

(a)           the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(b)           if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(c)           if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of Montreal and with a term equivalent to such Interest Period would be offered by Bank of Montreal’s London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” means any of the events or circumstances specified in Article VIII.

“Excluded Contributions” means the net cash proceeds received by the Borrower after the Closing Date from (i) contributions to its common equity capital and (ii) the sale (other than to a Subsidiary of the Borrower or to the Borrower or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Borrower, in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed by an Officer of the Borrower.

“Fair Market Value” means, with respect to any asset or Property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of who is under undue pressure or compulsion to complete the transaction.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of Montreal on such day on such transactions as determined by the Administrative Agent.

“Foreign Lender” has the meaning specified in Section 10.15.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means either Cdn. GAAP or U.S. GAAP, as the context may require.

“Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of Canada or the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of Canada or of the United States of America is pledged and which are not callable or redeemable at the Borrower’s option.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guarantee” means each Guarantee made by the Guarantors in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit E, as amended and in effect from time to time.

“Guarantee Obligation” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease Property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligees in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligees against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

“Guarantors” means, collectively, the Parent Guarantor and each Subsidiary that executes and delivers to the Administrative Agent a Guarantee, so long as such Guarantee shall not have been expressly terminated by the Administrative Agent and the Lenders or shall not have been terminated in accordance with its express terms, in each case with respect to such Person.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (i) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Honor Date” has the meaning set forth in Section 2.04(c)(i).

“Incur” means issue, assume, guarantee, incur or otherwise become liable for and “Incurred” or “Incurrence” will have a corresponding meaning; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:  (i) the principal of any indebtedness of such Person, whether or not contingent: (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any Property, except any such balance that constitutes a trade payable or similar obligation to a trade creditor due within six months from the date on which it is Incurred, in each case Incurred in the ordinary course of business, which purchase price is due more than six months after the date of placing the Property in service or taking delivery and title thereto, or (d) in respect of Capitalized Lease Obligations; (ii) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and (iii) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person; provided, further, that any obligation of Borrower or any Subsidiary in respect of account credits or participants under any employee, director or officer compensation plan of the Borrower or Subsidiary and any obligation of the Borrower or any Subsidiary or Unrestricted Subsidiary in

respect of the Liquidity Right (as defined in the Subordinated Note Indenture), will be deemed not to constitute Indebtedness.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnitees” has the meaning set forth in Section 10.05.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a Similar Business, in each case of nationally recognized standing that is, in the good faith determination of the Borrower, qualified to perform the task for which it has been engaged.

“Interest Expense” means, in respect of any Person, for any period, the total cash interest expense (including that attributable to Capitalized Lease Obligations) of such Person for such period with respect to all outstanding Indebtedness of such Person (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers’ acceptance financing and net costs of such Person under hedge agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that:

(i)            any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)           any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)          no Interest Period shall extend beyond the scheduled Maturity Date.

“Investment Grade Securities” means (i) securities issued or directly and fully guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof (other than Cash Equivalents), (ii) debt securities or debt instruments with a rating of BBB (low)

or higher by DBRS, BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such rating by such rating organization, or if no rating of DBRS, S&P or Moody’s then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries and Unrestricted Subsidiaries, and (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) which fund may also hold immaterial amounts of cash pending investment and/or distribution.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration (including agreements providing for the adjustment of purchase price) of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Borrower in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other Property.

“IPSs” means the Income Participating Securities as defined in and contemplated by that certain Issuer’s Final Prospectus, dated as of November 10, 2004.

“IPS Prospectus” means that certain Issuer’s Final Prospectus, dated as of November 10, 2004.

“IPS Transaction” means the issuance of the IPSs and the Subordinated Notes as contemplated by the IPS Prospectus and the Subordinated Note Indenture.

“IRS” means the United States Internal Revenue Service.

“Issuer” means Atlantic Power Corporation, a corporation established under the laws of the Province of Ontario, Canada, in its capacity as the issuer of the IPSs and Subordinated Notes.

“Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, decrees, rules, guidelines, regulations, ordinances, codes, municipal by-laws and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable arbitral, administrative, ministerial, departmental or regulatory judgments, order, directed duties, requests, licenses, decisions, rulings or awards, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law binding on or affecting the Person referred to in the context in which the term was used.

“L/C Advance” means, with respect to each Lender, such Lender’s funded participation in any Unreimbursed Amount in accordance with Section 2.04(c)(iii).

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a  Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means Bank of Montreal in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus to the extent unreimbursed, the aggregate of all Unreimbursed Amounts, including, without duplication, all L/C Borrowings and L/C Advances.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such on Schedule 10.02, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder.  A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer and on terms satisfactory to the L/C Issuer and the Borrower; provided, in the event of any conflict between such application and agreement and the terms of this Agreement, the terms of this Agreement shall control.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means an amount equal to the lesser of the Commitments and U.S.$30,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Commitments.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code or the Personal Property Security Act (Ontario) (or equivalent statutes) of any jurisdiction); provided that in no event will an operating lease be deemed to constitute a Lien.

“Loan” means an extension of credit by a Lender to the Borrower under Section 2.01.

“Loan Documents” means this Agreement, each Note, the Agent/Arranger Fee Letter, each Request for Credit Extension, each Compliance Certificate, each Guarantee and each other Security Document.

“Loan Notice” means written or telephonic notice of (a) a Borrowing, (b) a conversion of  Loans from one Type to the other, or (c) a continuation of Loans as the same Type, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or if telephonic, shall be immediately followed by written notice in the form of Exhibit A; provided, any such telephone notice shall be irrevocable when given notwithstanding that it is required to be so confirmed in writing.

“Loan Parties” means, collectively, the Borrower and the Guarantors.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, financial condition, or assets of (i) the Parent Guarantor or (ii) the Borrower and its consolidated Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to pay any Obligation when due or otherwise to perform its material obligations under this Agreement, any Guarantee, any other Security Document or any Note, in each case, to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement, any Guarantee, any other Security Document or any Note, in each case, against any Loan Party a party thereto.

“Maturity Date” means (a) November 18, 2007, or such later date to which the tenor of the Commitments may be extended in accordance with the terms hereof, or (b) such earlier date upon which the Commitments may be terminated in accordance with the terms hereof.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof, or if no such successor, any other debt rating agency selected by the Borrower and approved by the Required Lenders.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions.

“Net Proceeds” means the aggregate cash proceeds received by the Borrower or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-Cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other considerations received in any other non-cash form), net of the direct costs to the Borrower or such Subsidiary relating to such Asset Sale and the sale or disposition of such Designated Non-Cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on

Indebtedness required other than pursuant to Section 7.05(b) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Borrower as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Borrower after such sale or other disposition thereof, including, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Note” means, a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

“Obligations” means all advances to, and debts, liabilities and obligations of, any Loan Party arising under any Loan Document, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding.

“Officers’ Certificate” means a certificate signed on behalf of the Borrower by two Responsible Officers of the Borrower, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Borrower that meets the requirements set forth in this Agreement.

“Onondaga Swap” means that certain swap agreement between Niagara Mohawk Power Corporation and the Mortgagor dated as of June 30, 1998 and expiring on June 30, 2008.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

“Outstanding Amount” means (i) with respect to Loans, on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Parent Guarantor” means Atlantic Power Corporation, a corporation established under the laws of the Province of Ontario, Canada.

“Participant” has the meaning specified in Section 10.07(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA, and in respect of which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of (or if such plan were terminated would under Section 4069 of ERISA be deemed to be ) an “employer”, as defined in Section 3(5) of ERISA, contributed or had an obligation to contribute at any time during the immediately preceding five plan years.

“Permitted Investments” means: (i) any Investment in the Borrower or any Subsidiary; (ii) any Investment in Cash Equivalents or Investment Grade Securities; (iii) any Investment by the Borrower or any Subsidiary of the Borrower in a Person that is primarily engaged in a Similar Business; (iv) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 7.05 or any other disposition of assets not constituting an Asset Sale; (v) any Investment existing on the Closing Date; (vi) advances to employees of the Borrower or any Subsidiary not in excess of U.S.$5,000,000 outstanding at any one time in the aggregate; (vii) any Investment acquired by the Borrower or any of its Subsidiaries: (a) in exchange for any other Investment or accounts receivable held by the Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (viii) Hedging Obligations permitted under Section 7.02(b)(vii); (ix) additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause that are at that time outstanding, not to exceed the greater of 7.5% of the total assets of the Borrower and its Subsidiaries or U.S.$5,000,000 at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (x) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business, and account credits and payments to participants under the Borrower’s or its Subsidiaries’ long-term compensation plan or any successor or similar compensation plan; (xi) Investments the payment for which consists of Equity Interests of the Borrower (other than Disqualified Stock); (xii) Intentionally Blank; (xiii) Intentionally Blank; (xiv) Guarantees Incurred in accordance with Section 7.02; (xv) any Investment by Subsidiaries in other Subsidiaries; (xvi) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business; (xvii) loans and advances to current or former management personnel of the Borrower and/or any entity in which any current or former management personnel of the Borrower has a beneficial or equity interest, pursuant to any management equity plan or stock option plan or any other management or employee benefit or incentive plan or agreement or any other agreement pursuant to which stock is held for the benefit of such Persons not to exceed U.S.$5,000,000 in aggregate principal amount at any time outstanding, the proceeds of which will be used to purchase or redeem, directly or indirectly, shares of Capital Stock of the Borrower; and (xviii)  Investments made by any Unrestricted Subsidiary; provided such Investments do not otherwise violate the restrictions and limitations of Article VII.

“Permitted Liens” means, with respect to any Person:  (i) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or Canadian or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (ii) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person will then be proceeding with an appeal or other proceedings for review; (iii) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; (iv) Liens in favour of issuers of performance and surety bonds or bid bonds or completion guarantees or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (v) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (vi) Liens securing Indebtedness permitted to be incurred pursuant to this Agreement; (vii) Liens existing on the Closing Date; (viii) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Borrower or any Subsidiary of the Borrower; (ix) Liens on property at the time the Borrower or a Subsidiary other of the Borrower acquired the property, including any acquisition by means of a merger or consolidation with or into the Borrower or any Subsidiary of the Borrower; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Borrower or any Subsidiary; (x) Liens securing Indebtedness or other obligations of a Subsidiary of the Borrower owing to the Borrower or another Subsidiary of the Borrower permitted to be Incurred in accordance with Section 7.02; (xi) Liens securing Hedging Obligations of the Borrower so long as the related Indebtedness is, and is permitted to be under this Agreement, secured by a Lien on the same property securing such Hedging Obligations of the Borrower; provided that any such Liens securing the Hedging Obligation of the Borrower and a counterparty that is not a Lender or Bank of Montreal or an Affiliate of a Lender or Bank of Montreal, under certain circumstances shall be subordinated in right of payment to the Secured Obligations as provided in Sections 3.1(b)(ii), 3.2(b)(ii) and 3.3(b)(ii) of the Deposit and Disbursement Agreement; and provided further that in order to have the benefits of such collateral and to be a “Secured Party” for purposes of the Deposit and Disbursement Agreement and the Collateral Agency and Intercreditor Agreement, such counterparty to such Hedging Obligations has become a party to the Collateral Agency and Intercreditor Agreement by executing and delivering to the Collateral

Agent a Joinder Agreement substantially in the form of Exhibit A to the Collateral Agency and Intercreditor Agreement (xii) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; (xiii) Liens arising from Personal Property Registry filings or Uniform Commercial Code financing statement filings regarding operating leases entered into by the Borrower and its Subsidiaries in the ordinary course of business; (xiv) Liens in favour of the Borrower; (xv) Liens encumbering deposits made in the ordinary course of business to secure obligations arising from statutory, regulatory, contractual or warranty requirements, including rights of offset and set-off; (xvi) Liens to secure any refinancing, refunding, extension, renewal or replacement or successive refinancings, refundings, extensions, renewals or replacements as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (vii), (viii), (ix), (x) and (xi); provided, however, that (A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (vii), (viii), (ix), (x) and (xi) at the time the original Lien became a Permitted Lien under this Agreement and (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and (xvii) Liens created or Incurred by an Unrestricted Subsidiary; provided, however, that any such Liens permitted pursuant to this clause (xvii) shall not encumber, restrict or in any other way affect the Property of the Borrower or any other Subsidiary of the Borrower.

“Person” means any individual, corporation, partnership, business trust, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or any ERISA Affiliate.

“Pledge Agreements” means, each pledge and security agreement made by the applicable Loan Party in favor of the Administrative Agent on behalf of the Lenders, as may be required by the Administrative Agent from time to time and substantially in the form of either Exhibit G or Exhibit G-1, as amended and in effect from time to time.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Project Documents” includes all power purchase agreements, steam sales contracts, operating and maintenance agreements, administrative services contracts, lease agreements, construction contracts (other than purchase orders), transmission agreements, fuel supply and transportation contracts, Project loan agreements, partnership agreements, limited liability company agreements and other organizational documents that relate to a Project, other than any such agreement that has a term of one year or less or that may be cancelled or terminated by a party thereto on less than one year’s notice without substantial economic detriment.

“Project Holding Entities” has the meaning specified in the IPS Prospectus.

“Project Level Subsidiary” means any Subsidiary that is not a Project Holding Entity.

“Projects” means the projects described in the Prospectus.

“Property” means any interest or right in any kind of property or assets, whether real, personal, or mixed, owned or leased, tangible or intangible, and whether now held or hereafter acquired.

“Pro Rata Share” means, with respect to each Lender, the percentage (carried out to the ninth decimal place) of the Commitments set forth opposite the name of such Lender on Schedule 2.01, as such share may be adjusted as contemplated herein.

“Quarterly Base Dividend Level” means the U.S. Dollar Equivalent of Cdn.$ 0.3657 per Common Share of the Issuer, divided by four, subject to adjustment in the event of a stock split, recombination, consolidation or reclassification, issuance at less than fair market value, or the issuance of Common Shares at less that the U.S. Dollar Equivalent of Cdn. $4.23 per Common Share (which adjustment shall be accompanied by an opinion of an independent advisor that the adjustment is fair to the Secured Parties).

“Register” has the meaning set forth in Section 10.07(c).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Lenders” means, as of any date of determination, Lenders whose Voting Percentages aggregate to more than 66 2/3%.

“Responsible Officer” means the chairman of the board, the president, any chief executive officer, chief financial officer, senior vice president or vice president, the assistant treasurer, secretary or assistant secretary, manager, board of managers or attorney-in-fact (i) of a Loan Party, or (ii) of any Person appointed or authorized to act by any Loan Party pursuant to any management or similar agreement.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” has the meaning set forth in Section 7.03(a).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof, or if no such successor, any other debt rating agency selected by the Borrower and approved by the Required Lenders.

“Sale/Leaseback Transaction” means an arrangement relating to Property now owned or hereafter acquired by the Borrower or its Subsidiary whereby the Borrower or its Subsidiary transfers such Property to a Person and the Borrower or such Subsidiary leases it from such

Person, other than leases between the Borrower and a Wholly-Owned Subsidiary or between Wholly-Owned Subsidiaries.

“Securities” has the meaning set forth in the Subordinated Note Indenture.

“Security Documents” means each Guarantee, the Deposit and Disbursement Agreement, the Collateral Agency and Intercreditor Agreement, each Pledge Agreement, the Security Agreement and any and all other agreements, deeds of trust, mortgages, chattel mortgages, security agreements, pledges, control agreements, guaranties, depositary agreements, assignments of production or proceeds of production, assignments of income, assignments of contract rights, assignments of equity interests, assignments of royalty interests, assignments of performance, completion or surety bonds, standby agreements, subordination agreements, undertakings and other instruments and financing statements now or hereafter executed and delivered by any Person (other than solely by any Administrative Agent or any Lenders and/or any other creditor participating in the Loans or any collateral or security therefor) in connection with, or as security for any Secured Obligation of a Loan Party (each as they may be amended or modified from time to time).

“Secured Indebtedness” means any Indebtedness of the Borrower or any Subsidiary secured by a Lien, including the Indebtedness hereunder.

“Secured Obligations” means, any or all of (i) the Obligations, (ii) any Hedging Obligation of the Borrower to any of the Lenders, Bank of Montreal or their respective Affiliates (iii) any obligation of a Borrower to any of the Lenders, Bank of Montreal or their respective Affiliates with respect to cash management exposure and funds transfer and deposit account liabilities.

“Security Agreement” means, each security agreement made by the applicable Loan Party in favor of the Administrative Agent on behalf of the Lenders, as may be required by the Administrative Agent from time to time and substantially in the form of either Exhibit J as amended and in effect from time to time

“Senior Indebtedness” with respect to the Borrower or any Subsidiary of the Borrower means all Secured Indebtedness of the Borrower or any such Subsidiary including interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Borrower or any Subsidiary of the Borrower whether or not a claim for post-filing interest is allowed in such proceeding) and other amounts (including make-whole, fees, expenses, reimbursement obligations under letters of credit and indemnities) owing in respect thereof, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the obligations hereunder or such Subsidiary’s Guarantee, as applicable; provided, however, that Senior Indebtedness shall not include, as applicable, (i) any obligation of the Borrower to any Subsidiary or Unrestricted Subsidiary of the Borrower, or of such Subsidiary or Unrestricted Subsidiary to the Borrower or any other Subsidiary or Unrestricted Subsidiary of the Borrower, (ii) any liability for federal, state, provincial, local or other taxes owed or owing by the Borrower or such Subsidiary, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business

(including guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness or obligation of the Borrower or such Subsidiary which is Pari Passu Indebtedness (as defined in the Subordinated Note Indenture) under the Subordinated Note Indenture, or (v) any obligations with respect to any Capital Stock.

“Similar Business” means a business, the majority of whose revenues are derived from the generation of electric power, or the activities of the Borrower and its Subsidiaries as of the Closing Date or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto, including investing in power generation facilities.

“Solvent” means, with respect to any Person at any time, a condition under which (a) the fair saleable value of such Person’s assets is, on the date of determination, greater than the total amount of such Person’s liabilities (including contingent and unliquidated liabilities) at such time; and (b) such Person is able to pay all of its liabilities as such liabilities mature.  For purposes of this definition (i) the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability, (ii) the “fair saleable value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value, and (iii) the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions.

“Specified Project Effect”  means, from time to time, defaults with respect to Contractual Obligations of any Loan Party or any Subsidiary of any Loan Party, as applicable, related to one or more Projects which Contractual Obligations, in the aggregate, impact at least 20% of the Loan Parties’ net cash flow from all of the Projects for the 12 month period ending the date of the most recent quarterly financial statements delivered pursuant to Section 6.01; provided, that for purposes hereof such net cash flow shall be reduced on a pro forma basis to reflect any Asset Sales occurring since the date of such financials.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the Borrower unless such contingency has occurred).

“Subordinated Indebtedness” means, with respect to the Borrower or any Subsidiary, all Indebtedness of the Borrower or any Subsidiary which is not Senior Indebtedness.

“Subordinated Note Indenture” means that certain 11% Subordinated Notes Indenture dated November 18, 2004 among the Issuer, the guarantors a party thereto and Computershare Trust Company of Canada, in its capacity as trustee to the Indenture.

“Subordinated Notes” means the Subordinated Notes issued pursuant to the Subordinated Note Indenture and as defined in and contemplated by the IPS Prospectus.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which 40% or more of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership, joint venture or limited liability company of which (x) 40% or more of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and such Person owns or controls, directly or indirectly, 40% or more of the total equity and voting rights of the general partner of such entity; for greater certainty, the Subsidiaries of the Borrower will include all entities listed on Schedule 5.13.  Notwithstanding the foregoing or anything contained or referred to in any Loan Document to the contrary, no Unrestricted Subsidiary shall be deemed a Subsidiary of the Borrower for any purpose under any Loan Document.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

“Taxes” means U.S. Taxes as defined in Section 3.01.

“Threshold Amount” means U.S.$25,000,000.

“Treasury Regulations” means the U.S. Treasury regulations (including final, temporary and proposed regulations) promulgated under the Code.

“Trustee” has the meaning set forth in the Subordinated Note Indenture.

“Type” means with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unreimbursed Amount” has the meaning set forth in Section 2.04(c)(i).

“Unrestricted Subsidiary” means any Subsidiary of the Borrower that is designated as such to the Administrative Agent pursuant to Section 6.14 after the date hereof; provided, however, that no Guarantor, Project Holding Entity, or other Subsidiary of the Borrower as of the Closing Date shall be designated as an Unrestricted Subsidiary without the prior written consent of the Administrative Agent and the Required Lenders, such consent to be granted in the sole discretion of the Administrative Agent and the Required Lenders.

“U.S. Dollar” and “U.S.$” mean lawful money of the United States of America.

“U.S. Dollar Equivalent” of Cdn. Dollars with respect to any amount of U.S. Dollars at any date shall mean the equivalent in Cdn. Dollars of U.S. Dollars calculated on the basis of the arithmetical mean of the buy and sell spot price rates of exchange of the Administrative Agent for Cdn. Dollars at 11:00 a.m. New York time, on the date on or as of which such amount is to be determined.

“U.S. GAAP” means United States of America generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are generally accepted in the United States of America and applicable to the circumstances as of the date of determination, consistently applied.

“Voting Percentage” means, as to any Lender, (a) at any time when the Commitments are in effect, such Lender’s Pro Rata Share and (b) at any time after the termination of the Commitments, the percentage (carried out to the ninth decimal place) which (i) the sum of (A) the Outstanding Amount of such Lender’s Loans, plus (B) such Lender’s Pro Rata Share of the Outstanding Amount of L/C Obligations, divided by (ii) the Outstanding Amount of all Loans and L/C Obligations; provided, however, that if any Lender has failed to fund any portion of the Loans or participations in L/C Obligations required to be funded by it hereunder, such Lender’s

Voting Percentage shall be deemed to be zero percent (0%), and the respective Pro Rata Shares and Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of “Required Lenders” without regard to such Lender’s Commitment or the outstanding amount of its Loans, and L/C Advances, as the case may be.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors, managers or trustees, as the case may be, of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (ii) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which will at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

1.02        Other Interpretive Provisions.

(a)           The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)           (i)            The words “herein” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)           Unless otherwise specified herein, Article, Section, Exhibit and Schedule references are to this Agreement.

(iii)          The term “including” is by way of example and not limitation.

(iv)          The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced.

(v)           The verb “continue”, and its usage in correlative forms, with reference to a Default or an Event of Default, shall mean that such Default or Event of Default has occurred and continues and, if applicable, after the passage of the applicable notice or cure period continues uncured, unwaived or otherwise unremedied, or with respect to the event or circumstance giving rise thereto, and after the passage of the applicable notice or cure period, continues uncured, unwaived or otherwise unremedied.

(vi)          all “dollars” are in U.S. dollars, unless otherwise stated;

(vii)         a term has the meaning assigned to it;

(viii)        “or” is not exclusive;

(ix)           the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(x)            the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(xi)           for the purposes of calculating a financial ratio all dollar amounts will be converted into the appropriate currency in accordance with GAAP or as otherwise provided herein;

(xii)          for the purposes of any the financial covenants and related definition set out in this Agreement or the other Loan Documents in respect of the period between the date hereof and such date ending March 31, 2006, financial results that are available for periods of less than 12 months shall be annualized; and

(xiii)         the financial provisions and information set forth in the IPS Prospectus shall be deemed to (i) satisfy any condition precedent set forth in Section 4.01 or Section 4.02 relating to the provision of any financial statements, balance sheets or other financial information, and (ii) constitute the basis for any comparisons of any financial statements, balance sheets or other financial information through December 31, 2005.

(c)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d)           Section headings herein and the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03        Accounting Terms.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

1.04        Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05        References to Agreements and Laws.  Unless otherwise expressly provided herein, (a) references to documents (including the Loan Documents) shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document, and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01        Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Loan”) to the Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date, in an aggregate amount for all Loans to the Borrower not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (i) the aggregate Outstanding Amount of all Loans and L/C Obligations shall not exceed the Commitments, and (ii) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Commitment.  Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this Section 2.01.  Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02        Borrowings, Conversions and Continuations of Loans.

(a)           Each Borrowing (other than an L/C Borrowing), each conversion of Loans from one Type to the other, and each continuation of Loans as the same Type shall be made upon the Borrower’s irrevocable notice to the Administrative Agent.  Each such notice must be received by the Administrative Agent not later than 12:00 p.m., New York time, (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of U.S.$1,000,000 or a whole multiple of U.S.$1,000,000 in excess thereof.  Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of U.S.$500,000 or a whole multiple of U.S.$100,000 in excess thereof.  Each Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans as the same Type, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of  Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of  Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)           Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection.  In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m., New York time, on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided, however, that if, on the date of the Borrowing there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrower as provided above.

(c)           Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan.  During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand among other things, that any or all of the then outstanding Eurodollar Rate Loans be converted to Base Rate Loans at the end of the respective Interest Periods therefor, if at the end of such periods, a Default or an Event of Default is then in existence.

(d)           The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Eurodollar Rate Loan upon determination of such interest rate.  The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error.  The Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of Montreal’s reference rate used in determining the Base Rate promptly following the public announcement of such change.

(e)           After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to Loans.

2.03        Intentionally Blank.

2.04        Letters of Credit.

(a)           The Letter of Credit Commitment.

(i)            Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Outstanding Amount of all L/C Obligations and all Loans would exceed the Commitments, (y) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, would exceed such Lender’s Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)           The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A)          any order, judgment or decree of any Governmental Authority or arbitrator, in each case with jurisdiction over the L/C Issuer, shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)           the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance, unless all the Lenders have approved such expiry date;

(C)           the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

(D)          the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer; or

(E)           such Letter of Credit is in a face amount less than U.S.$100,000, in the case of a commercial Letter of Credit, or U.S.$500,000, in the case of any other type of Letter of Credit, or is to be denominated in a currency other than Dollars.

(iii)          The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b)           Procedures for Issuance and Amendment of Letters of Credit.

(i)            Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower.  Such L/C Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m., New York time, at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

(ii)           Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii)          Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)           Drawings and Reimbursements; Funding of Participations.

(i)            Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof.  Not later than 12:00 p.m., New York time, on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing; provided that if   Borrower has not received notice of such drawing prior to 11:00 a.m. on the Honor Date, Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing no later than 11:00 a.m. on the Business Day immediately following the Honor Date.  If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and such Lender’s Pro Rata Share thereof.  In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)           Each Lender (including the Lender acting as L/C Issuer) shall upon receipt of any notice pursuant to Section 2.04(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m., New York time, on the Business Day specified in such notice by the Administrative Agent if such notice is received by 12:00 noon on such day and otherwise by 1:00 p.m. on the next Business Day, whereupon, subject to the provisions of Section 2.04(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)          With respect to any Unreimbursed Amount that is not fully paid by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice) cannot be satisfied or for any other reason (other than a Lender’s bad faith refusal to make such Base Rate Loan available to Borrower), the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so paid, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.

(iv)          Until each Lender funds its Base Rate Loan pursuant to clause (ii), or L/C Advance pursuant to clause (iii), of  this Section 2.04(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

(v)           Each Lender’s obligation to make Base Rate Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing.  Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)          If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect.  A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)           Repayment of L/C Advances.

(i)            At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s Base Rate Loan in accordance with Section 2.04(c)(ii) or its L/C Advance in respect of such payment in accordance with Section 2.04(c)(iii), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

(ii)           If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect and such payments shall constitute L/C Advances hereunder with respect to such Lenders.

(e)           Obligations Absolute.  The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit that it has requested to be issued, and to repay each such L/C Borrowing and each drawing under a Letter of Credit that is paid by a corresponding Borrowing of Loans or L/C Advances, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)            any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)           the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)          any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)          any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower, except for the gross negligence, willful misconduct or violation of Law by the L/C Issuer in connection with its payment of a Letter of Credit.

The Borrower shall promptly examine a copy of each Letter of Credit that it has requested to be issued and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower shall immediately notify the L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is immediately given as aforesaid.

(f)            Role of L/C Issuer.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  No Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence, willful misconduct or violation of Law; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct, gross negligence or violation of Law or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)           Cash Collateral.  Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing and until such borrowing has been reimbursed or otherwise paid (including pursuant to a Borrowing), or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall, upon the Administrative Agent’s request, immediately Cash Collateralize the then Outstanding Amount of all such L/C Obligations (in an amount equal to such Outstanding Amount).  The Borrower hereby grants the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a Lien on its interest in such Cash Collateral to secure the outstanding and unpaid amount of a L/C Borrowing or Letter of Credit remaining outstanding as of the Letter of Credit Expiration Date, in each case as referred to in clause (i) or (ii) of this Section 2.04(g); provided that when such amount shall no longer be outstanding and unpaid, such Cash Collateral shall be released from such Lien and returned to the Borrower.  Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of Montreal or other institutions satisfactory to it.

(h)           Applicability of ISP98 and UCP.  Unless otherwise expressly agreed by the L/C Issuer and the Borrower with the consent of the Required Lenders when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (including, to the extent it is applicable,  the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

(i)            Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued at its request equal to the Applicable Margin for Letters of Credit multiplied by the actual daily maximum amount available to be drawn under such Letter of Credit.  Such fee for each Letter of Credit shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date.

(j)            Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued at its request, as provided in the Agent/Arranger Fee Letter, due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date.  In addition, the Borrower shall pay directly to the L/C Issuer for its own account an issuance fee and any other customary presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit issued at its request as from time to time in effect, such fees as set forth in the schedule delivered to the Borrower by the L/C Issuer, as such schedule may be updated from time to time to reflect the reasonable customary presentation, amendment and other processing fees, and other reasonable standard costs and charges, of the L/C Issuer.  Such fees and charges are due and payable on demand and are nonrefundable.

(k)           Conflict with Letter of Credit Application.  In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

2.05        Intentionally Blank.

2.06        Prepayments.

(a)           The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m., New York time, (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (B) one Business Day prior to any date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of U.S.$1,000,000 or a whole multiple of U.S.$500,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of U.S.$500,000 or a whole multiple of U.S.$100,000 in excess thereof.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender’s Pro Rata Share of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.  Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.

(b)           If for any reason the Outstanding Amount of all Loans and L/C Obligations at any time exceeds the Commitments then in effect, the Borrower shall immediately prepay the Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.

2.07        Reduction or Termination of Commitments.  The Borrower may, and if required pursuant to Section 7.05 shall upon notice to the Administrative Agent, terminate the Commitments, or permanently reduce the Commitments to an amount not less than the then Outstanding Amount of all Loans and L/C Obligations; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. New York time, five Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of U.S.$5,000,000 or any whole multiple of U.S.$1,000,000 in excess thereof.  The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination of the Commitments.  Once reduced in accordance with this Section, the Commitments may not be increased.  Any reduction of the Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share.  All commitment fees described in Section 2.10(a) accrued until the effective date of any termination of the Commitments shall be paid on the effective date of such termination.

2.08        Repayment of Loans.

The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date which were made to it.

2.09        Interest.

(a)           Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.

(b)           In the event any amount due hereunder or under any other Loan Document (including, without limitation, any interest payment) is not paid when due (whether by acceleration or otherwise), the Borrower shall pay interest on such unpaid amount (including, without limitation, interest on interest) at a fluctuating interest rate per annum equal to the Default Rate for Base Rate Loans to the fullest extent permitted by applicable Law.  Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)           Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.10        Fees.  In addition to certain fees described in subsections (i) and (j) of Section 2.04:

(a)           Commitment Fee.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a commitment fee at a per annum rate equal to the Applicable Margin on the average daily Available Aggregate Commitment from the date hereof to and including the Maturity Date, payable on each Payment Date hereafter and on the Maturity Date.  The commitment fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date.  The commitment fee shall be calculated quarterly in arrears.  The commitment fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

(b)           Intentionally Blank.

(c)           Agent’s/Arranger’s Fees.  The Borrower agrees to pay to the Administrative Agent and the Arranger, for their own respective accounts, the applicable fees heretofore agreed in writing pursuant to the fee letter dated as of November    , 2004 (the “Agent/Arranger Fee Letter”) between the Borrower and the Administrative Agent and the Arranger.  The Borrower agrees to pay to the Administrative Agent for the respective accounts of each Lender in accordance with its Pro Rata Share, an upfront fee in an amount set forth in the Agent/Arranger Fee Letter.

2.11        Computation of Interest and Fees.  Computation of interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed.  Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

2.12        Evidence of Debt.

(a)           The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans and L/C Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall be presumed to be prima facie evidence of such matters absent manifest error.  Upon the request of any Lender made through the Administrative Agent, such Lender’s Loans may be evidenced by a Note, in addition to such accounts or records.  Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

(b)           In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

2.13        Payments Generally.

(a)           All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 12:00 noon, New York time, on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 12:00 noon, New York time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)           Subject to the definition of “Interest Period,” if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c)           If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

(d)           Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto.  If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i)            if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

(ii)           if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the applicable Borrowing.  If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay (subject to its recoupment rights from and remedies against such defaulting Lender of any breakage costs paid by the Borrower when repaying such amount) such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing.  Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

(e)           If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(f)            The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit are several and not joint.  The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(g)           Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.14        Sharing of Payments.  If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, litigation or otherwise) in excess of its Pro Rata Share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loan or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.  Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

2.15        Extension of Maturity Date.

(a)           Not earlier than 60 days prior to, nor later than 30 days prior to, the first anniversary of the Closing Date, the Borrower may, upon notice to the Administrative Agent (who shall promptly notify the Lenders), request a one year extension of the Maturity Date.  Within 15 days of delivery of such notice, each Lender shall notify the Administrative Agent whether or not it consents to such extension (which consent may be given or withheld in such Lender’s sole and absolute discretion).  Any Lender not responding within the above time period shall be deemed not to have consented to such extension.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the Lenders’ responses.  If any Lender declines, or is deemed to have declined, to consent to such extension, the Borrower may cause any such Lender to be removed or replaced as a Lender pursuant to Section 10.16.

(b)           The Maturity Date shall be extended only if Lenders holding more than 66 2/3% of the Commitments (calculated prior to giving effect to any removals and/or replacements of Lenders permitted herein) (the “Consenting Lenders”) have consented thereto, with respect only to Consenting Lenders and any Replacement Lenders.  If so extended, the Maturity Date, as to the Consenting Lenders, shall be extended to the same date in the following year (the “Extension Effective Date”) but the pre-existing Maturity Date shall remain in effect with respect to any Lender that is not a Consenting Lender and is not replaced.  The Administrative Agent and the Borrower shall promptly confirm to the Lenders such extension and the Extension Effective Date.  As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Extension Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of each such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such extension, or if the Borrower’s resolutions delivered pursuant to Section 4.01(a)(iii) provided for such extension, certifying that such resolutions of the applicable Loan Party have not been amended, modified or rescinded and remain in full force and effect and, (ii) in the case of the Borrower, certifying that, (A) before and after giving effect to such extension, the representations and warranties contained in Article V are true and correct on and as of the Extension Effective Date, except to the extent that such representations and warranties specifically refer to a different date, in which case they shall be true and correct as of such date, and (B) no Default or Event of Default exists.  The Administrative Agent shall distribute an amended Schedule 2.01 (which shall be deemed incorporated into this Agreement), to reflect any changes in Lenders and their Commitment amounts.  The Borrower shall (i) on the existing Maturity Date, prior to or contemporaneous with giving effect to any extension, pay amounts due, in full, to any Lender which is not a Consenting Lender and is not replaced as a Lender pursuant to Section 10.16, and (ii) prepay any Loans outstanding on the Extension Effective Date which were made to it (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep outstanding Loans ratable with the Pro Rata Shares of all the Lenders.

2.16        Cleandown.  The Borrower shall from time to time arrange the Loans and shall repay to the Lenders from time to time the outstanding Loans and other Obligations such that during the term of this Agreement for at least once during each twelve-month period commencing on the Closing Date for a period of at least ten (10) consecutive Business Days (each such period, a “Cleandown Period”) the Outstanding Amount with respect to Loans shall be no greater than U.S.$1,000,000 (the “Cleandown Maximum Amount”).  For the avoidance of doubt, for purposes of determining the Outstanding Amount with respect to the Borrower’s compliance with the Cleandown Maximum Amount, the Borrower’s L/C Obligations and Outstanding Amounts with respect to undrawn Letters of Credit shall not be counted towards the Clean Down Maximum Amount.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01        Taxes.

(a)           Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”).  If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent and such Lender each receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

(b)           In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made by it under any Loan Document or from its execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document to which it is a party (hereinafter referred to as “Other Taxes”).

(c)           If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

(d)           In respect to related Obligations owed by it, the Borrower agrees to indemnify the Administrative Agent, the L/C Issuer and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent, the L/C Issuer and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor which demand shall be accompanied by a certificate setting forth in reasonable detail the amounts demanded, the basis therefor and the calculations in respect thereto.

(e)           Each Lender that is not organized under the laws of the United States of America or a state thereof agrees that such Lender will deliver to the Borrower and the Administrative Agent two (2) duly completed copies of United States Internal Revenue Service Form W-8 BEN or W-8 ECI or successor forms (or if such forms are no longer required, a representation by such Lender) certifying in either case that such Lender is entitled to receive payments from the Loan Parties under the Loan Documents without deduction or withholding of any United States federal income taxes.  Each Lender that so delivers a Form W-8 BEN or W-8 ECI further undertakes to deliver to the Borrower and the Administrative Agent two (2) additional copies of such form (or a successor form) on or before such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case, certifying that such Lender is entitled to receive payments from the Borrower under the Loan Documents without deduction or withholding of any United States federal income taxes, unless (i) an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and (ii) such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

(f)            If the Borrower at any time pays an amount under Section 3.01(a), (b) or (c) to any Lender, the Administrative Agent or the L/C Issuer, and such payee receives a refund of or credit for any part of any Taxes or Other Taxes which such payee determines in its reasonable judgment is made with respect to such amount paid by the Borrower, such Lender, the Administrative Agent or the L/C Issuer, as the case may be, shall pay to the Borrower the amount of such refund or credit promptly, and in any event within 60 days, following the receipt of such refund or credit by such payee.

3.02        Illegality.  If any Lender determines that any Law enacted, construed or announced after the Closing Date has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans.  Upon any such prepayment or conversion, the Borrower shall also pay interest on the amount so prepaid or converted.  If any such Law, or change therein, shall only affect a portion of such Lender’s obligations under this Agreement which is, in the opinion of such Lender and the Administrative Agent, severable from the remainder of this Agreement so that the remainder of this Agreement may be continued in full force and effect without otherwise affecting any of the obligations of the Administrative Agent, the other Lenders or the Borrower, such Lender shall only declare its obligations under that portion so terminated.  Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be disadvantageous to such Lender.

3.03        Inability to Determine Rates.  If the Administrative Agent determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the applicable offshore Dollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Rate Loan, or (c) the Eurodollar Rate for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly notify the Borrower and all Lenders.  Thereafter, the obligation of the Lenders to make Eurodollar Rate Loans or maintain Eurodollar Rate Loans past the Interest Period in effect on the date of such determination shall be suspended until the Administrative Agent revokes such notice.  Upon receipt of such notice, the Borrower may, without liability for any attendant breakage costs, revoke any pending request for a Borrowing, conversion or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04        Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

(a)           If any Lender determines that as a result of the introduction of, or any change in, or in the interpretation of, any Law, in each case on or after the Closing Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction; provided, that Borrower shall not be required to compensate a Lender pursuant to this Section 3.04(a) for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies Borrower of the introduction of, change in or interpretation of any Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation thereof.

(b)           If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

(c)           The Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional costs on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

(d)           Each Lender agrees that it will not claim, and that it shall not be entitled to claim, from any Loan Party the payment of any of the amounts referred to in this Section 3.04 (i) if it is not generally claiming similar compensation from its other similar customers in similar circumstances and (ii) unless the relevant introduction or change affects all banks and other financial institutions substantially similar to such Lender having regard to the size, business activities and regulatory capital of such banks and other financial institutions, but excluding differences based solely on the residency of Persons controlling such banks or other financial institutions.  In addition, each Lender shall use its reasonable efforts to reduce the amount it requests pursuant to Section 3.04, including using its reasonable efforts to not assign or transfer any Loan to any Person if such assignment or transfer would or would be likely to increase the amount of such amounts payable; provided, however, such Lender shall have no obligation to take or omit to take any action that such Lender in its good faith judgment believes would be disadvantageous to it.  Each amount required to be paid to any Lender pursuant to this Section 3.04 shall be accompanied by a certificate of the requisite Lender setting forth in reasonable detail the amount owed, the basis therefor and the calculations in respect thereto.

3.05        Funding Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time (which demand shall be accompanied by a certificate of such demanding Lender setting forth in reasonable detail the amount demanded, the bases therefor and the calculations in respect thereto), the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)           any continuation, conversion, payment or prepayment of any Loan made to the Borrower other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)           any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan made to the Borrower other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)           any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period as a result of a request by the Borrower pursuant to Section 10.16;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06        Matters Applicable to all Requests for Compensation.

(a)           A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and such other information as otherwise specified in this Article III shall be conclusive in the absence of manifest error.  In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods customarily used by it in comparable circumstances.

(b)           Upon any Lender’s making a claim for compensation under Section 3.01 or 3.04 the Borrower may remove or replace such Lender in accordance with Section 10.16.

3.07        Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Commitments and payment in full of all the other Obligations.

ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01        Conditions of Initial Credit Extension.  The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)           Unless waived by all the Lenders the Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent:

(i)            executed counterparts of this Agreement and each Guarantee, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii)           Notes executed by the Borrower in favor of each Lender requesting such a Note, each in a principal amount equal to such Lender’s Commitment;

(iii)          an Officer’s Certificate certified by Responsible Officers of the Borrower certifying, inter alia, (1) true and correct copies of resolutions adopted by the board of managers or other appropriate body of the Borrower (A) authorizing the execution, delivery and performance by the Borrower of the Loan Documents to which it is or will be a party and the consummation of the transactions contemplated thereby, (B) authorizing the Responsible Officers of the Borrower to negotiate the Loan Documents on behalf of the Borrower, and (C) authorizing the Responsible Officers of the Borrower to execute and deliver the Loan Documents and any related documents, including, without limitation, any Security Document or other pledge agreement, security agreement or other document contemplated by this Agreement; (2) the incumbency and, if such Responsible Officer is an individual, specimen signatures of the Responsible Officers of the Borrower executing any Loan Documents to which it is a party, upon which Officer’s Certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower; and (3) such evidence as the Administrative Agent may reasonably require to verify that the Borrower is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including any required approvals of any applicable Government Authority, certified copies of the Borrower’s Organization Documents, certificates of organization, good standing and/or qualification to engage in business;

(iv)          an Officer’s Certificate certified by Responsible Officers of each Guarantor certifying, inter alia, (1) true and correct copies of resolutions adopted by the board of directors, board of managers, general partner or other appropriate body of such Guarantor (A) authorizing the execution, delivery and performance by such Guarantor of any Loan Documents to which it is or will be a party and the consummation of the transactions contemplated thereby, (B) authorizing the Responsible Officers of such Guarantor to negotiate the Loan Documents to which such Guarantor is or will be a party on behalf of such Guarantor, and (C) authorizing the Responsible Officers of such Guarantor to execute and deliver the Loan Documents and any related documents, including, without limitation, any pledge agreement, security agreement or other document contemplated by this Agreement to which such Guarantor is or will be a party; (2) the incumbency and, if such Responsible Officer is an individual, specimen signatures of the Responsible Officers of such Guarantor executing any Loan Documents to which such Guarantor is or will be a party, upon which Officer’s Certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Guarantor; and (3) such evidence as the Administrative Agent may reasonably require to verify that each such Guarantor is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including any required approvals of any applicable Government Authority, certified copies of each such Guarantor’s Organization Documents, certificates of organization, good standing and/or qualification to engage in business;

(v)           (1) executed counterparts of each of the Security Documents the Administrative Agent may reasonably require, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower, (2) all appropriate evidence required by the Administrative Agent in its sole discretion necessary to determine that the Administrative Agent (for its benefit and the benefit of the L/C Issuer and the Lenders) shall have an Acceptable Security Interest in the Collateral, including, without limitation, physical delivery of any certificated securities or other Collateral for which possession is the required means for perfection under the Uniform Commercial Code as in effect on the date hereof in the State of New York, along with any related stock powers or other similar grants in favor of the Administrative Agent, (3) delivery of any control agreements or other similar agreements related to any accounts or other Collateral for which control is the required means for perfection under the Uniform Commercial Code as in effect on the date hereof in the State of New York, and (4) the Agent shall be satisfied that the Liens granted to it under the Security Documents are Acceptable Security Interests and that all actions or filings necessary to protect, preserve and validly perfect such Liens have been made, taken or obtained, as the case may be, and are in full force and effect;

(vi)          an Officer’s Certificate signed by a Responsible Officer of the Borrower certifying (1) that the conditions specified in Sections 4.02(a), (b) and (c) have been satisfied, (2) the Properties of the Loan Parties are insured with financially sound and reputable insurance companies in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties operate, and (3) that immediately prior to and after giving effect to the transactions contemplated by the Loan Documents, the Borrower shall be Solvent.;

(vii)         an opinion of counsel to each Loan Party each substantially in the form of Exhibits F-1, F-2 or F-3;

(viii)        copies of duly executed UCC-1 financing statements and all other requisite filing documents necessary to perfect the Liens granted pursuant to the Security Documents and duly executed releases or assignments of Liens and UCC-3 financing statements in recordable form, covering all of the Collateral, as may be necessary to reflect that the Liens granted to the Administrative Agent for the benefit of the Lenders are first and prior Liens, except for the Liens permitted under Section 7.01;

(ix)           copies of all environmental surveys or reports relating to the real Property owned or leased by each Loan Party as deemed necessary or prudent by the Administrative Agent in scope and results acceptable to the Administrative Agent;

(x)            all legal matters incident to the transaction herein contemplated shall be reasonably satisfactory to counsel for the Administrative Agent and the Lenders;

(xi)           copies of (1) Audited Financial Statements for the fiscal year ended December 31, 2003; and (2) unaudited interim consolidated financial statements of the Parent Guarantor and its consolidated Subsidiaries, for the fiscal quarters ending March 31, 2004 and June 30, 2004 including, without limitation any management discussion and analysis related thereto;

(xii)          confirmation that on the Closing Date, the Available Aggregate Commitment shall be at least U.S.$25,000,000;

(xiii)         such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, or the Required Lenders reasonably may require; and

(xiv)        executed copies of the BMO ISDA Master Agreement.

(b)           Any fees required to be paid on or before the Closing Date shall have been paid.

(c)           Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(d)           The Issuer shall have consummated the IPS Transaction and proceeds therefrom shall have been applied to the repayment in full of all existing indebtedness of each of the Loan Parties, including, but not limited to, those certain term loans of Teton Power Funding LLC.  Pursuant to the IPS Transaction, the Issuer shall have delivered to the Administrative Agent the following documents, each in form and substance satisfactory to the Administrative Agent:

(i)            a pro forma consolidated balance sheet of the Parent Guarantor as delivered in connection with the consummation of the IPS Transaction;

(ii)           a copy of the final IPS Prospectus;

(iii)          a copy of the “Independent Engineer’s Report” referred to in the IPS Prospectus; and

(iv)          an Officer’s Certificate certified by Responsible Officers of the Issuer certifying that the proceeds of the IPS Transaction have been applied to the repayment in full of all existing indebtedness, if any, of the Project Holding Entities.

(e)           Each Lender shall be satisfied in its sole discretion with the proposed plans and arrangements of the Borrower with respect to the continued operation and maintenance of any Projects being directly or indirectly operated by the Borrower as of the Closing Date.

4.02        Conditions to all Credit Extensions.

The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Loans as the same Type) is subject to the following conditions precedent:

(a)           The representations and warranties of the Borrower contained in Article V, or which are contained in any Loan Document furnished by the Borrower at any time under or in connection herewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to a different date, in which case they shall be true and correct as of such date.

(b)           No Default or Event of Default shall exist, or would result from such proposed Credit Extension.

(c)           Since the Closing Date no event or events shall have occurred which in the aggregate could reasonably be expected to have a Material Adverse Effect.

(d)           The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b) and (c) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants as set forth below:

5.01        Existence, Qualification and Power; Compliance with Laws.

(a)           Intentionally Blank.

(b)           The Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified and in good standing as a foreign Person in each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and in which the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.  As of the Closing Date, the Parent Guarantor owns 50.06%of the common membership interests and 100% of the Class A Preferred

Membership interests in the Borrower.  As of the Closing Date, the Borrower does not have any Subsidiaries or Unrestricted Subsidiaries or own any equity interests in any Person other than those Subsidiaries and Unrestricted Subsidiaries and equity interests of the type listed in Schedule 5.13 hereto.

(c)           Intentionally Blank.

(d)           Each Loan Party has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party (except for the absence of which could not reasonably be expected to have a Material Adverse Effect).

(e)           Intentionally Blank.

(f)            Each Loan Party is in compliance with all Laws, except in each case referred to in clause (d) or this clause (f), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02        Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) violate the terms of any of such Person’s Organization Documents (except as such, in the aggregate, could not reasonably be expected to have a Material Adverse Effect), (b) violate or result in any breach or contravention of, constitute a default under, or creation of any Lien on the properties of such Loan Party under, any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject (except as such, in the aggregate, could not reasonably be expected to have a Material Adverse Effect), or (c) violate any Law (except as such, in the aggregate, could not reasonably be expected to have a Material Adverse Effect).

5.03        Governmental Authorization; Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person or entity (including, without limitation, any creditor or equity holder of the Borrower or any Guarantor) (other than those already obtained or the absence of which could not reasonably be expected to have a Material Adverse Effect) is necessary or required to be obtained or made by any Loan Party as a condition to the execution, delivery or performance by, or enforcement against, any Loan Party of any Loan Document.

5.04        Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is a party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  Upon making the initial Credit Extensions and recording the necessary Security Documents, the Liens created by the

Security Documents will be Acceptable Security Interests, constituting valid and perfected first and prior Liens on any Property described therein subject to no other Liens other than those Liens specifically permitted by Section 7.01.

5.05        Financial Statements; No Material Adverse Effect.

(a)           The Audited Financial Statements (i) were prepared in accordance with Cdn. GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of each of the Parent Guarantor and its consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby on a pro forma basis in accordance with Cdn. GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) reflect all material indebtedness and other liabilities, direct or contingent, of each of the Parent Guarantor and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness on a pro forma basis in accordance with Cdn. GAAP consistently applied throughout the period covered thereby.

(b)           Since the date of the Audited Financial Statements no event or events have occurred which in the aggregate have, or could reasonably be expected to have, a Material Adverse Effect.

5.06        Litigation.  Except as specifically disclosed in Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after reasonable investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of the Borrower’s Subsidiaries or Unrestricted Subsidiaries or against any of their properties or revenues that (A) purport to adversely affect any Loan Document or enjoin any of the transactions contemplated hereby, or (B) if determined adversely, could have a Material Adverse Effect.

5.07        No Default.  No Loan Party is in default under or with respect to any Contractual Obligations that could be reasonably expected to have a Material Adverse Effect; provided, however, that, notwithstanding the foregoing, (i) if and only if such defaults are defaults with respect to Contractual Obligations of any Loan Party related to one or more Projects and (ii) such defaults do not in the aggregate constitute a Specified Project Effect, then (iii) such defaults shall be deemed not to have a Material Adverse Affect for purposes of this Section 5.07.  No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08        Ownership of Property; Liens.  Each Loan Party has good record and marketable title in fee simple to, or valid leasehold interests in, all material Property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect.  There is no Lien on any Property of any Loan Party, other than Liens permitted by Section 7.01.

5.09        Environmental Compliance.  The Loan Parties have conducted a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof have reasonably concluded that, except as specifically disclosed in Schedule 5.09:  (a) with respect to the Property of any Loan Party or the operations conducted thereon, they are in compliance with all applicable Environmental Laws, except to the extent that any non-compliance would not reasonably be expected to have a Material Adverse Effect; (b) they are not subject to any judicial, administrative, government, regulatory or arbitration proceeding alleging the violation of any applicable Environmental Laws or to the best of their knowledge that may lead to claim for cleanup costs, contribution, remedial work, reclamation, conservation, natural resources damages or personal injury or to the issuance of a stop-work order, suspension order, control order, prevention order or clean-up order, except to the extent that any such proceeding would not reasonably be expected to have a Material Adverse Effect; (c) they are not subject to any federal, state, local or foreign review, audit or investigation which may lead to a proceeding referred to in (b) above; (d) they have no knowledge that any of their predecessors in title to any of their Property and assets are the subject of any currently pending federal, state, local or foreign review, audit or investigation which may lead to a proceeding referred to in (b) above; (e) they have not filed any notice under any applicable Environmental Laws indicating past or present treatment, storage or disposal of, or reporting a release of Hazardous Materials into the environment where the circumstances surrounding such notice would reasonably be expected to have a Material Adverse Effect; and (f) they possess, and are in compliance with, all approvals, licenses, permits, consents and other authorizations which are necessary under any applicable Environmental Laws to conduct their business, except to the extent that the failure to possess, or be in compliance with, such authorizations would not reasonably be expected to have a Material Adverse Effect.

5.10        Insurance.  The properties of the Borrower and its respective Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or its respective Subsidiaries operate.

5.11        Taxes.  Each of the Parent Guarantor and the Borrower and its Subsidiaries and Unrestricted Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon any of the Parent Guarantor, the Borrower or its Subsidiaries or Unrestricted Subsidiaries or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against any of the Parent Guarantor, or the Borrower or any Subsidiary or Unrestricted Subsidiary that would, if made, have a Material Adverse Effect.

5.12        ERISA Compliance.

(a)           Except as could not reasonably be expected to result in a material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the

Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification under circumstances as could reasonably be expected to result in a Material Adverse Effect.  The Borrower and each ERISA Affiliate of the Borrower have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan

(b)           There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could be reasonably expected to result in a Material Adverse Effect.

(c)           No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability in such amount as could reasonably be expected to Result in a Material Adverse Effect; (iii) neither the Borrower nor any ERISA Affiliate of the Borrower has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA in such amount as could reasonably be expected to Result in a Material Adverse Effect); (iv) neither the Borrower nor any ERISA Affiliate of the Borrower has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan in such amount as could reasonably be expected to Result in a Material Adverse Effect; and (v) neither the Borrower nor any ERISA Affiliate of the Borrower has engaged in a transaction that could reasonably be expected to be subject to Sections 4069 or 4212(c) of ERISA.

5.13        Subsidiaries.

(a)           As of the Closing Date, the Borrower has no Subsidiaries or Unrestricted Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13.  All Subsidiaries and Unrestricted Subsidiaries of the Borrower are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and are duly qualified to do business in each jurisdiction where failure to so qualify would have an Material Adverse Effect.  All outstanding shares of stock of each class of each Subsidiary or Unrestricted Subsidiary of Borrower have been and will be validly issued and are and will be fully paid and nonassessable and are and will be owned, beneficially and of record, by the Borrower or a Wholly-Owned Subsidiary of the Borrower free and clear of any Liens (other than Liens permitted by Section 7.01).

(b)           As of the Closing Date, part (b) of Schedule 5.13 sets forth each of the Subsidiaries of the Borrower that shall have delivered a Guaranty on the Closing Date.  Each such Guarantor is and will remain a Wholly-Owned Subsidiary of the Borrower.

(c)           As of the Closing Date, the Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part (c) of Schedule 5.13.

5.14        Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

(a)           The Borrower is not engaged and will not be engaged principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock.

(b)           None of the Loan Parties, any Person directly or indirectly controlling any of the Loan Parties or any Subsidiary or Unrestricted Subsidiary (i) is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15        Disclosure.  No statement, information, report, representation, or warranty (other than projections) made by any Loan Party in any Loan Document, when so made (or if dated or otherwise specified therein, as of such date), or furnished to the Administrative Agent, the L/C Issuer or any Lender by or at the direction of any Loan Party in connection with any Loan Document, when so furnished (or if dated or otherwise specified therein, as of such date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  There is no fact known to the Borrower which has caused, or which likely would in the future in the reasonable judgment of the Borrower cause, a Material Adverse Effect (except for any economic conditions which affect generally the industry in which the Borrower and its Subsidiaries conduct business), that has not been set forth in this Agreement or in the other documents, certificates, statements, reports and other information furnished in writing to the Lenders by or on behalf of the Borrower or any other Loan Party in connection with the transactions contemplated hereby.

5.16        Intellectual Property; Licenses, Etc.  The Borrower and its Subsidiaries and Unrestricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person.  To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary or Unrestricted Subsidiary infringes upon any rights held by any other Person.  No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in any case described in this Section 5.16, could reasonably be expected to have a Material Adverse Effect.

5.17        Direct Benefit.  The initial Loans and Letters of Credit hereunder and all additional Loans and Letters of Credit hereunder are for the direct benefit of the Borrower or one or more of the Guarantors.  The Borrower and the Guarantors are engaged as an integrated group in the business of energy production and distribution and related fields, and any benefits to the

Borrower or any Guarantor is a benefit to all of them, both directly or indirectly, inasmuch as the successful operation and condition of the Borrower and the Guarantors is dependent upon the continued successful performance of the functions of the integrated group as a whole.

5.18        Solvency.  The Borrower, each individual Guarantor and the Loan Parties on a consolidated basis are Solvent.

5.19        IPSs and Subordinated Note Documents.  Before and after giving effect to all the Credit Extensions contemplated hereunder, all representations and warranties of the Borrower or any Guarantor contained in the IPS Prospectus, the Subordinated Note Indenture and any documents related thereto are true and correct in all material respects (except to the extent such representations or warranties relate or refer to a specified, earlier date).  Before and after giving effect to all the Credit Extensions contemplated hereunder, there is no event of default or event or condition that could become an event of default with notice or lapse of time or both, under the IPS Prospectus, the Subordinated Note Indenture and any documents related thereto and each of the IPS Prospectus, the Subordinated Notes and any document related thereto is in full force and effect.

5.20        Labor Relations.  Neither the Borrower nor any Subsidiary or Unrestricted Subsidiary is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any Subsidiary or Unrestricted Subsidiary or threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any Subsidiary or Unrestricted Subsidiary or, to the best of the Borrower’s knowledge, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any Subsidiary or Unrestricted Subsidiary or, to the Borrower’s knowledge, threatened in writing against the Borrower or any Subsidiary or Unrestricted Subsidiary and (iii) no union representation petition existing with respect to the employees of the Borrower or any Subsidiary or Unrestricted Subsidiary and no union organizing activities are taking place, except with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate, such as could not reasonably be expected to have a Material Adverse Effect.

5.21        Undisclosed Liabilities; Absence of Burdensome Obligations.  Neither the Borrower nor any Subsidiary (i) is a party to any material agreement or arrangement, or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Indebtedness and the Security Documents or (ii) has any material Indebtedness or any contingent liabilities, off balance sheet liabilities, liabilities for taxes, long term commitments or unrealized or anticipated losses from any unfavorable commitments, except as reflected in the financial statements referred to in Section 5.05.

ARTICLE VI.
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation or Secured Obligation shall remain unpaid, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Loan Party and each Subsidiary in which it directly or indirectly owns more than 50% of the total voting or equity interests and (to the extent that the Borrower has any direct or indirect contractual or other approval rights over the actions of such Subsidiary) any of its other Subsidiaries to:

6.01        Financial Statements.  Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)           (i) as soon as available, but in any event within 90 days after the end of the fiscal year of the Parent Guarantor, an audited consolidated balance sheet of the Parent Guarantor and its consolidated Subsidiaries and (ii) (a) if and when audited financial statements become available, the consolidated balance sheet of the Borrower and its consolidated Subsidiaries and Unrestricted Subsidiaries; provided that Borrower shall use its commercially reasonable efforts to obtain such audited financials and (b) notwithstanding clause (ii)(a), within 90 days after the end of the fiscal year of the Borrower, an unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries, each of the balance sheet described in clauses (i), (ii)(a) and (ii)(b) as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, and with respect to the balance sheets described in clauses (i) and (ii)(b) audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing selected by the Borrower and reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with Cdn. GAAP (in the case of the balance sheet referred to in clause (i)) and U.S. GAAP (in the case of the balance sheet referred to in clause (ii)(a) and (ii)(b)) and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to the Required Lenders; and

(b)           as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of each of the Parent Guarantor and the Borrower, a consolidated balance sheet of each of (i) the Parent Guarantor and its consolidated Subsidiaries and (ii) the Borrower and its consolidated Subsidiaries and Unrestricted Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income and cash flows for such fiscal quarter and for the portion of the Parent Guarantor and the Borrower’s fiscal year then ended, as applicable, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous applicable fiscal year and the corresponding portion of the previous applicable fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower and the Parent Guarantor, as applicable as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries and Unrestricted Subsidiaries in accordance with Cdn. GAAP (in the case of the balance sheet referred to in clause (i)) and U.S. GAAP (in the case of the balance sheet referred to in clause (ii)), subject only to normal year-end audit adjustments and the absence of footnotes.

(c)           at least 15 days prior to the commencement of each fiscal year of the Borrower, a projected consolidated balance sheet of the Borrower and its Subsidiaries and Unrestricted Subsidiaries as of the end of such next fiscal year and related projected consolidated statements of income and equity interests including, without limitation, all limited liability and partners’ equity and cash flows for such fiscal year, including therein an annual operating budget for the Borrower and its Subsidiaries and Unrestricted Subsidiaries for such fiscal year certified by an Responsible Officer of the Borrower as being a true and complete copy of the projected consolidated balance sheet and operating budget approved by the Borrower for such fiscal year.

(d)           The Borrower shall deliver to the Administrative Agent each of the following documents, if available, promptly following the receipt of such by the Borrower: any and all audited annual financial statements, unaudited annual financial statements, management reports, or other similar reports or financial information prepared pursuant to (i) the Organization Documents of any Project Level Subsidiary of the Borrower or (ii) any other agreement regarding preparation and delivery of such reports between the Parent Guarantor or the Borrower and any Project Level Subsidiary of the Borrower.

6.02        Certificates; Other Information.  Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)           concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements have been prepared in accordance with GAAP and fairly present the financial condition of the Parent Guarantor or the Borrower and its Subsidiaries and Unrestricted Subsidiaries, as applicable, as of the date thereof;

(b)           concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by Responsible Officers of the Parent Guarantor or the Borrower, as applicable;

(c)           promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the shareholders of the Parent Guarantor or the unit holders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements (if any) which the Parent Guarantor or the Borrower has filed with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto, in each case, (i) which are not confidential in nature, as permitted by applicable Laws, as required by contractual restrictions not entered into in contemplation of this Section 6.02(c), as permitted by recognized principles of privilege or as otherwise determined in good faith by the Borrower, and (ii) which are not publicly available on the United States Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval System (or “EDGAR”), the Canadian Securities Administrators System for Electronic Document Analysis and Retrieval ( or “SEDAR”) or other similar publicly accessible sources of which the Parent Guarantor or the Borrower provides written notice to the Administrative Agent and the Lenders; and

(d)           promptly after the same are available, copies of quarterly and annual management reports setting forth the respective cash flows of each Project;

(e)           promptly, such additional information regarding the business, financial or organizational affairs of the Parent Guarantor or the Borrower or any Subsidiary or Unrestricted Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

6.03        Notices.  Promptly notify the Administrative Agent and each Lender within 5 Business Days after actual knowledge thereof by any Responsible Officer of the Borrower:

(a)           of the occurrence of any Default or Event of Default;

(b)           of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including without limitation (i) breach or non-performance of, or any default under, a Contractual Obligation of the Parent Guarantor or the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Parent Guarantor or the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c)           of any litigation, investigation or proceeding affecting any Loan Party which if determined adversely, to any Loan Party, could reasonably be expected to result in liability to one or more Loan Parties in at an amount that exceeds, in the aggregate for all such matters, after giving effect to applicable in-force insurance and related third-party indemnity and similar agreements, U.S.$5,000,000, or in which injunctive relief or similar relief is sought, which relief, if granted, could be reasonably expected to have a Material Adverse Effect;

(d)           of the occurrence of any ERISA Event; and

(e)           of any announcement by Moody’s or S&P of any change in a debt rating or by DBRS of any change to the stability rating of the Parent Guarantor.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the relevant Loan Party or Subsidiary has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement or other Loan Document that have been breached.

6.04        Payment of Obligations.  Pay and discharge as the same shall become due and payable, all its obligations and liabilities, that if not paid could reasonably be expected to result in a Material Adverse Effect, including:  (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with U.S. GAAP are being maintained by the relevant Loan Party or such Subsidiary; (b) all material lawful claims which, if unpaid, would by law become a Lien upon its Property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05        Continuation of Business, Etc.  Except in a transaction permitted by Section 7.05 or pursuant to statutory conversions to another form of entity as permitted by applicable Law, preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization; and except where it will not have a Material Adverse Effect, take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business and preserve or renew all of its registered patents, trademarks, trade names and service marks.

6.06        Maintenance of Properties.  Except where it will not have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, (b) make all necessary repairs thereto and renewals and replacements thereof and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07        Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies (which are not Affiliates of the Parent Guarantor or the Borrower), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

6.08        Compliance with Laws.  Comply in all material respects with the requirements of all Laws applicable to it or to its business or Property, except in such instances in which (i) such requirement of Law is being contested in good faith or a bona fide dispute exists with respect thereto or (ii) the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect.

6.09        Books and Records.  Maintain proper books of record and account necessary to prepare the financial statements required to be delivered pursuant to Section 6.01 in accordance with U.S. GAAP.

6.10        Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent, the L/C Issuer and each Lender, at their respective expense, to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, in each case, all at such reasonable times during normal business hours and as reasonably often as may be necessary, upon reasonable advance notice to the Borrower and subject to compliance with applicable safety standards, with contractual or attorney-client privilege (as applicable) and non-disclosure agreements; provided, however, that during an Event of Default, the Administrative Agent, the L/C Issuer or any Lender (or any of their respective representatives or independent contractors) may, without duplication of the efforts of the others, do any of the foregoing at the reasonable expense of the Borrower at any time during normal business hours.

6.11        Compliance with Contractual Obligations.  Comply with all Contractual Obligations, except in such instances in which (i) such non-compliance is being contested in good faith or a bona fide dispute exists with respect thereto or (ii) the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect.

6.12        Use of Proceeds.  Use the proceeds of the Credit Extensions for working capital (including, managing accounts receivables, inventory and other short-term cash requirements, including timing differences with regard to withholding taxes in the United States), certain limited distributions and for other general corporate purposes of the Borrower in the ordinary course of business.

6.13        Guaranties.  Cause each Subsidiary which has not previously executed and delivered to the Administrative Agent a Guarantee and other related collateral documents to execute and deliver to the Administrative Agent promptly, and in any event within five (5) Business Days following such Subsidiary’s becoming a Subsidiary, (i) a Guarantee and collateral documents in form and substance satisfactory to the Administrative Agent, together with a resolution of its board of directors or other similar governing body authorizing such Guarantee and collateral documents, (ii) a favorable opinion of counsel to such Guarantor in form and substance satisfactory to the Administrative Agent regarding the valid existence and good standing of such Subsidiary in its jurisdiction of incorporation and its good standing in any jurisdiction in which it is qualified to do business, and to the effect that the execution and delivery of the Guarantee and any collateral documents by such Subsidiary has been duly authorized by all necessary corporate or equivalent action and that the Guarantee and such collateral documents constitute the valid, legal and binding obligation of such Subsidiary, and that such collateral documents create a perfected lien on such Collateral, in each case, subject to related normal and customary qualifications and exceptions, which opinion may be rendered by counsel who is an employee of the Borrower and (iii) documentation of the type described in clauses (iv), (v), and (viii) of Section 4.01(a).  Notwithstanding anything to the contrary and for the avoidance of doubt, any Subsidiary designated as an Unrestricted Subsidiary pursuant to Section 6.14  hereto shall not be subject to the requirements of this Section 6.13.

6.14        Unrestricted Subsidiaries.  Following the Closing Date and subject to the restrictions and limitations of this Agreement, if the Borrower, or a Subsidiary or an Unrestricted Subsidiary of the Borrower, is permitted to create, purchase or otherwise acquire an entity that would otherwise qualify as a Subsidiary of the Borrower, the Borrower shall be permitted to designate such Subsidiary as an Unrestricted Subsidiary by providing the Administrative Agent with written notice 10 Business Days prior to such designation; provided that notwithstanding anything in this Agreement to the contrary, no Subsidiary of the Borrower in existence as of the Closing Date shall be designated as an Unrestricted Subsidiary without the prior written consent of the Administrative Agent and the Required Lenders acting in their sole and absolute discretion.

ARTICLE VII.
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid, or any Letter of Credit shall remain outstanding or any other Secured Obligation shall remain outstanding, the Borrower shall not, nor shall it permit any Loan Party or Subsidiary to, directly or indirectly:

7.01        Liens.  The Borrower will not, and will not permit any Subsidiaries in which it directly or indirectly owns more than 50% of the total voting or equity interests and will not permit (to the extent that the Borrower has any direct or indirect contractual or other approval rights over the actions of such Subsidiary) any of its other Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) on any asset or Property of the Borrower or such Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any Obligations of the Borrower or any of its Subsidiaries or any other Person.  The Borrower will not permit any Unrestricted Subsidiary to directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) on any asset or Property of the Borrower or any Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom; provided, that notwithstanding the foregoing, the Borrower will not, and will not permit any of its Subsidiaries or Unrestricted Subsidiaries in which it directly or indirectly owns more than 50% of the total voting or equity interests and will not permit (to the extent that the Borrower has any direct or indirect contractual or other approval rights over the actions of such Subsidiary) any of its other Subsidiaries or Unrestricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien on any asset or Property of Onondaga Cogeneration Limited Partnership except for Permitted Liens and Liens reasonably Incurred by Onondaga Cogeneration Limited Partnership in the ordinary course of its business and in accordance with its commercially reasonable past business practices and otherwise permitted under this Agreement.

7.02        Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)           The Borrower will not, and will not permit any Subsidiary or Unrestricted Subsidiary in which it directly or indirectly owns more than 50% of the total voting or equity interests, and shall not permit (to the extent that the Borrower has any direct or indirect contractual or other approval rights over the actions of such Subsidiary or Unrestricted Subsidiary) any of its other Subsidiaries or Unrestricted Subsidiaries to, directly or indirectly, Incur or suffer to exist any Indebtedness or issue any shares of Disqualified Stock or Preferred Stock;

(b)           The limitations set out in Section 7.02(a) will not apply to the following, provided that at the time any such Indebtedness is Incurred or any Disqualified Stock or Preferred Stock is issued, the Cash Flow Coverage Ratio of the Parent Guarantor for the previous four-quarter period is 1.5 to 1.0 on a pro forma basis, after giving effect to the Incurrence of such Indebtedness or the issuance of such Disqualified Stock or Preferred Stock and the application of the proceeds therefrom:

(i)            the Incurrence by the Borrower and its Subsidiaries of Indebtedness represented by the Guarantees and the other Loan Documents;

(ii)           Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Subsidiary or Unrestricted Subsidiary existing on the Closing Date as detailed in Schedule 7.02(b)(ii);

(iii)          Indebtedness to be issued in the form of Additional Securities forming part of the IPSs, issued by the Issuer to finance the redemption by Borrower of any Existing Investor Interests (as defined in the Subordinated Note Indenture) and related issuance of Class A preferred membership interests of Borrower in connection with such issuance;

(iv)          Indebtedness arising from agreements of the Borrower or a Subsidiary or Unrestricted Subsidiary of the Borrower providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the acquisition or disposition of any business, assets or a Subsidiary or Unrestricted Subsidiary of the Borrower in accordance with the terms of this Agreement, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(v)           Indebtedness of the Borrower to the Issuer or a Subsidiary of the Borrower; provided that any such Indebtedness is expressly subordinated in right of payment to the Obligations and the other Secured Obligations, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders; provided, further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Subsidiary ceasing to be a Subsidiary of the Borrower or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Subsidiary of the Borrower) will be deemed, in each case, to be an Incurrence of such Indebtedness;

(vi)          Indebtedness of a Subsidiary of the Borrower to the Issuer, the Borrower or another Subsidiary of the Borrower; provided that (x) any such Indebtedness is made pursuant to an intercompany note subordinated in right of payment to the Obligations and the other Secured Obligations, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders and (y) if a Guarantor Incurs such Indebtedness to a Subsidiary of the Borrower that is not a Guarantor, such Indebtedness is subordinated in form and substance satisfactory to the Administrative Agent and the Required Lenders in right of payment to the Guarantee of such Guarantor; provided, further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Subsidiary of the Borrower lending such Indebtedness ceasing to be a Subsidiary of the Borrower or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Subsidiary of the Borrower) will be deemed, in each case, to be an Incurrence of such Indebtedness;

(vii)         Hedging Obligations that are incurred in the ordinary course of business (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Agreement to be outstanding, (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases;

(viii)        any guarantee by the Borrower or a Subsidiary of the Borrower of other obligations of the Borrower or any of its Subsidiaries so long as the Incurrence of such Indebtedness by the Borrower or such Subsidiary is permitted under the terms of this

Agreement; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Obligations and the other Secured Obligations or the Guarantee of such Subsidiary, as applicable, any such guarantee of such Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Subsidiary’s Guarantee with respect to the Obligations and the other Secured Obligations substantially to the same extent as such Indebtedness is subordinated to the Securities or the Guarantee of such Subsidiary, as applicable;

(ix)           the Incurrence by the Borrower or any of its Subsidiaries or Unrestricted Subsidiaries of Indebtedness which serves to refund or refinance any Indebtedness Incurred as permitted under this Section 7.02 and clauses (i), (ii), (v) and (vi), above, and (xiii) below, or any Indebtedness issued to so refund or refinance such Indebtedness (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A)          has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced;

(B)           has a Stated Maturity which is no earlier than the Stated Maturity of the Indebtedness being refunded or refinanced;

(C)           to the extent such Refinancing Indebtedness refinances Indebtedness pari passu with the Obligations and the other Secured Obligations of the Subsidiaries that are Guarantors, is pari passu with or subordinated to the Obligations and the other Secured Obligations of such Subsidiaries under such guarantee, as applicable; and

(D)          is Incurred in an aggregate amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premium and fees Incurred in connection with such refinancing;

(x)            Indebtedness of Persons that are acquired by the Borrower or any of its Subsidiaries or merged into a Subsidiary in accordance with the terms of this Agreement; provided, however, that such Indebtedness is not Incurred in contemplation of such acquisition or to provide all or a portion of the funds or credit support required to consummate such acquisition or merger; provided, further, however, that the Cash Flow Coverage Ratio of the Parent Guarantor for the previous four-quarter period is 1.5 to 1.0 on a pro forma basis, after giving effect to such acquisition and the Incurrence of such Indebtedness, would be greater than the actual Cash Flow Coverage Ratio for such period without giving effect to such acquisition;

(xi)           the Incurrence by the Borrower or any of its Subsidiaries or Unrestricted Subsidiaries of Indebtedness which serves to finance in whole or in part the making of capital improvements required to maintain compliance with applicable Laws or Project Documents, provided, however, that the principal amount of all such Indebtedness does not exceed an aggregate of U.S.$20,000,000 and an independent engineer confirms in writing to the Administrative Agent that such capital improvements are required to maintain compliance with applicable Laws or Project Documents;

(xii)          the Incurrence by the Borrower or any of its Subsidiaries or Unrestricted Subsidiaries of Indebtedness in connection with performance, surety or similar bonds, letters of credit or performance guarantees or other similar obligations in the ordinary course of business, provided, however, the principal amount of all such Indebtedness does not exceed an aggregate of U.S.$15,000,000; and

(xiii)         (A) the Incurrence of Indebtedness by any Subsidiary that is (1) a Subsidiary on the Closing Date and (2) as of the Closing Date does not have any outstanding obligations with respect to any material Indebtedness; provided, however that (X) any Indebtedness Incurred by such Subsidiary shall be on commercially reasonable terms and (Y) prior to Incurring such Indebtedness, such Subsidiary shall have received the written consent of the Administrative Agent, such consent not to be unreasonably withheld.

(c)           The Project Level Subsidiaries and Unrestricted Subsidiaries may incur Indebtedness and issue Disqualified Stock or Preferred Stock as follows; provided that at the time any such Indebtedness is Incurred or any such Disqualified Stock or Preferred Stock is issued, the Cash Flow Coverage Ratio of the Parent Guarantor for the previous four-quarter period is 1.5 to 1.0 on a pro forma basis, after giving effect to the Incurrence of such Indebtedness or the issuance of such Disqualified Stock or Preferred Stock and the application of the proceeds therefrom;

(i)            Indebtedness of any Unrestricted Subsidiary or the issuance of any shares of Disqualified Stock or Preferred Stock by an Unrestricted Subsidiary; provided, that neither (X) such Indebtedness or the Incurrence thereof, nor (Y) the issuance of such shares of Disqualified Stock or Preferred Stock shall encumber, restrict or in any other way affect any asset or Property of the Borrower or any Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom;

(ii)           Indebtedness of any Project Level Subsidiary; provided, that (X) such Indebtedness is non-recourse to the Borrower and non-recourse to any Project Holding Entity and (Y) such Indebtedness or the Incurrence thereof, shall not encumber, restrict or in any other way affect any asset or Property of the Borrower or any Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom.

provided, that notwithstanding anything to the contrary in this Section 7.02, the Borrower will not, and will not permit any of its Subsidiaries or Unrestricted Subsidiaries in which it directly or indirectly owns more than 50% of the total voting or equity interests and will not permit (to the extent that the Borrower has any direct or indirect contractual or other approval rights over the actions of such Subsidiary or Unrestricted Subsidiary) any of its other Subsidiaries or Unrestricted Subsidiaries to, directly or indirectly, Incur or suffer to exist any Indebtedness of or by Onondaga Cogeneration Limited Partnership or issue any shares of Disqualified Stock or Preferred Stock with respect to Onondaga Cogeneration Limited Partnership, except for Indebtedness Incurred with respect to the Onondaga Swap and Indebtedness reasonably Incurred by Onondaga Cogeneration Limited Partnership in the ordinary course of its business and in accordance with its commercially reasonable past business practices and otherwise permitted under this Agreement.

For purposes of determining compliance with this Section 7.02, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses above or is entitled to be Incurred pursuant to Section 7.02(a), the Borrower will, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been Incurred pursuant to only one of such clauses of Section 7.02.  Accrual of interest and the accretion of accreted value will not be deemed to be an Incurrence of Indebtedness for purposes of this Section.

7.03        Limitation on Restricted Payments.

(a)           The Borrower will not, and will not permit any Subsidiaries in which it directly or indirectly owns more than 50% of the total voting or equity interest, and shall not permit (to the extent that the Borrower has any direct or indirect contractual or other approval rights over the actions of such Subsidiary) any of its other Subsidiaries, to directly or indirectly:

(i)            declare or pay any dividend or make any distribution on account of the Borrower’s or any of its Subsidiaries’ Equity Interests, including any payment made in connection with any merger or consolidation involving the Borrower (other than (A) dividends or distributions by the Borrower payable solely in Equity Interests (other than Disqualified Stock) of the Borrower or (B) dividends or distributions by a Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly-Owned Subsidiary, the Borrower or a Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with the terms of such Equity Interests);

(ii)           purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Borrower or any Subsidiary other than repurchases of Existing Investor Interests (as defined in the Subordinated Note Indenture) by the Borrower pursuant to the exercise by the Existing Investors (as defined in the Subordinated Note Indenture) of the Liquidity Right (as defined in the Subordinated Note Indenture) to the extent that such repurchase is funded through the issuance of equity securities by the Borrower;

(iii)          make a Restricted Investment;

(all such payments and other actions set forth in clauses (i), (ii) and (iii) above being collectively referred to as “Restricted Payments”);

unless, at the time of such Restricted Payment:

(A)          no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof;

(B)           the Cash Flow Coverage Ratio of the Parent Guarantor for the previous four-quarter period is 1.5 to 1.0 on a pro forma basis, after giving effect to the making of such Restricted Payment; and

(C)           such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Subsidiaries after the Closing Date (including Restricted Payments permitted by clauses (i), (iii) and (v) of Section 7.03(b), but not including all other Restricted Payments permitted by Section 7.03(b)), is less than the sum of, without duplication:

(1)                                  100% of the Borrower’s Cash Flow less Interest Expense and any required principal repayments on outstanding Indebtedness of the Borrower for the period (taken as one accounting period) from the first date of the fiscal quarter in which the Closing Date occurs to the end of the Borrower’s most recently-ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, plus

(2)                                  100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined below) of Property other than cash, received by the Borrower after the Closing Date from the issue or sale of Equity Interests of the Borrower excluding Refunding Capital Stock (as defined herein), Disqualified Stock and Excluded Contributions, including Equity Interests issued upon conversion of Indebtedness or upon exercise of warrants or options (other than an issuance or sale to a Subsidiary or Unrestricted Subsidiary of the Borrower), plus

(3)                                  100% of the aggregate amount of contributions to the capital of the Borrower received in cash and the Fair Market Value (as determined below) of Property other than cash received by the Borrower as a contribution to capital since the Closing Date excluding Refunding Capital Stock (as defined herein), Disqualified Stock and Excluded Contributions, plus

(4)                                  100% of the aggregate amount received in cash and the Fair Market Value (as determined below) of Property other than cash received since the Closing Date from (X) the sale or other disposition (other than to the Borrower or a Subsidiary or Unrestricted Subsidiary of the Borrower) of Restricted Investments made by the Borrower and its

Subsidiaries or Unrestricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Borrower and its Subsidiaries or Unrestricted Subsidiaries by any Person (other than the Borrower or any of its Subsidiaries or Unrestricted Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments, and/or (Y) the sale (other than to the Borrower or a Subsidiary or Unrestricted Subsidiary) of the Capital Stock of a Subsidiary or Unrestricted Subsidiary.

The Fair Market Value of Property other than cash covered by clauses (2), (3) and (4) above will be determined in good faith by the Borrower and (X) in the case of Property with a Fair Market Value in excess of U.S.$2,500,000, shall be set forth in an Officers’ Certificate or (Y) in the case of Property with a Fair Market Value in excess of U.S.$10,000,000, shall be set forth in a resolution approved by at least a majority of the board of directors or other similar governing body of the Borrower.

(b)           The provisions of Section 7.03(a) shall not prohibit:

(i)            the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have been permitted under the provisions of this Agreement;

(ii)           (A) the repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Borrower in exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Borrower or contributions to the equity capital of the Borrower (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary or Unrestricted Subsidiary of the Borrower or to an employee stock ownership plan or any trust established by the Borrower or any of its Subsidiaries or Unrestricted Subsidiaries) (collectively, including any such contributions, “Refunding Capital Stock”) and (B) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary or Unrestricted Subsidiary of the Borrower or to an employee stock ownership plan or any trust established by the Borrower or any of its Subsidiaries or Unrestricted Subsidiaries) of Refunding Capital Stock;

(iii)          the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Borrower or any of its Subsidiaries or Unrestricted Subsidiaries issued or incurred in accordance with Section 7.02(b) hereof;

(iv)          the declaration and payment of dividends on the Class A member interests or Class B member interests of the Borrower in accordance with the terms of such member interests and this Agreement;

(v)           the payment of dividends on the Common Shares of the Borrower up to an aggregate amount in any fiscal quarter not to exceed the Quarterly Base Dividend Level, provided that the Cash Flow Coverage Ratio of the Parent Guarantor is at least 1:25 to 1.0;

(vi)          other Restricted Payments in an aggregate amount not to exceed U.S.$5,000,000 from the Closing Date;

(vii)         repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; and

(viii)        the declaration and payment of dividends or distributions or other Restricted Payments made by an Unrestricted Subsidiary.

provided, that at the time of and after giving effect to, any Restricted Payment permitted by clauses (i), (iii), (v), (vi), (vii) and (viii), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; provided, further, that with respect to clause (viii), unless the Cash Flow Coverage Ratio of the Parent Guarantor for the previous four-quarter period is at least 1.25 to 1.0 on a pro forma basis, after giving effect to the making of such Restricted Payment (X) no Unrestricted Subsidiary shall be permitted to declare or pay dividends or distributions except for dividends and distributions made to such Unrestricted Subsidiary’s immediate parent entity which entity is a Subsidiary of the Borrower and (Y) no Unrestricted Subsidiary shall be permitted to make any Restricted Investments; provided, further, that unless the Cash Flow Coverage Ratio of the Parent Guarantor for the previous four-quarter period is at least 1.25 to 1.0 on a pro forma basis after giving effect to the making of such Restricted Payment, any such Restricted Payment may be made only out of, and to the extent of funds in, the US Levelization Reserve Account (as defned in the Depositary Agreement) or the Canadian Levelization Reserve Account (as defined in the Depositary Agreement), and in accordance with the terms of the Depositary Agreement.

7.04        Dividend and Other Payment Restrictions Affecting Subsidiaries.

The Borrower will not, and will not permit any Subsidiary or Unrestricted Subsidiary in which it directly or indirectly owns more than 50% of the total voting or equity interests, and will not permit (to the extent that the Borrower has any direct or indirect contractual or other approval rights over the actions of such Subsidiary) any of its other Subsidiaries or Unrestricted Subsidiaries, to directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Subsidiary to:

(a)           (i) pay dividends or make any other distributions to the Borrower or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Borrower or any of its Subsidiaries;

(b)           make loans or advances to the Borrower or any of its Subsidiaries; or

(c)           sell, lease or transfer any of its properties or assets to the Borrower or any of its Subsidiaries;

except in each case for such encumbrances or restrictions existing under or by reason of:

(A)          contractual encumbrances or restrictions in effect on the Closing Date, including pursuant to this Agreement;

(B)           the Subordinated Note Indenture;

(C)           applicable law or any applicable rule, regulation or order;

(D)          any agreement or other instrument relating to Indebtedness of a Person acquired by the Borrower or any Subsidiary or Unrestricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the Property or assets of the Person, so acquired;

(E)           any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition;

(F)           Secured Indebtedness or Liens otherwise permitted to be Incurred pursuant to Sections 7.01 and 7.02 hereof that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(G)           restrictions on cash or other deposits or net worth imposed by customers under Contracts entered into in the ordinary course of business that impose restrictions of the type described in Section 7.04(c) herein;

(H)          customary provisions in joint venture agreements, limited partnership agreements and other similar agreements entered into in the ordinary course of business;

(I)            customary provisions contained in leases and other similar agreements entered into in the ordinary course of business; or

(J)            any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (I) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the board of directors or other similar governing body of the Borrower, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

7.05        Asset Sales.

(a)           The Borrower will not, and will not permit any Subsidiary or Unrestricted Subsidiary in which it owns more than 50% of the total voting or equity interests, and will not permit (to the extent that the Borrower has any direct or indirect contractual or other approval rights over the actions of such Subsidiary or Unrestricted Subsidiary) any of its other Subsidiaries or Unrestricted Subsidiaries to, cause or make an Asset Sale, unless the Borrower or its Subsidiaries or Unrestricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Borrower) of the assets sold or otherwise disposed of.

(b)           Within 365 days after the Borrower’s or any Subsidiary’s receipt of the Net Proceeds of any Asset Sale permitted under Section 7.05(a), the Borrower or such Subsidiary shall apply the Net Proceeds from such Asset Sale, at its option:

(A)          to permanently reduce Obligations under the Credit Facilities and to correspondingly reduce commitments with respect thereto pursuant to Section 2.07;

(B)           to make an investment in any one or more businesses, capital expenditures or acquisitions of other assets in each case used or useful in a Similar Business; provided that any such investment is made in or for the direct benefit of a Subsidiary;

(C)           to make an investment in properties or assets that replace the properties and assets that are the subject of such Asset Sale; provided that any such investment is made in or for the direct benefit of a Subsidiary; and/or

(D)          to make a disbursement from the Borrower to the Parent Guarantor pursuant to Section 7.03(b)(iv) or (v) in accordance with the restrictions and limitations of Section 7.03; provided, at the time such disbursement is made the Cash Flow Coverage Ratio of the Parent Guarantor for the previous four-quarter period is 1.5 to 1.0 on a pro forma basis, after giving effect to the making of such disbursement; provided, further, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

Pending the final application of any such Net Proceeds, the Borrower or such Subsidiary may temporarily reduce Indebtedness hereunder or otherwise invest such Net Proceeds in Cash Equivalents or Investment Grade Securities.

provided, that notwithstanding the foregoing, the Borrower will not, and will not permit any of its Subsidiaries or Unrestricted Subsidiaries in which it directly or indirectly owns more than 50% of the total voting or equity interests and will not permit (to the extent that the Borrower has any direct or indirect contractual or other approval rights over the actions of such Subsidiary or Unrestricted Subsidiary) any of its other Subsidiaries or Unrestricted Subsidiaries to, sell, transfer, lease or otherwise dispose of any of the Property of Onondaga Cogeneration Limited Partnership to any Person other than any reasonable sales, transfers, leases or other dispositions of any Property by Onondaga Cogeneration Limited Partnership in the ordinary course of its business and in accordance with its commercially reasonable past business practices and otherwise permitted under this Agreement.

7.06        Transactions with Affiliates.

(a)           The Borrower will not, and will not permit any Subsidiaries in which it owns more than 50% of the total voting or equity interests and will not permit (to the extent that the Borrower has any direct or indirect contractual or other approval rights over the actions of such Subsidiary) any of its other Subsidiaries, to directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any Property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (each of the foregoing, an “Affiliate Transaction”) unless:

(i)            such Affiliate Transaction is on terms that are not materially less favourable to the Borrower or the relevant Subsidiary than those that could have been obtained in a comparable transaction by the Borrower or such Subsidiary with an unrelated Person;

(ii)           with respect to any Affiliate Transaction with an Unrestricted Subsidiary or any other Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of U.S.$5 million but less than or equal to U.S.$10 million, the Borrower delivers to the Administrative Agent a resolution adopted by the majority of the board of directors or other similar governing body of the Borrower, approving such Affiliate Transaction and an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above; and

(iii)          with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of U.S.$10 million, the Borrower delivers to the Administrative Agent a resolution adopted by the majority of the board of directors or other similar governing body of the Borrower, approving such Affiliate Transaction and a letter from an independent financial advisor of recognized standing stating that such transaction is fair to the Borrower or such Subsidiary from a financial point of view or meets the requirement of clause (i) above.

(b)           The provisions of this Section 7.06 shall not apply to the following:

(i)            Permitted Investments and Restricted Payments permitted by Section 7.04;

(ii)           the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Borrower, or any Subsidiary or the Manager including, for greater certainty, any fees payable under the Management Agreement (as defined in the Subordinated Note Indenture);

(iii)          an Affiliate Transaction between one or more Unrestricted Subsidiaries; provided that for the avoidance of doubt, any Affiliate Transaction involving a Subsidiary and an Unrestricted Subsidiary shall be subject to the provisions of Section 7.06, unless otherwise excluded pursuant to a provision of this clause (b) other than this Section 7.06(b)(iii);

(iv)          Intentionally Blank;

(v)           Intentionally Blank;

(vi)          any agreement in effect as of the Closing Date or any amendment thereto (so long as any such amendment is not disadvantageous to the Lenders in any material respect) or any transaction contemplated thereby; and

(vii)         the existence of, or the performance by the Borrower or any Subsidiary or Unrestricted Subsidiary of the Borrower of its obligations under the terms of, any shareholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements (including any operating agreements or limited partnership agreements) which it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrower or any of its Subsidiaries of its obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (vii) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Lenders in any material respect.

7.07        Merger, Consolidation or Sale of All or Substantially All Assets.

(a)           The Borrower will not consolidate or merge with or into or wind up into (whether or not the Borrower is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(i)            the Borrower is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States (the Borrower or such Person, as the case may be, being herein called the “Successor Borrower”)

(ii)                                  the Successor Borrower (if other than the Borrower) expressly assumes all the obligations of the Borrower under this Agreement pursuant to a such documents or instruments in form reasonably satisfactory to the Administrative Agent;

(iii)                               all of the Guarantees of the Obligations and the other Secured Obligations, and related security, remain in full force and effect or replacement guarantees and security reasonably satisfactory to the Administrative Agent are provided;

(iv)                              immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Borrower or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor Borrower or such Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing;

(v)                                 Intentionally Blank;

(vi)                              each party to the Guarantees, unless they are the other party to the transactions described above, will have by supplemental Security Documents and guarantees confirmed that such securities and guarantees will apply to such Person’s obligations under the Guarantees (or, such parties will have entered into guarantees in form and substance substantially the same as the Guarantees); and

(vii)                           the Borrower will have delivered to the Administrative Agent an Officers’ Certificate and an opinion of counsel stating that such consolidation, merger or transfer and such supplemental guarantees (if any) and supplemental Security Documents comply with this Agreement and applicable requirements of Law.

The Successor Borrower shall succeed to, and be substituted for, the Borrower under this Agreement and such Security Documents.  Notwithstanding the foregoing Sections 7.07(a)(iii) and 7.07(a)(v) any Subsidiary or Unrestricted Subsidiary of the Borrower may consolidate with, merge into or transfer all or part of its properties and assets to the Borrower or to another Subsidiary of the Borrower; provided, however that if an Unrestricted Subsidiary merges, transfers or otherwise consolidates all or part of its properties with or to the Borrower or any Subsidiary of the Borrower, such Unrestricted Subsidiary shall cease to be designated as an Unrestricted Subsidiary.

(b)                                 The Borrower shall not permit any Subsidiary to consolidate or merge with or into or wind up into (whether or not such Subsidiary is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person (including without limitation an Unrestricted Subsidiary) unless:

(i)                                     such Subsidiary is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of any state of the United States (such Subsidiary, being herein called the “Successor Guarantor”);

(ii)                                  the Successor Guarantor (if other than such Subsidiary) expressly assumes all the obligations of such Subsidiary under this Agreement and such Guarantor’s Guarantee and related security pursuant to a supplemental Security Documents and other documents or instruments in form reasonably satisfactory to the Administrative Agent;

(iii)                               immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing; and

(iv)                              the Subsidiary shall have delivered or caused to be delivered to the Administrative Agent an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental Security Documents comply with this Agreement and applicable requirements of Law.

The Successor Guarantor shall succeed to, and be substituted for, such Guarantor under such Guarantor’s Guarantee and Security Documents (if any).

7.08                        ERISA.  Except where no Material Adverse Effect could reasonably be expected to occur, the Borrower will not, and will not cause or permit any other Loan Party to, permit any of the events or circumstances described in Section 5.12 to exist or occur.

7.09                        Change in Nature of Business or Project Documents.  Engage in any material line of business substantially different from any Similar Business or those lines of business conducted by any of the Borrower or its Subsidiaries on the date hereof or, if substantially different therefrom, not permitted by the Borrower’s Organizational Documents.  Consent or agree to any material amendment or modification to any Project Document if such material amendment or modification could reasonably be expected to have a Material Adverse Effect.

7.10                        Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01                        Events of Default.  Any of the following shall constitute an Event of Default:

(a)                                  Non-Payment.  The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within five Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any facility, utilization or other fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

(b)                                 Specific Covenants.  The Borrower shall fail to comply with perform or observe any term, covenant or agreement contained in any of Section 6.03(a) or 6.12 or Article VII; or

(c)                                  Other Defaults.  Any Loan Party fails or refuses to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed, and such failure or refusal continues for 30 days after the earlier of (i) such Loan Party’s obtaining knowledge of such failure or refusal and (ii) such Loan Party’s being notified of such failure or refusal by the Administrative Agent, the L/C Issuer or any Lender; or

(d)                                 Representations and Warranties.  Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered by it in connection herewith or therewith proves to have been incorrect in any material respect when made or deemed made; or

(e)                                  Cross-Default.  (i) The Borrower, any Guarantor, or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), inclusive of any grace, extension, forbearance or similar period, in respect of any Indebtedness having an aggregate principal amount (including undrawn or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than U.S.$5,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, for a period beyond the applicable grace, cure, extension, forbearance or other similar period the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or the beneficiary or beneficiaries of any applicable Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity, or such Guarantee Obligation to become payable or cash collateral of more than U.S.$5,000,000 in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower, any Guarantor, or any Subsidiary or Unrestricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower, any Guarantor, or any Subsidiary or Unrestricted Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower, such Guarantor, or such Subsidiary or Unrestricted Subsidiary as a result thereof is greater than U.S.$ 5,000,000; or (iii) any Unrestricted Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), inclusive of any grace, extension, forbearance or similar period, in respect of any Indebtedness having an aggregate principal amount (including undrawn or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than U.S.$5,000,000 and such failure results in recourse to the Borrower or any Subsidiary or any of their respective assets; or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, for a period beyond the applicable grace, cure, extension, forbearance or other similar period the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity and such failure results in recourse to the Borrower or any Subsidiary or any of their respective assets; provided, that any event described in the preceding clauses (i) through (iii) that relates to a Subsidiary (including any Subsidiary that is also a Guarantor) shall not constitute an Event of Default unless such event constitutes a Specified Project Event; or

(f)                                    Insolvency Proceedings, Etc.  Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law with respect to itself, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; provided, that any event described in this subsection (f) that relates to a Subsidiary (including any Subsidiary that is also a Guarantor) shall not constitute an Event of Default unless such event constitutes a Specified Project Event; or

(g)                                 Inability to Pay Debts.  Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due as provided in Title 11 of the United States Bankruptcy Code; provided, that any event described in this subsection (g) that relates to a Subsidiary (including any Subsidiary that is also a Guarantor) shall not constitute an Event of Default unless such event constitutes a Specified Project Event; or

(h)                                 Judgments.  There is entered against any Loan Party (i) a final judgment or order for the payment of money in an aggregate amount exceeding U.S.$ 5,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage and third-party indemnity or similar agreements), and either such Loan Party fails (A) to have discharged, within 60 days after its commencement, any related attachment, sequestration or similar proceeding against its material assets or (B) to pay any money judgment against it within 10 days before the date on which any of its assets may be lawfully sold to satisfy that judgment; or

(i)                                     ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of a Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)                                     Invalidity of Loan Documents.  Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k)                                  Change of Control.  There occurs any Change of Control; or

(l)                                     Default Under Project Document.  The Borrower, any Guarantor or any of their Subsidiaries shall default under or breach any Project Document if such default or breach could have a Material Adverse Effect; provided, however, that if and only if (i) such breaches or defaults do not in the aggregate constitute a Specified Project Effect, then (ii) such breaches or defaults shall be deemed not to have a Material Adverse Affect for purposes of this Section 8.01(l).

8.02                        Remedies Upon Event of Default.  If any Event of Default occurs and is then continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders,

(a)                                  declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)                                 declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)                                  require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)                                 exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 8.01 with respect to the Borrower, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent, the L/C Issuer or any Lender.

ARTICLE IX.

ADMINISTRATIVE AGENT

9.01                        Appointment and Authorization of Administrative Agent.

(a)                                  Each Lender hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)                                 The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Issuer with respect thereto; provided, however, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article IX included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

9.02                        Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

9.03                        Liability of Administrative Agent.  No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

9.04                        Reliance by Administrative Agent.

(a)                                  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile or telex, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants.  Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

(b)                                 For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

9.05                        Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.”  The

Administrative Agent will notify the Lenders of its receipt of any such notice.  The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

9.06                        Credit Decision; Disclosure of Information by Administrative Agent.  Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, Property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder.  Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, Property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

9.07                        Indemnification of Administrative Agent.  Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from any such Person’s gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.  Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower.  The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

9.08                        Administrative Agent in its Individual Capacity.  Bank of Montreal and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of Montreal were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders.  The Lenders acknowledge that, pursuant to such activities, Bank of Montreal or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.  With respect to its Loans, Bank of Montreal shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms “Lender” and “Lenders” include Bank of Montreal in its individual capacity.

9.09                        Successor Administrative Agent.  The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders.  If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed).  If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders.  Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.03 and 10.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.  If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

9.10                        Other Agents; Arrangers, Etc.  None of the Lenders identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “collateral agent,” “arranger,” “lead arranger” or “book manager” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE X.

MISCELLANEOUS

10.01                 Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by each of the Lenders directly affected thereby and by the Borrower, and acknowledged by the Administrative Agent, do any of the following:

(a)                                  (extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02), except for any such extension made in accordance with Section 2.15;

(b)                                 postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

(c)                                  reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document;

(d)                                 change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans and L/C Obligations which is required for the Lenders or any of them to take any action hereunder;

(e)                                  change the Pro Rata Share or Voting Percentage of any Lender;

(f)                                    amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all the Lenders;

(g)                                 release any Guarantor from its Guarantee except as expressly permitted pursuant to the terms of any Loan Document; or

(h)                                 except as expressly provided herein or in the applicable Security Document, release all or any part of the Collateral from the Liens of the Security Documents;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) the Agent/Arranger Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, any Lender that has failed to fund any portion of the Loans or participations in L/C Obligations required to be funded by it hereunder shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of such Lender may not be increased without the consent of such Lender.

10.02                 Notices and Other Communications; Facsimile Copies.

(a)                                  General.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 10.02; or, in the case of the Borrower, the Administrative Agent or the L/C Issuer, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Borrower, the Administrative Agent, and the L/C Issuer.  All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, and the L/C Issuer pursuant to Article II shall not be effective until actually received by such Person.  Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 10.02, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

(b)                                 Effectiveness of Facsimile Documents and Signatures.  Loan Documents may be transmitted and/or signed by facsimile.  The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders.  The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(c)                                  Limited Use of Electronic Mail.  Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

(d)                                 Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices if immediately followed by a corresponding Loan Notice in writing) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.

10.03                 No Waiver; Cumulative Remedies.

No failure by any Lender or the Administrative Agent or the L/C Issuer to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04                 Attorney Costs, Expenses and Taxes.  The Borrower agrees (a) to pay or reimburse the Administrative Agent and the L/C Issuer for all costs and expenses incurred in connection with the development, preparation, syndication, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent, the L/C Issuer and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies or collection of any amounts due and owing by any Loan Party and not yet paid under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs.  The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent or the L/C Issuer, as the case may be, and the cost of independent public accountants and other outside experts retained by the Administrative Agent, the L/C Issuer or any Lender.  The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Obligations.

10.05                 Indemnification by the Borrower.  Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify, save and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against:  (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent, the L\C Issuer or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Loan Party, any Affiliate of any Loan Party or any of their respective officers or directors; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation or removal of the Administrative Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or relating to, the Loan Documents, any predecessor loan documents, the Commitments, the use or contemplated use of the proceeds of any Credit Extension, or the relationship of any Loan Party, the Administrative Agent and the Lenders under this Agreement or any other Loan Document; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (d) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the “Indemnified Liabilities”); provided that no Indemnitee shall be entitled to indemnification for any claim caused by its own gross negligence, violation of law, breach under any Loan Document or willful misconduct or for any loss asserted against it by another Indemnitee.  The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Obligations.

10.06                 Payments Set Aside.

To the extent that the Borrower makes a payment to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent or the L/C Issuer, as the case may be, upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent or the L/C Issuer, as the case may be, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

10.07                 Successors and Assigns.

(a)                                  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Except in any case in which any assignment described in this Section 10.07(b) would result in a nonexempt prohibited transaction under Section 4975 of the Code or Section 406 of ERISA with respect to any Plan of the Borrower, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that (i) with respect to each assignment made to any Person described at clause (c) in the defined term “Eligible Assignee”, the Assignee Conditions shall be satisfied, (ii) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, in each case which constitutes an Eligible Assignee, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent, shall not be less than U.S.$5,000,000 unless each of the Administrative Agent and the L/C Issuer and, so long as no Event of Default has occurred and is continuing, the Borrower, otherwise consent (each such consent not to be unreasonably withheld or delayed), (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of U.S.$3,500.  Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section and compliance with the Assignee Conditions, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.07, 10.04 and 10.05).  Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender.  Any assignment or transfer (other than any assignment as security to a Federal Reserve Bank) by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this

Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)                                  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the L/C Issuer and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Any Lender may, without the consent of, or prior notice to, the Borrower, the L/C Issuer or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent, the L/C Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) such transaction does not result in a nonexempt prohibited transaction under Section 4975 of the Code or Section 406 of ERISA with respect to any plan of the Borrower.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant, or (iii) release any Guarantor from the Guarantee except as permitted pursuant to the terms of any Loan Document.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

(e)                                  A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

(f)                                    Any Lender may at any time assign, pledge or grant a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto; and provided, further, all costs, fees and expenses related to, or in connection with, any such pledge or grant shall be for the sole account of such Lender.

(g)                                 Intentionally Blank.

(h)                                 Intentionally Blank.

(i)                                     Notwithstanding anything to the contrary contained herein, if at any time Bank of Montreal assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of Montreal may, upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer.  In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of Montreal as L/C Issuer.  Bank of Montreal shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.04(c)).

10.08                 Confidentiality.

Each of the Administrative Agent and the Lenders (on behalf of itself and each of its Affiliates, and each of its and their directors, officers, agents, attorneys, employees and representatives) agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to (and will agree to) keep such Information confidential on the terms provided in this Section); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (and each such case, such Person shall endeavor to notify the Borrower of such occurrence as soon as reasonably possible following the service of any such process on such Person); (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Borrower, in each case, provided that each such Person first agrees to hold, and cause to be held, such Information in confidence on the terms provided in this Section; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates.  For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.09                 Set-off.  In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations then due and owing to such Lender.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

10.10                 Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum amount, or be computed at a rate that exceeds the maximum rate, of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent, the L/C Issuer or any Lender shall contract for, charge, receive, reserve or take interest in an amount or at a rate that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Loan Party or Loan Parties, and in no event shall any Loan Party or any other Person ever be liable for unearned interest or ever be required to pay interest in excess of the Maximum Rate.  In determining whether the interest contracted for, charged, received, reserved or taken by the Administrative Agent, the L/C Issuer or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.  If the Laws of the State of Texas are applicable for purposes of determining the “Maximum Rate”, then that term means the “indicated rate ceiling” from time to time in effect under Chapter 303 of the Texas Finance Code.  The Borrower agrees that Chapter 346 of the Texas Finance Code does not apply to any Borrowing.

10.11                 Counterparts.  This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.12                 Integration.  This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent, the L/C Issuer or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.  Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

10.13                 Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent, the L/C Issuer and each Lender, regardless of any investigation made by the Administrative Agent, the L/C Issuer or any Lender or on their behalf and notwithstanding that the Administrative Agent, the L/C Issuer or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension.

10.14                 Severability.  Any provision of this Agreement and the other Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.15                 Foreign Lenders.  Each Lender that is a “foreign corporation, partnership or trust” within the meaning of the Code (a “Foreign Lender”) shall deliver to the Administrative Agent, prior to becoming a Lender herein, two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax.  Thereafter and from time to time, each such Person shall (a) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, (b) promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person.  If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.  If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent.  The obligation of the Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

10.16                 Removal and Replacement of Lenders.

(a)                                  Under any circumstances set forth herein providing that the Borrower shall have the right to remove or replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, (i) remove such Lender by terminating such Lender’s Commitment or (ii) replace such Lender by causing such Lender to assign its Commitment (without payment of any assignment fee) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower; provided, however, that if the Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), they shall be obligated to remove or replace, as the case may be, all Lenders that have made similar requests for compensation pursuant to Section 3.01 or 3.04.  The Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of termination or assignment (including any amounts payable pursuant to Section 3.05), (y) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer as it may reasonably require with respect to any continuing obligation to purchase participation interests in any L/C Obligations then outstanding, and (z) release such Lender from its obligations under the Loan Documents.  Any Lender being replaced shall execute and deliver an Assignment and Acceptance with respect to such Lender’s Commitment and outstanding Credit Extensions.  The Administrative Agent shall distribute an amended Schedule 2.01, which shall be deemed incorporated into this Agreement, to reflect changes in the identities of the Lenders and adjustments of their respective Commitments and/or Pro Rata Shares resulting from any such removal or replacement.

(b)                                 In order to make all the Lenders’ interests in any outstanding Credit Extensions ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, the Borrower shall pay or prepay, if necessary, on the effective date thereof, all outstanding Loans of all Lenders, together with any amounts due under Section 3.05.

The Borrower may then request Loans from the Lenders in accordance with their revised Pro Rata Shares.  The Borrower may net any payments required hereunder against any funds being provided by any Lender or Eligible Assignee replacing a terminating Lender.  The effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect thereto.

(c)                                  This section shall supersede any provision in Section 10.01 to the contrary.

10.17                 Governing Law.

(a)                                  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)                                 ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.  THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

10.18                 Waiver of Right to Trial by Jury.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.19                 ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ATLANTIC POWER HOLDINGS, LLC

By: ATLANTIC POWER MANAGEMENT, LLC, its Manager

By:	/s/ Barry Welch
Name:	Barry Welch
Title:	President and Chief Executive Officer

1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BANK OF MONTREAL as Administrative Agent

By:	/s/ Joseph A. Bliss
Name:	Joseph A. Bliss
Title:	Vice President

BANK OF MONTREAL as a Lender and L/C Issuer

By:	/s/ Joseph A. Bliss
Name:	Joseph A. Bliss
Title:	Vice President

2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BANK OF MONTREAL, as Collateral Agent and as a Lender

By:	/s/ Joseph A. Bliss
Name:	Joseph A. Bliss
Title:	Vice President

3

Execution Copy

FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER, dated as of April 29, 2005 (the “Amendment”), among Atlantic Power Holdings, LLC, a Delaware limited liability company (the “Borrower”), Bank of Montreal in its capacity as a lender under the Credit Agreement described below and Bank of Montreal in its capacity as administrative agent (“Administrative Agent”) under the Credit Agreement described below.

W I T N E S S E T H

WHEREAS, the Borrower, the Administrative Agent, and the lenders from time to time party thereto (each a “Lender”), are parties to that certain Credit Agreement, dated as of November 18, 2004 (the “Credit Agreement”); and

WHEREAS, the Borrower, the Administrative Agent, and the Required Lenders desire to amend certain provisions of the Credit Agreement and otherwise waive certain requirements thereunder.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.                                      DEFINITIONS.  Unless otherwise defined herein or the context otherwise requires, or except as the definition may be amended by this Amendment, terms used in this Amendment, including its preamble and recitals, shall have the meanings provided in the Credit Agreement, as hereby amended.

2.                                      AMENDMENTS TO CREDIT AGREEMENT.

2.1                               Section 6.01(a)(ii)(b) of the Credit Agreement is hereby amended by replacing the phrase “90 days” with the phrase “120 days”.

2.2                               Section 6.01(b) of Credit Agreement is hereby amended and restated in its entirety as follows:

“as soon as available, but in any event within (i) 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Guarantor a consolidated balance sheet of the Parent Guarantor and its consolidated Subsidiaries and (ii) 75 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its consolidated Subsidiaries and Unrestricted Subsidiaries, in each case, as at the end of such fiscal quarter, and the related consolidated statements of income and cash flows for such fiscal quarter and for the portion of the Parent Guarantor and the Borrower’s fiscal year then ended, as applicable, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous applicable fiscal year and the corresponding portion of the previous applicable fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower and the Parent Guarantor, as applicable as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries and Unrestricted Subsidiaries in accordance with Cdn. GAAP (in the case of the balance sheet referred to in clause (i)) and U.S. GAAP (in the case of the balance sheet referred to in clause (ii)), subject only to normal year-end audit adjustments and the absence of footnotes.”

3.                                      LIMITED WAIVER

3.1                               The Borrower has requested that the Administrative Agent and the Required Lenders waive, and subject to the terms and conditions of this Agreement, the Required Lenders and the Administrative Agent hereby do waive, the requirement of Section 6.01(a)(ii)(b) of the Credit Agreement (as amended by this Amendment) that the Borrower deliver an unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries and the related consolidated statements of income and cash flows within one hundred-twenty (120) days of the end of the Borrower’s fiscal year ending December 31, 2004; provided, that the Borrower shall provide the Administrative Agent and the Lenders with such unaudited consolidated balance sheet and related consolidated statements of income and cash flows no later than June 30, 2005.

3.2                               Limited Effect.  The Administrative Agent’s and the Required Lenders’ agreement to the waiver contained herein shall only apply as specified in this Section 3. Nothing herein shall be construed as a waiver of or a consent to any other provision of the Credit Agreement or any other matter or transaction, other than as specifically set forth herein.

4.                                      REPRESENTATIONS AND WARRANTIES. In order to induce the Required Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article V of the Credit Agreement except (i) for representations and warranties made in Sections 5.05(a) and 5.09 of the Credit Agreement shall relate to the Closing Date and (ii) to the extent any other such representation and warranty relates solely to an earlier date, and additionally represents and warrants as follows:

4.1                               Existence and Standing.  The Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite authority to conduct its business and is duly qualified or licensed to transact business as a foreign limited liability company and in good standing under the laws of each jurisdiction in which the conduct of its operations or the ownership or leasing of its properties requires such qualification or licensing, except where failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect.

4.2                               No Conflict; Government Consent. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained in connection with the execution, delivery or performance of this Amendment or the legality, validity, binding effect or enforceability of any of the Loan Documents, except, in each case, to the extent that the failure to obtain such order, consent, adjudication, approval, license, authorization, validation, exemption or other action or to make such filing, recording or registration could not reasonably be expected to have a Material Adverse Effect.

4.3                               Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by the Borrower of this Amendment and the consummation of the transactions

2

contemplated hereby and by the Credit Agreement as so amended, are within the Borrower’s organizational powers, have been duly authorized by all necessary organizational action, and do not (a) contravene the Borrower’s organizational documents, including, without limitation, its articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, operating or other management agreement or other similar organic documents (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect) or (c) result in, or require the creation or imposition of, any Lien on any Properties (each as defined in the Credit Agreement) of the Borrower or any Subsidiaries (except as such, in the aggregate, could not reasonably be expected to have a Material Adverse Effect).

4.4                               Validity, etc.  This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms except as such enforceability is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar law relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing.

5.                                      EFFECT OF AMENDMENT. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect.  All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

6.                                      GOVERNING LAW, SEVERABILITY, ETC.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF THE CONFLICTS OF LAW.  Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

THIS WRITTEN AMENDMENT AND THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

3

7.                                      MISCELLANEOUS.

7.1                               Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7.2                               Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7.3                               Effectiveness.  This Amendment shall become effective when counterparts hereof executed on behalf of the Borrower, Administrative Agent and the Required Lenders.

7.4                               NO ORAL AGREEMENTS.  THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

ATLANTIC POWER HOLDINGS, LLC, by its Manager ATLANTIC POWER MANAGEMENT, LLC

By:	/s/ Barry E. Welch
Name:	Barry E. Welch
Title:	President

BANK OF MONTREAL, Individually as a Lender and as Administrative Agent

By:	/s/ Cahal B. Carmody
Name:	Cahal B. Carmody
Title:	Director

S-2

Execution Copy

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of November 18, 2005 (the “Amendment”), among Atlantic Power Holdings, LLC, a Delaware limited liability company (the “Borrower”), Bank of Montreal in its capacity as a lender under the Credit Agreement described below and Bank of Montreal in its capacity as administrative agent (“Administrative Agent”) under the Credit Agreement described below.

W I T N E S S E T H

WHEREAS, the Borrower, the Administrative Agent, and the lenders from time to time party thereto (each a “Lender”), are parties to that certain Credit Agreement (the “Credit Agreement”), dated as of November 18, 2004, as amended by that certain First Amendment to Credit Agreement, dated as of April 29, 2005 (as further amended, restated, supplemented or otherwise modified from time to time); and

WHEREAS, the Borrower, the Administrative Agent, and the Required Lenders desire to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.                                      DEFINITIONS.  Unless otherwise defined herein or the context otherwise requires, or except as the definition may be amended by this Amendment, terms used in this Amendment, including its preamble and recitals, shall have the meanings provided in the Credit Agreement, as hereby amended.

2.                                      AMENDMENTS TO CREDIT AGREEMENT

2.1                               Section 1.01 is hereby amended as follows:

(a)                                 Amended Definitions.  The following definitions are hereby amended and restated in their entirety:

(i)                                     ““Applicable Margin” means the following percentages per annum:

Base Rate Loans:  0.00 basis points;

Commitment Fee:  37.5 basis points;

Eurodollar Rate Loans:  150.0 basis points; and

Letters of Credit:  150.0 basis points.”

(ii)                                  ““Maturity Date” means (a) November 18, 2008, or such later date to which the tenor of the Commitments may be extended in accordance with the terms hereof, or (b) such earlier date upon which the Commitments may be terminated in accordance with the terms hereof.”

(b)                                 New Definitions.  The following new definition is hereby inserted into the Credit Agreement in the appropriate location.

(i)                                     ““Annual Budget” has the meaning set forth in Section 6.01(c)(ii).”

(ii)                                  ““Annual Distributable Cash Forecast” has the meaning set forth in Section 6.01(c)(i).”

(iii)                               ““Manager” means Atlantic Power Management, LLC, in its capacity as Manager of the Borrower pursuant to the Management Agreement among Atlantic Power Management, LLC, Atlantic Power Holdings, LLC, and Atlantic Power Corporation, dated as November 10, 2004.”

(iv)                              ““Project Operating Entity” means the operating partnerships, limited liability companies, corporations or other entities that are the direct owners of the Projects.”

2.2                               Section 2.15(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)                           Not earlier than 60 days prior to, nor later than 30 days prior to, the date that is two years prior to the Maturity Date, the Borrower may, upon notice to the Administrative Agent (who shall promptly notify the Lenders), request a one year extension of the Maturity Date.  Within 15 days of delivery of such notice, each Lender shall notify the Administrative Agent whether or not it consents to such extension (which consent may be given or withheld in such Lender’s sole and absolute discretion).  Any Lender not responding within the above time period shall be deemed not to have consented to such extension.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the Lenders’ responses.  If any Lender declines, or is deemed to have declined, to consent to such extension, the Borrower may cause any such Lender to be removed or replaced as a Lender pursuant to Section 10.16.”

2.3                               Section 4.02(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)                           (i)  The representations and warranties of the Borrower contained in Article V, or which are contained in any Loan Document furnished by the Borrower at any time under or in connection herewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to a different date, in which case they shall be true and correct as of such date; and (ii) the representations and warranties of Borrower or any Guarantor a party thereto, contained in the Subordinated Note Indenture shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to a different date, in which case they shall be true and correct as of such date.”

2.4                               Section 4.02(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

2

“(b)                           (i) No Default or Event of Default shall exist, or would result from such proposed Credit Extension and (ii) no “Event of Default” (as defined in the Subordinated Note Indenture), or event or condition that with the giving of notice or the lapse of time would become an “Event of Default” (as defined in the Subordinated Note Indenture), shall exist under the Subordinated Note Indenture, or in each case, would result from such proposed Credit Extension.”

2.5                               Section 5.09 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“5.09                  Environmental Compliance.  (i) To the best knowledge of the Company, (ii) to the best knowledge of the Loan Parties, and (iii) based on a review conducted by the Loan Parties prior to the Closing Date of the effect of the then existing Environmental Laws and any claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, except as specifically disclosed in Schedule 5.09, the Loan Parties have concluded that:  (a) with respect to the Property of any Loan Party or the operations conducted thereon, the Loan Parties are in compliance with all applicable Environmental Laws, except to the extent that any non-compliance would not reasonably be expected to have a Material Adverse Effect; (b) the Loan Parties are not subject to any judicial, administrative, government, regulatory or arbitration proceeding alleging the violation of any applicable Environmental Laws or to the best of their knowledge that may lead to claim for cleanup costs, contribution, remedial work, reclamation, conservation, natural resources damages or personal injury or to the issuance of a stop-work order, suspension order, control order, prevention order or clean-up order, except to the extent that any such proceeding would not reasonably be expected to have a Material Adverse Effect; (c) the Loan Parties are not subject to any federal, state, local or foreign review, audit or investigation which may lead to a proceeding referred to in (b) above; (d) the Loan Parties have no knowledge that any of their predecessors in title to any of their Property and assets are the subject of any currently pending federal, state, local or foreign review, audit or investigation which may lead to a proceeding referred to in (b) above; (e) the Loan Parties have not filed any notice under any applicable Environmental Laws indicating past or present treatment, storage or disposal of, or reporting a release of Hazardous Materials into the environment where the circumstances surrounding such notice would reasonably be expected to have a Material Adverse Effect; and (f) the Loan Parties possess, and are in compliance with, all approvals, licenses, permits, consents and other authorizations which are necessary under any applicable Environmental Laws to conduct their business, except to the extent that the failure to possess, or be in compliance with, such authorizations would not reasonably be expected to have a Material Adverse Effect.”

2.6                               Section 5.11 of the Credit Agreement is hereby amended by adding the phrase “To the best knowledge of the Company,” to the beginning of such Section.

2.7                               The first sentence of Section 5.15 of the Credit Agreement is hereby amended by adding the phrase “or in the IPS Prospectus” in between the words “any Loan Document” and “, when so made”.

2.8                               Section 5.19 of the Credit Agreement is hereby amended and restated in its entirety as follows:

3

“5.19                  Subordinated Note Documents.   As of the Closing Date, before and after giving effect to the initial Credit Extension, all representations and warranties of the Borrower or any Guarantor contained in the Subordinated Note Indenture and any documents delivered pursuant thereto are true and correct in all material respects (except to the extent such representations or warranties relate or refer to a specified, earlier date).  Before and after giving effect to the initial Credit Extension contemplated hereunder, there is no event of default or event or condition that could become an event of default with notice or lapse of time or both, under the Subordinated Note Indenture and any documents related thereto and the Subordinated Note Indenture, the Subordinated Notes and any other legally binding documents executed by the Loan Parties in connection therewith are in full force and effect.”

2.9                               Subpart (ii) of Section 5.21 of the Credit Agreement is hereby amended by adding a comma after the word “Indebtedness” and deleting the words “or any” immediately before the words “contingent liabilities”.

2.10                        Section 6.01(a) of the Credit Agreement is herby amended and restated as follows:

“(a)                           (i) as soon as available, but in any event within 90 days after the end of the fiscal year of the Parent Guarantor, an audited consolidated balance sheet of the Parent Guarantor and its consolidated Subsidiaries, as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail, as audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing selected by the Borrower and reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with Cdn. GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to the Required Lenders,

(ii)                                  within 90 days after the end of the fiscal year of the Borrower, an unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries and Unrestricted Subsidiaries in accordance with Cdn. GAAP subject only to normal year-end audit adjustments and the absence of footnotes, and

(iii)                               promptly following receipt thereof, any unaudited balance sheets and/or related consolidated statements of income and cash flows it receives from a Project Operating Entity or a Project Holding Entity for any fiscal year; and”

2.11                        Section 6.01(b) of the Credit Agreement is herby amended and restated as follows:

“(b)                           (i)  as soon as available, but in any event within (A) 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Guarantor a consolidated balance sheet of the Parent Guarantor and its consolidated Subsidiaries and (B) 75 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance

4

sheet of the Borrower and its consolidated Subsidiaries and Unrestricted Subsidiaries, in each case, as at the end of such fiscal quarter, and the related consolidated statements of income and cash flows for such fiscal quarter and for the portion of the Parent Guarantor and the Borrower’s fiscal year then ended, as applicable, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous applicable fiscal year and the corresponding portion of the previous applicable fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower and the Parent Guarantor, as applicable, as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries and Unrestricted Subsidiaries in accordance with Cdn. GAAP for each of the balance sheets referred to in clauses (A) and (B) above, subject only to normal year-end audit adjustments and the absence of footnotes; and

(ii)                                  as soon as available, but in any event within 45 days after the end of each fiscal quarter of the Borrower an unaudited statement of distributable cash of each of the Project Operating Entities and the Projects setting forth in reasonable detail the amounts paid, received, or actually incurred by the Borrower, Parent Guarantor, the Project Operating Entities or Projects, as applicable, during such fiscal quarter with respect to clauses (A), (B), (C) and (D) of Section 6.01(c)(i) and clauses (A), (B), (C), (D) of Section 6.01(c)(ii) and an updated calculation of the Cash Flow Coverage Ratio of the Borrower for such fiscal quarter, each as certified by a Responsible Officer of the Borrower stating that such quarterly statements are true and complete copies thereof as presented to the board of managers of the Borrower for such quarter.”

2.12                        Section 6.01(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c)                            (i) at least 15 days prior to the commencement of each fiscal year of the Borrower, a forecast for the Parent Guarantor’s and the Borrower’s distributable cash (the “Annual Distributable Cash Forecast”) prepared by the Manager for such fiscal year, broken down on a monthly basis and setting forth in reasonable detail: (A) the projected cash distributions from each Project or Project Operating Entity to the Borrower or to an intermediary holding Subsidiary or Unrestricted Subsidiary of the Borrower; (B) the projected payments of fees and expenses of the Borrower and the Parent Guarantor, including fees and expenses payable pursuant to this Agreement; (C) all projected Restricted Payments; and (D) the projected distributions from the Parent Guarantor to the holders of the IPS’s; (ii) at least 15 days prior to the commencement of each fiscal year of the Borrower, an annual budget of the Borrower for such fiscal year (the “Annual Budget”) setting forth in reasonable detail: (A) the projected cash distributions from each Project and Project Operating Entity to the Borrower or to an intermediary holding Subsidiary or Unrestricted Subsidiary of the Borrower; (B) the Indebtedness, if any, of each Project Operating Entity, Project Holding Entity or Project and, if applicable, a comparison of the amortization schedule to the expiration of the applicable power purchase agreement associated with such Project; (C) the management and administration expenses of the Manager, the Borrower and the Parent Guarantor; (D) the projected monthly cash flow for Borrower and Parent Guarantor (which shall incorporate (ii)(A) through (ii)(C)); (iii) at least 15 days prior to the commencement of each fiscal year of the Borrower, a schedule setting forth the Cash Flow Coverage Ratio and related calculations; (iv) at least 15 days prior to the commencement of each fiscal year of the Borrower a certificate of a Responsible Officer stating that the Annual Distributable Cash Forecast and the Annual Budget attached to such certificate are true and complete copies thereof as presented to the board of managers of the

5

Borrower for such fiscal year; and (v) upon the earlier to occur of (A) 5 Business Days after the approval of the Annual Distributable Cash Forecast and the Annual Budget by the board of managers of the Borrower or (B) the last Business Day of January, a certificate of a Responsible Officer of the Borrower stating that the Annual Distributable Cash Forecast and the Annual Budget attached to such certificate are true and complete copies thereof as approved by the board of managers of the Borrower for such fiscal year; and”

2.13                        Section 6.02(a) of the Credit Agreement is herby amended by deleting the reference to “Section 6.01(a)” and replacing it with a reference to “Section 6.01(a)(i)”.

2.14                        Schedule 2.01 of the Credit Agreement is hereby amended and restated in it entirety by replacing it with a new Schedule 2.01 attached as Exhibit A hereto.

3.                                      REPRESENTATIONS AND WARRANTIES. In order to induce the Required Lenders and the Administrative Agent to enter into this Amendment, including without limitation, the extension of the Maturity Date to November 18, 2008, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article V of the Credit Agreement (as amended by this Amendment), except to the extent any such representation and warranty relates solely to an earlier date, and additionally represents and warrants as follows:

3.1                               Existence and Standing.  The Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite authority to conduct its business and is duly qualified or licensed to transact business as a foreign limited liability company and in good standing under the laws of each jurisdiction in which the conduct of its operations or the ownership or leasing of its properties requires such qualification or licensing, except where failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect.

3.2                               No Conflict; Government Consent. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained in connection with the execution, delivery or performance of this Amendment or the legality, validity, binding effect or enforceability of any of the Loan Documents, except, in each case, to the extent that the failure to obtain such order, consent, adjudication, approval, license, authorization, validation, exemption or other action or to make such filing, recording or registration could not reasonably be expected to have a Material Adverse Effect.

3.3                               Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by the Borrower of this Amendment and the consummation of the transactions contemplated hereby and by the Credit Agreement as so amended, are within the Borrower’s organizational powers, have been duly authorized by all necessary organizational action, and do not (a) contravene the Borrower’s organizational documents, including, without limitation, its articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, operating or other management agreement or other similar organic documents (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower (except as such, in the

6

aggregate could not reasonably be expected to have a Material Adverse Effect) or (c) result in, or require the creation or imposition of, any Lien on any Properties (each as defined in the Credit Agreement) of the Borrower or any Subsidiaries (except as such, in the aggregate, could not reasonably be expected to have a Material Adverse Effect).

3.4                               Validity, etc.  This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms except as such enforceability is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar law relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing.

4.                                      CONDITIONS PRECEDENT TO EFFECTIVENESS.  This Amendment shall become effective upon the satisfaction of the following conditions precedent:

4.1                               counterparts of this Amendment have been executed and delivered on behalf of the Borrower, Administrative Agent and the Required Lenders;

4.2                               a certificate of each of the Borrower and the Parent Guarantor, dated as of the date hereof, signed by a Responsible Officer of each such party and delivered to the Administrative Agent certifying that such party approves and consents to the extension of the Maturity Date to November 18, 2008 and the increase of the Aggregate Commitment from $50,000,000 to $75,000,000 and (i) attaching resolutions adopted by such party approving and consenting to such extension of the Maturity Date and such increase in the Aggregate Commitment, or (ii) if the resolutions delivered pursuant to Section 4.01(a)(iii) or 4(a)(iv) of the Credit Agreement, as applicable,  provided for such extension of the Maturity Date and such increase of the Aggregate Commitment, certifying that such resolutions of the applicable party provide for the same and that such resolutions have not been amended, modified or rescinded and remain in full force and effect.

4.3                               a certificate of the Borrower, dated as of the date hereof, certifying that no Default or Event of Default exists on the date hereof, has been executed and delivered to the Administrative Agent.

5.                                      COVENANTS.  Promptly, but in any event within 30 days of the date hereof, the Borrower hereby covenants to cause each Loan Party (other than the Borrower and the Parent Guarantor) to deliver to the Administrative Agent a certificate of each such Loan Party, dated as of the date hereof, signed by a Responsible Officer of each such Loan Party and delivered to the Administrative Agent certifying that such Loan Party approves and consents to the extension of the Maturity Date to November 18, 2008 and the increase of the Aggregate Commitment from $50,000,000 to $75,000,000 and (i) attaching resolutions adopted by such Loan Party effective as of the date hereof approving, ratifying and consenting to such extension of the Maturity Date and such increase in the Aggregate Commitment, or (ii) if the resolutions delivered pursuant to Section 4(a)(iv) of the Credit Agreement, as applicable, provided for such extension of the Maturity Date and such increase of the Aggregate Commitment, certifying that such resolutions

7

of the applicable party provide for the same and that such resolutions have not been amended, modified or rescinded and remain in full force and effect.

6.                                      EFFECT OF AMENDMENT. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect.  All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

7.                                      GOVERNING LAW, SEVERABILITY, ETC.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF THE CONFLICTS OF LAW.  Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

THIS WRITTEN AMENDMENT AND THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

8.                                      MISCELLANEOUS.

8.1                               Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

8.2                               Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8.3                               NO ORAL AGREEMENTS.  THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

8

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

ATLANTIC POWER HOLDINGS, LLC, by its Manager ATLANTIC POWER MANAGEMENT, LLC

By:	/s/ Mark Byskov
	Name:	Mark Byskov
	Title:	CFO

By:	/s/ Steve Chwiecko
	Name:	Steve Chwiecko
	Title:	Vice President

BANK OF MONTREAL, Individually as a Lender and as Administrative Agent

By:	/s/ Cahal B. Carmody
Name:	Cahal B. Carmody
Title:	Vice President

S-2

EXHIBIT A

SCHEDULE 2.1

COMMITMENTS

AND PERCENTAGE SHARES

Lender	Commitment	Percentage Share
BANK OF MONTREAL	$75,000,000	100.00000000%

Total	$75,000,000	100.00000000%

S-2

Execution Copy

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of September 15, 2006 (the “Amendment”), among Atlantic Power Holdings, LLC, a Delaware limited liability company (the “Borrower”), the Lenders signatory hereto and Bank of Montreal in its capacity as administrative agent (“Administrative Agent”) under the Credit Agreement described below.

W I T N E S S E T H

WHEREAS, the Borrower, the Administrative Agent, and the lenders from time to time party thereto (each a “Lender”), are parties to that certain Credit Agreement (the “Credit Agreement”), dated as of November 18, 2004, as amended by that certain First Amendment to Credit Agreement, dated as of April 29, 2005, and as further amended by that certain Second Amendment to Credit Agreement, dated as of November 18, 2005 (as may be further amended, restated, supplemented or otherwise modified from time to time); and

WHEREAS, the Borrower, the Administrative Agent, and the Required Lenders desire to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.             DEFINITIONS.  Unless otherwise defined herein or the context otherwise requires, or except as the definition may be amended by this Amendment, terms used in this Amendment, including its preamble and recitals, shall have the meanings provided in the Credit Agreement, as hereby amended.

2.             AMENDMENTS TO CREDIT AGREEMENT

2.1           Omnibus Amendment.  All references to “Harris Nesbitt Corp.” in the Credit Agreement are hereinafter amended to refer to “BMO Capital Markets Corp. formerly known as Harris Nesbitt Corp.”.

2.2           Section 1.01 is hereby amended as follows:

(a)           Amended Definitions.  The following definitions are hereby amended as follows:

(i)            The definition of “Collateral Agency and Intercreditor Agreement” is hereby amended and restated in its entirety as follows:

“Collateral Agency and Intercreditor Agreement” means the Amended and Restated Collateral Agency and Intercreditor Agreement, dated as of September 15, 2006, by and among the Lenders, the Administrative Agent, the Acquisition Term Loan Lenders, the Acquisition Term Loan Agent, the Trustee and the Collateral Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time).

(ii)           The definition of “Deposit and Disbursement Agreement” is hereby amended and restated in its entirety as follows:

“Deposit and Disbursement Agreement” means the Amended and Restated Deposit and Disbursement Agreement, dated as of September 15, 2006, by and among the Loan Parties party thereto, the Collateral Agent, the Trustee and Harris Bank as the depositary bank (as the same may be amended, restated, supplemented or otherwise modified from time to time).

(iii)          The definition of “Permitted Investments” is hereby amended by deleting the word “and” immediately before clause (xviii) and adding the following as new clauses (xix), (xx) and (xxi):

“; (xix)  Investments made by the Borrower in Acquisition Holdco consisting of intercompany loans made pursuant to and in accordance with the Acquisition Term Loan Facility and made solely in connection with the consummation of the Acquisition or any Refinancing Indebtedness thereof; provided that such intercompany loans shall be repaid, prepaid, or otherwise terminated on or prior to the termination of the Acquisition Term Loan  Facility and such intercompany loans shall otherwise be made on terms and conditions satisfactory to the Administrative Agent in its reasonable discretion and do not otherwise violate the restrictions and limitations of Article VII; (xx) Investments made by the Borrower consisting of equity contributions in or distributions to Harbor Capital in connection with the repayment or prepayment of the intercompany loans described in clause (xix) above and the prepayment of the Acquisition Term Loan Facility; provided, that upon receipt of any such contribution or distribution, Harbor Capital shall make a contribution in or distribution to Acquisition Holdco in an amount equal to such amount received by Harbor Capital; provided, further, that Acquisition Holdco shall apply all such amounts received to repay or prepay the intercompany loans described in clause (xix) above; and (xxi) Investments made by an Unrestricted Subsidiary consisting of a guarantee by such Unrestricted Subsidiary of Acquisition Holdco’s obligations under any Refinancing Indebtedness incurred in respect of the Acquisition Term Loan Facility subject to the terms, conditions and limitations of Section 7.02(b)(ix); provided, that such guarantees are made on terms and conditions satisfactory to the Administrative Agent in its reasonable discretion and do not otherwise violate the restrictions and limitations of Article VII.”

(iv)          The definition of “Onondaga Swap” is hereby amended and restated in its entirety as follows:

“Onondaga Swap” means that certain swap agreement between Niagara Mohawk Power Corporation and the mortgagor identified therein dated as of June 30, 1998 and expiring on June 30, 2008.

(v)           The definition of “Parent Guarantor” is hereby amended and restated in its entirety as follows:

“Parent Guarantor” means Atlantic Power Corporation, a corporation established under the laws of the Province of British Columbia, Canada.

(vi)          Clause (vi) of the definition of “Permitted Liens” is hereby amended and restated in its entirety as follows:

2

“(vi) subject to any restrictions or limitations set forth in Sections 7.01 and 7.02 hereof, Liens securing Indebtedness permitted to be incurred pursuant to this Agreement, including without limitation, Liens incurred with respect to the Subordinated Note Indenture and the Acquisition Term Loan Facility, in each case, subject to the Collateral Agency and Intercreditor Agreement and the Deposit and Disbursement Agreement;”

(vii)         Clause (ix) of the definition of “Permitted Liens” is hereby amended by deleting the word “other” immediately after the phrase “Liens on property at the time the Borrower or a Subsidiary”.

(viii)        Clause (xi) of the definition of “Permitted Liens” is hereby amended and restated in its entirety as follows:

“(xi) Liens securing Hedging Obligations of the Borrower so long as the related Indebtedness is, and is permitted to be under this Agreement, secured by a Lien on the same property securing such Hedging Obligations of the Borrower; provided that any such Liens securing the Hedging Obligation of the Borrower and a counterparty that is not a Lender or Bank of Montreal or an Affiliate of a Lender or Bank of Montreal, under certain circumstances shall be subordinated to the Secured Obligations as provided in the Collateral Agency and Intercreditor Agreement and shall be subordinated in right of payment to the Secured Obligations as provided in the Deposit and Disbursement Agreement; and provided further that in order to have the benefits of such collateral and to be a “Secured Party” for purposes of the Deposit and Disbursement Agreement and the Collateral Agency and Intercreditor Agreement, such counterparty to such Hedging Obligations that is not a Lender (A) shall have been approved as a “Revolving Secured Hedge Counterparty” (as defined in the Deposit Agreement) pursuant to the prior written consent of the Administrative Agent, such consent to be granted or withheld in the sole discretion of the Administrative Agent and (B) shall have become a party to the Collateral Agency and Intercreditor Agreement by executing and delivering to the Collateral Agent a Joinder Agreement substantially in the form of Exhibit A to the Collateral Agency and Intercreditor Agreement;”

(ix)           Clause (xvii) of the definition of “Permitted Liens” is hereby amended and restated in its entirety as follows:

“(xvii) Liens created or Incurred by an Unrestricted Subsidiary; provided, however, that any such Liens permitted pursuant to this clause (xvii) shall not encumber, restrict or in any other way affect the Property of the Borrower or any other Subsidiary of the Borrower other than Property directly owned by such Unrestricted Subsidiary.”

(x)            The definition of “Pledge Agreement” is hereby amended and restated in its entirety as follows:

“Pledge Agreements” means each Amended and Restated Pledge and Security Agreement made by the applicable Loan Party in favor of the Administrative Agent on behalf of the Lenders, as may be required by the Administrative Agent from time to time and substantially in the form of Exhibit G, as amended and in effect from time to time.

3

(xi)           The definition of “Subsidiary” is hereby amended by inserting “(y)” immediately after the words “otherwise and” and immediately before the words “ and such Person”.

(b)           New Definitions.  The following new definitions are hereby inserted into the Credit Agreement in the appropriate locations.

(i)            “Acquired Subsidiary” means Trans-Elect NTD Holdings Path 15, LLC, a Delaware limited liability company.

(ii)           “Acquisition”  means the acquisition of the Acquired Subsidiary, the Acquisition Intermediary Holdco Subsidiaries and the Acquisition Operating Subsidiary by Acquisition Holdco pursuant to that certain Purchase Agreement dated as of June 28, 2006 among New Transmission Development Company, United States Power Fund, L.P., Cardinal Power Funding, LLC and KB TransValley LLC, as sellers, and Borrower, as buyer; which agreement shall be assigned by Borrower to Acquisition Holdco prior to the Third Amendment Effective Date.

(iii)          “Acquisition Holdco” means Harbor Transmission, LLC, a Delaware limited liability company, and a Wholly-Owned Subsidiary of Harbor Capital and an Unrestricted Subsidiary.

(iv)          “Acquisition Intermediary Holdco Subsidiaries” means (i) TransValley LLC, a Delaware limited liability company (“TransValley”), and a Wholly-Owned Subsidiary of Acquisition Holdco; (ii) KB Transmission LLC, a Delaware limited liability company, and a Wholly-Owned Subsidiary of TransValley; and (iii) EIF Path 15 Funding, LLC, a Delaware limited liability company, and a Wholly-Owned Subsidiary of Acquisition Holdco.

(v)           “Acquisition Operating Subsidiary” means, Trans-Elect NTD Path 15, LLC, a Delaware limited liability company and a Wholly-Owned Subsidiary of the Acquired Subsidiary.

(vi)          “Acquisition Term Loan Agent”  means Bank of Montreal in its capacity as administrative agent for the lenders from time to time party to the Acquisition Term Loan Facility.

(vii)         “Acquisition Term Loan Facility” means that certain Term Loan Credit Agreement, in an aggregate amount not to exceed $100,000,000, dated as of September 15, 2006 among the Borrower, the lenders from time to time party thereto and Bank of Montreal in its capacity as the Acquisition Term Loan Agent and any promissory notes, security documents, collateral agreements, or other similar contracts or certificates executed and delivered in connection therewith.

(viii)        “Acquisition Term Loan Lenders”  means the lenders from time to time party to the Acquisition Term Loan Facility.

4

(ix)           “Harbor Capital” means Harbor Capital Holdings, LLC, a Delaware limited liability company and a Wholly-Owned Subsidiary of the Borrower and an Unrestricted Subsidiary.

(x)            “Third Amendment Effective Date” means the “Effective Date” as set forth in the Third Amendment to Credit Agreement, among the Borrower, the Lenders party thereto and the Administrative Agent, dated as of September 15, 2006.

2.3           Section 5.13(c) of the Credit Agreement is hereby amended by deleting the words “equity investments” replacing it with the words “Equity Interests”.

2.4           The first sentence of Section 7.02(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“The limitations set out in Section 7.02(a) will not apply to the following, provided that, except with respect to any Refinancing Indebtedness Incurred in connection with the refinancing of Indebtedness permitted pursuant to Section 7.02(b)(xiv), at the time any such Indebtedness is Incurred or any Disqualified Stock or Preferred Stock is issued, the Cash Flow Coverage Ratio of the Parent Guarantor for the previous four-quarter period is 1.5 to 1.0 on a pro forma basis, after giving effect to the Incurrence of such Indebtedness or the issuance of such Disqualified Stock or Preferred Stock and the application of the proceeds therefrom:”

2.5           Section 7.02(b)(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(iii)        Indebtedness to be issued in the form of Additional Securities forming part of the IPSs, issued by the Parent Guarantor (A) to finance the redemption by Borrower of any Existing Investor Interests (as defined in the Subordinated Note Indenture) and related issuance of Class A preferred membership interests of Borrower in connection with such issuance or (B) used to prepay the Indebtedness represented by the Acquisition Term Loan Facility.”

2.6           Section 7.02(b)(ix) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(ix)           the Incurrence by the Borrower or any of its Subsidiaries or Unrestricted Subsidiaries of Indebtedness which serves to refund or refinance any Indebtedness Incurred as permitted under this Section 7.02 and clauses (i), (ii), (v) and (vi), above, and (xiii) and (xiv) below, or any Indebtedness issued to so refund or refinance such Indebtedness (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A)  has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced;

5

(B)  has a Stated Maturity which is no earlier than the Stated Maturity of the Indebtedness being refunded or refinanced;

(C)  to the extent such Refinancing Indebtedness refinances Indebtedness pari passu with the Obligations and the other Secured Obligations of the Subsidiaries that are Guarantors, is pari passu with or subordinated to the Obligations and the other Secured Obligations of such Subsidiaries under such guarantee, as applicable;

(D)  is Incurred in an aggregate amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premium and fees Incurred in connection with such refinancing; and

(E)  to the extent such Refinancing Indebtedness refinances Indebtedness incurred pursuant to Section 7.02(b)(xiv), such refinancing Indebtedness shall not be incurred by the Borrower or a Subsidiary of the Borrower and such Refinancing Indebtedness shall not be secured by a Lien on the Collateral or any other Property of a Loan Party pledged to the Collateral Agent for the benefit of the Lenders, the Acquisition Term Loan Lenders or the holders of the Subordinated Notes;”

2.7           Section 7.02(b) of the Credit Agreement is hereby amended by adding the following new clause (xiv) in the applicable location:

“(xiv) the Incurrence (A) by the Borrower of Indebtedness in connection with Acquisition Term Loan Credit Facility; provided that (1) the principal amount of such Indebtedness is not greater than $100,000,000, (2) such Indebtedness is used solely with respect to the consummation of the Acquisition, (3) any Collateral or other Property of a Loan Party securing such Indebtedness is subject to the terms and conditions of the Collateral Agency and Intercreditor Agreement and the Deposit and Disbursement Agreement, and (4) the terms and conditions of the Acquisition Term Loan Facility, or any Refinancing Indebtedness thereof, are otherwise acceptable to the Administrative Agent in its reasonable discretion, and (B) by the Guarantors of Indebtedness in connection with the guarantee of the Borrower’s obligations under the Acquisition Term Loan Credit Facility; provided, that the terms and conditions of each such guaranty agreement are acceptable to the Administrative Agent in its reasonable discretion.”

2.8           Section 7.02(c)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i)  Indebtedness of any Unrestricted Subsidiary or the issuance of any shares of Disqualified Stock or Preferred Stock by an Unrestricted Subsidiary; provided, that neither (A) such Indebtedness or the Incurrence thereof, nor (B) the issuance of such shares of Disqualified Stock or Preferred Stock, shall (1) encumber, restrict or in any other way affect or provide recourse to or against any asset or Property of the Borrower

6

or any Subsidiary, or any income or profits therefrom (other than with respect to Liens on Property directly owned by such Unrestricted Subsidiary), or (2) assign or convey any right to receive income therefrom (other than with respect to Liens on Property directly owned by such Unrestricted Subsidiary).”

2.9           Section 7.04(c)(B) of of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(B)  the Subordinated Note Indenture or the Acquisition Term Loan Facility;”

2.10         Section 7.05(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) The Borrower shall apply the Net Proceeds of any Asset Sales permitted under Section 7.05(a) in the following manner:

(i) prior to the payment in cash in full of the obligations of the Borrower under the Acquisition Term Loan Facility, then within 150 days after the Borrower’s or any Subsidiary’s receipt of the Net Proceeds of any such Asset Sale, the Borrower or such Subsidiary shall apply the Net Proceeds from such Asset Sale, at its option:

(A) to permanently reduce the obligations of the Borrower under the Acquisition Term Loan Facility pursuant to the terms thereof; and/or

(B) to make an investment in any one or more businesses, capital expenditures or acquisitions of other assets in each case used or useful in a Similar Business; provided that any such investment is made in or for the direct benefit of a Subsidiary; and/or

(C) to make an investment in properties or assets that replace the properties and assets that are the subject of such Asset Sale; provided that any such investment is made in or for the direct benefit of a Subsidiary.

provided,  that if the Borrower does not apply the Net Proceeds of such Asset Sale in accordance with this Section 7.05(b)(i) within 150 days, the Borrower shall be deemed to have elected to apply the Net Proceeds pursuant to Section 7.05(b)(i)(A).

(ii) following the payment in cash in full of the obligations of the Borrower under the Acquisition Term Loan Facility, then within 365 days after the Borrower’s or any Subsidiary’s receipt of the Net Proceeds of any such Asset Sale, the Borrower or such Subsidiary shall apply the Net Proceeds from such Asset Sale, at its option:

(A) to permanently reduce Obligations under the Credit Facilities and to correspondingly reduce commitments with respect thereto pursuant to Section 2.07; and/or

(B) to make an investment in any one or more businesses, capital expenditures or acquisitions of other assets in each case used or useful in a

7

Similar Business; provided that any such investment is made in or for the direct benefit of a Subsidiary; and/or

(C) to make an investment in properties or assets that replace the properties and assets that are the subject of such Asset Sale; provided that any such investment is made in or for the direct benefit of a Subsidiary; and/or

(D)  to make a disbursement from the Borrower to the Parent Guarantor pursuant to Section 7.03(b)(iv) or (v) in accordance with the restrictions and limitations of Section 7.03; provided, at the time such disbursement is made the Cash Flow Coverage Ratio of the Parent Guarantor for the previous four-quarter period is 1.5 to 1.0 on a pro forma basis, after giving effect to the making of such disbursement; provided, further, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

provided,  that if the Borrower does not apply the Net Proceeds of such Asset Sale in accordance with this Section 7.05(b)(ii) within 365 days, the Borrower shall be deemed to have elected to apply the Net Proceeds pursuant to Section 7.05(b)(ii)(A).

(iii) pending the final application of any Net Proceeds in accordance with Sections 7.05(b)(i) and (ii) above, the Borrower or such Subsidiary holding such Net Proceeds may temporarily reduce Indebtedness hereunder or otherwise invest such Net Proceeds in Cash Equivalents or Investment Grade Securities.

provided, that notwithstanding the foregoing Sections 7.05(a) and 7.05(b), the Borrower will not, and will not permit any of its Subsidiaries or Unrestricted Subsidiaries in which it directly or indirectly owns more than 50% of the total voting or equity interests and will not permit (to the extent that the Borrower has any direct or indirect contractual or other approval rights over the actions of such Subsidiary or Unrestricted Subsidiary) any of its other Subsidiaries or Unrestricted Subsidiaries to, sell, transfer, lease or otherwise dispose of any of the Property of Onondaga Cogeneration Limited Partnership to any Person other than any reasonable sales, transfers, leases or other dispositions of any Property by Onondaga Cogeneration Limited Partnership in the ordinary course of its business and in accordance with its commercially reasonable past business practices and otherwise permitted under this Agreement.”

2.11         Section 8.01(e) of the Credit Agreement is hereby amended by adding the following proviso at the end of such section:

“; provided, further, however, that for the avoidance of doubt, and notwithstanding anything in the preceding to the contrary, any event described in the preceding clauses (i) through (iii) in connection with or related to a default or breach under the Acquisition Term Loan Facility (but not any Refinancing Indebtedness thereof), shall constitute an Event of Default regardless of whether such event constitutes a Specified Project Event.”

2.12         Schedule 5.13 of the Credit Agreement is hereby amended and restated in it entirety by replacing it with a new Schedule 5.13 attached as Exhibit A hereto.

8

2.13         Exhibit G to the Credit Agreement is hereby amended and restated in it entirety by replacing it with a new Exhibit G attached as Exhibit B hereto.

2.14         Exhibit J to the Credit Agreement is hereby amended and restated in it entirety by replacing it with a new Exhibit J attached as Exhibit C hereto.

3.             REPRESENTATIONS AND WARRANTIES. In order to induce the Required Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article V of the Credit Agreement (as amended by this Amendment), except to the extent any such representation and warranty relates solely to an earlier date, and additionally represents and warrants as follows:

3.1           Existence and Standing.  The Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite authority to conduct its business and is duly qualified or licensed to transact business as a foreign limited liability company and in good standing under the laws of each jurisdiction in which the conduct of its operations or the ownership or leasing of its properties requires such qualification or licensing, except where failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect.

3.2           No Conflict; Government Consent. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained in connection with the execution, delivery or performance of this Amendment or the legality, validity, binding effect or enforceability of any of the Loan Documents, except, in each case, to the extent that the failure to obtain such order, consent, adjudication, approval, license, authorization, validation, exemption or other action or to make such filing, recording or registration could not reasonably be expected to have a Material Adverse Effect.

3.3           Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by the Borrower of this Amendment and the consummation of the transactions contemplated hereby and by the Credit Agreement as so amended, are within the Borrower’s organizational powers, have been duly authorized by all necessary organizational action, and do not (a) contravene the Borrower’s organizational documents, including, without limitation, its articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, operating or other management agreement or other similar organic documents (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (c) result in, or require the creation or imposition of, any Lien on any Properties (each as defined in the Credit Agreement) of the Borrower or any Subsidiaries (except as such, in the aggregate, could not reasonably be expected to have a Material Adverse Effect), or (d) contravene, result in or cause a breach of, or a default under, any material contract, promissory note, indenture or other similar agreement or instrument to which the Parent, the Borrower or any other Loan Party is a party or an obligor, including without limitation the Subordinated Note Indenture and the Subordinated

9

Notes (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect).

3.4           Validity, etc.  This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms except as such enforceability is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar law relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing.

4.             CONDITIONS PRECEDENT TO EFFECTIVENESS.  This Amendment shall become effective (the “Effective Date”) upon the satisfaction of the following conditions precedent:

4.1           the Administrative Agent shall have received counterparts of this Amendment have been executed and delivered on behalf of the Borrower, Administrative Agent and the Required Lenders;

4.2           the Administrative Agent shall have received an opinion of counsel to the Borrower in form and substance reasonably acceptable to the Administrative Agent shall have been delivered to the Administrative Agent for the benefit of the Lenders;

4.3           the Administrative Agent shall have received reasonably satisfactory evidence that the Acquisition has been consummated on terms and conditions satisfactory to the Administrative Agent and that the Acquisition Term Loan Facility is, or upon the effectiveness of this Amendment will be, in full force and effect;

4.4           the Administrative Agent shall have received counterparts of the Amended and Restated Collateral Agency and Intercreditor Agreement (as defined in the Credit Agreement as amended by this Amendment) and the Amended and Restated Deposit and Disbursement Agreement (as defined in the Credit Agreement as amended by this Amendment), each of which shall have been executed and delivered on behalf of the each of the parties thereto.

4.5           a certificate of the Borrower, dated as of the date hereof, has been executed and delivered to the Administrative Agent certifying, inter alia, (a) true and correct copies of resolutions adopted by the board of managers or other appropriate body of the Borrower authorizing the negotiation, execution and delivery of this Amendment and the performance of the Credit Agreement as amended hereby and the consummation of the Acquisition and the Acquisition Term Loan Facility, including without limitation, the negotiation, execution, delivery and performance of the related agreements, (b) that all necessary approvals, permits and other similar authorizations necessary for the consummation of the Acquisition and the Acquisition Term Loan Facility have been obtained, including without limitation the receipt of any approvals from the Federal Energy Regulatory Commission, (c) the Cash Flow Coverage Ratio of the Parent Guarantor after giving pro forma effect to the Acquisition and Indebtedness of the Borrower and the applicable Unrestricted Subsidiaries under the Acquisition Term Loan Facility is at least 1.5 to 1.0, (d) that no Default or Event of Default exists on the date hereof, and

10

(e) that since the Closing Date no event or events have occurred that, in the aggregate, could reasonably be expected to have a Material Adverse Effect;

4.6           any fees required to be paid on or before the date hereof, including any fees payable pursuant to the fee letter dated as of May 16, 2006 between the Borrower and the Administrative Agent and the Arranger shall have been paid; and

4.7           unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Effective Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

5.             EFFECT OF AMENDMENT. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect.  All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

6.             GOVERNING LAW, SEVERABILITY, ETC.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF THE CONFLICTS OF LAW.  Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

THIS WRITTEN AMENDMENT AND THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

7.             MISCELLANEOUS.

7.1           Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7.2           Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7.3           NO ORAL AGREEMENTS.  THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY

11

EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

12

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

ATLANTIC POWER HOLDINGS, LLC,

By: Atlantic Power Management, LLC, its Manager

By:	/s/ Barry E. Welch
Name:	Barry E. Welch
Title:	President and Chief Executive Officer

BANK OF MONTREAL, Individually as a Lender and as Administrative Agent

By:	/s/ Joseph A. Bliss
Name:	Joseph A. Bliss
Title:	Director

UNION BANK OF CALIFORNIA, as a Lender

By:	/s/ Jonathan Bigelow
Name:	Jonathan Bigelow
Title:	Vice President

Signature Page to Third Amendment to Credit Agreement

EXHIBIT A
to Third Amended and Restated
Credit Agreement

Schedule 5.13

Subsidiaries

(a)                                  Subsidiaries and Unrestricted Subsidiaries of Borrower

Subsidiaries

Teton Power Funding, LLC

Epsilon Power Funding, LLC

Umatilla Power Funding, LLC

MP Power LLC

Teton East Coast Generation LLC

Teton Fuels Mid-Georgia LLC

Teton Selkirk LLC

Badger Power Associates, L.P.

Badger Power Generation I LLC

Badger Power Generation II LLC

Baker Lake Hydro LLC

Concrete Hydro Partners Limited Partnership

Dade Investment, L.P.

Geddes II Company LLC

Geddes Cogeneration Company LLC

Onondaga Cogeneration Limited Partnership

Lake Cogen, Ltd.

Lake Investment, L.P.

MEP Rumford, LLC

NCP Dade Power LLC

NCP Gem LLC

NCP Houston Power LLC

NCP Lake Power LLC

NCP Pasco LLC

NCP Perry LLC

Olympia Hydro LLC

Orlando Power Generation I LLC

Orlando Power Generation II LLC

Rockfort Power (Belize), Inc.

Rockfort Power — Cayman Island, L.L.C.

Stockton CoGen (II) LLC

Teton New Lake, LLC

Teton Operating Services, LLC

Onondaga Power Swap Holdings, LLC

MP Cogen LLC

Unrestricted Subsidiaries

Harbor Capital Holdings, LLC
Harbor Transmission, LLC
TransValley LLC
KB Transmission LLC
EIF Path 15 Funding, LLC
Trans-Elect NTD Holdings Path 15, LLC
Trans-Elect NTD Path 15, LLC
Epsilon Power Partners, LLC

(b)           Subsidiaries Delivering Guaranties

Teton Power Funding, LLC

Epsilon Power Funding, LLC

MP Power LLC

Teton East Cost Generation LLC

Teton Fuels Mid-Georgia LLC

Teton Selkirk LLC

Badger Power Generation I LLC

Badger Power Generation II LLC

Baker Lake Hydro LLC

Dade Investment, L.P.

Geddes II Company LLC

Geddes Cogeneration Company LLC

MEP Rumford, LLC

NCP Dade Power LLC

NCP Houston Power LLC

NCP Pasco LLC

NCP Perry LLC

Olympia Hydro LLC

Onondaga Cogeneration Limited Partnership

Orlando Power Generation I LLC

Orlando Power Generation II LLC

Stockton CoGen (II) LLC

Teton Operating Services, LLC

Teton New Lake, LLC

(c)           Borrower’s Equity Interests in Other Entities

Koma Kulshan Associates

Badger Creek Limited, L.P.

Stockton CoGen Company

Orlando CoGen Limited, L.P.

Jamaica Private Power Company Limited

Rumford Cogeneration Company, L.P.

Mid-Georgia Cogen, L.P.

Pasco Cogen, Ltd.

Selkirk Cogen Partners, L.P.

Delta Person, LLC

Delta Person GP, LLC

BHB Power, LLC

Javelin Holding, LLC

Javelin Gregory Remington Corporation

Gregory Holding #2, LLC

Gregory Power, LLC

Javelin Gregory General Corporation

Gregory Holdings #1, LLC

Javelin Rumford Limited, LLC

Javelin Energy, LLC

Chambers Cogeneration Limited Partnership

EXHIBIT B
to Third Amended and Restated
Credit Agreement

Exhibit G
Form of Amended and Restated Pledge Agreement

[Attached hereto]

EXHIBIT C
to Third Amended and Restated
 Credit Agreement

Exhibit J
Form of Amended and Restated Security Agreement

[Attached hereto]

Execution Copy

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of October 11, 2006 (the “Amendment”), among Atlantic Power Holdings, LLC, a Delaware limited liability company (the “Borrower”), the Lenders signatory hereto and Bank of Montreal, in its capacity as administrative agent (“Administrative Agent”) under the Credit Agreement described below.

W I T N E S S E T H

WHEREAS, the Borrower, the Administrative Agent, and the lenders from time to time party thereto (each a “Lender”), are parties to that certain Credit Agreement, dated as of November 18, 2004, as amended by that certain First Amendment to Credit Agreement, dated as of April 29, 2005, as further amended by that certain Second Amendment to Credit Agreement, dated as of November 18, 2005, as further amended by that certain Third Amendment to Credit Agreement, dated as of September 15, 2006 (as so amended, the “Credit Agreement”); and

WHEREAS, Atlantic Power Corporation, a corporation continued under the laws of British Columbia, Canada (“Atlantic Power Corporation”), has filed a certain Final Prospectus dated as of October 11, 2006 (the “2006 IPS Prospectus”), pursuant to which Atlantic Power Corporation will issue certain income participating securities as described therein (the “2006 IPS Issuance”); and

WHEREAS, Atlantic Power Corporation is entering into that certain Trust Indenture, dated as of October 11, 2006 (the “Convertible Note Indenture”) among Atlantic Power Corporation and Computershare Trust Company of Canada as Debenture Trustee, pursuant to which Atlantic Power Corporation will issue Cdn. $60,000,000 of “6.25% Convertible Secured Debentures” as described therein (the “Convertible Note Issuance” and collectively with the 2006 IPS Issuance, the “2006 IPS Transaction”); and

WHEREAS, the Borrower and the other Guarantors intend to guarantee the obligations of Atlantic Power Corporation pursuant to the Convertible Note Issuance; and

WHEREAS, the Borrower, the Administrative Agent and the Required Lenders desire to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.             DEFINITIONS.  Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, shall have the meanings provided in the Credit Agreement, as hereby amended.

2.             AMENDMENTS TO CREDIT AGREEMENT

2.1           Section 1.01 is hereby amended as follows:

(a)           Amended Definitions.  The following definitions are hereby amended and restated as follows:

(i)            The definition of “Collateral Agency and Intercreditor Agreement” is hereby amended and restated in its entirety as follows:

“Collateral Agency and Intercreditor Agreement” means the Second Amended and Restated Collateral Agency and Intercreditor Agreement, dated as of October 11, 2006, by and among the Lenders, the Administrative Agent, the Acquisition Term Loan Lenders, the Acquisition Term Loan Agent, the Subordinated Trustee, the Convertible Trustee and the Collateral Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time).

(ii)           The definition of “Deposit and Disbursement Agreement” is hereby amended and restated in its entirety as follows:

“Deposit and Disbursement Agreement” means the Second Amended and Restated Deposit and Disbursement Agreement, dated as of October 11, 2006, by and among the Loan Parties party thereto, the Collateral Agent, the Subordinated Trustee, the Convertible Trustee and Harris Bank as the depositary bank (as the same may be amended, restated, supplemented or otherwise modified from time to time).

(iii)          The definition of “IPSs” is hereby amended and restated in its entirety as follows:

“IPSs” means, as the context may require, the Income Participating Securities as defined in and contemplated by the IPS Prospectus or the 2006 IPS Prospectus.

(iv)          The definition of “Issuer” is hereby amended and restated in its entirety as follows:

“Issuer” means Atlantic Power Corporation, a corporation continued under the laws of the Province of British Columbia, Canada, in its capacity as the issuer of any of the IPSs, the Subordinated Notes or the Convertible Debentures, as applicable.

(v)           Clause (vi) of the definition of “Permitted Liens” is hereby amended and restated in its entirety as follows:

“(vi) subject to any restrictions or limitations set forth in Sections 7.01 and 7.02 hereof, Liens securing Indebtedness permitted to be incurred pursuant to this Agreement, including without limitation, Liens incurred with respect to the Subordinated Note Indenture, the Convertible Note Indenture or the Acquisition Term Loan Facility, in each case, subject to the Collateral Agency and Intercreditor Agreement and the Deposit and Disbursement Agreement;”

(vi)          The definition of “Pledge Agreements” is hereby amended and restated in its entirety as follows:

“Pledge Agreements” means each Second Amended and Restated Pledge and Security Agreement made by the applicable Loan Party in favor of the Bank of Montreal in its capacity as “Collateral Agent” pursuant to the Collateral Agency and Intercreditor

2

Agreement on behalf of the Lenders or such other secured party as directed by the Administrative Agent on behalf of the Lenders, as may be required by the Administrative Agent from time to time and substantially in the form of Exhibit G, as amended and in effect from time to time.

(vii)         The definition of “Projects” is hereby amended and restated in its entirety as follows:

“Projects” means the projects described in the IPS Prospectus and the 2006 IPS Prospectus.

(viii)        The definition of “Security Agreement” is hereby amended and restated in its entirety as follows:

“Security Agreement” means each Second Amended and Restated Security Agreement made by the applicable Loan Party in favor of Bank of Montreal in its capacity as “Collateral Agent” pursuant to the Collateral Agency and Intercreditor Agreement on behalf of the Lenders or such other secured party as directed by the Administrative Agent, as may be required by the Administrative Agent from time to time and substantially in the form of Exhibit J, as amended and in effect from time to time.

(ix)           The definition of “Subordinated Note Indenture” is hereby amended and restated in its entirety as follows:

“Subordinated Note Indenture” means that certain 11% Subordinated Notes Indenture dated November 18, 2004 among the Issuer, the guarantors a party thereto and Computershare Trust Company of Canada, in its capacity as trustee to the 11% Subordinated Notes Indenture.

(x)            The definition of “Subordinated Notes” is hereby amended and restated in its entirety as follows:

“Subordinated Notes” means the 11% Subordinated Notes of the Issuer issued pursuant to the Subordinated Note Indenture.

(xi)           The definition of “Trustee” is hereby deleted in its entirety.

(b)           New Definitions.  The following new definitions are hereby inserted into the Credit Agreement in the appropriate locations.

(i)            “2006 IPS Prospectus” means that certain Final Prospectus, dated as of October 11, 2006 filed by  the Issuer.

(ii)           “Convertible Debentures” means the “Initial Debentures” (as defined in the Convertible Note Indenture) issued pursuant to the Convertible Note Indenture.

3

(iii)          “Convertible Note Indenture” means that certain Trust Indenture providing for the issue of Convertible Secured Debentures dated October 11, 2006 among the Issuer, the guarantors a party thereto and Computershare Trust Company of Canada, in its capacity as trustee thereunder.

(iv)          “Convertible Trustee” means the “Debenture Trustee” as defined in the Convertible Note Indenture.

(v)           “Fourth Amendment Effective Date” means the “Effective Date” as set forth in the Fourth Amendment to Credit Agreement, among the Borrower, the Lenders party thereto and the Administrative Agent, dated as of October 11, 2006.

(vi)          “Permitted Additional Debentures” means “Debentures” (as defined in the Convertible Note Indenture) issued by the Issuer pursuant to the Convertible Indenture other than the Convertible Debentures and permitted pursuant to the terms and conditions of Section 7.02(b)(xv).

(vii)         “Subordinated Trustee” means the “Trustee” as defined in the Subordinated Note Indenture.

2.2           Section 4.02(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)         (i)  The representations and warranties of the Borrower contained in Article V, or which are contained in any Loan Document furnished by the Borrower at any time under or in connection herewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to a different date, in which case they shall be true and correct as of such date; (ii) the representations and warranties of Borrower or any Guarantor a party thereto, contained in the Subordinated Note Indenture shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to a different date, in which case they shall be true and correct as of such date, and (iii) the representations and warranties of Borrower or any Guarantor a party thereto, contained in the Convertible Note Indenture shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to a different date, in which case they shall be true and correct as of such date.”

2.3           Section 4.02(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b)         (i) No Default or Event of Default shall exist, or would result from such proposed Credit Extension, (ii) no “Event of Default” (as defined in the Subordinated Note Indenture), or event or condition that with the giving of notice or the lapse of time would become an “Event of Default” (as defined in the Subordinated Note Indenture), shall exist under the Subordinated Note Indenture, or in each case, would result from such proposed Credit Extension, and (iii) no “Event of Default” (as defined in the Convertible Note Indenture), or event or condition that with the giving of notice or the lapse of time would become an “Event of Default” (as defined in the

4

Convertible Note Indenture), shall exist under the Convertible Note Indenture, or in each case, would result from such proposed Credit Extension.”

2.4           Section 5.15 of the Credit Agreement is hereby amended by inserting the words “or the 2006 IPS Prospectus” immediately following the words “IPS Prospectus” therein.

2.5           Section 5.19 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“5.19      Subordinated Note Documents and Convertible Note Documents.   As of the Closing Date, before and after giving effect to the initial Credit Extension, all representations and warranties of the Borrower or any Guarantor contained in the Subordinated Note Indenture and any documents delivered pursuant  thereto are true and correct in all material respects (except to the extent such representations or warranties relate or refer to a specified, earlier date).  As of the Fourth Amendment Effective Date, all representations and warranties of the Borrower or any Guarantor contained in the Convertible Note Indenture and any documents delivered pursuant thereto or the Subordinated Note Indenture and any documents delivered pursuant thereto are true and correct in all material respects (except to the extent such representations or warranties relate or refer to a specified, earlier date).  Before and after giving effect to the initial Credit Extension contemplated hereunder, there is no event of default or event or condition that could become an event of default with notice or lapse of time or both, under the Subordinated Note Indenture and any documents related thereto and the Subordinated Note Indenture, the Subordinated Notes and any other legally binding documents executed by the Loan Parties in connection therewith are in full force and effect.  Before and after giving effect to the Fourth Amendment Effective Date, there is no event of default or event or condition that could become an event of default with notice or lapse of time or both, under either the Subordinated Note Indenture and any documents related thereto or the Convertible Note Indenture or any document related thereto and the Subordinated Note Indenture, the Subordinated Notes, the Convertible Note Indenture, the Convertible Debentures and any other legally binding documents executed by the Loan Parties in connection with any thereof are each in full force and effect.”

2.6           Section 6.01(c)(i)(D) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“and (D) the projected distributions and interest payments from the Parent Guarantor to the holders of the IPS’s and the holders of the Convertible Debentures;”

2.7           Section 7.02(b) of the Credit Agreement is hereby amended and restated in its entirety as follows

“(b)         The limitations set out in Section 7.02(a) will not apply to the following, provided that, except with respect to (x) any Refinancing Indebtedness Incurred in connection with the refinancing of Indebtedness permitted pursuant to Section 7.02(b)(xiv) and (y) any Indebtedness Incurred with respect to the guaranty of Additional Securities (as defined in the Subordinated Note Indenture) issued in connection with the conversion of Convertible Debentures or Permitted Additional Debentures permitted pursuant to Section 7.02(b)(iii)(B)(4), at the time any such Indebtedness is Incurred or any Disqualified Stock or Preferred Stock is issued, the Cash Flow Coverage Ratio of the Parent Guarantor for the previous four-quarter period is 1.5 to 1.0 on a pro

5

forma basis, after giving effect to the Incurrence of such Indebtedness or the issuance of such Disqualified Stock or Preferred Stock and the application of the proceeds therefrom:”

2.8           Section 7.02(b)(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(iii)  the Incurrence by the Borrower and the Guarantors of (A) Indebtedness Incurred on the Closing Date in connection with the guarantee of the Parent Guarantor’s obligations with respect to the Subordinated Notes in an amount not to exceed the amount of Indebtedness outstanding under the Subordinated Note Indenture on the Closing Date and (B) Indebtedness Incurred in connection with the guarantee of the Parent Guarantor’s obligations with respect to any Additional Securities (as defined in the Subordinated Note Indenture) forming part of the IPSs or issued concurrently therewith, issued by the Parent Guarantor (1) to finance the redemption by Borrower of any Existing Investor Interests (as defined in the Subordinated Note Indenture) and related issuance of Class A preferred membership interests of Borrower in connection with such issuance, (2) used to prepay the Indebtedness represented by the Acquisition Term Loan Facility, (3) used to finance the payment of interest on the Convertible Debentures pursuant to Article 11 of the Convertible Note Indenture, (4) in connection with the conversion of any of the Convertible Debentures or Permitted Additional Debentures pursuant to the Convertible Indenture, or (5) as otherwise consented to in writing by the Administrative Agent, which consent shall not be unreasonably withheld.”

2.9           The introductory clause of Section 7.02(b)(ix) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(ix)         the Incurrence by the Borrower or any of its Subsidiaries or Unrestricted Subsidiaries of Indebtedness which serves to refund or refinance any Indebtedness Incurred as permitted under this Section 7.02 and clauses (i), (ii), (v) or (vi), above, or (xiii), (xiv) or (xv) below, or any Indebtedness issued to so refund or refinance such Indebtedness (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:”

2.10         Section 7.02(b)(ix)(E) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(E)  to the extent such Refinancing Indebtedness refinances Indebtedness incurred pursuant to Section 7.02(b)(xiv), such refinancing Indebtedness shall not be incurred by the Borrower or a Subsidiary of the Borrower and such Refinancing Indebtedness shall not be secured by a Lien on the Collateral or any other Property of a Loan Party pledged to the Collateral Agent for the benefit of the Lenders, the Acquisition Term Loan Lenders, the holders of the Subordinated Notes or the holder of the Convertible Debentures;”

2.11         Section 7.02(b) of the Credit Agreement is hereby amended by adding the following new clause (xv) in the applicable location:

“(xv) the Incurrence by the Borrower and the Guarantors of Indebtedness Incurred in connection with the guarantee of the Parent Guarantor’s obligations under the Convertible Note Indenture with respect to the issuance of Convertible Debentures or Permitted Additional

6

Debentures; provided, that, (A) the principal amount of such Indebtedness is not greater than Cdn. $60,000,000 in the aggregate or such other amount as is consented to in writing by the Administrative Agent, which consent shall not be unreasonably withheld, (B) not less than $37,000,000 of the proceeds of such Indebtedness Incurred in connection with the issuance of the Convertible Debentures is used to repay Indebtedness outstanding under the Acquisition Term Loan Credit Facility within five (5) Business Days of its Incurrence, (C) the proceeds of any such Indebtedness are used solely in connection with (1) the payment of any fees, costs or other expenses in connection with the consummation of the issuance of the Convertible Debentures and any other IPSs issued by the Parent Guarantor pursuant to the 2006 IPS Prospectus, (2) the redemption of the Existing Investor Interests (as defined in the Subordinated Note Indenture), (3) the repayment of Indebtedness outstanding under the Acquisition Term Loan Facility or (4) such other purposes as may be consented to in writing by the Administrative Agent, which consent shall not be unreasonably withheld, (D) such Indebtedness and any Liens on any Collateral or other Property of a Loan Party securing such Indebtedness is subordinated to the Secured Obligations and is otherwise subject to the terms and conditions of the Collateral Agency and Intercreditor Agreement and the Deposit and Disbursement Agreement, and (E) the terms and conditions of the Convertible Note Indenture, any supplements or amendments thereto and any guarantee thereof by the Borrower or a Guarantor, or any related Refinancing Indebtedness thereof, are otherwise acceptable to the Administrative Agent in its reasonable discretion.”

2.12         Section 7.04(c)(B) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(B)  the Subordinated Note Indenture, the Convertible Note Indenture or the Acquisition Term Loan Facility;”

2.13         Exhibit G to the Credit Agreement is hereby amended and restated in it entirety by replacing it with a new Exhibit G attached as Exhibit A hereto.

2.14         Exhibit H to the Credit Agreement is hereby amended and restated in it entirety by replacing it with a new Exhibit H attached as Exhibit B hereto.

2.15         Exhibit I to the Credit Agreement is hereby amended and restated in it entirety by replacing it with a new Exhibit I attached as Exhibit C hereto.

2.16         Exhibit J to the Credit Agreement is hereby amended and restated in it entirety by replacing it with a new Exhibit J attached as Exhibit D hereto.

3.             REPRESENTATIONS AND WARRANTIES. In order to induce the Required Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article V of the Credit Agreement (as amended by this Amendment), except to the extent any such representation and warranty relates solely to an earlier date, and additionally represents and warrants as follows:

3.1           Existence and Standing.  The Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite authority to conduct its business and is duly qualified or licensed to transact business as a foreign limited liability company and in good standing under the laws of each

7

jurisdiction in which the conduct of its operations or the ownership or leasing of its properties requires such qualification or licensing, except where failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect.

3.2           No Conflict; Government Consent. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Issuer, the Borrower or any of its Subsidiaries, is required to be obtained in connection with the execution, delivery or performance of this Amendment or the Convertible Note Indenture, the 2006 IPS Prospectus or any other agreement or document delivered in connection with the 2006 IPS Transaction (collectively, the  “2006 IPS Transaction Documents”), or the legality, validity, binding effect or enforceability of any of the Loan Documents, except, in each case, to the extent that the failure to obtain such order, consent, adjudication, approval, license, authorization, validation, exemption or other action or to make such filing, recording or registration could not reasonably be expected to have a Material Adverse Effect.

3.3           Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by the Borrower of this Amendment and the 2006 IPS Transaction Documents and the consummation of the transactions contemplated hereby and by the Credit Agreement as so amended, and by the 2006 IPS Transaction are within the Borrower’s organizational powers, have been duly authorized by all necessary organizational action, and do not (a) contravene the Borrower’s organizational documents, including, without limitation, its articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, operating or other management agreement or other similar Organization Documents (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (c) result in, or require the creation or imposition of, any Lien (other than Permitted Liens) on any Properties (each as defined in the Credit Agreement as amended by this Amendment) of the Borrower or any Subsidiaries (except as such, in the aggregate, could not reasonably be expected to have a Material Adverse Effect), or (d) contravene, result in or cause a breach of, or a default under, any material contract, promissory note, indenture or other similar agreement or instrument to which the Parent, the Borrower or any other Loan Party is a party or an obligor, including without limitation the Subordinated Note Indenture and the Subordinated Notes (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect).

3.4           Validity, etc.  This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms except as such enforceability is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar law relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing.

8

4.             CONDITIONS PRECEDENT TO EFFECTIVENESS.  This Amendment shall become effective (the “Effective Date”) upon the satisfaction of the following conditions precedent:

4.1           the Administrative Agent shall have received counterparts of this Amendment executed and delivered on behalf of the Borrower, Administrative Agent and the Required Lenders;

4.2           the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, shall have received an opinion of counsel to the Borrower in form and substance reasonably acceptable to the Administrative Agent;

4.3           the Administrative Agent shall have received counterparts of (a) the Amended and Restated Collateral Agency and Intercreditor Agreement (as defined in the Credit Agreement as amended by this Amendment), (b) the Amended and Restated Deposit and Disbursement Agreement (as defined in the Credit Agreement as amended by this Amendment), and (c) each other Security Document reasonably requested by the Administrative Agent, each of which shall have been executed and delivered on behalf of the each of the parties thereto.

4.4           a certificate of the Borrower, dated as of the date hereof, has been executed and delivered to the Administrative Agent certifying, inter alia, (a) true and correct copies of resolutions adopted by the board of managers or other appropriate body of the Borrower authorizing the negotiation, execution and delivery of this Amendment and the performance of the Credit Agreement as amended hereby and the negotiation, execution, delivery and performance of each of the applicable Security Documents and 2006 IPS Transaction Documents to which it is a party, (b) true and correct copies of the Organization Documents of the Borrower or a certification that there has been no change to the Organization Documents of the Borrower since September 15, 2006, (c) that the Cash Flow Coverage Ratio of the Parent Guarantor after giving pro forma effect to the 2006 IPS Transaction and Indebtedness of the Borrower and the applicable Subsidiaries as guarantors of the Convertible Note Indenture is at least 1.5 to 1.0, (d) that no Default or Event of Default exists on the date hereof, (e) that since the Closing Date no event or events have occurred that, in the aggregate, could reasonably be expected to have a Material Adverse Effect and (f) that immediately prior to and after giving effect to the 2006 IPS Transaction, the Borrower and each Guarantor shall be Solvent;

4.5           a certificate of each Guarantor, dated as of the date hereof, has been executed and delivered to the Administrative Agent certifying, inter alia, (a) true and correct copies of resolutions adopted by the general partner, managing member or other appropriate body of such Guarantor authorizing the negotiation, execution, delivery and performance of each of the applicable Security Documents and 2006 IPS Transaction Documents to which it is a party and (b) true and correct copies of the Organization Documents of such Guarantor or a certification that there has been no change to the Organization Documents of such Guarantor since September 15, 2006;

4.6           a certificate of the Parent Guarantor, dated as of the date hereof, has been executed and delivered to the Administrative Agent certifying, inter alia, (a) that each of the 2006 IPS Issuance and the Convertible Note Issuance have been, or upon the effectiveness of this

9

Amendment will be, consummated (b) that the Convertible Note Indenture and each of the other 2006 IPS Transaction Documents are, or upon the effectiveness of this Amendment will be, in full force and effect, (c) that the Cash Flow Coverage Ratio of the Parent Guarantor after giving pro forma effect to the 2006 IPS Transaction and Indebtedness of the Borrower and the applicable Subsidiaries as guarantors of the Convertible Note Indenture is at least 1.5 to 1.0; (d) that the Acquisition Term Loan Agent shall have received or, within five (5) Business Days of the consummation of the IPS Transaction, shall receive not less than $37,000,000 for the account of the Acquisition Term Loan Lenders as a prepayment of Indebtedness outstanding under the Acquisition Term Loan Facility, (e) that the proceeds of the 2006 IPS Transaction that have not been applied to the repayment of Indebtedness outstanding under the Acquisition Term Loan Facility have been, or upon the effectiveness of this Amendment shall be, applied (i) to the redemption by the Borrower of any Existing Investor Interests (as defined in the Subordinated Note Indenture) or (ii) to the payment of any fees, costs or other expenses incurred in connection with the consummation of the 2006 IPS Transaction; (f) true and correct copies of the final Convertible Note Indenture (which shall be in form and substance reasonably satisfactory to the Administrative Agent); (g) true and correct copies of the final 2006 IPS Prospectus (which shall be in form and substance reasonably satisfactory to the Administrative Agent); and (h) true and correct copies of the Guaranty, dated as of October 11, 2006 and delivered by each of the Guarantors party thereto in connection with the Convertible Note Indenture (which shall be in form and substance reasonably satisfactory to the Administrative Agent);

4.7           any fees required to be paid on or before the date hereof shall have been paid; and

4.8           unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Effective Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

5.             EFFECT OF AMENDMENT. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect.  All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

6.             GOVERNING LAW, SEVERABILITY, ETC.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF THE CONFLICTS OF LAW.  Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

10

THIS WRITTEN AMENDMENT AND THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

7.             MISCELLANEOUS.

7.1           Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7.2           Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7.3           NO ORAL AGREEMENTS.  THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

11

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

ATLANTIC POWER HOLDINGS, LLC,

By: Atlantic Power Management, LLC, its Manager

By:	/s/ Barry E. Welch
Name:	Barry E. Welch
Title:	President and Chief Executive Officer

Signature Page to Fourth Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

BANK OF MONTREAL, Individually as a Lender and as Administrative Agent

By:	/s/ Joseph A. Bliss
Name:	Joseph A. Bliss
Title:	Director

Signature Page to Fourth Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

UNION BANK OF CALIFORNIA, as a Lender

By:	/s/ Jonathan Bigelow
Name:	Jonathan Bigelow
Title:	Vice President

Signature Page to Fourth Amendment to Credit Agreement

EXHIBIT A
to Fourth Amended and Restated
Credit Agreement

Exhibit G
Form of Second Amended and Restated Pledge Agreement

[Attached]

Exhibit G

SECOND AMENDED AND RESTATED PLEDGE AGREEMENT
AND IRREVOCABLE PROXY

THIS SECOND AMENDED AND RESTATED PLEDGE AGREEMENT AND IRREVOCABLE PROXY (this “Agreement”) dated as of October 11, 2006, made by [Name of Pledgor], a [State and Type of Entity] (the “Pledgor”), in favor of BANK OF MONTREAL, as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, [Pledgor](1) [Atlantic Power Holdings, LLC (“Holdings”)](2) is a party to that certain Credit Agreement, dated as of November 18, 2004, (as amended by that certain First Amendment to Credit Agreement, dated as of April 29, 2005, as further amended by that certain Second Amendment to Credit Agreement, dated as of November 18, 2005, as further amended by that certain Third Amendment to Credit Agreement, dated as of September 15, 2006, as further amended by that certain Fourth Amendment to Credit Agreement, dated as of the date of this Agreement, and as may be further amended, restated, supplemented or otherwise modified, the “Revolving Credit Agreement”) by and among [Pledgor](3) [Holdings](4) (in its capacity as borrower under the Revolving Credit Agreement, the “Revolving Borrower”), the various financial institutions as are or may become parties thereto (collectively, the “Revolving Lenders”) and Bank of Montreal, as administrative agent (the “Revolving Administrative Agent”) for the Revolving Lenders, as issuer of letters of credit (the “L/C Issuer”) and as collateral agent;

WHEREAS, [Pledgor](5) [Holdings](6) has entered into or may enter into certain hedge agreements (“Revolving Secured Hedge Agreements”) with respect to foreign exchange, commodity or interest rate exposure with various Revolving Secured Hedge Counterparties (as defined below);

WHEREAS, [Pledgor](7) [Holdings](8) has entered into or may enter into certain agreements with respect to cash management exposure and funds transfer and deposit account liability (the “Cash Management Agreements”) with various Revolving Secured Parties (as defined below);

WHEREAS, [Pledgor](9) [Holdings](10) is a party to that certain Term Loan Credit Agreement, dated as of September 15, 2006 (as amended by that certain First Amendment to Term Loan Credit Agreement, dated as of the date of this Agreement and as may be further

(1) Borrower Pledge

(2) Guarantor Pledge

(3) Borrower Pledge

(4) Guarantor Pledge

(5) Borrower Pledge

(6) Guarantor Pledge

(7) Borrower Pledge

(8) Guarantor Pledge

(9) Borrower Pledge

(10) Guarantor Pledge

amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”) by and among [Pledgor](11) [Holdings](12) (in its capacity as borrower under the Term Loan Credit Agreement, the “Term Loan Borrower”), the various financial institutions as are or may become parties thereto (collectively, the “Term Loan Lenders”) and Bank of Montreal, as administrative agent (the “Term Loan Administrative Agent”) for the Term Loan Lenders;

WHEREAS, on November 18, 2004 and from time to time thereafter [Pledgor](13) [Atlantic Power Corporation (“Atlantic Power”)](14) issued (i) 11% Subordinated Notes (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Subordinated Notes”) and (ii) income participating securities (“IPSs”), pursuant to that certain 11% Subordinated Notes Indenture, dated as of November 18, 2004 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Subordinated Indenture”) among [Pledgor](15) [Atlantic Power](16), the guarantors a party thereto and Computershare Trust Company of Canada, in its capacity as trustee to the Subordinated Indenture;

WHEREAS, [Pledgor](17) [Atlantic Power](18) is entering into that certain Trust Indenture dated as of October 11, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Convertible Indenture”), between [Pledgor](19) [Atlantic Power](20) and Computershare Trust Company of Canada, in its capacity as trustee to the Convertible Indenture, pursuant to which [Pledgor](21) [Atlantic Power](22) will issue certain “6.25% Convertible Secured Debentures” (as described in the Convertible Indenture, the “Convertible Debentures”);

WHEREAS, in connection with (i) [the Revolving Credit Agreement, Pledgor has executed and delivered a certain Guaranty dated as of November 18, 2004 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Revolving Guaranty”) in order to guaranty the obligations of the Revolving Borrower under the Revolving Credit Agreement and the other Loan Documents (as defined in the Revolving Credit Agreement); (ii) the Term Loan Credit Agreement, Pledgor has executed and delivered a certain Guaranty dated as of September 15, 2006 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Guaranty”) in order to guaranty the obligations of the Term Loan Borrower under the Term Loan Credit Agreement and the other Loan Documents (as

(11) Borrower Pledge

(12) Guarantor Pledge

(13) Atlantic Power Corp Pledge

(14) Borrower and Subsidiary Pledge

(15) Atlantic Power Corp Pledge

(16) Borrower and Subsidiary Pledge

(17) Atlantic Power Corp Pledge

(18) Borrower and Subsidiary Pledge

(19) Atlantic Power Corp Pledge

(20) Borrower and Subsidiary Pledge

(21) Atlantic Power Corp Pledge

(22) Borrower and Subsidiary Pledge

2

defined in the Term Loan Agreement)](23); (iii) [the Subordinated Indenture, Pledgor has executed and delivered a certain Guaranty dated as of November 18, 2004 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Subordinated Indenture Guaranty”) in order to guaranty the obligations of Atlantic Power under the Subordinated Indenture and the other “Security Documents” (as defined in the Subordinated Indenture); and (iv) the Convertible Indenture, Pledgor has executed and delivered a certain Guaranty dated as of October 11, 2006 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Convertible Indenture Guaranty”) in order to guaranty the obligations of Atlantic Power under the Convertible Indenture and the other “Security Documents” (as defined in the Convertible Indenture)](24);

WHEREAS, to secure its obligations under the [Revolving Guaranty, Term Loan Guaranty](25) [, the Subordinated Indenture Guaranty](26) and the other “Secured Obligations” described therein, Pledgor entered into a certain Amended and Restated Pledge Agreement and Irrevocable Proxy, dated as of September 15, 2006 (the “Prior Pledge Agreement”), which amended and restated in its entirety that certain Pledge Agreement and Irrevocable Proxy, dated as of November 18, 2004  (the “Original Pledge Agreement”), pursuant to which the Pledgor pledged its interests in the Pledged Interest Issuers described therein;

WHEREAS, the obligations of [Pledgor](27) [Atlantic Power](28) under the Subordinated Indenture and the Subordinated Indenture Guarantors are secured in part by a pledge of membership interests, partnership interests and other similar interests in certain of [Pledgor’s](29) [Atlantic Power’s](30) direct and indirect subsidiaries, such pledged interests being junior and expressly subordinate to (i) the rights of the Revolving Secured Parties, (ii) the rights of the Term Loan Secured Parties (as defined below), (iii) the Revolving Secured Hedge Counterparties and (iv) the Convertible Secured Parties (as defined below);

WHEREAS, the obligations of [Pledgor](31) [Atlantic Power](32) under the Convertible Indenture and the Convertible Debenture and the Convertible Guarantors under the Convertible Guarantees are secured in part by a pledge of membership interests, partnership interests and other similar interests in certain of [Pledgor’s](33) [Atlantic Power’s](34) direct and indirect subsidiaries, such pledged interests being junior and expressly subordinate to (i) the rights of the Revolving Secured Parties, (ii) the rights of the Term Loan Secured Parties, and (iii) the Revolving Secured Hedge Counterparties, but expressly senior to the Subordinated Secured Parties (as defined below);

(23) Guarantor Pledge

(24) Borrower and Subsidiary Pledge

(25) Guarantor Pledge

(26) Borrower and Subsidiary Pledge

(27) Atlantic Power Corp Pledge

(28) Borrower and Subsidiary Pledge

(29) Atlantic Power Corp Pledge

(30) Borrower and Subsidiary Pledge

(31) Atlantic Power Corp Pledge

(32) Borrower and Subsidiary Pledge

(33) Atlantic Power Corp Pledge

(34) Borrower and Subsidiary Pledge

3

WHEREAS, the respective rights of the Secured Parties (as defined below), are set forth in that certain Second Amended and Restated Collateral Agency and Intercreditor Agreement, dated as of October 11, 2006 (the “Collateral Agency and Intercreditor Agreement”), by and among the Secured Parties, the Subordinated Trustee, the Convertible Trustee, the Administrative Agent and Bank of Montreal as collateral agent, (in such capacity, the “Collateral Agent”);

WHEREAS, the respective rights of the Secured Parties are further set forth in that certain Second Amended and Restated Deposit and Disbursement Agreement, dated as of October 11, 2006 (the “Deposit Agreement”), among the Borrower, the “Guarantors” party thereto, the Collateral Agent, the Subordinated Trustee, the Convertible Trustee and Harris Bank, as Depositary Bank;

WHEREAS, the Pledgor has duly authorized the execution delivery and performance of this Agreement;

WHEREAS, it is in the best interests of the Pledgor to execute this Agreement inasmuch as the Pledgor will derive substantial direct and indirect benefits from (i) the Revolving Loans made from time to time to, and the Revolving Letters of Credit issued on behalf of, the Revolving Borrower by the Revolving Lenders and/or the L/C Issuer pursuant to the Revolving Credit Agreement and the financial accommodations made from time to time to [Pledgor](35) [Holdings](36) by the Revolving Secured Hedge Counterparties pursuant to the Revolving Secured Hedge Agreements and the Cash Management Agreement; (ii) the Term Loan Loans made from time to time to the Term Loan Borrower by the Term Loan Lenders pursuant to the Term Loan Credit Agreement; (iii) the issuance of the “Securities”, as that term is defined in the Subordinated Indenture, pursuant to the terms of the Subordinated Indenture; and (iv) the issuance of the “Debentures”, as that term is defined in the Convertible Indenture, pursuant to the terms of the Convertible Indenture; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to (i) induce the Revolving Lenders and the L/C Issuer to make Revolving Loans to, and/or issue or participate in Revolving Letters of Credit for the account of, the Revolving Borrower pursuant to the Revolving Credit Agreement and to induce the Revolving Secured Hedge Counterparties to extend financial accommodations pursuant to the Revolving Secured Hedge Agreements, (ii) induce the Term Loan Lenders to make Term Loan Loans for the account of the Term Loan Borrower pursuant to the Term Loan Credit Agreement, (iii) induce the Subordinated Trustee to enter into the Subordinated Indenture and induce the holders from time to time of the Subordinated Notes to acquire the Subordinated Notes, and (iv) induce the Convertible Trustee to enter into the Convertible Indenture and induce the holders from time to time of the Convertible Debentures to acquire the Convertible Debentures, the Pledgor hereby agrees, for the benefit of each Secured Party, as follows:

(35) Borrower Pledge

(36) Guarantor Pledge

4

SECTION 1.1                 Certain Terms.  The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Agreement” is defined in the preamble.

“Atlantic Power” is defined in the recitals.

“Borrower” means, [Pledgor](37) [Holdings](38) in its collective capacity the Revolving Borrower and the Term Loan Borrower.

“Cash Management Agreement” is defined in the recitals.

“Collateral” is defined in Section 2.1.

“Collateral Agency and Intercreditor Agreement” is defined in the recitals.

“Collateral Agent” is defined in the preamble.

“Convertible Debentures” is defined in the recitals.

“Convertible Indenture” is defined in the recitals.

“Convertible Indenture Guarantees” means the “Guarantees” as defined in the Convertible Indenture and includes the Convertible Indenture Guaranty.

“Convertible Indenture Guarantors” means the “Guarantors” as defined in the Convertible Indenture.

“Convertible Indenture Guaranty” is defined in the recitals.

“Convertible Secured Obligations” means all present and future indebtedness, liabilities and obligations of any and every nature, kind and description whatsoever and however incurred (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured and whether as principal debtor, guarantor, surety or otherwise) of [Pledgor](39) [Atlantic Power](40) and each “Guarantor” (as defined in the Convertible Indenture) to the Convertible Trustee and each present and future holder of Convertible Debentures under, in connection with or with respect to the Convertible Indenture, each of the Convertible Debentures, the Convertible Indenture Guarantees and any security, documents or agreements delivered from time to time under or in connection with any of the foregoing (including, without limitation, principal, premium, interest, indemnities, fees, costs and expenses) and any ultimate unpaid balance thereof.

(37) Borrower Pledge

(38) Guarantor Pledge

(39) Atlantic Power Corp Pledge

(40) Borrower and Subsidiary Pledge

5

“Convertible Secured Parties” means the Convertible Trustee and those holders from time to time of the Convertible Debentures.

“Convertible Trustee” means Computershare Trust Company of Canada, in its capacity as trustee to the Convertible Indenture, or any successors and assigns as provided under the Convertible Indenture.

“Deposit Agreement” is defined in the recitals.

“Distributions” means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations and all cash distributions made in respect of the Pledged Interests or other shares of capital stock, member interest or other ownership interests or security entitlements, whether or not income, return of capital or otherwise, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Interests or other rights or interests constituting Collateral.

[“Holdings” is defined in the recitals.](41)

[“Levelization Account” means that certain levelization account established by and described in the Deposit Agreement.](42)

“L/C Issuer” is defined in the recitals.

“Loan Document” means, as the context may require, each “Loan Document” as defined in the Revolving Credit Agreement and the Term Loan Credit Agreement.

“Loan Party” means, as the context may require, each “Loan Party” as defined in the Revolving Credit Agreement and the Term Loan Credit Agreement.

“Original Pledge Agreement”  is defined in the recitals.

“Pledged Interests” means all member interests, general or limited partnership interests, stock or other ownership interests of any Pledged Interests Issuer, each as described in Attachment 1 hereto; all registrations, certificates, articles or agreements governing or representing any such interests; all options and other rights, contractual or otherwise, at any time existing with respect to such interests; and all distributions, cash, instruments and other property now or hereafter received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests; all advances or loans made by, or other indebtedness owed to, the Pledgor and all interests therein[; all of Pledgor’s right, title and interest in and to the Revenue Account and the Levelization Account of the Pledgor as governed by the Deposit Agreement and any or all cash, principal, interest or other amount on deposit in or to be deposited in the Revenue

(41) Guarantor Pledge

(42) Borrower Pledge

6

Account and the Levelization Account, including, without limitation, any and all proceeds on such amounts, pursuant to the Deposit Agreement](43).

“Pledged Interests Issuer” means the direct wholly-owned subsidiaries of the Pledgor described in Item A of Attachment 1 hereto.

[“Pledged Note Issuer” means each Person identified in Item B of Attachment 1 hereto as the issuer of the Pledged Notes identified opposite the name of such Person.](44)

[“Pledged Notes” means all promissory notes of any Pledged Note Issuer identified in Item B of Attachment 1 hereto or otherwise in the form or substantially in the form of Attachment 5 hereto or in form and substance reasonably satisfactory to the Collateral Agent which are delivered by the Pledgor to the Collateral Agent as Pledged Property hereunder, as such promissory notes, in accordance with Section 7.2, are amended, modified or supplemented from time to time and together with any promissory note of any Pledged Note Issuer taken in extension or renewal thereof or substitution therefor.](45)

“Pledged Obligations” is defined in Section 2.2.

“Pledged Property” means all [Pledged Notes,](46) Pledged Interests and all other pledged shares of capital stock, member interests, general or limited partnership interests, other ownership interests [or promissory notes](47), all other securities, all assignments of any amounts due or to become due, all other instruments which are now being delivered by the Pledgor to the Collateral Agent or may from time to time hereafter be delivered by the Pledgor to the Collateral Agent for the purpose of pledge under this Agreement, any Loan Document, Revolver Secured Hedge Agreement, Cash Management Agreement, the Subordinate Indenture, the Convertible  Indenture or any other Transaction Document, and all proceeds of any of the foregoing.

“Pledgor” is defined in the preamble.

“Prior Pledge Agreement”  is defined in the recitals.

“Revenue Account” means that certain revenue account established by and described in the Deposit Agreement.

“Revolving Administrative Agent” is defined in the recitals.

“Revolving Borrower” is defined in the recitals.

“Revolving Commitments” means the “Commitments” as defined in the Revolving Credit Agreement.

(43) Borrower Pledge

(44) Borrower Pledge

(45) Borrower Pledge

(46) Borrower Pledge

(47) Borrower Pledge

7

“Revolving Credit Agreement” is defined in the recitals

“Revolving Guaranty” is defined in the recitals.

“Revolving Hedging Obligation” means “Hedging Obligations” as defined in the Revolving Credit Agreement of Holdings or the other “Loan Parties” as defined in the Revolving Credit Agreement to a Revolving Secured Hedge Counterparty.

“Revolving Lenders” is defined in the recitals.

“Revolving Letters of Credit” means the “Letters of Credit” as defined in the Revolving Credit Agreement issued by the L/C Issuer.

“Revolving Loan” means the “Loans” as defined in the Revolving Credit Agreement.

“Revolving Secured Hedge Agreements” is defined in the recitals.

“Revolving Secured Hedge Counterparties” means the counterparties to the Revolving Secured Hedge Agreements as described in clause (xi) of the definition of “Permitted Liens” contained in the Revolving Credit Agreement.

“Revolving Secured Obligations”  means, any or all of (i) the “Obligations” (as defined in the Revolving Credit Agreement), (ii) any Revolving Hedging Obligation, (iii) any obligation of the Borrower to any of the Revolving Lenders, Bank of Montreal or their respective Affiliates with respect to a Cash Management Agreement as permitted under the Revolving Credit Agreement.

“Revolving Secured Parties” means, as the context may require, any and all of Bank of Montreal as collateral agent under the Revolving Credit Agreement, the L/C Issuer, any Revolving Lender, Bank of Montreal, and each of their respective successors, transferees and assigns and any Affiliate of any of the foregoing from time to time party to any of the Transaction Documents.

“Secured Obligations” means, collectively, the Revolving Secured Obligations, the Term Loan Secured Obligations, the Subordinated Secured Obligations and the Convertible Secured Obligations, in each case with the relative rights and priorities as set forth in the Collateral Agency and Intercreditor Agreement and the Deposit Agreement.

“Secured Parties” means, collectively (i) the Revolving Secured Parties, (ii) the Term Loan Secured Parties, (iii) the Subordinated Secured Parties, (iv) the Revolving Secured Hedge Counterparties and (v) the Convertible Secured Parties.

“Securities Act” is defined in Section 6.2.

“Subordinated Indenture” is defined in the recitals.

8

“Subordinated Indenture Guarantees” means the “Guarantees” as defined in the Subordinated Indenture and includes the Subordinated Indenture Guaranty.

“Subordinated Indenture Guarantors” means the “Guarantors” as defined in the Subordinated Indenture.

“Subordinated Indenture Guaranty” is defined in the recitals.

“Subordinated Notes” is defined in the recitals

“Subordinated Secured Obligations” means all present and future indebtedness, liabilities and obligations of any and every nature, kind and description whatsoever and however incurred (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured and whether as principal debtor, guarantor, surety or otherwise) of [Pledgor](48) [Atlantic Power](49)and each “Guarantor” (as defined in the Subordinated Indenture) to the Subordinated Trustee and each present and future holder of the Subordinated Notes under, in connection with or with respect to the Subordinated Indenture, each of the Subordinated Notes, the Subordinated Indenture Guarantees and any security, documents or agreements delivered from time to time under or in connection with any of the foregoing (including, without limitation, principal, premium, interest, indemnities, fees, costs and expenses) and any ultimate unpaid balance thereof.

“Subordinated Secured Parties” means the Subordinated Trustee and those holders from time to time of the Subordinated Notes.

“Subordinated Trustee” means Computershare Trust Company of Canada, in its capacity as trustee to the Subordinated Indenture, or any successors and assigns as provided under the Subordinated Indenture.

“Term Loan Administrative Agent” is defined in the recitals.

“Term Loan Borrower” is defined in the recitals.

“Term Loan Credit Agreement” is defined in the recitals.

“Term Loan Guaranty” is defined in the recitals.

“Term Loan Lenders” is defined in the recitals.

“Term Loan Loans” means the “Loans” as defined in the Term Loan Credit Agreement.

“Term Loan Secured Obligations”  means, any or all of the “Obligations” as defined in the Term Loan Credit Agreement.

(48) Atlantic Power Corp Pledge

(49) Borrower and Subsidiary Pledge

9

“Term Loan Secured Parties” means, as the context may require, any and all of Bank of Montreal as Term Loan Administrative Agent, any Term Loan Lender, Bank of Montreal, and each of their respective successors, transferees and assigns and any Affiliate of any of the foregoing from time to time party to any of the Transaction Documents.

“Transaction Documents” means, as the context may require, the Subordinated Indenture, the Subordinated Notes, the Convertible Indenture, the Convertible Debentures, the Revolving Credit Agreement, the Term Loan Credit Agreement, each promissory note delivered pursuant to the Revolving Credit Agreement or the Term Loan Credit Agreement, the Collateral Agency and Intercreditor Agreement, the Deposit Agreement, the “Security Documents” (as defined in the Subordinated Indenture), the “Security Documents” (as defined in the Convertible Indenture), the Loan Documents, as applicable, the agreements, contracts and documents creating or evidencing each of the Secured Obligations, the other agreements, documents, certificates and instruments now or hereafter executed or delivered by [Pledgor](50) [Atlantic Power](51), [Pledgor](52) [Holdings](53) or any Subsidiary or Affiliate of [Pledgor](54) [Holdings](55) in connection with the Subordinated Indenture, the Subordinated Notes, the Revolving Credit Agreement, the Term Loan Credit Agreement, the Convertible Indenture, the Convertible Debentures or the Secured Obligations.

“Trigger Event” means any “Event of Default” as defined in any Transaction Document or Termination Event, as defined in any Revolving Secured Hedge Agreement, or any other “Hedge Agreement”, as defined in the Revolving Credit Agreement.

“U.C.C.” means the Uniform Commercial Code, as in effect in the State of New York, as the same may be amended from time to time.

SECTION 1.2                 Collateral Agency and Intercreditor Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Collateral Agency and Intercreditor Agreement.

SECTION 1.3                 U.C.C. Definitions.  Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including its preamble and recitals, with such meanings.

ARTICLE II
PLEDGE

SECTION 2.1                 Grant of Security Interest.  The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Collateral Agent, for its benefit and the ratable benefit of each of the Secured Parties, and hereby grants to the Collateral Agent, for its

(50) Atlantic Power Corp Pledge

(51) Borrower and Subsidiary Pledge

(52) Borrower Pledge

(53) Guarantor Pledge

(54) Borrower Pledge

(55) Guarantor Pledge

10

benefit and the ratable benefit of each of the Secured Parties, a continuing security interest in all of the Pledgor’s right, title and interest, whether now owned or hereafter arising or acquired, in and to the following property (the “Collateral”):  (a) all Pledged Interests; (b) all other Pledged Interests issued from time to time; (c) [all promissory notes of each Pledged Note Issuer identified in Item B of Attachment 1 hereto; (d) all other Pledged Notes issued from time to time;](56) (e) all other Pledged Property, whether now or hereafter delivered to the Collateral Agent in connection with this Agreement, including, without limitation, all rights in any organic documents of the Pledged Interests Issuers (including, without limitation, any voting and management rights arising thereunder or at law), all rights to profits, income, surplus, compensation, return of capital, distributions and other reimbursements and payments from the Pledged Interests Issuers (including upon dissolution) in respect of all stock, membership or other equity interests now owned or hereafter acquired by the Pledgor in the Pledged Interests Issuers and in respect of the Pledgor’s accounts, general intangibles and other rights to payment or reimbursement now existing or hereafter acquired from the Pledged Interests Issuers; (f) all Distributions, interest, and other payments and rights with respect to any Pledged Property; (g) all books and records (in whatever form or media, including without limitation computerized records, software and disks) relating to any of the foregoing; (h) all General Intangibles relating to or arising out of any of the foregoing; and (i) all proceeds of any of the foregoing.

SECTION 2.2                 Security for Obligations.  This Agreement secures the indefeasible payment and performance in full of all Secured Obligations now or hereafter existing under the Revolving Credit Agreement, the Term Loan Credit Agreement, the Subordinated Notes, the Convertible Debentures, the Revolving Secured Hedge Agreements, the Cash Management Agreements, the Subordinated Indenture, the Subordinated Indenture Guarantees, the Convertible Indenture, the Convertible Indenture Guarantees, and each other Transaction Document, whether for principal, interest, costs, fees, expenses, or otherwise, and all other obligations of the Pledgor[, the Borrower](57) or any other Loan Party, or [Atlantic Power](58)or any Subordinated Indenture Guarantor or any Convertible Indenture Guarantor to any Secured Party pursuant to any of the Transaction Documents, now or hereafter owing, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several, regardless of how evidenced or arising, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing or due or to become due (all such Secured Obligations and such other obligations of such persons being collectively referred to as the “Pledged Obligations”).

SECTION 2.3                 Delivery of Pledged Property.

(a)           All certificates or instruments representing or evidencing any Collateral, including any Pledged Interests [and any Pledged Notes,](59) shall be delivered to and held by or on behalf of [(or in the case of any Pledged Notes, endorsed to the order of)](60) the Collateral Agent pursuant

(56) Borrower Pledge

(57) Guarantor Pledge

(58) Borrower and Subsidiary Pledge

(59) Borrower Pledge

(60) Borrower Pledge

11

hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary endorsements or instruments of transfer or assignment, duly executed in blank.

(b)           To the extent any of the Collateral constitutes a “certificated security” (as defined in Section 8-102(a)(4) of the U.C.C.), an “uncertificated security” (as defined in Section 8-102(a)(18) of the U.C.C.) or a “security entitlement” (as defined in Section 8-102(a)(17) of the U.C.C.), the Pledgor shall cause the issuer thereof or the securities intermediary thereof to take all actions necessary, or as requested by the Collateral Agent, to grant “control” (as defined in Section 8-106 of the U.C.C.) of such Collateral to the Collateral Agent over such Collateral.

SECTION 2.4                 Distributions on Pledged Interests.  In the event that any Distribution is to be paid on any Pledged Interests at a time when no Trigger Event has occurred and is continuing, such Distribution or payment may be paid directly to the Pledgor or to any Person designated by the Pledgor and such Distribution or payment shall be released from the security interest granted herein upon the making thereof; provided that such Distribution is otherwise specifically permitted under the Revolving Credit Agreement, the Term Loan Credit Agreement, the Subordinated Indenture, the Convertible Indenture and each other Transaction Document.  If any such Trigger Event has occurred and is continuing, then any such Distribution or payment shall be paid directly to the Collateral Agent, for its benefit and the ratable benefit of each of the Secured Parties.

SECTION 2.5                 Continuing Security Interest.  This Agreement shall create a continuing security interest in the Collateral and shall: (a) remain in full force and effect until indefeasible payment in full in cash of all Pledged Obligations and the termination or expiration of all Revolving Commitments and all other commitments of the Secured Parties to the Borrower or any other Loan Party, or Atlantic Power or any of the Subordinated Indenture Guarantors or the Convertible Indenture Guarantors under the Transaction Documents and the termination or expiration of all Revolving Letters of Credit; (b) be binding upon the Pledgor and its successors, transferees and assigns; and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each other Secured Party and their respective successors, transferees, and assigns.  Without limiting the generality of the foregoing clause (c), any Secured Party may assign or otherwise transfer (in whole or in part) any Subordinated Note, any Convertible Debenture, any Revolving Loan, any Term Loan Loan or any L/C Advance (as defined in the Revolving Credit Agreement) held by it to any other Person or entity, and any Secured Party may assign or otherwise transfer (in whole or in part) its interest pursuant to any Revolving Secured Hedge Agreement or Cash Management Agreement, and any successor or assignee thereof shall thereupon become vested with all of the rights and benefits in respect thereof granted to such Secured Party under any such Transaction Document (including this Agreement), or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and as applicable to the provisions of Section 10.07 and Article IX of the Revolving Credit Agreement, Section 10.07 and Article IX of the Term Loan Credit Agreement or any other similar provisions in any other applicable Transaction Document.  Upon the indefeasible payment in full of all Pledged Obligations and the termination or expiration of all Revolving Commitments and any other commitments of any Secured Party to the Borrower or any other Loan Party, or Atlantic Power or any of the Subordinated Indenture Guarantors or the Convertible Indenture Guarantors under the Transaction Documents and the termination or

12

expiration of all Revolving Letters of Credit, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgor.  Upon any such payment and termination or expiration, the Collateral Agent will, at the Pledgor’s sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Interests together with all other Collateral held by the Collateral Agent hereunder, and execute and deliver to the Pledgor, at Pledgor’s expense, such documents as the Pledgor shall reasonably request to evidence such termination.

SECTION 2.6                 Security Interest Absolute.  All rights of the Collateral Agent and the other Secured Parties and the security interests granted to the Collateral Agent and the other Secured Parties hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional, irrespective of (a) any lack of validity or enforceability of the Revolving Credit Agreement, the Term Loan Credit Agreement, the Subordinated Indenture, the Convertible Indenture or any other Transaction Document; (b) the failure of any Secured Party or any other holder of any Subordinated Note or any Convertible Debenture, (i) to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Loan Party, or Atlantic Power or any of the Subordinated Indenture Guarantors or the Convertible Indenture Guarantors or any other Person under the provisions of the Revolving Credit Agreement, the Term Loan Credit Agreement, the Subordinated Indenture, the Convertible Indenture, any other Transaction Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Pledged Obligations; (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Pledged Obligations or any other extension, compromise or renewal of any Pledged Obligation; (d) any reduction, limitation, impairment or termination of any Pledged Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Pledgor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Pledged Obligations; (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Revolving Credit Agreement, the Term Loan Credit Agreement, the Subordinated Indenture, the Convertible Indenture or any other Transaction Document; (f) any addition, exchange, release, surrender, or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Pledged Obligations; or (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower or any other Loan Party, or Atlantic Power or any of the Subordinated Indenture Guarantors or the Convertible Indenture Guarantors, any surety or any other guarantor.

SECTION 2.7                 Waiver of Subrogation.  Until one year and one day following the indefeasible payment in full in cash of all Pledged Obligations and the expiration or termination of all Revolving Commitments and the expiration or termination of all other commitments by any Secured Party to the Borrower or any other Loan Party, or Atlantic Power or any of the Subordinated Indenture Guarantors or the Convertible Indenture Guarantors under the Transaction Documents and the expiration or termination of all Revolving Letters of Credit, the Pledgor hereby irrevocably waives any claim or other rights which it may now or hereafter

13

acquire against the Borrower or any other Loan Party, or Atlantic Power or any of the Subordinated Indenture Guarantors or the Convertible Indenture Guarantors that arise from the existence, payment, performance or enforcement of the Pledgor’s obligations under this Agreement or any other Transaction Document including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy of any Secured Party against the Borrower or any other Loan Party, or Atlantic Power or any of the Subordinated Indenture Guarantors or the Convertible Indenture Guarantors or any collateral which the Collateral Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Borrower or any other Loan Party, or Atlantic Power or any of the Subordinated Indenture Guarantors or the Convertible Indenture Guarantors, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights.  If any amount shall be paid to the Pledgor in violation of the preceding sentence and the Pledged Obligations shall not have been indefeasibly paid in full in cash and all Revolving Commitments and all other commitments by any Secured Party to the Borrower or Atlantic Power under the Transaction Documents have not expired or terminated and all Revolving Letters of Credit have not expired or terminated, then such amount shall be deemed to have been paid to the Pledgor for the benefit of, and held in trust for, the Collateral Agent (on behalf of the Secured Parties), and shall forthwith be paid to the Collateral Agent to be credited and applied upon the Pledged Obligations, whether matured or unmatured.  The Pledgor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Revolving Credit Agreement, the Term Loan Credit Agreement, the Subordinated Indenture and the Convertible Indenture and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

SECTION 3.1                 Warranties, etc.  The Pledgor represents and warrants unto each Secured Party, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Interests) by the Pledgor to the Collateral Agent of any Collateral, as set forth in this Article III.

SECTION 3.2                 Ownership, No Liens, etc.  The Pledgor is the legal and beneficial owner of, and has good and valid title to (and has full right and authority to pledge and assign) the Collateral, free and clear of all Liens, security interests, options, or other charges or encumbrances, except any Lien or security interest granted pursuant hereto in favor of the Collateral Agent and except as permitted by the Revolving Credit Agreement, the Term Loan Credit Agreement, the Subordinated Indenture and the Convertible Indenture.

SECTION 3.3                 Valid Security Interest.

(a)           With respect to any Pledged Interests that are “securities” (as such term is defined in Section 8-102 of the U.C.C.), the “delivery” (as such term is defined in  Section 8-301 of the U.C.C.) of such Collateral (constituting a “security interest” under the U.C.C.) to the Collateral Agent is effective to perfect the security interest in such Collateral, and all proceeds thereof, and securing the Pledged Obligations and such security interest shall be a first priority security

14

interest in the Collateral.  No filing or other action will be necessary to perfect or protect such security interest.

(b)           With respect to all other Pledged Interests, upon the completion of the filing of a UCC-1 Financing Statement with respect to such Collateral with the Secretary of State of the state of organization or formation of the Pledgor, the security interest granted pursuant to this Pledge Agreement shall constitute a valid perfected security interest in all of such Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Pledged Obligations, enforceable in accordance with the terms hereof against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from such Pledgor and such security interest shall be a first priority security interest in the Collateral.  No other filing or other action will be necessary to perfect or protect such security interest.

(c)           The Pledgor owns no real property.

SECTION 3.4                 [As to Pledged Notes.  In the case of each Pledged Note, all of such Pledged Notes have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the issuers thereof, and are not in default.](61)

SECTION 3.5                 As to Pledged Interests. The Pledged Interests constitute one hundred percent (100%) of the Pledgor’s interest in each of the Pledged Interests Issuers.  All Pledged Interests have been duly authorized and validly issued and, to the extent the Pledged Interests are evidenced by or constitute “securities” under the U.C.C., registered (and such registration continues valid and genuine and has not been altered), are fully paid and non-assessable, and were not issued in violation of the preemptive rights, if any, of any Person or of any agreement by which the Pledgor or any Pledged Interests Issuer is bound.  All documentary, stamp or other taxes or fees owing in connection with the registration, issuance, transfer or pledge of Collateral have been paid.  No restrictions or conditions exist with respect to the registration, transfer, voting or capital of any Pledged Interests.  The Pledgor has no outstanding rights, rights to subscribe, options, warrants or convertible securities outstanding or any other rights outstanding whereby any Person would be entitled to acquire any member interests or other equity interests of any Pledged Interests Issuer.  All requisite formalities for the granting of a security interest in the Pledged Interests required pursuant to the organic documents of the Pledgor or the Pledged Interests Issuers have been complied with on or prior to the execution and delivery of this Agreement.

SECTION 3.6                 General.

(a)           Existence, Qualification and Power; Compliance with Laws.  The Pledgor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is qualified and is in good standing as a foreign Person for the transaction of business in each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and in which the failure so to qualify could not reasonably be expected to have a Material Adverse Effect.  As of the date hereof, the Pledgor

(61) Borrower Pledge

15

does not have any Subsidiaries or own any equity interests in any Person other than those Subsidiaries and equity interests of the type listed in Attachment 1 hereto.

(b)           Authorization; No Contravention.  The execution, delivery and performance by the Pledgor of this Agreement has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) violate the terms of any of such Person’s Organization Documents (except as such, in the aggregate, could not reasonably be expected to have a material adverse effect), (b) violate or result in any breach or contravention of, constitute a default under, or creation of any Lien on the properties of the Pledgor under, any contractual obligation to which Pledgor is a party or any order, injunction, writ or decree of any governmental authority to which such Person or its Property is subject (except as such, in the aggregate, could not reasonably be expected to have a material adverse effect), or (c) violate any law, rule or regulation.

(c)           Binding Effect.  This Agreement has been duly executed and delivered by the Pledgor.  This Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  Upon making the initial “Credit Extensions” under the Revolving Credit Agreement and the Term Loan Credit Agreement and recording an appropriately completed U.C.C. financing statement or financing statement amendment in the appropriate filing office, the Liens created by this Agreement will be “Acceptable Security Interests” (as defined in each of the Revolving Credit Agreement and the Term Loan Credit Agreement), constituting valid and perfected first and prior Liens on any Property described herein subject to no other Liens other than those Liens specifically permitted by Section 7.01 of the Revolving Credit Agreement and the Term Loan Credit Agreement or Section 4.08 of the Subordinated Indenture.

(d)           No Trigger Event.  No Trigger Event has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement.

SECTION 3.7                 Authorization, Approval, etc.  No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required (a) for the pledge by the Pledgor of any Collateral pursuant to this Agreement or for the execution, delivery, and performance of this Agreement by the Pledgor; or (b) for the perfection of or for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement, or for the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with a disposition of such Pledged Interests by laws and regulations affecting the offering and sale of securities generally and the preparation and the filing of any applicable U.C.C. financing statements or other required U.C.C. forms.

SECTION 3.8                 Delivery of Certificates.  All membership or other equity interests in each Pledged Interests Issuer that are represented by certificates have been delivered to the Collateral Agent, together with transfer documents as required in this Agreement, and the Pledgor hereby covenants and agrees that any certificates or instruments evidencing any membership or other equity interests in each Pledged Interests Issuer hereafter received by the

16

Pledgor will be held in trust for the Collateral Agent and promptly delivered to the Collateral Agent.

SECTION 3.9                 State of Organization, Formation or Incorporation; Location, Name.  (a) The first paragraph of this Agreement lists the true legal name of the Pledgor as registered in the jurisdiction in which the Pledgor is formed, (b) the Pledgor’s state of formation, incorporation or organization, its identification number as designated by the state of its formation, incorporation or organization, and its principal place of business (or, if it has more than one place of business, its chief executive office) are as set forth on Attachment 2 hereto, and (c) the Pledgor is not now and has not been known by any trade name.

ARTICLE IV
COVENANTS

SECTION 4.1                 Certain Covenants.  The Pledgor hereby covenants and agrees that, so long as any portion of the Pledged Obligations shall remain unpaid or any Secured Party shall have any outstanding Revolving Commitment or any other commitment to the Borrower or Atlantic Power under any Transaction Document or any Letter of Credit shall remain outstanding, the Pledgor will perform the obligations set forth in this Article IV.

SECTION 4.2                 Protect Collateral; Further Assurances, etc.  Except as permitted by Sections 7.05 and 7.07 of the Revolving Credit Agreement and the Term Loan Credit Agreement and Section 4.08 of the Subordinated Indenture as in effect on date hereof, the Pledgor will not sell, assign (by operation of law or otherwise), transfer, pledge, or encumber in any other manner or otherwise dispose of the Collateral.  The Pledgor will warrant and defend the right and title herein granted to the Collateral Agent in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever.  The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  The Pledgor agrees that without the prior written consent of the Collateral Agent, in its sole and absolute discretion, it will not permit the Pledged Interests Issuer, or vote its interest in the Pledged Interests in a way that (a) allows any Pledged Interests Issuer to make any amendments to the articles of organization, certificate of formation, operating agreement, limited liability company agreement or other organic agreement of any Pledged Interests Issuer, or (b) enter into any other agreements which, in the case of either clauses (a) or (b) could reasonably be expected to materially reduce the value of the Collateral or result in a Material Adverse Effect.  The Pledgor agrees that, upon the acquisition after the date hereof by the Pledgor of any Collateral, with respect to which the security interest granted hereunder is not perfected automatically upon such acquisition, the Pledgor will take such actions with respect to such Collateral or any part thereof as required by the respective Loan Documents.

17

SECTION 4.3                 Certificates, etc.

(a)           The Pledgor agrees that all certificates or other instruments evidencing Pledged Interests delivered by the Pledgor pursuant to this Agreement will be accompanied by duly executed undated blank transfer powers, in substantially the form attached hereto as Attachment 3, or other equivalent instruments of transfer acceptable to the Collateral Agent.  The Pledgor will, from time to time upon the request of the Collateral Agent, promptly deliver to the Collateral Agent duly executed undated blank transfer powers in substantially the form attached hereto as Attachment 3, and other instruments or similar documents reasonably satisfactory in form and substance to the Collateral Agent, with respect to the Collateral and will, from time to time upon the request of the Collateral Agent pursuant to the terms of the Collateral Agency and Intercreditor Agreement, promptly transfer any Pledged Interests into the name of any nominee designated by the Collateral Agent.

(b)           The Pledgor agrees that (i) the Collateral Agent may notify any Pledged Interests Issuer of the existence of this Agreement by having such Pledged Interests Issuer acknowledge the Notice of Pledge Agreement attached hereto as Attachment 4 immediately after the execution and delivery of this Agreement and (ii) it will keep, at its address so indicated below its signature hereto, all of its records concerning the Collateral, which records will be of such character as will enable the Collateral Agent or its designees to determine at any time the status thereof.

(c)           [The Pledgor will, from time to time upon the request of the Collateral Agent, promptly deliver to the Collateral Agent duly executed control agreements or other equivalent instruments of transfer or control reasonably acceptable to the Collateral Agent, and other instruments or similar documents reasonably satisfactory in form and substance to the Collateral Agent, with respect to the Revenue Account and the Levelization Account and will, from time to time upon the request of the Collateral Agent after the occurrence and during the continuance of a Trigger Event, promptly transfer any Pledged Interests with respect to such Revenue Account and the Levelization Account into the name of any nominee designated by the Collateral Agent.](62)

SECTION 4.4                 Continuous Pledge.  Subject to Section 2.4 and 4.2, the Pledgor will, at all times, keep pledged to the Collateral Agent pursuant hereto all Pledged Interests and all other Collateral, all Distributions with respect thereto, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Pledgor in respect of any Collateral, free and clear of all Liens, security interests, options, or other charges or encumbrances, except any Lien or security interest granted pursuant hereto in favor of the Collateral Agent and except as expressly permitted by the Revolving Credit Agreement, Term Loan Credit Agreement or the Subordinated Indenture.

SECTION 4.5                 Voting Rights; Distributions, etc.  The Pledgor agrees:

(a)           if any Trigger Event shall have occurred and be continuing, promptly upon receipt thereof by the Pledgor and without any request therefor by the Collateral Agent, to deliver (properly endorsed where required hereby or requested by the Collateral Agent)

(62) Borrower Pledge

18

to the Collateral Agent all Distributions, all interest, all principal, all other cash payments, and all proceeds of the Collateral, all of which shall be held by the Collateral Agent as additional Collateral for use in accordance with Section 6.4; and

(b)           if any Trigger Event shall have occurred and be continuing and the Collateral Agent has notified the Pledgor of the Collateral Agent’s intention to exercise its voting power under this Section 4.5, (i) the Collateral Agent may exercise (to the exclusion of the Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Interests or other shares of capital stock, membership interests or other equity or ownership interests constituting Collateral, and THE PLEDGOR HEREBY GRANTS THE COLLATERAL AGENT AN IRREVOCABLE PROXY, EXERCISABLE UNDER SUCH CIRCUMSTANCES, TO VOTE THE PLEDGED INTERESTS AND SUCH OTHER COLLATERAL, WITH SUCH PROXY TO REMAIN VALID UNTIL THE EARLIER OF (A) SUCH TIME AS SUCH TRIGGER EVENT IS NO LONGER CONTINUING; AND(B) THE INDEFEASIBLE PAYMENT IN FULL IN CASH OF ALL PLEDGED OBLIGATIONS, THE TERMINATION OR EXPIRATION OF ALL REVOLVING COMMITMENTS AND THE TERMINATION OR EXPIRATION OF ALL REVOLVING LETTERS OF CREDIT, and (ii) promptly to deliver to the Collateral Agent such additional proxies and other documents as may be necessary to allow the Collateral Agent to exercise such voting power and other incidental rights.

All Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by the Pledgor but which the Pledgor is then obligated to deliver to the Collateral Agent, shall, until delivery to the Collateral Agent, be held by the Pledgor separate and apart from its other property in trust for the Collateral Agent.  The Collateral Agent agrees that unless a Trigger Event shall have occurred and be continuing and the Collateral Agent shall have given the notice referred to in Section 4.5(b), the Pledgor shall have the exclusive voting power with respect to any shares of capital stock, membership interests or other equity or ownership interests constituting Collateral and the exclusive right to vote and exercise all other incidental rights of ownership with respect to all of the Pledged Interests, and the Collateral Agent shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise such voting power and incidental rights; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Pledgor that would cause a Trigger Event, impair any Collateral or be inconsistent with or violate any provision of the Revolving Credit Agreement, Term Loan Credit Agreement, the Subordinated Indenture or the Convertible Indenture or any other Transaction Document (including this Agreement).

SECTION 4.6                 Status of Pledged Interests.  The registration of the Pledged Interests on the permanent ownership records of the Pledged Interests Issuers shall at all times be valid and genuine and shall not be altered.  The Pledged Interests at all times shall be duly authorized, validly registered, fully paid, and non-assessable, and shall not be registered in violation of the organic documents of the Pledgor or the preemptive rights of any Person, if any, or of any agreement by which Pledgor or any Pledged Interests Issuer is bound.

19

SECTION 4.7                 Additional Undertakings.  The Pledgor will not, without the prior written consent of the Collateral Agent:

(a)           Intentionally Blank.

(b)           take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the Borrower or Atlantic Power in respect of any Pledged Interests constituting Collateral or other instrument constituting Collateral;

(c)           cause or permit any change to be made in its name, identity, corporate structure or state of incorporation or formation, or cause or permit any change in the location of (i) any Collateral, (ii) any records concerning any Collateral or (iii) the Pledgor’s place of business (or, if it has more than one place of business, its chief executive office), to a different jurisdiction from the jurisdiction represented herein, unless Pledgor shall have notified the Collateral Agent of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action, if any, reasonably required by the Collateral Agent for the purpose of further perfecting or protecting the security interest in favor of the Collateral Agent in the Collateral;

(d)           permit the issuance of (i) any additional membership or other equity interests or units of any class of member interests or units of any Pledged Interests Issuer (unless immediately upon such issuance the same are pledged and delivered to the Collateral Agent pursuant to the terms hereof), (ii) any securities or other ownership interests convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any membership or other ownership or equity interests or units of any Pledged Interests Issuer (unless immediately upon such issuance the same are pledged and delivered to the Collateral Agent pursuant to the terms hereof), or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such interests or units; or

(e)           enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any Pledged Interests, except restrictions on transfers imposed by Federal and state securities laws and as expressly provided in the Revolving Credit Agreement, Term Loan Credit Agreement, the Subordinated Indenture and the Convertible Indenture.

The Pledgor shall provide, or cause the relevant Pledged Interests Issuer to provide, the Collateral Agent with a copy of any amendment or supplement to, or modification or waiver of, any term or provision of any of the by-laws and other organic documents of the Pledged Interests Issuers, provided that the Pledgor shall not enter into any such amendment, supplement, modification or waiver which could reasonably be expected to be adverse to the interests of the Collateral Agent and the other Secured Parties.  The Pledgor covenants and agrees that it shall not consent to or permit (a) any Pledged Interest to be dealt with or traded on any securities exchanges or in any securities market or (b) any Pledge Interest Issuer to elect to have its

20

Pledged Interests treated as a “security” under Article 8 of the U.C.C. unless the Collateral Agent has a perfected security interest in such “security,” as contemplated by this Agreement.

SECTION 4.8                 Filings.  The Pledgor hereby authorizes the Collateral Agent to file U.C.C. financing statements, continuations and amendments with respect to the Collateral, and to file U.C.C. financing statements, and continuations and amendments thereto, and other similar documents with respect to the Collateral.

ARTICLE V
THE ADMINISTRATIVE AGENT

SECTION 5.1                 Collateral Agent Appointed Attorney-in-Fact.  The Pledgor hereby irrevocably appoints the Collateral Agent as the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument which the Collateral Agent acting reasonably may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation: (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) to receive, endorse, and collect any drafts or other instruments and documents in connection with clause (a) above; (c) to file any claims or take any action or institute any proceedings which the Collateral Agent acting reasonably may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral; and (d) to perform the affirmative obligations of the Pledgor hereunder (including all obligations of the Pledgor under Section 4.7); provided, however, that the Collateral Agent agrees not to exercise the power of attorney granted pursuant to this Section 5.1 unless and until a Trigger Event has occurred and is continuing.  THE PLEDGOR HEREBY ACKNOWLEDGES, CONSENTS AND AGREES THAT THE POWER OF ATTORNEY GRANTED PURSUANT TO THIS SECTION 5.1 IS IRREVOCABLE AND COUPLED WITH AN INTEREST AND SHALL BE EFFECTIVE UNTIL SUCH TIME THAT ALL SECURED OBLIGATIONS ARE REPAID IN FULL IN CASH.

SECTION 5.2                 Collateral Agent May Perform.  If the Pledgor fails to perform any agreement contained herein and such failure could reasonably be expected to adversely affect the maintenance, preservation or protection of any of the Collateral or the Collateral Agent’s security interest therein or result in a Material Adverse Effect, then the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor pursuant to Section 6.5, and the Collateral Agent may from time to time take any other action which the Collateral Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

SECTION 5.3                 Collateral Agent Has No Duty.  The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers.  Except for the exercise of reasonable care over any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or

21

responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 5.4                 Reasonable Care.  The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuation of any Trigger Event, but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE VI
REMEDIES

SECTION 6.1                 Certain Remedies.  If any Trigger Event shall have occurred and be continuing:

(a)           The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the Collateral Agency and Intercreditor Agreement or otherwise available to it, all of the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below or, as required to be provided by the U.C.C., sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable.  The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           The Collateral Agent may (i) transfer all or any part of the Collateral into the name of the Collateral Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder, (ii) notify the parties obligated on any of the Collateral to make payment to the Collateral Agent of any amount due or to become due thereunder, (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, (iv) endorse any checks, drafts, or other writings in the Pledgor’s name to allow collection of the Collateral, (v) take control of any proceeds of the Collateral, and (vi) execute (in the name, place and

22

stead of the Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

SECTION 6.2                 Securities Laws.  (a) If the Collateral Agent shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1, then the Pledgor agrees that, upon the reasonable request of the Collateral Agent, the Pledgor will, at its own expense:

(i)            execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors, members, partners, officers and shareholders thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the “Securities Act”), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto; and

(ii)           use its best efforts to qualify the Collateral under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Collateral Agent;

(b)           cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

(c)           do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Collateral Agent or any Secured Party by reason of the failure by the Pledgor to perform any of the covenants contained in this Section 6.2 and, consequently, agrees that, if the Pledgor shall fail to perform any of such covenants, then it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Collateral Agent) of the Collateral on the date the Collateral Agent shall demand compliance with this Section.

SECTION 6.3                 Compliance with Restrictions.  The Pledgor agrees that in any sale of any of the Collateral whenever a Trigger Event shall have occurred and be continuing, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have

23

certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 6.4                 Application of Proceeds.  All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be distributed by the Collateral Agent as set forth in the Collateral Agency and Intercreditor Agreement and the Deposit and Disbursement Agreement.

Any surplus of such cash or cash proceeds held by the Collateral Agent remaining after payment in full of all of the Pledged Obligations, and the termination or expiration of all Revolving Commitments and all other commitments of any Secured Party to the Borrower under any Loan Document, including, without limitation, any Secured Hedge Agreement, or Atlantic Power under the Subordinated Indenture or the Convertible Indenture or any Transaction Documents and the termination or expiration of all Revolving Letters of Credit, shall be distributed by the Collateral Agent as set forth in the Collateral Agency and Intercreditor Agreement and the Deposit and Disbursement Agreement.

SECTION 6.5                 Indemnity and Expenses.  The Pledgor hereby indemnifies and holds harmless the Collateral Agent from and against any and all claims, losses, and liabilities arising out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses, or liabilities resulting from the Collateral Agent’s gross negligence or willful misconduct. Upon demand, the Pledgor will pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Collateral Agent and any counsel may incur in connection herewith, including, without limitation, (i) the administration of this Agreement, the Collateral Agency and Intercreditor Agreement, the Credit Agreement and each other Transaction Document; (ii) the custody, preservation, use, or operation of, or sale of, collection from, or other realization upon, any of the Collateral; (iii) the exercise or enforcement of any of the rights of the Collateral Agent or any other Secured Party hereunder; or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof as contemplated by Section 5.2.

SECTION 6.6                 Warranties.  In any sale conducted pursuant hereto, the Collateral Agent may sell the Collateral without giving any warranties or representations as to the Collateral.  The Collateral Agent may disclaim any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

24

ARTICLE VII
MISCELLANEOUS PROVISIONS

SECTION 7.1                 Loan Document.  This Agreement is a Loan Document executed pursuant to the Revolving Credit Agreement and Term Loan Credit Agreement, respectively, and a “Security Document” delivered pursuant to the Subordinated Indenture and the Convertible Indenture, respectively, and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 7.2                 Amendments, etc.  Any amendment to or waiver of any provision of this Agreement or consent to any departure by the Pledgor herefrom shall be performed in accordance with and subject to the requirements of the Collateral Agency and Intercreditor Agreement with respect to amendments.

SECTION 7.3                 Notices.  All notices and other communications provided for hereunder shall be in writing and, if to the Pledgor, mailed or delivered to it at the address set forth below its signature hereto, if to the Collateral Agent, mailed or delivered to it at the address of the Collateral Agent specified in the Collateral Agency and Intercreditor Agreement or, as to either party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section.

SECTION 7.4                 Headings.  The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

SECTION 7.5                 Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 7.6                 Amendment and Restatement.  This Agreement is given in amendment and restatement of, and continuation, extension and renewal of, but not in extinguishment of, the obligations under the Prior Pledge Agreement or the Original Pledge Agreement.

SECTION 7.7                 Execution in Counterparts, Effectiveness, etc.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Pledgor and the Collateral Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement.  This Agreement shall become effective when counterparts hereof executed on behalf of the Pledgor and the Collateral Agent shall have been received by the Collateral Agent.

SECTION 7.8                 Intentionally Blank.

SECTION 7.9                 GOVERNING LAW.  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES

25

THEREOF RELATING TO CONFLICT OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW); PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH SECURED PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

SECTION 7.10               FORUM SELECTION AND CONSENT TO JURISDICTION.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT OR THE PLEDGOR MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN, CITY AND STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN, CITY AND STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.  THE PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK.  THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE PLEDGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS.

SECTION 7.11               WAIVER OF JURY TRIAL.  EACH SECURED PARTY BY ACCEPTING THE BENEFITS OF THIS AGREEMENT AND THE PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN

26

CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE SECURED PARTIES OR THE PLEDGOR.  THE PLEDGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES ENTERING INTO THIS AGREEMENT AND EACH OTHER TRANSACTION DOCUMENT.

SECTION 7.12               NO ORAL AGREEMENTS.  THIS WRITTEN PLEDGE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

SECTION 7.13               Filing as a Financing Statement.  At the option of the Collateral Agent, this Agreement, or a carbon, photographic or other reproduction of this Agreement or of any U.C.C. financing statement, continuation statement or amendments thereto, covering all of the Collateral or any portion thereof shall be sufficient as a U.C.C. financing statement and may be filed as such without the signature of the Pledgor where and to the full extent permitted by applicable law.  The Pledgor hereby expressly authorizes the Collateral Agent to file U.C.C. financing statements, continuation statements and amendments with respect to the Collateral and to file such U.C.C. financing statements, continuation statements and amendments thereto, and similar documents with respect to the Collateral without the Pledgor’s signature (to the extent permitted by applicable law).

[SIGNATURES BEGIN ON FOLLOWING PAGE]

27

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed and delivered by its officers thereunto duly authorized as of the date first above written.

PLEDGOR:

[Name of Pledgor]

By:
Name:
Title:

Address:
200 Clarendon Street, 55th Floor
Boston, MA 02117
Facsimile No. 617-531-6369
Attention: Barry Welch

[Signature Page to Second Amended and Restated Pledge Agreement]

S-1

COLLATERAL AGENT:

BANK OF MONTREAL

By:
Name:
Title:

Address:
700 Louisiana, Suite 4400
Houston, Texas 77002
Facsimile: 713-223-4007
Attention: Joseph A. Bliss

[Signature Page to Second Amended and Restated Pledge Agreement]

S-2

ATTACHMENT 1

to

Second Amended and Restated

Pledge Agreement

Item A.  Pledged Interests

	Interests		% of Interests
Pledged Interests Issuer	Type of Interest	Interests Owned by Pledgor	of Pledgor Pledged

[Item B.  Pledged Notes

Pledged Note Issuer Description:](63)

(63) Borrower Pledge

1-1

Attachment 2

to

Second Amended and Restated

Pledge Agreement

State of Organization, Formation or Incorporation, Etc.

PLEDGOR:

STATE OF FORMATION:

STATE IDENTIFICATION NUMBER:

CHIEF EXECUTIVE OFFICE:	Atlantic Power Management, LLC
200 Clarendon Street, 55th Floor
Boston, MA 02117

2-1

Attachment 3
to
Second Amended and Restated
Pledge Agreement

FORM OF TRANSFER POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                  (                          ) membership interests in [                          ], a [State of Organization and Type of Entity] (the “Issuer”), represented by the attached Certificate No.                                        herewith and do hereby irrevocably constitute and appoint                                                   as attorney to transfer the said membership interests on the books of the Issuer with full power of substitution in the premises.

DATED:

By:
Name:
Title:

IN PRESENCE OF:

3-1

Attachment 4
to
Second Amended and Restated
Pledge Agreement

FORM OF NOTICE OF SECOND AMENDED AND RESTATED PLEDGE AGREEMENT

TO:

Notice is hereby given that, pursuant to a Second Amended and Restated Pledge Agreement, dated as of October 11, 2006 (the “Pledge Agreement”), between [Name of Pledgor], a [State of Organization and Type of Entity] (the “Pledgor”), in favor of BANK OF MONTREAL, as Collateral Agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Pledge Agreement), the Pledgor has pledged and assigned to the Collateral Agent, and granted to the Collateral Agent a continuing security interest in, all right, title and interest of the Pledgor, whether now existing or hereafter arising or acquired, in, to and under that certain                                                   , dated as of                               ,          (the “Operating Agreement”), of                                                     , a [State of Organization and Type of Entity] (the “Pledged Interests Issuer”), including, without limitation:

The Pledgor’s rights, now existing or hereafter arising or acquired, to receive from time to time its share of profits, income, surplus, compensation, return of capital, distributions and other reimbursements and payments from the Pledged Interests Issuer (including, without limitation, specific properties of the Pledged Interests Issuer upon dissolution and otherwise), in respect of any and all of the following:

(1)           All [membership] [partnership interests] or other equity interests now owned or hereafter acquired by the Pledgor in the Pledged Interests Issuer as a result of exchange offers, direct investments or contributions or otherwise;

(2)           The Pledgor’s accounts, general intangibles and other rights to payment or reimbursement, now existing or hereafter arising or acquired, from the Pledged Interests Issuer, existing or arising from loans, advances or other extensions of credit by the Pledgor from time to time to or for the account of the Pledged Interests Issuer, or from services rendered by the Pledgor from time to time to or for the account of the Pledged Interests Issuer; and

(3)           The proceeds of and from any and all of the foregoing.

Pursuant to and subject to the terms of the Pledge Agreement, the Pledged Interests Issuer is hereby authorized and directed to (a) register the Pledgor’s pledge to the Collateral Agent of

4-1

the Pledgor’s membership and other equity interests on the Pledged Interests Issuer’s books, (b) to make direct payment to the Collateral Agent of any amounts due or to become due the Pledgor under the Operating Agreement, if so notified by the Collateral Agent, and (c) permit the Collateral Agent to exercise (to the exclusion of the Pledgor) the voting power and all other incidental rights of ownership with respect to such membership or other equity interests in accordance with the terms of the Pledge Agreement.

4-2

The Collateral Agent hereby requests the Pledged Interests Issuer to indicate the Pledged Interests Issuer’s acceptance of this Notice and consent to and confirmation of its terms and provisions by signing a copy hereof and returning the same to the Collateral Agent.

Dated: , 200	[ ]

By:
Name:
Title:

Address:

Attention:
Telephone:
Facsimile:

with a copy to:

Attention:
Telephone:
Facsimile:

4-3

ACKNOWLEDGMENT

[NAME OF PLEDGED INTERESTS ISSUER], a [State of Organization and Type of Entity] (the “Pledged Interests Issuer”), hereby (a) acknowledges and consents to the assignment by [NAME OF PLEDGOR], a [State of Organization and Type of Entity] (the “Pledgor”), of its right, title and interest in, to and under that certain                                                   , dated as of                               ,          (the “Operating Agreement”), of the Company pursuant to the terms of the Second Amended and Restated Pledge Agreement, dated as of October 11, 2006 (the “Pledge Agreement”), made by the Pledgor for BANK OF MONTREAL as Collateral Agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Pledge Agreement), (b) confirms that the Pledged Interests Issuer has reviewed the Pledge Agreement and this notice of assignment (c) upon notice from the Collateral Agent, the Pledged Interests Issuer agrees to make direct payment to the Collateral Agent of any amounts due or to become due the Pledgor under the Operating Agreement, (d) agrees to recognize the Collateral Agent (to the exclusion of the Pledgor) as the sole Person entitled to exercise the voting power and all other incidental rights of ownership with respect to such membership or other equity interests in accordance with the terms of the Pledge Agreement, and (e) agrees to comply with instructions provided by the Collateral Agent without further consent by the Pledgor.

Dated: , 200

[NAME OF PLEDGED INTERESTS ISSUER]

By:
Name:
Title:

Address:

Attention:
Telephone:
Telecopy:

4-4

Attachment 5
to
Pledge Agreement

FORM OF PROMISSORY NOTE(64)

$	, 200

FOR VALUE RECEIVED, the undersigned, [Name], a [State of organization and type of entity] (the “Maker”), promises to pay to the order of [Name], a [State of organization and type of entity] (the “Payee”), the principal sum of                                      UNITED STATES DOLLARS (U.S.$                                  ) without interest, on or prior to the earlier of (a) [                      ], 200     or (b) the termination of the Term Loan Credit Agreement (as defined below), such amount representing the aggregate principal amount of an intercompany loan made by the Payee to the Maker.  The Maker shall make payments to the Payee with respect to the indebtedness evidenced by this Note in accordance with the terms hereof and the Term Loan Credit Agreement.

All payments of principal on this Note shall be payable in lawful currency of the United States of America.  All such payments shall be made by the Maker to “Account No. 180-072-1   Atlantic Power Holdings, LLC - Revenue Account”  established by the Payee at Harris Direct (the “Revenue Account”) and shall be recorded on the grid attached hereto by the holder hereof (including the Administrative Agent as pledgee).  Prior to making each payment to the Revenue Account, the Maker shall deliver written notice to the Payee with a copy to Bank of Montreal in its capacity as collateral agent (the “Collateral Agent”) under that certain Amended and Restated Collateral Agency and Intercreditor Agreement, dated as of the date hereof, among the “Revolving Lenders” described therein and from time to time party thereto, the “Revolving Administrative Agent” described therein and a party thereto, the “Term Loan Lenders” described therein and from time to time party thereto, the “Term Loan Administrative Agent” described therein and a party thereto, the “Subordinated Trustee” described therein and a party thereto, the “Convertible Trustee” described therein and a party thereto, the other secured parties from time to time party thereto and the Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agency and Intercreditor Agreement”).

This Note is one of the “Intercompany Loan Documents” referred to in, and evidences indebtedness incurred pursuant to Section 7.02(b)(vi) of that certain Term Loan Credit Agreement, dated as of the date hereof, by and among the Payee, the lenders from time to time party thereto (the “Term Loan Lenders”) and Bank of Montreal in its capacity as administrative agent (the “Term Loan Administrative Agent”) (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”).  Maker and Payee hereby covenant, consent and agree that at any time on and after the date hereof, any and all amounts paid to the Revenue Account in repayment of this Note shall be applied to prepay the indebtedness of the Payee to the Term Loan Lenders pursuant to and in accordance with terms and conditions of the Term Loan Credit Agreement. Maker and Payee further covenant, consent and agree that any and all distributions, dividends, return of capital, or any other similar payments made by Maker for the benefit of Payee, shall be deemed to be a repayment of this Note and shall be applied to prepay the outstanding indebtedness of Payee to the Term Loan

(64) Borrower Pledge

5-1

Lenders pursuant to and in accordance with Term Loan Credit Agreement.  Upon the occurrence and continuance of a “Default” or an “Event of Default” under the Term Loan Credit Agreement, and notice thereof by the Collateral Agent to the Maker, the Collateral Agent shall have all rights of the Payee to collect and accelerate, and enforce all rights with respect to, the indebtedness evidenced by this Note.  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Term Loan Credit Agreement.

Reference is made to the Term Loan Credit Agreement for a description of the Pledge Agreement pursuant to which this Note has been pledged to the Collateral Agent as security for the obligations outstanding from time to time under the Term Loan Credit Agreement and each other Loan Document and as security for the “Secured Parties” as defined in the Collateral Agency and Intercreditor Agreement.

In addition to, but not in limitation of, the foregoing, the Maker further agrees to pay all reasonable expenses, including reasonable attorneys’ fees and legal expenses, incurred by the holder (including the Term Loan Administrative Agent as pledgee) of this Note endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICT OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW); PROVIDED THAT THE COLLATERAL AGENT AND EACH SECURED PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

THE MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS NOTE.  THE MAKER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE TO ACCEPT THIS NOTE.

5-2

[Name of Maker]

By
Name:
Title:

Pay to the order of:

[Name of Collateral Agent]

By
Name:
Title:

Consented and Agreed to by:

[Name of Payee]:

By:
Name:
Title:

5-3

GRID

Intercompany Loans made by                                to                and payments of principal of such Loans.

Date	Amount of Intercompany Loan	Amount of Principal Payment	Outstanding Principal Balance	Notation Made By

5-1

EXHIBIT B
to Fourth Amended and Restated
Credit Agreement

Exhibit H
Form of Second Amended and Restated Deposit and Disbursement Agreement

[Attached]

Exhibit H

SECOND AMENDED AND RESTATED DEPOSIT AND DISBURSEMENT
AGREEMENT

among

ATLANTIC POWER CORPORATION

ATLANTIC POWER HOLDINGS LLC

TETON POWER FUNDING, LLC

TETON OPERATING SERVICES, LLC

BAKER LAKE HYDRO LLC

BADGER POWER GENERATION I LLC

BADGER POWER GENERATION II LLC

STOCKTON COGEN (II) LLC

ORLANDO POWER GENERATION I LLC

ORLANDO POWER GENERATION II LLC

MEP RUMFORD, LLC

TETON EAST COAST GENERATION LLC

TETON FUELS MID-GEORGIA LLC

EPSILON POWER FUNDING, LLC

MP POWER LLC

OLYMPIA HYDRO LLC

NCP HOUSTON POWER LLC

NCP PERRY LLC

NCP DADE POWER LLC

NCP PASCO LLC

DADE INVESTMENT, L.P.

GEDDES II COMPANY LLC

GEDDES COGENERATION COMPANY LLC

TETON SELKIRK LLC

TETON NEW LAKE, LLC

ONONDAGA COGENERATION LIMITED PARTNERSHIP,

BANK OF MONTREAL

as Collateral Agent,

COMPUTERSHARE TRUST COMPANY OF CANADA,

as Trustee for the Holders of the Convertible Debentures,

COMPUTERSHARE TRUST COMPANY OF CANADA,

as Trustee for the Holders of the Subordinated Notes

and

HARRIS BANK

as Depositary Bank

Dated as of October 11, 2006

THIS SECOND AMENDED AMD RESTATED DEPOSIT AND DISBURSEMENT AGREEMENT (this “Agreement”) dated as of October 11, 2006, is made by and among (i) Atlantic Power Holdings LLC, a Delaware limited liability company (“Holdings” or the “Company”), (ii) Atlantic Power Corporation, a corporation continued under the laws of British Columbia (“Atlantic Power Corporation”), Teton Power Funding, LLC, Teton Operating Services, LLC, Baker Lake Hydro LLC, Badger Power Generation I LLC, Badger Power Generation II LLC, Stockton Cogen (II) LLC, Orlando Power Generation I LLC, Orlando Power Generation II LLC, MEP Rumford, LLC, Teton East Coast Generation LLC, Teton Fuels Mid-Georgia LLC, Epsilon Power Funding, LLC, MP Power, LLC, Olympia Hydro LLC, NCP Houston Power LLC, NCP Perry LLC, NCP Dade Power LLC, NCP Pasco LLC, Dade Investment, L.P., Geddes II Company LLC, Geddes Cogeneration Company LLC, Teton New Lake, LLC, Teton Selkirk LLC and Onondaga Cogeneration Limited Partnership (each entity referred to in this clause (ii) herein as a “Guarantor” or collectively, the “Guarantors”), (iii) Bank of Montreal, in its capacity as collateral agent under the Collateral Agency and Intercreditor Agreement described below (together with its successors and permitted assigns, the “Collateral Agent”), (iv) Computershare Trust Company of Canada, as Subordinated Trustee (together with its successors and permitted assigns, the “Subordinated Trustee”), (v) Computershare Trust Company of Canada, as Convertible Trustee (together with its successors and permitted assigns, the “Convertible Trustee”) and (vi) Harris Bank, in its capacity as depositary bank (together with its successors and permitted assigns, the “Depositary Bank”).

W I T N E S S E T H:

WHEREAS, in order to finance certain indebtedness of the Company, the Company entered into the Credit Agreement, dated as of November 18, 2004 (as amended by that certain First Amendment to Credit Agreement, dated as of April 29, 2005, as further amended by that certain Second Amendment to Credit Agreement, dated as of November 18, 2005, as further amended by that certain Third Amendment to Credit Agreement, dated as of September 15, 2006, as further amended by that certain Fourth Amendment to Credit Agreement, dated as of the date of this Agreement, and as may be further amended, restated, supplemented or otherwise modified, the “Revolving Credit Agreement”), among the Company, the lenders from time to time party thereto (the “Revolving Lenders”), and Bank of Montreal as administrative agent for the Revolving Lenders (the “Revolving Administrative Agent”), issuer of letters of credit and collateral agent;

WHEREAS, Atlantic Power Corporation issued certain notes (the “Subordinated Notes”) under its 11% Subordinated Notes Indenture, dated as of November 18, 2004 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Subordinated Indenture”), among Atlantic Power Corporation, the Guarantors and the Subordinated Trustee;

WHEREAS, in order to finance certain additional indebtedness of the Company, the Company entered into the Term Loan Credit Agreement, dated as of September 15, 2006 (as amended by that certain First Amendment to Credit Agreement, dated as of the date of this Agreement as the same may be further amended, restated, supplemented or otherwise modified, the “Term Loan Credit Agreement”), among the Company, the lenders from time to time party thereto (the “Term Loan Lenders”), and Bank of Montreal as administrative agent for the Term Loan Lenders (the “Term Loan Administrative Agent”);

WHEREAS, Atlantic Power Corporation is entering into that certain Trust Indenture dated as of October 11, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Convertible Indenture”), between Atlantic Power Corporation and Computershare Trust Company of Canada, in its capacity as Convertible Trustee, pursuant to which Atlantic Power Corporation will issue certain “Debentures” (as described in the Convertible Indenture and hereinafter the “Convertible Debentures”);

WHEREAS, the Revolving Secured Obligations, the Term Loan Secured Obligations, the Subordinated Notes and the other Subordinated Secured Obligations, the Convertible Debentures and the other Convertible Secured Obligations and the Other Secured Obligations of the Company, Atlantic Power Corporation and the other Guarantors will be secured by the Collateral pursuant to the Transaction Documents;

WHEREAS, pursuant to the Second Amended and Restated Collateral Agency and Intercreditor Agreement, dated as of the date of this Agreement (the “Collateral Agency and Intercreditor Agreement”), by and among the Revolving Lenders, the Revolving Administrative Agent, the Term Loan Lenders, the Term Loan Administrative Agent, the Convertible Trustee, the Subordinated Trustee, the Other Secured Parties and the Collateral Agent, the Collateral Agent has been appointed to act as agent and representative for the Secured Parties in connection with the Collateral, including, without limitation, the Accounts established pursuant to this Agreement; and

WHEREAS, the Company and the Guarantors intend to grant to the Collateral Agent, for the benefit of the Secured Parties, a lien on and security interest in the Accounts (other than the US Disbursement Account and the Canadian Disbursement Account) established pursuant to this Agreement.

NOW THEREFORE, in consideration of the premises and the covenants and agreements as set forth in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties to this Agreement agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1            Defined Terms.  Capitalized terms used and not otherwise defined in this Agreement shall have the meanings assigned to them in Section 1.01 of the Revolving Credit Agreement (as in existence on the date hereof), which Section 1.01 is incorporated by reference herein as though set forth fully herein.  In addition to terms elsewhere defined in this Agreement, the following words and terms as used in this Agreement shall have the following meanings unless the context or use clearly indicates another or different intent or meaning:

“Account Collateral” shall have the meaning given in Section 2.3.

2

“Accounts” shall have the meaning given in Section 2.2.

“Canadian Disbursement Transfer Amount” means in respect of any date the amount transferred to the Canadian Disbursement Account pursuant to Section 3.3(b) on such date.

“Canadian Levelization Reserve Payment Amount” means the amount certified by the Company to the Collateral Agent and the Depositary Bank in the relevant notice delivered pursuant to Section 3.2(b).

“Canadian Levelization Reserve Transfer Amount” means in respect of any date the amount, if any, notified by the Company to the Collateral Agent and the Depositary Bank as the Canadian Levelization Reserve Transfer Amount in respect of such date.

“Collateral” means the Property of the Company, the Guarantors or any other any Revolving Loan Party or Term Loan Party upon which Liens in favor of the Secured Parties have been granted or have been purported to have been granted by the terms of the applicable Transaction Documents.

“Convertible Secured Obligations” means all present and future indebtedness, liabilities and obligations of any and every nature, kind and description whatsoever and however incurred (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured and whether as principal debtor, guarantor, surety or otherwise) of Atlantic Power Corporation and each “Guarantor” (as defined in the Convertible Indenture) to the Convertible Trustee and each present and future holder of Convertible Debentures under, in connection with or with respect to the Convertible Indenture, each of the Convertible Debentures, each “Guarantee” (as defined in the Convertible Indenture) and any security, documents or agreements delivered from time to time under or in connection with any of the foregoing (including, without limitation, principal, premium, interest, indemnities, fees, costs and expenses) and any ultimate unpaid balance thereof.

“Indemnified Depositary Bank Party” shall have the meaning given in Section 5.2.

“Investment Accounts”  shall have the meaning given in Section 3.10(c).

“Majority Secured Parties” has the meaning provided in the Collateral Agency and Intercreditor Agreement.

“Monies” shall mean all cash, payments, Permitted Investments and other amounts (including instruments evidencing such amounts) on deposit in or credited to any Account.

“Monthly Date” shall mean the last day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day.

“Other Secured Obligations” means the obligations of the Revolving Loan Parties in respect of Revolving Hedging Obligations to the Revolving Secured Parties described in clause (iv) of the definition of Secured Parties.

3

“Permitted Investments” means:

(i)            obligations, maturing (subject to the second sentence of Section 3.10) within five years from the date of acquisition, of or fully guaranteed by the United States of America or Canada or an agency thereof;

(ii)           state or municipal securities having an effective maturity (subject to the second sentence of Section 3.10) within five years from the date of acquisition that are, at the time of acquisition, rated AA— or better by Standard & Poors Rating Service;

(iii)          certificates of deposit or banker’s acceptances, maturing (subject to the second sentence of Section 3.10) within five years from the date of acquisition of or issued by the Depositary Bank or other commercial banks whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank) are, at the time of acquisition, rated AA— or better by Standard & Poors Rating Service;

(iv)          commercial paper, maturing (subject to the second sentence of Section 3.10) within 270 days from the date of issuance which, at the time of acquisition, is rated A-2 or better by Standard & Poors Rating Service;

(v)           repurchase agreements fully collateralized with securities meeting the criteria described in clause (i) above;

(vi)          money market instrument programs that are properly classified as current assets in accordance with generally accepted accounting principles; and

(vii)         mutual funds that invest solely in the types of assets described in (i) - (vi) above.

“Revolving Commitments” means the “Commitments” as defined in the Revolving Credit Agreement.

“Revolving Credit Agreement Secured Parties” means, as the context may require, any and all of Bank of Montreal as collateral agent under the Revolving Credit Agreement, the “L/C Issuer” under the Revolving Credit Agreement, any Revolving Lender, Bank of Montreal, and each of their respective successors, transferees and assigns and any Affiliate of any of the foregoing from time to time party to any of the Transaction Documents.

“Revolving Credit Indebtedness Payment Amount” means on any date all amounts due and payable in respect of the Revolving Secured Obligations.

“Revolving Hedging Obligation” means “Hedging Obligations” as defined in the Revolving Credit Agreement between a Revolving Loan Party and a Revolving Secured Hedge Counterparty.

“Revolving Letters of Credit” means, collectively, any “Letter of Credit” as defined in the Revolving Credit Agreement.

4

“Revolving Loan Documents” means the “Loan Documents” as defined in the Revolving Credit Agreement.

“Revolving Loan Parties” means the “Loan Parties” as defined in the Revolving Credit Agreement.

“Revolving Obligations” means the “Obligations” as defined in the Revolving Credit Agreement.

“Revolving Secured Hedge Counterparties” means the counterparties of the Loan Parties to the Revolving Hedging Obligations described in clause (xi) of the definition of “Permitted Liens” contained in the Revolving Credit Agreement.

“Revolving Secured Obligations”  means, any or all of (i) the Revolving Obligations, (ii) any Revolving Hedging Obligation of the Company or the other Loan Parties to any of the Revolving Lenders, Bank of Montreal or their respective Affiliates pursuant to or as permitted under the Revolving Credit Agreement, (iii) any obligation of the Borrower to any of the Revolving Lenders, Bank of Montreal or their respective Affiliates with respect to cash management exposure and funds transfer and deposit account liabilities pursuant to or as permitted under the Revolving Credit Agreement.

“Secured Parties” means collectively (i) the Revolving Credit Agreement Secured Parties, (ii) the Term Loan Credit Agreement Secured Parties, (iii) the Convertible Trustee and the holders from time to time of the Convertible Debentures, (iv) the Subordinated Trustee and the holders from time to time of the Subordinated Notes and (v) the Revolving Secured Hedge Counterparties.

“Subordinated Secured Obligations” means all present and future indebtedness, liabilities and obligations of any and every nature, kind and description whatsoever and however incurred (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured and whether as principal debtor, guarantor, surety or otherwise) of Atlantic Power Corporation and each Guarantor (as defined in the Subordinated Indenture) to the Subordinated Trustee and each present and future holder of Subordinated Notes under, in connection with or with respect to the Subordinated Indenture, each of the Subordinated Notes, each “Guarantee” (as defined in the Subordinated Indenture) and any security, documents or agreements delivered from time to time under or in connection with any of the foregoing (including, without limitation, principal, premium, interest, indemnities, fees, costs and expenses) and any ultimate unpaid balance thereof.

“Tax” shall mean any tax, levy, imposition, impost, fee, assessment, deduction, charge or withholding imposed by a Governmental Authority as well as any interest, penalty or assessment payable or imposed with respect to any of the foregoing.

“Term Loan Credit Agreement Secured Parties” means, as the context may require, any and all of Bank of Montreal as Term Loan Administrative Agent, any Term Loan Lender, Bank of Montreal, and each of their respective successors, transferees and assigns and any Affiliate of any of the foregoing from time to time party to any of the Transaction Documents.

5

“Term Loan Credit Indebtedness Payment Amount” means on any date all amounts due and payable in respect of the Term Loan Secured Obligations.

“Term Loan Documents” means the “Loan Documents” as defined in the Term Loan Credit Agreement.

“Term Loan Parties” means the “Loan Parties” as defined in the Term Loan Credit Agreement.

“Term Loan Obligations” means the “Obligations” as defined in the Term Loan Credit Agreement.

“Term Loan Secured Obligations”  means, any or all of the Term Loan Obligations.

“Transaction Documents” shall mean the Subordinated Indenture, the Subordinated Notes, the Convertible Indenture, the Convertible Debentures, the Revolving Credit Agreement, the Term Loan Credit Agreement, each promissory note delivered pursuant to the Revolving Credit Agreement or the Term Loan Credit Agreement, the Collateral Agency and Intercreditor Agreement, this Agreement, the Security Documents (as defined in the Subordinated Indenture), the Security Documents (as defined in the Convertible Indenture), the Revolving Loan Documents, the Term Loan Documents, the agreements, contracts and documents creating or evidencing each of the Revolving Secured Obligations, the Term Loan Secured Obligations, the Other Secured Obligations, the Convertible Secured Obligations and the Subordinated Secured Obligations, the other agreements, documents, certificates and instruments now or hereafter executed or delivered by Atlantic Power Corporation, the Company or any Subsidiary or Affiliate of the Company in connection with the Subordinated Indenture, the Subordinated Notes, the Convertible Indenture, the Convertible Debentures, the Revolving Credit Agreement, the Term Loan Credit Agreement, the Revolving Secured Obligations, the Term Loan Secured Obligations, the Other Secured Obligations, the Convertible Secured Obligations or the Subordinated Secured Obligations.

“Trigger Event” means any “Event of Default” (as defined in the Revolving Credit Agreement, the Term Loan Credit Agreement, the Subordinated Indenture, the Convertible Indenture or any other agreement evidencing or creating or documenting any Revolving Secured Obligation, Term Loan Secured Obligation, Other Secured Obligation, the Convertible Secured Obligations or Subordinated Secured Obligation, as the case may be) or “Termination Event” (as defined in any agreement evidencing or creating or documenting any Revolving Hedging Obligation or other Revolving Secured Obligation, Term Loan Secured Obligation, Other Secured Obligation, Convertible Secured Obligation or Subordinated Secured Obligation, as the case may be); provided, that notwithstanding the foregoing, at any time that the Revolving Credit Agreement or the Term Loan Credit Agreement shall be in effect or Other Secured Obligations are outstanding, it shall not be a Trigger Event if the event causing such Trigger Event is solely an Event of Default under (i) either the Convertible Indenture or the Subordinated Indenture or (ii) both the Convertible Indenture and the Subordinated Indenture.

“US Disbursement Transfer Amount” means in respect of any date the amount transferred to the US Disbursement Account pursuant to Section 3.1(b) on such date.

6

“US Levelization Reserve Payment Amount” means the amount certified by the Company to the Collateral Agent and the Depositary Bank in the relevant notice delivered pursuant to Section 3.2(b).

“US Levelization Reserve Transfer Amount” means in respect of any date the amount, if any, notified by the Company to the Collateral Agent and the Depositary Bank as the US Levelization Reserve Transfer Amount in respect of such date.

Section 1.2            Principles of Construction.  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)           all references in this Agreement to designated “Articles,” “Sections,” “Exhibits,” “Schedules” and other subdivisions are to the designated Articles, Sections, Exhibits, Schedules and other subdivisions of this Agreement;

(b)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit, Schedule or other subdivision;

(c)           unless otherwise expressly specified, any agreement, contract or document defined or referred to in this Agreement shall mean such agreement, contract or document as in effect as of the date of this Agreement, as the same may thereafter be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms and the Transaction Documents and shall include any agreement, contract or document in substitution or replacement of any of the foregoing; and

(d)           any reference to any Person shall include its successors and assigns.

Section 1.3            UCC Terms.  Unless otherwise defined in this Agreement, the Convertible Indenture, the Subordinated Indenture, the Revolving Credit Agreement or in the Term Loan Credit Agreement, all terms defined in the Uniform Commercial Code as in effect from time to time in the State of New York (the “UCC”) which are used in this Agreement shall have the respective meanings given to those terms in the UCC as in effect from time to time in the State of New York.

ARTICLE II

PROCEDURES, GOVERNMENT AND ESTABLISHMENT OF ACCOUNTS

Section 2.1            Procedures Governing Accounts.  (a)  The Depositary Bank is appointed to act as a depositary bank and agrees to act as such and to accept all Monies to be delivered to or held by the Depositary Bank pursuant to the terms of this Agreement, the Revolving Credit Agreement, the Term Loan Credit Agreement and the other Transaction Documents and to promptly deposit all such Monies into the Accounts established under this Agreement.  The Depositary Bank shall hold and safeguard the Accounts (other than the US Disbursement Account and the Canadian Disbursement Account) during the term of this Agreement and shall treat the Monies and any other property, and all rights related to the Monies and such other

7

property, now or hereafter deposited in or credited to the Accounts (other than such property or Monies in the US Disbursement Account or the Canadian Disbursement Account) as “financial assets” (as defined in Section 8-102(a)(9) of the UCC), to be held by the Depositary Bank, acting as a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC).  The Depositary Bank represents and agrees that each Account (other than the US Disbursement Account and the Canadian Disbursement Account) will be maintained, to the extent that financial assets are deposited herein or credited thereto as a “securities account” (as defined in Section 8-501 of the UCC), and, to the extent that credit balances not constituting financial assets are credited thereto, as a “deposit account” (as defined in Section 9-102(a)(29) of the UCC).

(b)           Each of the Accounts and sub-Accounts established pursuant to Section 2.2 shall be made in the name of the Company or the Collateral Agent for the benefit of the Secured Parties.  All such Monies and other property held in or credited to each Account or sub-Account, other than such Monies or other property held in the US Disbursement Account or the Canadian Disbursement Account, shall constitute a part of the Collateral and shall not constitute payment of any Indebtedness or any other obligation of the Company until applied as provided in this Agreement.

(c)           Each of the Company and the Guarantors agree that their rights to Monies and any other property held in or credited to the Accounts (other than the US Disbursement Account and the Canadian Disbursement Account), including any Permitted Investments held in or credited to an Investment Account established pursuant to Section 3.10 are subject to and controlled by the terms of this Agreement.  In no case will any Monies deposited in or credited to any Account (other than the US Disbursement Account or the Canadian Disbursement Account) be registered in the name of any of the Guarantors, payable to the order of any of the Guarantors or specially endorsed to any of the Guarantors, except to the extent the foregoing have been specially endorsed to the Depositary Bank or in blank.

(d)           The Depositary Bank represents and agrees that the Collateral Agent is the “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC) of the “security entitlements” (within the meaning of Section 8-102(a)(17) of the UCC) with respect to all  “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC) standing to the credit of the Revenue Account.  The Depositary Bank agrees that it will comply with “entitlement orders” (within the meaning of Section 8-102(a)(8) of the UCC), including, without limitation, any notification to the Depositary Bank directing transfer or redemption of any securities or other financial assets in any Account (other than the US Disbursement Account and the Canadian Disbursement Account) issued by the Collateral Agent and relating to any Account (other than the US Disbursement Account and the Canadian Disbursement Account) without the requirement of further consent by the Company, Atlantic Power Corporation, any of the other Guarantors or any other Person.  The Depositary Bank represents that, except for this Agreement, it has not entered into, and, agrees that until the indefeasible payment in full of the Revolving Secured Obligations, the Term Loan Secured Obligations, the Subordinated Secured Obligations, the Convertible Secured Obligations and the Other Secured Obligations, it will not enter into, any agreement with any other Person relating to the Accounts (or the Monies deposited in or credited to the Accounts) pursuant to which it has agreed to comply with entitlement orders made by such Person.  The Depositary Bank represents that it has not entered

8

into any agreement with the Company, Atlantic Power Corporation, any of the other Guarantors or the Collateral Agent, other than this Agreement, purporting to limit or condition the obligation of the Depositary Bank to comply with entitlement orders as set forth in this Section 2.1(d).  The Depositary Bank acknowledges and consents to the security interest in the Accounts granted pursuant to Section 2.3.

(e)           The Depositary Bank agrees that (i) all property delivered to the Depositary Bank pursuant to the Revolving Credit Agreement, the Term Loan Credit Agreement, any of the Transaction Documents, the Revolving Loan Documents, the Term Loan Documents or the Project Documents will be promptly credited to the Accounts and (ii) each of the Accounts is an account to which financial assets are or may be credited.

(f)            All amounts transferred to the Depositary Bank under this Agreement by the Collateral Agent shall be accompanied by a written direction of the Collateral Agent pursuant to the Collateral Agency and Intercreditor Agreement specifying in reasonable detail the source of such amounts and the Account or Accounts or Sub-Accounts (including the number of such Account, Accounts or Sub-Accounts) into which such amounts are to be deposited.

(g)           All amounts transferred to the Depositary Bank under this Agreement shall be made by check delivered to the Depositary Bank at the following address:

(i)            For check deposits: Harris Bank Operation Center - Attn: Bank by Mail, P.O. Box 88840, Carol Stream, IL 60188-8840

(ii)           For overnight courier deliveries: Harris Bank Operation Center - Attn: Bank by Mail, 2000 S. Finley Road, Lombard, IL 60148

(iii)          For wire transfer:  Harris Bank, SWIFT address:  HATRUS44 Account # 180-072-1 — Reference: Atlantic Power Holdings, LLC Revenue Account.

(h)           The amount of any deposit made into any Account or Sub-Account, plus any investment earnings on such deposit, shall be held by the Depositary Bank and applied, invested and transferred solely as provided in this Agreement and the Collateral Agency and Intercreditor Agreement.

(i)            The Company and the Guarantors shall, and shall irrevocably direct all Persons making periodic payments to the Company or any of the Guarantors to make all payments of any dividends or distributions or proceeds from the sale of any Capital Stock or other ownership interests in any Person directly to the Depositary Bank and to specify the nature of the payment.  The Depositary Bank shall deposit amounts received by it to the Revenue Account.

(j)            [Intentionally Blank]

(k)           The Company agrees that it shall not make, attempt to make or consent to the making of any withdrawal or transfer from the Revenue Account, the US Levelization Reserve Account, the Canadian Levelization Reserve Account, the US Disbursement Account or the Canadian Disbursement Account except in strict adherence to the terms and conditions of this

9

Agreement.  None of the Company, Atlantic Power Corporation or any of the other Guarantors shall have any rights or powers with respect to the remittance of amounts credited to, the disbursement of credited amounts out of, or the investment of credited amounts in, the Accounts (other than the US Disbursement Account and the Canadian Disbursement Account), except to have amounts credited thereto or withdrawn therefrom applied in accordance with the terms of this Agreement.

Section 2.2            Establishment of Account and Sub-Accounts.  The Depositary Bank agrees to establish and maintain on its books and records the following accounts and sub-accounts (the “Accounts”) in the form of non-interest bearing accounts and sub-accounts of such account, which shall be maintained at all times in accordance with Section 2.1 until the termination of this Agreement:

(a)           Revenue Account;

(b)           US Levelization Reserve Account;

(c)           Canadian Levelization Reserve Account;

(d)           US Disbursement Account; and

(e)           Canadian Disbursement Account.

The names and account numbers of the foregoing Accounts will be as set forth in Annex I hereto.  The Depositary Bank shall not change the name or account number of the foregoing Accounts without the prior written consent of the Collateral Agent, the Convertible Trustee (which consent shall only be  given in accordance with the terms of the Convertible Indenture), the Subordinated Trustee (which consent shall only be  given in accordance with the terms of the Subordinated Indenture) and the Company.  Certain sub-accounts within certain of the Accounts may be established and created from time to time in accordance with this Agreement.

Section 2.3            Security Interest.  As collateral security for the prompt and complete payment and performance when due of all of the Revolving Secured Obligations, Term Loan Secured Obligations, Subordinated Secured Obligations, the Convertible Secured Obligations and Other Secured Obligations, the Company, Atlantic Power Corporation and each of the other Guarantors hereby pledges, assigns, hypothecates and transfers to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in and to, the Company’s and the Guarantors’ right, title and interest in and to each Account (other than the US Disbursement Account and the Canadian Disbursement Account), each Investment Account and all Monies and any other property (including, but not limited to, securities, financial assets, investment property, security entitlements and instruments) at any time deposited in or credited to any Account (other than the US Disbursement Account or the Canadian Disbursement Account) or Investment Account, including all income or gain earned on such Monies and other property and any proceeds of such property (collectively, the “Account Collateral”).

10

Section 2.4            Termination.  The rights and powers granted in this Agreement to the Collateral Agent have been granted in order to perfect its security interests in the Accounts (other than the US Disbursement Account and the Canadian Disbursement Account), are powers coupled with an interest and are not intended to be affected by the bankruptcy of the Company or any Guarantor or by the lapse of time.  The obligations of the Depositary Bank under this Agreement shall continue in effect until the indefeasible payment in full in cash or cash equivalents of the Revolving Secured Obligations, the Term Loan Secured Obligations, the Subordinated Secured Obligations, the Convertible Secured Obligations and the Other Secured Obligations.

ARTICLE III

THE ACCOUNTS

Section 3.1            Revenue Account.

(a)           (i)            The following amounts shall be deposited into the Revenue Account directly, or if received by the Company or any of the Guarantors, as soon as practicable upon receipt, in either case in accordance with this Section 3.1(a):

(1)           any dividends or distributions on, or proceeds from the sale of, any Capital Stock or other ownership interest in any Person;

(2)           any income from the investment of Monies on deposit in any of the Accounts required to be transferred to the Revenue Account pursuant to Section 3.9; and

(3)           all other Monies required to be transferred to the Revenue Account from any other Account as contemplated under this Agreement.

(ii)           If any of the foregoing amounts required to be deposited with the Depositary Bank in accordance with the terms of this Agreement are received by the Company or any of the Guarantors, the Company or any such Guarantor shall hold such payments in trust for the Collateral Agent and promptly shall remit such payments to the Depositary Bank for deposit in the Revenue Account, in the form received, with any necessary endorsements.

(b)           Unless (i) otherwise instructed by the Collateral Agent, (ii) a Trigger Event shall have occurred and be continuing or the Collateral Agent has notified the Depositary Bank that a Trigger Event shall have occurred and be continuing or (iii) the Company shall not have delivered to the Collateral Agent and the Depositary Bank on or before the tenth (10th) Business Day of each month a certificate of a Responsible Officer to the effect that as of the last day of the preceding month no Event of Default has occurred and is continuing and there has been no event or circumstance that since November 18, 2004 in the aggregate has or could reasonably be expected to have a Material Adverse Effect, then on each business day, the Depositary Bank shall transfer Monies (via wire transfer otherwise in the discretion of the Depositary Bank) in the Revenue Account in the following order of priority:

11

FIRST:  transfer to the US Levelization Reserve Account the US Levelization Reserve Transfer Amount, if any, as of such date;

SECOND:  transfer to the Canadian Levelization Reserve Account the Canadian Levelization Reserve Transfer Amount, if any, as of such date;

THIRD:  transfer to the US Disbursement Account (after making all of the applicable withdrawals and transfers specified in clauses FIRST and SECOND above) the balance of all U.S. Dollars in the Revenue Account as of such date; and

FOURTH:  transfer to the Canadian Disbursement Account the balance of all Cdn. dollars in the Revenue Account as of such date;

provided that notwithstanding the foregoing, (i) at any time that the Cash Flow Coverage Ratio for Atlantic Power Corporation is less than 1.15 to 1.0 or the Collateral Agent shall have notified the Depositary Bank that the Cash Flow Coverage Ratio for Atlantic Power Corporation is less than 1.15 to 1.0, the Depositary Bank shall not make the transfers specified in this Section 3.1 without the prior written consent of the Collateral Agent (pursuant to the Collateral Agency and Intercreditor Agreement) such consent not to be unreasonably withheld or delayed if such ratio is greater than 1.0 to 1.0 and such consent to be granted or withheld in the sole discretion of the Collateral Agent (pursuant to the Collateral Agency and Intercreditor Agreement) if such ratio is less than or equal to 1.0 to 1.0; or (ii) at any time that the Cash Flow Coverage Ratio is less than or equal to 1.25 to 1.0, but greater than 1.15 to 1.0 or the Collateral Agent shall have notified the Depositary Bank that the Cash Flow Coverage Ratio for Atlantic Power Corporation is less than or equal to 1.25 to 1.0, but greater than 1.15 to 1.0, the Depositary Bank shall not make the transfers specified in this Section 3.1 (A) more than two times in any calendar month and (B) unless concurrently with such transfer the Company shall have delivered to the Collateral Agent and the Depositary Bank a certificate from a Responsible Officer to the effect that as of the date of such transfer (x) no Trigger Event shall have occurred and be continuing and (y) that since November 18, 2004, there has been no event or circumstance that in the aggregate has, or could reasonably be expected to have, a Material Adverse Effect.

Section 3.2            US Levelization Reserve Account.

(a)           The following amounts shall be deposited into the US Levelization Reserve Account directly, in accordance with this Section 3.2:

(1)           if as a result of the transfer on any date pursuant to Section 3.1(b), the US Levelization Reserve Transfer Amount;

(b)           The Depositary Bank shall, transfer Monies (via wire transfer otherwise in the discretion of the Depositary Bank), in the US Levelization Reserve Account in the following order of priority:

FIRST:  The Depositary Bank shall on the business day specified in a notice from the Company, withdraw from the US Levelization Reserve Account and remit to

12

the payees identified by the Company in such notice delivered to Collateral Agent and the Depositary Bank, the US Levelization Reserve Payment Amount;

SECOND:  Any amounts remaining in the US Levelization Reserve Account (after making the transfers specified in clause FIRST above) will be held in the US Levelization Reserve Account.

Section 3.3            Canadian Levelization Reserve Account.

(a)           The following amounts shall be deposited into the Canadian Levelization Reserve Account directly, in accordance with this Section 3.3:

(1)           if as a result of the transfer on any date pursuant to Section 3.1(b), the Canadian Levelization Reserve Transfer Amount;

(b)           The Depositary Bank shall, transfer Monies (via wire transfer otherwise in the discretion of the Depositary Bank), in the Canadian Levelization Reserve Account in the following order of priority:

FIRST:  The Depositary Bank shall on the business day specified in a notice from the Company, withdraw from the Canadian Levelization Reserve Account and remit to the payees identified by the Company in such notice delivered to Collateral Agent and the Depositary Bank, the Canadian Levelization Reserve Payment Amount;

SECOND:  Any amounts remaining in the Canadian Levelization Reserve Account (after making the transfers specified in clause FIRST above) will be held in the Canadian Levelization Reserve Account.

Section 3.4            US Disbursement Account.

(a)           The following amounts shall be deposited into the US Disbursement Account:

(1)           the US Disbursement Transfer Amount.

(b)           The Depositary Bank shall on each business day, transfer Monies (via wire transfer otherwise in the discretion of the Depositary Bank), in the US Disbursement Account in the following order of priority:

FIRST:  to the payees identified by the Company the amounts identified by the Company in a notice delivered to Collateral Agent and the Depositary Bank with respect to such day;

SECOND:  Any amounts remaining in the US Disbursement Account after making the transfers and withdrawals specified in clause FIRST above will be held in the US Disbursement Account.

13

Section 3.5            Canadian Disbursement Account.

(a)           The following amounts shall be deposited into the Canadian Disbursement Account:

(1)           the Canadian Disbursement Transfer Amount;

(b)           The Depositary Bank shall on each business day, transfer Monies (via wire transfer otherwise in the discretion of the Depositary Bank), in the Canadian Disbursement Account in the following order of priority:

FIRST:  to the payees identified by the Company the amounts identified by the Company in a notice delivered to Collateral Agent and the Depositary Bank with respect to such day;

SECOND:  Any amounts remaining in the Canadian Disbursement Account after making the transfers and withdrawals specified in clause FIRST above will be held in the Canadian Disbursement Account.

Section 3.6            Trigger Event.  Notwithstanding anything herein to the contrary (including, Section 3.1, 3.2 or 3.3) and irrespective of any statement to the contrary in any other Transaction Document or any other agreement, the time or order or method of attachment or perfection of Liens, or the time or order of the filing of financing statements, if a Trigger Event shall have occurred and be continuing or if the Collateral Agent has notified the Depositary Bank that a Trigger Event shall have occurred and be continuing:

FIRST:  The Collateral Agent shall instruct the Depositary Bank to, and upon receipt of such instructions the Depositary Bank shall withdraw from the Revenue Account, the US Levelization Reserve Account and the Canadian Levelization Reserve Account and remit to the Revolving Administrative Agent, the Bank of Montreal, or their Affiliate, as the case may be, the Revolving Credit Indebtedness Payment Amount then due and payable, if any, until such amount is paid in full or such Trigger Event is no longer continuing;

SECOND:  The Collateral Agent shall instruct the Depositary Bank to, and upon receipt of such instructions the Depositary Bank shall, withdraw from the Revenue Account, the US Levelization Reserve Account and the Canadian Levelization Reserve Account (after making all of the applicable withdrawals and transfers specified in clause FIRST immediately above) and remit to the payees identified in a notice delivered by the Collateral Agent to the Depositary Bank the amount in respect of the Other Secured Obligations then due and payable until such amount is paid in full or such Trigger Event is no longer continuing;

THIRD:  The Collateral Agent shall instruct the Depositary Bank to, and upon receipt of such instructions the Depositary Bank shall withdraw from the Revenue Account, the US Levelization Reserve Account and the Canadian Levelization Reserve Account (after making all of the applicable withdrawals and transfers

14

specified in clause FIRST and SECOND immediately above) and remit to the Term Loan Administrative Agent, the Bank of Montreal, or their Affiliate, as the case may be, the Term Loan Credit Indebtedness Payment Amount then due and payable, if any, until such amount is paid in full or such Trigger Event is no longer continuing;

FOURTH:  The Collateral Agent shall instruct the Depositary Bank to, and upon receipt of such instructions the Depositary Bank shall, withdraw from the Revenue Account, the US Levelization Reserve Account and the Canadian Levelization Reserve Account (after making all of the applicable withdrawals and transfers specified in clauses FIRST, SECOND and THIRD immediately above) and remit to the payees identified in a notice delivered by the Collateral Agent to the Depositary Bank the amount then due and payable in respect of the Convertible Secured Obligations until such amount is paid in full or such Trigger Event is no longer continuing;

FIFTH:  The Collateral Agent shall instruct the Depositary Bank to, and upon receipt of such instructions the Depositary Bank shall, withdraw from the Revenue Account, the US Levelization Reserve Account and the Canadian Levelization Reserve Account (after making all of the applicable withdrawals and transfers specified in clauses FIRST, SECOND, THIRD and FOURTH immediately above) and remit to the payees identified in a notice delivered by the Collateral Agent to the Depositary Bank the amount then due and payable in respect of the Subordinated Secured Obligations until such amount is paid in full or such Trigger Event is no longer continuing;

SIXTH:  Any amounts remaining in the Revenue Account, the US Levelization Reserve Account or the Canadian Levelization Reserve Account after making the withdrawals and transfers specified in clauses FIRST, SECOND, THIRD, FOURTH and FIFTH immediately above will be held in the Revenue Account, the US Levelization Reserve Account or the Canadian Levelization Reserve Account, as the case may be.

Section 3.7            [Intentionally Blank]

Section 3.8            Other Account Procedures.  Without limiting any of the other provisions of this Agreement, the Depositary Bank hereby agrees to:

(a)           follow its usual operating procedures for the handling of any remittance received in any of the Accounts that contains restrictive endorsements or irregularities such as a variance between the written and numerical amounts, undated or postdated items, missing signature, incorrect payee, etc.;

(b)           endorse and process, in accordance with its customary collection procedures, all eligible checks and other remittance items it receives for deposit into the Accounts from third-party remitters and deposit such checks and other remittance items in the Revenue Account;

15

(c)           maintain a record of all checks, deposits and any and all other remittance items deposited into the Accounts and, in addition, to provide the Company, upon request therefore and at the Company’s cost, with photostats of such checks and other remittance items and deposits received, as well as a monthly statement, and furnish to the Company the Depositary Bank’s regular bank statement with respect to the Accounts, subject to the Depositary Bank’s standard charges for such services; and

(d)           identify the Accounts and all Monies, instruments and other property (including financial assets) on deposit in each of the Accounts, by book entry or otherwise, as being subject to a security interest in favor of the Collateral Agent.

Section 3.9            Bankruptcy Proceedings, etc.  Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against any Revolving Loan Party or Term Loan Party, or in the event of the commencement of any similar case under applicable federal or state law providing for the relief of debtors or the protection of creditors by or against any Revolving Loan Party or Term Loan Party, the Depositary Bank may act as it deems necessary to comply with all provisions of governing statutes.

Section 3.10         Investment of Monies.

(a)           Monies held in any Account created by and held under this Agreement may be invested and reinvested in Permitted Investments; provided, that such Permitted Investments shall be invested, (i) if no Trigger Event shall have occurred and be continuing, at the specific written direction (which may be in the form of standing instructions) of the Company, subject to and pursuant to Section 3.10(c) below or (ii) if a Trigger Event shall have occurred and be continuing, at the written direction of the Collateral Agent (pursuant to the Collateral Agency and Intercreditor Agreement).

(b)           All Permitted Investments shall mature in such amounts and have maturity dates or be subject to redemption at the option of the holder of such investments on or prior to maturity as needed for the purpose of such Accounts, but in no event shall at any time more than 50% of the value of all such Permitted Investments mature more than one (1) year after the date acquired.  All Permitted Investments shall remain subject to this Agreement and the security interest granted hereunder.

(c)           The Company is permitted to open accounts other than the Accounts for the purpose of making Permitted Investments, provided, that (i) any such accounts (“Investment Accounts”) together with all cash, securities, entitlements, investment property and investments associated with such Investment Accounts, shall be subject (A) to a control agreement reasonably satisfactory to the Collateral Agent in all respects and legally sufficient for the Collateral Agent to maintain “control” of such accounts and such amounts under Article 8 and 9 of the UCC or (B) to a control agreement, or other similar agreement, document, filing or financing charge statement as may be necessary under Canadian law to maintain the Collateral Agent’s floating charge, lien, security interest or other similar interest in such Investment Account and the Collateral Agent’s perfection in or relative priority related to such Investment Account; (ii) prior to the transfer of any monies from an Account to an Investment Account, the

16

Company shall deliver a direction letter and certificate substantially in the form attached hereto as Exhibit A; and (iii) the Company, at its sole cost and expense, shall execute, file, perform under or deliver any additional documents or agreements as requested by the Collateral Agent and reasonably necessary to continue and maintain the Collateral Agent’s security interest in such accounts and amounts and its perfection related thereto, including without limitation any such documents or filings as may be required under Canadian law, if applicable; provided further, the Company, at its sole cost and expense, upon the transfer of Monies from an Account to an Investment Account shall deliver any legal opinions reasonably requested by the Collateral Agent with regard to the maintenance and continuation of such security interest, lien, floating charge or other similar interest and such priority or perfection.

(d)           The Company shall deliver or cause any bank at which any Investment Account is held to deliver to the Depositary Bank and the Collateral Agent a monthly statement showing all activity with respect to each Investment Account.

(e)           The Collateral Agent or the Depositary Bank, as applicable, shall at any time and from time to time liquidate any or all of such Permitted Investments prior to maturity as needed in order to effect the transfers and withdrawals contemplated by this Agreement in accordance with an Officer’s Certificate of the Company; provided that, in the absence of timely receipt of such Officers’ Certificate, the Depositary Bank or the Collateral Agent, as applicable shall liquidate any or all such investments as so needed; provided further, that at any time, including without limitation following a Trigger Event, the Collateral Agent shall be permitted to deliver an entitlement order or notice of exclusive control, or other similar notice to any deposit bank or securities intermediary maintaining an Investment Account directing such party to liquidate any such Investment Accounts and transfer any amounts and all amounts in such Investment Accounts, including any and all interest thereon, to the Account from which such amounts were transferred pursuant to the written direction of the Company under Section 3.10(c) for further application in accordance with Section 3.6.  In the event any such investments are redeemed prior to the maturity thereof, neither the Collateral Agent nor the Depositary Bank shall be liable for any losses, penalties or other amounts relating thereto in the absence of gross negligence or willful misconduct.

(f)            Any income or gain realized from such Permitted Investments shall be deposited into the Revenue Account; provided that if no Trigger Event has occurred or is occurring (i) such amounts may be deposited by the Company into the Account from which such amounts were transferred pursuant to the written direction of the Company under Section 3.10(a) or (ii) reinvested in such Permitted Investment.  Any loss shall be charged to the applicable Account.  Neither the Collateral Agent nor the Depositary Bank shall be liable for any loss, fee, tax, charge or any other amount in connection with any investment, reinvestment or liquidation of an investment hereunder other than by reason of its willful misconduct or gross negligence.

Section 3.11         Value.  Cash and securities on deposit from time to time in the Accounts shall be valued by the Depositary Bank, as follows:

(a)           cash shall be valued at the face amount thereof; and

(b)           securities shall be valued at the market value thereof.

17

Section 3.12         Taxes.  It is acknowledged by the parties hereto that all interest and other investment income earned on amounts on deposit in the Accounts for federal, state and local income tax purposes shall be attributed to the Company and the Guarantors.  The Company and the Guarantors shall be jointly and severally responsible for determining any requirements for paying taxes or reporting or withholding any payments for tax purposes hereunder.  The Company and the Guarantors shall prepare and file all tax information required with respect to the Accounts.  The Company and the Guarantors, jointly and severally, agree to indemnify and hold the Collateral Agent, the Revolving Administrative Agent, the Term Loan Administrative Agent, and the Depositary Bank harmless against all liability for tax withholding and/or reporting for any payments.  Such indemnities shall survive the termination or discharge of this Agreement or resignation of the Collateral Agent, the Revolving Administrative Agent, the Term Loan Administrative Agent or the Depositary Bank.  Neither the Collateral Agent, the Revolving Administrative Agent, the Term Loan Administrative Agent nor the Depositary Bank shall have any obligation with respect to the making of or the reporting of any payments for tax purposes other than to the extent it is provided with monies and/or the reports and written instructions in respect thereof.

Section 3.13         Disposition of Monies Upon Repayment of the Revolving Secured Obligations, Term Loan Secured Obligations, Convertible Secured Obligations, Subordinated Secured Obligations and Other Secured Obligations.  Upon termination of the Revolving Credit Agreement and the Term Loan Credit Agreement and after the indefeasible payment in full in cash or cash equivalents of the principal of interest on and all other amounts due in respect of all Revolving Secured Obligations, Term Loan Secured Obligations, Subordinated Secured Obligations, Convertible Secured Obligations and Other Secured Obligations and all other amounts required to be paid under this Agreement, all Monies remaining in any Account established in Section 2.2 and any Monies remaining in any Investment Account established in accordance with Section 3.10 shall at the written direction of the Company be paid by the Depositary Bank to the Company or as a court of competent jurisdiction shall otherwise direct.

Section 3.14         Account Balance Statements; Inspection of Books of Account.

(a)           The Depositary Bank shall, on a monthly basis and at such other times as the Collateral Agent, the Company, the Convertible Trustee or the Subordinated Trustee may from time to time reasonably request, provide to the Collateral Agent, the Company, the Revolving Administrative Agent, the Term Loan Administrative Agent, the Convertible Trustee and the Subordinated Trustee, account balance statements in respect of each of the Accounts, sub-Accounts and amounts segregated in any of the Accounts or sub-Accounts.  Such balance statements shall also include deposits and transfers to, withdrawals from, and the net investment income or gain received and collected for, each Account, sub-Account and segregated amount. Nothing in the foregoing paragraph shall be deemed to require any action on the part of the Convertible Trustee or the Subordinated Trustee.

(b)           The Depositary Bank shall maintain books of account on a cash basis and record therein all deposits into and transfers to, from and between its respective Accounts and all investment transactions effected by the Depositary Bank, pursuant to Section 3.9 hereof.  The

18

Depositary Bank shall make such books of account available during normal business hours for inspection and audit by the Collateral Agent, the Company, the Convertible Trustee and the Subordinated Trustee and their respective representatives upon reasonable prior notice.

(c)           In addition to the books of account maintained pursuant to subsection (b) above, the Depositary Bank shall maintain a list of the Permitted Investments (i) in the Investment Accounts maintained pursuant to Section 3.10, based on the account statements to be provided pursuant to Section 3.10(d), or (ii) in the Accounts, based on account statements from the Deposit Bank, as applicable, for the purpose of evidencing the Depositary Bank’s or the Collateral Agent’s security interest in such Permitted Investments pursuant to Section 8-313(1)(h) of the UCC.

Section 3.15         Events of Default; Trigger Events.

(a)           Notwithstanding anything in this Agreement to the contrary, on and after any date on which the Depositary Bank receives written notice from the Collateral Agent, the Revolving Administrative Agent, the Term Loan Administrative Agent, the Convertible Trustee (which notice shall only be given in accordance with the terms of the Convertible Indenture) or the Subordinated Trustee (which notice shall only be given in accordance with the terms of the Subordinated Indenture) or any holder of any of the Revolving Secured Obligations, Term Loan Secured Obligations, Convertible Secured Obligations, Subordinated Secured Obligations or Other Secured Obligations that a Trigger Event has occurred and is continuing, the Depositary Bank shall thereafter accept all notices and instructions required to be given to the Depositary Bank pursuant to the terms of this Agreement (and notwithstanding the provisions of Section 3.1, 3.2, 3.3, 3.4 and 3.5) only from the Collateral Agent and not from the Company or any other Person and the Depositary Bank shall not withdraw, transfer, pay or otherwise distribute any Monies in any of the Accounts, including the US Disbursement Account and the Canadian Disbursement Account except pursuant to such notices and instructions from the Collateral Agent.

(b)           Promptly, but no later than three (3) Business Days after the date the Depositary Bank receives notice of a Trigger Event as described in Section 3.15(a), the Depositary Bank shall provide a statement of all Monies in the Accounts as of such date to the Collateral Agent and the Company.

(c)           On and after the Depositary Bank receives notice of a Trigger Event, as described in Section 3.15(a), until the Depositary Bank has received notice from the Collateral Agent that such Trigger Event has been cured or waived, the Depositary Bank shall distribute all Monies then held in any Account, including the US Disbursement Account and the Canadian Disbursement Account in accordance with the directions of the Collateral Agent and Section 3.6 hereof.

19

ARTICLE IV

DEPOSITARY BANK

Section 4.1            Appointment of Depositary Bank, Powers and Immunities.

(a)           The Depositary Bank may delegate any of its responsibilities or duties under this Agreement to one or more agents and the Depositary Bank shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(b)           The Collateral Agent on behalf of the Secured Parties under the Collateral Agency and Intercreditor Agreement appoints the Depositary Bank to act as depositary bank and “securities intermediary” (within the meaning of Article 8 of the UCC) hereunder, with such powers as are expressly delegated to the Depositary Bank by the terms of this Agreement.  The Depositary Bank shall not have any duties or responsibilities, except those expressly set forth in this Agreement.  Without limiting the generality of the foregoing, the Depositary Bank shall take all actions as the Collateral Agent, the Revolving Administrative Agent or the Term Loan Administrative Agent shall direct it to perform in accordance with the express provisions of this Agreement or as the Collateral Agent, the Revolving Administrative Agent or the Term Loan Administrative Agent may otherwise direct it to perform in accordance with the provisions of this Agreement, the Revolving Credit Agreement, the Term Loan Credit Agreement or any agreement evidencing, creating or documenting any Revolving Hedging Obligation or other Revolving Secured Obligation, Term Loan Secured Obligation, Subordinated Secured Obligation, Convertible Secured Obligations or Other Secured Obligation.  Notwithstanding anything to the contrary contained in this Agreement, the Depositary Bank shall not be required to take any action which is contrary to this Agreement, the Revolving Credit Agreement, the Term Loan Credit Agreement or any agreement evidencing, creating or documenting any Revolving Hedging Obligation or other Revolving Secured Obligation, Term Loan Secured Obligation, Subordinated Secured Obligation, Convertible Secured Obligation or Other Secured Obligation or applicable Law.  Neither the Depositary Bank nor any of its Affiliates shall be responsible to any Secured Party for any recitals, statements, representations or warranties made by Atlantic Power Corporation, the Company or the Guarantors contained in this Agreement, the Revolving Credit Agreement, the Term Loan Credit Agreement or any agreement evidencing, creating or documenting any Revolving Hedging Obligation or other Revolving Secured Obligation, Term Loan Secured Obligation, Subordinated Secured Obligation, Convertible Secured Obligation or Other Secured Obligation or any other Transaction Document or in any certificate or other document referred to or provided for in, or received by any Secured Party under, this Agreement, the Revolving Credit Agreement, the Term Loan Credit Agreement or any agreement evidencing, creating or documenting any Revolving Hedging Obligation or other Revolving Secured Obligation, Term Loan Secured Obligation, Subordinated Secured Obligation, Convertible Secured Obligation or Other Secured Obligation or any other Transaction Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than with respect to its obligations) or any Lien or any other document referred to or provided for in this Agreement, the Revolving Credit Agreement, the Term Loan Credit Agreement, or any agreement evidencing, creating or documenting any

20

Revolving Hedging Obligation or other Revolving Secured Obligation, Term Loan Secured Obligation, Subordinated Secured Obligation, Convertible Secured Obligation or Other Secured Obligation or in any other Transaction Document, or for any failure by the Company or any Guarantor to perform its obligations under this Agreement, the Revolving Credit Agreement, the Term Loan Credit Agreement or any agreement evidencing, creating or documenting any Revolving Hedging Obligation or other Revolving Secured Obligation, Term Loan Secured Obligation, Subordinated Secured Obligation, Convertible Secured Obligation or Other Secured Obligation or any other Transaction Document or for the perfection or priority of any Lien on or the value of or existence of, or the perfection of any Lien on, the Collateral (including the Account Collateral).  The Depositary Bank shall not be required to ascertain or inquire as to the performance by the Company or any Guarantor of any of their obligations under this Agreement, the Revolving Credit Agreement, the Term Loan Credit Agreement or any agreement evidencing, creating or documenting any Revolving Hedging Obligation or other Revolving Secured Obligation, Term Loan Secured Obligation, Subordinated Secured Obligation, Convertible Secured Obligation or Other Secured Obligation or any other Transaction Document or any other document or agreement contemplated by this Agreement, the Revolving Credit Agreement, the Term Loan Credit Agreement or any agreement evidencing, creating or documenting any Revolving Hedging Obligation or other Revolving Secured Obligation, Term Loan Secured Obligation, Subordinated Secured Obligation, Convertible Secured Obligation or Other Secured Obligation or by any other Transaction Document.  The Depositary Bank shall not (a) be required to initiate or conduct any litigation or collection proceeding under this Agreement or under any other Transaction Document or (b) be responsible for any action taken or omitted to be taken by it under this Agreement (except for its own bad faith, gross negligence or willful misconduct) or in connection with the Revolving Credit Agreement, the Term Loan Credit Agreement or any agreement evidencing, creating or documenting any Revolving Hedging Obligation or other Revolving Secured Obligation, Term Loan Secured Obligation, Subordinated Secured Obligation, Convertible Secured Obligation or Other Secured Obligation or any other Transaction Document.  Except as otherwise provided under this Agreement, the Depositary Bank shall take action under this Agreement only as it shall be directed in writing by the Collateral Agent.  Whenever in the administration of this Agreement the Depositary Bank shall deem it necessary or desirable that a factual matter be proved or established in connection with the Depositary Bank taking, suffering or omitting to take any action under this Agreement, such matter (unless other evidence in respect of such matter is specifically prescribed in this Agreement) may be deemed to be conclusively proved or established by an Officer’s Certificate of the Company or any of the Guarantors or a Certificate of the Collateral Agent, as appropriate.  The Depositary Bank shall have the right at any time to seek instructions concerning the administration of this Agreement from the Collateral Agent or any court of competent jurisdiction.  The Depositary Bank shall have no obligation to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties under this Agreement.

Section 4.2            Reliance by Depositary Bank.  The Depositary Bank shall be entitled to rely upon and shall not be bound to make any investigation into the facts or matters stated in any notice from the Revolving Administrative Agent, the Term Loan Administrative Agent, the Collateral Agent or any holder of any of the Revolving Secured Obligations, Term Loan Secured Obligations, Subordinated Secured Obligations, Convertible Secured Obligations or the Other

21

Secured Obligations, Officer’s Certificate of any of the Company or Guarantors, Collateral Agent’s certificate or any other notice or other document (including any cable, telegram, telecopy or telex) believed by it to be genuine and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice or statement of legal counsel, independent accountants and other experts selected by the Depositary Bank and shall have no liability for its actions taken thereupon, unless due to the Depositary Bank’s willful misconduct or gross negligence.  Without limiting the foregoing, the Depositary Bank shall be required to make payments to the Secured Parties only as set forth in this Agreement.  The Depositary Bank shall be fully justified in failing or refusing to take any action under this Agreement (i) if such action would, in the reasonable opinion of the Depositary Bank, be contrary to applicable Law or the terms of this Agreement, (ii) if such action is not specifically provided for in this Agreement, it shall not have received any such advice or concurrence of the Collateral Agent as it deems appropriate or (iii) if the taking of any such action could expose it to potential liability (whether such action is or is intended to be an action of the Depositary Bank or the Collateral Agent), it shall not first be indemnified to its satisfaction by the Secured Parties (other the Collateral Agent (in its individual capacity) or any other agent or trustee under any of the Transaction Documents (in their respective individual capacities)), against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Depositary Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Collateral Agent, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.  Upon request by the Depositary Bank, the Collateral Agent agrees to provide to the extent available, or to request from any Secured Party, (i) notice of the amount of outstanding Indebtedness owed by the Company or any of the Guarantors to any Secured Party under the Revolving Credit Agreement, the Term Loan Credit Agreement or any agreement evidencing, creating or documenting any Revolving Hedging Obligation or other Revolving Secured Obligation, Term Loan Secured Obligation, Subordinated Secured Obligation, Convertible Secured Obligation or Other Secured Obligation or the Transaction Documents and (ii) any other information that the Depositary Bank may reasonably request in connection with the performance of its responsibilities hereunder.

Section 4.3            Court Orders.  The Depositary Bank is authorized, in its exclusive discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting any money, documents or things held by the Depositary Bank.  The Depositary Bank shall not be liable to any of the parties to this Agreement or any other Secured Party, their successors, heirs or personal representatives by reason of the Depositary Bank’s compliance with such writs, orders, judgments or decrees, notwithstanding that such writ, order, judgment or decree is later reversed, modified, set aside or vacated.

Section 4.4            Resignation or Removal.  Subject to the appointment and acceptance of a successor Depositary Bank as provided below, the Depositary Bank may resign at any time by giving thirty (30) days’ written notice of such resignation to the Collateral Agent, the Convertible Trustee, the Subordinated Trustee and the Company, provided that in the event the Depositary Bank is also the Collateral Agent, it must also at the same time resign as Collateral Agent.  The Depositary Bank may be removed at any time with or without cause by the Majority Secured Parties, effective upon the appointment of a successor Depositary Bank under this Section 4.4.  So long as no Trigger Event is in existence, the Company shall have the right to

22

remove the Depositary Bank upon thirty (30) days’ notice to the Secured Parties with or without cause, effective upon the appointment of a successor Depositary Bank under this Section 4.4.  Upon any such resignation or removal, the Majority Secured Parties shall have the right to appoint a successor Depositary Bank, which Depositary Bank shall be reasonably acceptable to the Secured Parties and, so long as no Trigger Event shall have occurred, the Company.  If no successor Depositary Bank shall have been appointed by the Majority Secured Parties and shall have accepted such appointment within thirty (30) days after the retiring Depositary Bank’s giving of notice of resignation or the removal of the retiring Depositary Bank, then the retiring Depositary Bank may petition, at the expense of the Company, a court of competent jurisdiction for the appointment of a successor Depositary Bank.  Upon the acceptance of any appointment as Depositary Bank under this Agreement by the successor Depositary Bank, (a) such successor Depositary Bank shall, upon payment of its reasonable and customary charges, upon such acceptance succeed to and become vested with all the rights, powers, privileges and duties of the retiring Depositary Bank, and the retiring Depositary Bank shall be discharged from any further duties and obligations under this Agreement and (b) the retiring Depositary Bank shall promptly transfer all Accounts within its possession or control to the possession or control of the successor Depositary Bank and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Depositary Bank with respect to the Accounts to the successor Depositary Bank.  After the retiring Depositary Bank’s resignation or removal hereunder as Depositary Bank, the provisions of this Article IV and of Article V shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Depositary Bank.

Section 4.5            The Depositary Bank represents to the Company and the Collateral Agent that:

(a)           Status.  It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.

(b)           Powers.  It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance; and this Agreement has been, and each other such document will be, duly executed and delivered by it.

ARTICLE V

EXPENSES; INDEMNIFICATION; FEES

Section 5.1            Expenses.  Each of the Company and the Guarantors jointly and severally agree to pay or reimburse all reasonable out-of-pocket expenses of the Depositary Bank (including reasonable fees and expenses for legal services) in respect of, or incident to, the execution, administration or enforcement of any of the provisions of this Agreement or in connection with any amendment, waiver or consent relating to this Agreement.  The obligations contained in this Section 5.1 shall survive the termination of this Agreement or the resignation or removal of the Depositary Bank.

23

Section 5.2            Indemnification.  Each of the Company and the Guarantors jointly and severally agree to indemnify the Depositary Bank in its capacity as such, and, in their capacity as such, its officers, directors, shareholders, controlling persons, employees, agents and servants (each an “Indemnified Depositary Bank Party”), from and against any and all claims, losses, liabilities and expenses (including the reasonable fees and expenses of counsel) arising out of or resulting from this Agreement (including, without limitation, performance under or enforcement of this Agreement, but excluding any such claims, losses or liabilities resulting from the Indemnified Depositary Bank Party’s bad faith, gross negligence or willful misconduct).  This indemnity shall survive the termination of this Agreement, and the resignation or removal of the Depositary Bank.

Section 5.3            Fees.  The Company shall pay the Depositary Bank from time to time its customary and reasonable fees and charges in respect of the Accounts.

ARTICLE VI

MISCELLANEOUS

Section 6.1            Amendments, Etc.  No amendment or waiver of any provision of this Agreement nor consent to any departure by the Company or any of the Guarantors herefrom shall in any event be effective unless (i) the same shall be in writing and signed by the Collateral Agent on behalf of the Revolving Lenders and the Term Loan Lenders, as applicable, the Depositary Bank, the Convertible Trustee, the Subordinated Trustee and the Company and each Guarantor, (ii) the procedures with respect to any such amendment, waiver or consent set forth in Article 9 of the Subordinated Indenture are complied with (until the indefeasible payment in full in cash or cash equivalents of the Subordinated Secured Obligations), such procedures being incorporated by reference to this Section 6.1 to the same extent as if such procedures were set forth in their entirety herein, (iii) the procedures with respect to any such amendment, waiver or consent set forth in Section 10.01 of the Revolving Credit Agreement are complied with (until the indefeasible payment in full in cash or cash equivalents of the Revolving Secured Obligations and any Other Secured Obligation and the termination of the Revolving Commitments and the termination or expiration of any Revolving Letters of Credit and the termination of all Other Secured Obligations), such procedures being incorporated by reference to this Section 6.1 to the same extent as if such procedures were set forth in their entirety herein, (iv) the procedures with respect to any such amendment, waiver or consent set forth in Section 10.01 of the Term Loan Credit Agreement are complied with (until the indefeasible payment in full in cash or cash equivalents of the Term Loan Secured Obligations), such procedures being incorporated by reference to this Section 6.1 to the same extent as if such procedures were set forth in their entirety herein, and (v) the procedures with respect to any such amendment, waiver or consent set forth in Article 17 of the Convertible Indenture are complied with (until the indefeasible payment in full in cash or cash equivalents of the Convertible Secured Obligations), such procedures being incorporated by reference to this Section 6.1 to the same extent as if such procedures were set forth in their entirety herein.  Any such amendment, waiver or consent shall be effective only in the specific instance and for the specified purpose for which given.

24

Section 6.2            Addresses for Notices.  All notices, requests and other communications provided for under this Agreement shall be in writing and, except as otherwise required by the provisions of this Agreement, shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, or sent by overnight delivery, telecopy, telegram or telex, addressed to the parties as follows (or to such other address as such party may hereafter provide in accordance with this Section 6.2):

If to the Company or any Guarantor, addressed to such Company or Guarantor:	c/o Atlantic Power Management, LLC
200 Clarendon Street
Boston, MA 02117
Attn: Barry Welch
Fax: (617) 531-6369

Collateral Agent:	Bank of Montreal 700 Louisiana, Suite 4400
Houston, TX 77002
Attn: Cahal Carmody
Fax: (713) 223-4007

Depositary Bank:	Harris Bank
1111 West Monroe, 9th Floor
Chicago, IL 60603
Attention: Loan Documentation Unit
	Phone:	312.765.1778
	Fax:	312.293.4105

Subordinated Trustee:	Computershare Trust Company of Canada
100 University Avenue
9th Floor, North Tower
Toronto, Ontario M5J 2Y1
Attention: Manager, Corporate Trust
Fax: 416-981-9777

Convertible Trustee	Computershare Trust Company of Canada
100 University Avenue
9th Floor, North Tower
Toronto, Ontario M5J 2Y1
Attention: Manager, Corporate Trust
Fax: 416-981-9777

Section 6.3            Governing Law.  THIS AGREEMENT AND THE ACCOUNTS ESTABLISHED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS THAT MIGHT CAUSE THIS AGREEMENT OR THE ACCOUNTS ESTABLISHED HEREUNDER TO BE GOVERNED BY OR CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY

25

OTHER JURISDICTION.  REGARDLESS OF ANY PROVISION IN ANY OTHER AGREEMENT, EACH OF THE PARTIES AGREES THAT FOR PURPOSES OF THE UCC, THE STATE OF NEW YORK SHALL BE DEEMED TO BE THE DEPOSITARY BANK’S JURISDICTION AND THE SECURITIES ACCOUNT (AS WELL AS THE SECURITIES ENTITLEMENTS RELATED THERETO) SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 6.4            Waiver of Jury Trial; Submission to Jurisdiction; Waiver of Immunities.  (a)  EACH OF THE COMPANY, THE GUARANTORS, THE COLLATERAL AGENT, THE CONVERTIBLE TRUSTEE, THE SUBORDINATED TRUSTEE AND THE DEPOSITARY BANK HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SUBORDINATED NOTES, THE CONVERTIBLE DEBENTURES, THE REVOLVING SECURED OBLIGATIONS, THE TERM LOAN SECURED OBLIGATIONS, THE OTHER SECURED OBLIGATIONS, THE CONVERTIBLE SECURED OBLIGATIONS, THE SUBORDINATED SECURED OBLIGATIONS, THE REVOLVING LOAN DOCUMENTS, THE TERM LOAN DOCUMENTS, AND DOCUMENTS CREATING OR EVIDENCING THE REVOLVING SECURED OBLIGATIONS, THE TERM LOAN SECURED OBLIGATIONS, THE OTHER SECURED OBLIGATIONS, THE CONVERTIBLE SECURED OBLIGATIONS OR THE SUBORDINATED SECURED OBLIGATIONS OR ANY DEALINGS RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH OF THE COMPANY AND THE GUARANTORS ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE PARTIES TO ENTER INTO THIS BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH OF THE COMPANY AND THE GUARANTORS FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, THIS SECTION 6.4 MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE SUBORDINATED NOTES, THE CONVERTIBLE DEBENTURES OR THE OTHER REVOLVING LOAN DOCUMENTS, TERM LOAN DOCUMENTS OR DOCUMENTS CREATING OR EVIDENCING THE REVOLVING SECURED OBLIGATIONS, THE TERM LOAN SECURED OBLIGATIONS, THE OTHER SECURED OBLIGATIONS, THE CONVERTIBLE SECURED OBLIGATIONS OR THE SUBORDINATED SECURED OBLIGATIONS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN COOK COUNTY, OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY

26

APPELLATE COURT THEREFROM AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY ACCEPTS, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING.  EACH OF THE COMPANY AND THE GUARANTORS FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN SECTION 6.2, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF ANY REVOLVING SECURED OBLIGATION, TERM LOAN SECURED OBLIGATION, SUBORDINATED SECURED OBLIGATION, CONVERTIBLE SECURED OBLIGATION OR OTHER SECURED OBLIGATION TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR ANY OF THE GUARANTORS IN ANY OTHER JURISDICTION.  EACH OF THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER REVOLVING LOAN DOCUMENTS OR TERM LOAN DOCUMENTS BROUGHT IN ANY OF THE COURTS DESCRIBED IN THE FIRST SENTENCE OF THIS SECTION 6.4(b), AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)           TO THE EXTENT THAT ANY OF THE COMPANY AND THE GUARANTORS HAS OR HEREAFTER MAY ACQUIRE IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH OF THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

Section 6.5            Headings.  Headings used in this Agreement are for convenience of reference only and do not constitute part of this Agreement for any purpose.

Section 6.6            No Third Party Beneficiaries.  The agreements of the parties to this Agreement are solely for the benefit of the Company, the Guarantors, the Collateral Agent, the Convertible Trustee, the Subordinated Trustee, the Depositary Bank and the Secured Parties and their respective successors and assigns and no Person (other than the parties hereto and such Secured Parties) shall have any rights under this Agreement.

Section 6.7            No Waiver.  No failure on the part of any party hereto or any Secured Party or any of their respective nominees or representatives to exercise, and no course of dealing

27

with respect to, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver of such right, power or remedy; nor shall any single or partial exercise by the party hereto or any Secured Party or any of their respective nominees or representatives of any right, power or remedy operate as a waiver of such right, power or remedy.

Section 6.8            Severability.  If any provision of this Agreement or the application of this Agreement shall be invalid or unenforceable to any extent, (a) the remainder of this Agreement and the application of such remaining provisions shall not be affected by such invalidity or unenforceability and (b) each such remaining provision shall be enforced to the greatest extent permitted by law.

Section 6.9            Successors and Assigns.  All covenants, agreements, representations and warranties in this Agreement by the Depositary Bank, the Collateral Agent, the Convertible Trustee, the Subordinated Trustee, the Company and the Guarantors shall bind and, to the extent permitted by this Agreement, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not, provided that neither the Company nor any of the Guarantors may assign any of its rights or obligations under this Agreement and provided further that, except as provided in Section 4.4, the Depositary Bank may not assign any of its rights or obligations under this Agreement without the prior written consent of the Majority Secured Parties.

Section 6.10         Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 6.11         Consequential Damages.  In no event (other than with respect to its own gross negligence or willful misconduct) shall the Depositary Bank be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Depositary Bank has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 6.12         Conflict with other Agreements.  There are no other agreements entered into between the Depositary Bank and the Company or any of the Guarantors with respect to the Accounts.  In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

Section 6.13         Notice of Adverse Claims.  Except for the claims and interest of the Collateral Agent and any of the Company or Guarantors in the Accounts, no officer of the Depositary Bank with direct responsibility for administering this Agreement has actual knowledge of any claim to, or interest in, the Accounts or any Monies or any other property deposited in or credited to the Accounts.  If an officer of the Depositary Bank with direct responsibility for administering this Agreement obtains actual knowledge that any Person has asserted any lien, encumbrance or adverse claim against the Accounts or in any Monies or any other property deposited in or credited to the Accounts, the Depositary Bank will promptly notify the Collateral Agent and each of the Company and Guarantors thereof.

28

Section 6.14         Recourse.  There shall be full recourse to the Company and the Guarantors and all of their assets and properties for the liabilities of the Company and the Guarantors under this Agreement, the Subordinated Notes, the Convertible Debentures, the Revolving Credit Agreement, the Term Loan Credit Agreement and the other Transaction Documents.

Section 6.15         Force Majeure.  In no event shall either the Collateral Agent or Depositary Bank be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that each of the Collateral Agent and the Depositary Bank shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGE FOLLOWS]

29

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the day and year first above written.

ATLANTIC POWER CORPORATION By: Atlantic Power Management, LLC, its Manager

By:
	Name:	Barry E. Welch
	Title:	President and Chief Executive Officer

ATLANTIC POWER HOLDINGS, LLC, By: Atlantic Power Management, LLC, its Manager

By:
Name: Barry E. Welch
Title: President and Chief Executive Officer

TETON OPERATING SERVICES, LLC

By:
	Name:	Barry E. Welch
	Title:	President

BAKER LAKE HYDRO LLC

By:
	Name:	Barry E. Welch
	Title:	President

BADGER POWER GENERATION I LLC

By:
	Name:	Barry E. Welch
	Title:	President

BADGER POWER GENERATION II LLC

By:
	Name:	Barry E. Welch
	Title:	President

Deposit and Disbursement Agreement Signature Pages

1

STOCKTON COGEN (II) LLC

By:
	Name:	Barry E. Welch
	Title:	President

ORLANDO POWER GENERATION I LLC

By:
	Name:	Barry E. Welch
	Title:	President

ORLANDO POWER GENERATION II LLC

By:
	Name:	Barry E. Welch
	Title:	President

MEP RUMFORD, LLC

By:
	Name:	Barry E. Welch
	Title:	President

TETON EAST COAST GENERATION LLC

By:
	Name:	Barry E. Welch
	Title:	President

TETON FUELS MID-GEORGIA LLC

By:
	Name:	Barry E. Welch
	Title:	President

EPSILON POWER FUNDING, LLC

By:
	Name:	Barry E. Welch
	Title:	President

Deposit and Disbursement Agreement Signature Pages

2

MP POWER LLC

By:
	Name:	Barry E. Welch
	Title:	President

OLYMPIA HYDRO LLC

By:
	Name:	Barry E. Welch
	Title:	President

NCP HOUSTON POWER LLC

By:
	Name:	Barry E. Welch
	Title:	President

NCP PERRY LLC

By:
	Name:	Barry E. Welch
	Title:	President

NCP DADE POWER LLC

By:
	Name:	Barry E. Welch
	Title:	President

NCP PASCO LLC

By:
	Name:	Barry E. Welch
	Title:	President

TETON SELKIRK LLC

By:
	Name:	Barry E. Welch
	Title:	President

Deposit and Disbursement Agreement Signature Pages

3

DADE INVESTMENT, L.P.
by its general partner, NCP DADE POWER, LLC

By:
	Name:	Barry E. Welch
	Title:	President

GEDDES II COMPANY LLC

By:
	Name:	Barry E. Welch
	Title:	President

GEDDES COGENERATION COMPANY LLC

By:
	Name:	Barry E. Welch
	Title:	President

TETON POWER FUNDING, LLC

By:
	Name:	Barry E. Welch
	Title:	President

ONONDAGA COGENERATION LIMITED PARTNERSHIP,
by its general partner, GEDDES COGENERATION COMPANY LLC

By:
	Name:	Barry E. Welch
	Title:	President

TETON NEW LAKE, LLC

By:
	Name:	Barry E. Welch
	Title:	President

Deposit and Disbursement Agreement Signature Pages

4

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the day and year first above written.

HARRIS BANK,
as Depositary Bank

By:
	Name:	Ilona Nicholls
	Title:	Vice President

BANK OF MONTREAL,
as Collateral Agent

By:
	Name:	Joseph A. Bliss
	Title:	Director

Deposit and Disbursement Agreement Signature Pages

5

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the day and year first above written.

COMPUTERSHARE TRUST COMPANY OF CANADA,
as Subordinated Trustee

By:
Name:
Title:

Deposit and Disbursement Agreement Signature Pages

6

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the day and year first above written.

COMPUTERSHARE TRUST COMPANY OF CANADA,
as Convertible Trustee

By:
Name:
Title:

Deposit and Disbursement Agreement Signature Pages

7

Annex I

Account Number		Account Designation

(a)	Account 180-072-1	Atlantic Power Holdings, LLC - Revenue Account

(b)	Account 179-868-5	Atlantic Power Holdings, LLC - US Levelization Reserve Account

(c)	Account 44422-179-868-5	Atlantic Power Holdings, LLC - Canadian Levelization Reserve Account

(d)	Account 180-071-3	Atlantic Power Holdings, LLC - US Disbursement Account

(e)	Account 44422-180-072-1	Atlantic Power Holdings, LLC - Canadian Disbursement Account

1

EXHIBIT A
TO DEPOSIT AND DISBURSEMENT AGREEMENT

ATLANTIC POWER HOLDINGS, LLC

Deposit Agreement
Direction Letter and Officer’s Certificate

Bank of Montreal
700 Louisiana, Suite 4400
Houston, TX 77002
Attention:  Cahal Carmody

Harris Bank
1111 West Monroe 9th Floor
East Chicago, IL 60188-8840
Attention:  Legal Documentation Unit

Re:  The Second Amended and Restated Deposit and Disbursement Agreement (the “Deposit Agreement”), dated as of October 11, 2006 among Atlantic Power Holdings, LLC (the “Company”), Atlantic Power Corporation, Teton Power Funding, LLC, Teton Operating Services, LLC, Baker Lake Hydro LLC, Badger Power Generation I LLC, Badger Power Generation II LLC, Stockton Cogen (II), LLC, Orlando Power Generation I LLC, Orlando Power Generation II LLC, MEP Rumford, LLC, Teton East Coast Generation, LLC, Teton Fuels Mid-Georgia, LLC, Umatilla Groves, LLC, Epsilon Power Funding, LLC, MP Power, LLC, Olympia Hydro LLC, NCP Houston Power LLC, NCP Perry LLC, NCP Dade Power LLC, NCP Pasco, LLC, Dade Investment, L.P., Geddes II Company LLC, Geddes Cogeneration Company LLC, Teton Selkirk LLC, Teton New Lake, LLC and Onondaga Cogeneration, L.P., Bank of Montreal, as collateral agent (the “Collateral Agent”), Computershare Trust Company of Canada, as Subordinated Trustee, Computershare Trust Company of Canada, as Convertible Trustee and Harris Bank, as depositary bank (“Harris Bank”).

To Whom It May Concern:

Pursuant to Section 3.10 of the Deposit Agreement, the Company directs Harris Bank, in its capacity as the Depositary Bank under the Deposit Agreement, to transfer $                                 (the “Transferred Amount”) from the [name of Deposit Agreement Account] (as defined in the Deposit Agreement) to the Borrower’s account with [name of institution managing Permitted Investment] (the “Securities Account Intermediary”), Account #                                       (the “Securities Account”).

1.                                       The Company represents and warrants that:

(a)                                  the Transferred Amount and any interest, premiums or other amounts that accrue with respect to the Transferred Amounts (collectively the “Permitted Investment Amounts”) shall be invested solely in Permitted Investments (as defined in the Deposit Agreement);

(b)                                 if no Trigger Event has occurred or is occurring, the Permitted Investment Amounts shall either be reinvested in the Securities Account or transferred to the

2

[Account named above], or (ii) if a Trigger Event has occurred or is occurring, all Permitted Investment Amounts shall be transferred to the Revenue Account; provided that in no event shall any such Permitted Investment Amounts be otherwise transferred from or withdrawn from the Securities Account without the prior written consent of the Collateral Agent, in its sole discretion;

(c)                                  the Permitted Investment Amounts shall be subject to the security interest granted to the Collateral Agent for the benefit of the Secured Parties (as defined in the Deposit Agreement) and shall be subject to the control of the Collateral Agent for the benefit of the Secured Parties subject to the terms and conditions of the Deposit Agreement.

2.                                       The Company hereby covenants and agrees that:

(a)                                  it shall execute, deliver and perform under the [describe account control agreement between Borrower, Collateral Agent and Securities Intermediary] (the “Control Agreement”) between the Borrower, the Collateral Agent and the Securities Account Intermediary in the form attached hereto;

(b)                                 the Company shall, in accordance with or to give effect to the provisions of the Control Agreement, the Deposit Agreement or any other document evidencing the Company’s grant of a security interest in the Permitted Investment Amounts, the Securities Account, the [Account named above] or any and all proceeds therefrom, provide any notices or other directions requested by the Collateral Agent, including without limitation any entitlement orders, or other similar notices or directives to the Securities Account Intermediary; and

(c)                                  the Company shall not, without the prior written consent of the Collateral Agent, in its sole discretion transfer or withdraw any Permitted Investment Amounts from the Securities Account; provided that the Company shall be permitted to transfer all or any portion of the Permitted Investment Amounts to the Revenue Account at any time without the consent of the Collateral Agent, or if no Trigger Event has occurred or is occurring, to the [Account named above] without the consent of the Collateral Agent.

3.                                       The undersigned, the President of Atlantic Power Management, the Manager of Company, does hereby certify that as of the date hereof no Trigger Event has occurred or is continuing and after giving effect to the transfer of the Transferred Amounts to the Securities Account, no Trigger Event would result from such transfer.

All capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Deposit Agreement.

3

Dated and effective this day of , 200

ATLANTIC POWER HOLDINGS, LLC

By: Atlantic Power Management, LLC, its Manager

By:
Name:
Title:

4

		Page

ARTICLE I	DEFINITIONS	2

Section 1.1	Defined Terms	2

Section 1.2	Principles of Construction	7

Section 1.3	UCC Terms	7

ARTICLE II	PROCEDURES, GOVERNMENT AND ESTABLISHMENT OF ACCOUNTS	7

Section 2.1	Procedures Governing Accounts	7

Section 2.2	Establishment of Account and Sub-Accounts	10

Section 2.3	Security Interest	10

Section 2.4	Termination	11

ARTICLE III	THE ACCOUNTS	11

Section 3.1	Revenue Account	11

Section 3.2	US Levelization Reserve Account	12

Section 3.3	Canadian Levelization Reserve Account	13

Section 3.4	US Disbursement Account	13

Section 3.5	Canadian Disbursement Account	14

Section 3.6	Trigger Event	14

Section 3.7	[Intentionally Blank]	15

Section 3.8	Other Account Procedures	15

Section 3.9	Bankruptcy Proceedings, etc.	16

Section 3.10	Investment of Monies	16

Section 3.11	Value	17

Section 3.12	Taxes	18

Section 3.13	Disposition of Monies Upon Repayment of the Revolving Secured Obligations, Term Loan Secured Obligations, Subordinated Secured Obligations and Other Secured Obligations	18

Section 3.14	Account Balance Statements; Inspection of Books of Account	18

Section 3.15	Events of Default; Trigger Events	19

ARTICLE IV	DEPOSITARY BANK	20

Section 4.1	Appointment of Depositary Bank, Powers and Immunities	20

i

(continued)

ii

EXHIBIT C
to Fourth Amended and Restated
Credit Agreement

Exhibit I
Form of Second Amended and Restated Collateral Agency and Intercreditor Agreement

[Attached]

Exhibit I

SECOND AMENDED AND RESTATED
COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

among

THE REVOLVING LENDERS PARTY
TO THE REVOLVING CREDIT AGREEMENT, AND
BANK OF MONTREAL,
AS REVOLVING ADMINISTRATIVE AGENT TO THE REVOLVING LENDERS,

THE TERM LOAN LENDERS PARTY
TO THE TERM LOAN CREDIT AGREEMENT, AND
BANK OF MONTREAL,
AS TERM LOAN ADMINISTRATIVE AGENT TO THE TERM LOAN LENDERS,

BANK OF MONTREAL
AS COLLATERAL AGENT,

COMPUTERSHARE TRUST COMPANY OF CANADA,
AS CONVERTIBLE TRUSTEE
FOR THE HOLDERS OF THE CONVERTIBLE DEBENTURES

COMPUTERSHARE TRUST COMPANY OF CANADA,
AS SUBORDINATED TRUSTEE
FOR THE HOLDERS OF THE SUBORDINATED NOTES

and

OTHER SECURED PARTIES

Dated as of October 11, 2006

SECOND AMENDED AND RESTATED
COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

THIS SECOND AMENDED AND RESTATED COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT (this “Agreement”), dated as of October 11, 2006, is made by and between each of Computershare Trust Company of Canada, as “Trustee” for the holders of the Subordinated Notes issued under the Subordinated Indenture described below (the “Subordinated Trustee”), Computershare Trust Company Of Canada, as “Trustee” for the holders of the Convertible Debentures issued under the Convertible Indenture described below (the “Convertible Trustee”), each of the lenders that is a party to the Revolving Credit Agreement described below (together with its respective successors and assigns and any other Person who becomes a lender under such Revolving Credit Agreement, the “Revolving Lenders”), Bank of Montreal, as administrative agent for the Revolving Lenders (together with its successors and assigns in such capacity, the “Revolving Administrative Agent”), each of the lenders that is a party to the Term Loan Credit Agreement described below (together with its respective successors and assigns and any other Person who becomes a lender under such Term Loan Credit Agreement, the “Term Loan Lenders”), Bank of Montreal, as administrative agent for the Term Loan Lenders (together with its successors and assigns in such capacity, the “Term Loan Administrative Agent”), Bank of Montreal, acting in its capacity as the collateral agent appointed hereunder for the holders of the Subordinated Notes, the holders of the Convertible Debentures, the Revolving Lenders, the Revolving Administrative Agent, the Term Loan Lenders and the Term Loan Administrative Agent (together with its successors and assigns, the “Collateral Agent”) and other Secured Parties that from time to time become parties hereto pursuant to Section 29 hereof.

WITNESSETH

WHEREAS, Atlantic Power Holdings, LLC, a Delaware limited liability company (the “Company”) together with Atlantic Power Corporation (“Atlantic Power Corporation”), Badger Power Generation I LLC (“Badger I”), Badger Power Generation II LLC (“Badger II”), Baker Lake Hydro LLC (“Baker Lake”), Dade Investment, L.P. (“Dade”), Epsilon Power Funding LLC (“Epsilon Funding”), Geddes II Company LLC (“Geddes II”), Geddes Cogeneration Company LLC (“Geddes Cogeneration”), MEP Rumford, LLC (“MEP”), MP Power LLC (“MP Power”), NCP Dade Power LLC (“NCP Dade”), NCP Pasco LLC (“NCP Pasco”), NCP Houston Power LLC (“NCP Houston Power”), NCP Perry LLC (“NCP Perry”), Olympia Hydro LLC (“Olympia”), Onondaga Cogeneration Limited Partnership (“Onondaga”), Orlando Power Generation I LLC (“Orlando I”), Orlando Power Generation II LLC (“Orlando II”), Stockton CoGen (II) LLC (“Stockton”), Teton Power Funding LLC (“Teton Funding”), Teton East Coast Generation LLC (“Teton East Coast”), Teton Fuels Mid-Georgia LLC (“Teton Fuels”), Teton Operating Services, LLC (“Teton Operating”), Teton New Lake, LLC (“Teton New Lake”) and Teton Selkirk LLC (“Teton Selkirk”), (each referred to herein as a “Guarantor” or collectively, the “Guarantors”), own, operate and maintain power plants and related assets;

WHEREAS, Atlantic Power Corporation issued certain notes (the “Subordinated Notes”) under its 11% Subordinated Notes Indenture, dated as of November 18, 2004 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the

“Subordinated Indenture”), among Atlantic Power Corporation, the Guarantors and the Subordinated Trustee;

WHEREAS, in order to finance certain indebtedness of the Company, the Company entered into that certain Credit Agreement, dated as of November 18, 2004 (as amended by that certain First Amendment to Credit Agreement, dated as of April 29, 2005, as further amended by that certain Second Amendment to Credit Agreement, dated as of November 18, 2005, as further amended by that certain Third Amendment to Credit Agreement, dated as of September 15, 2006, as further amended by that certain Fourth Amendment to Credit Agreement dated as of the date of this agreement, and as may be further amended, restated, supplemented or otherwise modified, the “Revolving Credit Agreement”), among the Company, the Revolving Lenders, the Revolving Administrative Agent, and Bank of Montreal as issuer of letters of credit and collateral agent; and

WHEREAS, in order to finance certain additional indebtedness of the Company, the Company entered into that certain Term Loan Credit Agreement, dated as of September 15, 2006 (as amended by that certain First Amendment to Term Loan Credit Agreement, dated as of the date of this Agreement, and as may be further amended, restated, supplemented or otherwise modified, the “Term Loan Credit Agreement”), among the Company, the Term Loan Lenders and the Term Loan Administrative Agent;

WHEREAS, Atlantic Power Corporation is entering into that certain Trust Indenture dated as of October 11, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Convertible Indenture”), between Atlantic Power Corporation and Computershare Trust Company of Canada, in its capacity as Convertible Trustee, pursuant to which Atlantic Power Corporation will issue certain “Debentures” (as described in the Convertible Indenture and hereinafter the “Convertible Debentures”);

WHEREAS, certain obligations of the Company, Atlantic Power Corporation and the Guarantors are secured by the Collateral pursuant to the Transaction Documents; and

WHEREAS, in furtherance of such purposes, the Company, the Guarantors, Harris Bank, as Depositary Bank (the “Depositary Bank”), the Subordinated Trustee, the Convertible Trustee and the Collateral Agent have entered into the Second Amended and Restated Deposit and Disbursement Agreement, dated as of the date of this Agreement (the “Depositary Agreement”), in order to, among other things, appoint the Depositary Bank to hold and administer certain revenues received by or on behalf of the Company or any of the Guarantors, and certain other amounts received by the Company or any of the Guarantors; and

WHEREAS, the parties hereto desire to enter into this Agreement to set forth their mutual understanding with respect to (a) the exercise of certain rights, remedies and options by the respective parties hereto under the Revolving Security Documents, the Term Loan Security Documents, the Subordinated Indenture Security Documents and the Convertible Indenture Security Documents and the Depositary Agreement and the other Transaction Documents and (b) the appointment of the Collateral Agent.

2

NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

Section 1.                                          Definitions; Rules of Construction.  (a) Capitalized terms used but not defined herein shall have the meanings given to such terms in the Depositary Agreement or the Revolving Credit Agreement (each as in existence on the date hereof), as the case may be, which definitions are incorporated by reference herein as though set forth fully herein.  Unless otherwise defined herein or in the Depositary Agreement or the Revolving Credit Agreement, as the case may be, all terms defined in Article 9 of the UCC as in effect from time to time in the State of New York that are used herein shall have the respective meanings given to those terms in the Uniform Commercial Code as in effect from time to time in the State of New York.  In addition to terms elsewhere defined in this Agreement, the following capitalized words and terms used in this Agreement shall have the following meanings unless the context or use clearly indicates another or different intent or meaning:

“Collateral” means the Property of the Company, the Guarantors or any other any Revolving Loan Party or Term Loan Party upon which Liens in favor of the Secured Parties have been granted or have been purported to have been granted by the terms of the applicable Transaction Documents.

“Convertible Indenture Security Documents” means the “Security Documents” as defined in the Convertible Indenture, including without limitation each “Pledge Agreement” as amended and restated by the respective Second Amended and Restated Pledge Agreement, dated as of the date of this Agreement, of each Guarantor delivering a “Pledge Agreement” pursuant to the Convertible Indenture and the Second Amended and Restated Security Agreement of Onondaga Cogeneration Limited Partnership, dated as of the date of this Agreement.

“Majority Secured Parties” shall mean at any time Secured Parties holding, in the aggregate, in excess of 50% of the aggregate outstanding amount of the Revolving Secured Obligations, the Term Loan Secured Obligations, the Other Secured Obligations, the Convertible Secured Obligations and the Subordinated Secured Obligations.

“Revolving Security Documents” means the “Security Documents” as defined in the Revolving Credit Agreement, including without limitation each “Pledge Agreement” as amended and restated by the respective Second Amended and Restated Pledge Agreement, dated as of the date of this Agreement, of each Guarantor delivering a “Pledge Agreement” pursuant to the Revolving Credit Agreement and the Second Amended and Restated Security Agreement of Onondaga Cogeneration Limited Partnership, dated as of the date of this Agreement.

“Subordinated Indenture Security Documents” means the “Security Documents” as defined in the Subordinated Indenture, including without limitation each “Pledge Agreement” as amended and restated by the respective Second Amended and Restated Pledge Agreement, dated as of the date of this Agreement, of each Guarantor delivering a “Pledge Agreement” pursuant to the Subordinated Indenture and the Second Amended and Restated Security Agreement of Onondaga Cogeneration Limited Partnership, dated as of the date of this Agreement.

3

“Term Loan Security Documents” means the “Security Documents” as defined in the Term Loan Credit Agreement, including without limitation each “Pledge Agreement” as amended and restated by the respective Second Amended and Restated Pledge Agreement, dated as of the date of this Agreement, of each Guarantor delivering a “Pledge Agreement” pursuant to the Term Loan Credit Agreement and the Second Amended and Restated Security Agreement of Onondaga Cogeneration Limited Partnership, dated as of the date of this Agreement.

(b)                                 Unless otherwise stated, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document and all schedules, exhibits and attachments thereto as in effect as of the date hereof, as the same may thereafter be amended, extended, supplemented or otherwise modified from time to time in accordance with the terms thereof and of the Transaction Documents.

(c)                                  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement and all references to Sections or Schedules shall be references to Sections or Schedules of this Agreement unless otherwise expressly specified.

(d)                                 Any reference to any Person shall include its permitted successors and assigns, and in the case of any Governmental Authority, any Person succeeding to its functions and capacities.

(e)                                  Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

Section 2.                                          Authorization and Action of Collateral Agent.  (a) Each Secured Party hereby appoints and authorizes the Collateral Agent to take such action as Collateral Agent on such Secured Party’s behalf and to exercise such powers under this Agreement and the other Transaction Documents as are specifically delegated to the Collateral Agent by the terms hereof and thereof together with such rights and powers as are incidental thereto, together with such other powers as the Collateral Agent and the Majority Secured Parties may agree.  The Collateral Agent will have no duties, responsibilities, obligations or liabilities other than those expressly set forth in this Agreement and the other Transaction Documents (and consented to by the Collateral Agent), and no additional duties, responsibilities, obligations or liabilities will be inferred from the provisions of the Transaction Documents or imposed on the Collateral Agent.  As to actions that the Collateral Agent is not expressly required to take pursuant to the provisions of this Agreement or the other Transaction Documents (including enforcement or collection), the Collateral Agent will not exercise any discretion or take any action, but will be required to act or to refrain from acting (and will be fully protected in so acting or refraining from acting) solely upon the instructions:

(i)                                     of the Revolving Administrative Agent, so long as the Revolving Obligations remain outstanding, the Revolving Commitments have not been terminated, and any Revolving Letters of Credit have not expired or otherwise terminated;  and then

4

(ii)                                  following the indefeasible payment in cash in full of the Revolving Obligations, the termination of the Revolving Commitments and the termination or expiration of the Revolving Letters of Credit, of the Term Loan Administrative Agent, so long as the Term Loan Secured Obligations remain outstanding; and then

(iii)                               following the indefeasible payment in cash in full of the Revolving Obligations and the Term Loan Secured Obligations, the termination of the Revolving Commitments and the termination or expiration of the Revolving Letters of Credit, of the Convertible Trustee (acting pursuant to the Convertible Indenture), so long as the Convertible Secured Obligations remain outstanding; and

(iv)                              otherwise, of the Majority Secured Parties.

All such instructions will be binding upon all of the Secured Parties.

(b)                                 Notwithstanding anything to the contrary in Section 2(a) above, (i) without the consent of the Subordinated Trustee (which consent shall only be given in accordance with the terms of the Subordinated Indenture) and the Convertible Trustee (which consent shall only be given in accordance with the terms of the Convertible Indenture), neither the Revolving Administrative Agent (until the Revolving Obligations have been paid in full, the Revolving Commitments have been terminated and any Revolving Letters of Credit have expired or been terminated), the Term Loan Administrative Agent (until the Term Loan Secured Obligations have been paid in full), nor the Collateral Agent shall release its lien or security interest in any Collateral unless (A) such release is in connection with a transfer of such Collateral permitted by the Subordinated Indenture, the Convertible Indenture, the Revolving Credit Agreement and the Term Loan Credit Agreement, (B) such release is in connection with the sale of such Collateral where the net proceeds of such sale will be applied to pay the Revolving Secured Obligations, the Term Loan Secured Obligations, the Other Secured Obligations, the Convertible Secured Obligations and the Subordinated Secured Obligations in accordance with Section 7 hereof, or (C) such release is in connection with the sale of Collateral, other than Collateral subject to a Pledge Agreement, and such release is consented to (1) by the Revolving Administrative Agent, so long as the Revolving Obligations remain outstanding, the Revolving Commitments have not been terminated, and any Revolving Letters of Credit have not expired or otherwise terminated, and then (2) following the indefeasible payment in cash in full of the Revolving Obligations, the termination of the Revolving Commitments and the termination or expiration of the Revolving Letters of Credit, by the Term Loan Administrative Agent, so long as the Term Loan Secured Obligations remain outstanding, and then (3) following the indefeasible payment in cash in full of the Revolving Obligations and the Term Loan Secured Obligations, the termination of the Revolving Commitments and the termination or expiration of the Revolving Letters of Credit, of the Convertible Trustee (acting pursuant to the Convertible Indenture), so long as the Convertible Secured Obligations remain outstanding; and (4) otherwise, by the Majority Secured Parties, or (ii) the Collateral Agent shall not amend the Depositary Agreement without the consent of the Revolving Administrative Agent (until the Revolving Obligations have been paid in full, the Revolving Commitments have been terminated and any Revolving Letters of Credit have expired or been terminated), the Term Loan Administrative Agent (until the Term Loan Secured Obligations have been paid in full) or the Convertible Trustee (acting pursuant to the Convertible Indenture) (until the Convertible Secured Obligations have been paid in full).

5

(c)                                  Notwithstanding anything in this Agreement or the Depositary Agreement or any other Transaction Document to the contrary, the Collateral Agent will not, in any event, be required to take any action that exposes the Collateral Agent to personal liability, that is contrary to the other Transaction Documents or Law or with respect to which the Collateral Agent does not receive adequate instructions or full indemnification to its satisfaction from the Secured Parties.  The Collateral Agent has no duties or relationship of trust or agency with or to the Company, the Guarantors or any of their respective Affiliates.

(d)                                 The Secured Parties hereby authorize the Collateral Agent to appoint Harris Bank to act as the Depositary Bank under the Depositary Agreement.  The Secured Parties hereby authorize and empower the Collateral Agent, upon the direction (i) of the Revolving Administrative Agent, so long as the Revolving Obligations remain outstanding, the Revolving Commitments have not been terminated, and any Revolving Letters of Credit have not expired or otherwise terminated, and then (ii) following the indefeasible payment in cash in full of the Revolving Obligations, the termination of the Revolving Commitments and the termination or expiration of the Revolving Letters of Credit, of the Term Loan Administrative Agent, so long as the Term Loan Secured Obligations remain outstanding, and then (iii) following the indefeasible payment in cash in full of the Revolving Obligations and the Term Loan Secured Obligations, the termination of the Revolving Commitments and the termination or expiration of the Revolving Letters of Credit, of the Convertible Trustee (acting pursuant to the Convertible Indenture), so long as the Convertible Secured Obligations remain outstanding; and (iv) otherwise, of the Majority Secured Parties, to remove and replace the Depositary Bank pursuant to the terms and conditions of Article IV of the Depositary Agreement and to direct the Depositary Bank according to the terms of this Agreement.

(e)                                  Notwithstanding anything to the contrary in this Agreement or any other Transaction Document (except as provided in Section 4 hereof), the Collateral Agent shall not (i) exercise any rights or remedies under this Agreement or any other Transaction Document or give any consent under this Agreement or any other Transaction Document unless it shall have been directed to do so in writing, (A) by the Revolving Administrative Agent, so long as the Revolving Obligations remain outstanding, the Revolving Commitments have not been terminated, and any Revolving Letters of Credit have not expired or otherwise terminated, and then (B) following the indefeasible payment in cash in full of the Revolving Obligations, the termination of the Revolving Commitments and the termination or expiration of the Revolving Letters of Credit, by the Term Loan Administrative Agent, so long as the Term Loan Secured Obligations remain outstanding, and then (C) following the indefeasible payment in cash in full of the Revolving Obligations and the Term Loan Secured Obligations, the termination of the Revolving Commitments and the termination or expiration of the Revolving Letters of Credit, by the Convertible Trustee (acting pursuant to the Convertible Indenture), so long as the Convertible Secured Obligations remain outstanding; and (D) otherwise, by the Majority Secured Parties, or (ii) enter into any agreement amending, modifying, supplementing or waiving any provision of this Agreement or any other Transaction Document unless it shall have been directed to do so in writing (A) by the Revolving Administrative Agent, the Term Loan Administrative Agent, the Convertible Trustee (which direction shall only be given in accordance with the terms of the Convertible Indenture) and the Subordinated Trustee (which direction shall only be given in accordance with the terms of the Subordinated Indenture), so long as the Revolving Obligations remain outstanding, the Revolving Commitments have not been terminated, and any Revolving

6

Letters of Credit have not expired or otherwise terminated, and then (B) following the indefeasible payment in cash in full of the Revolving Obligations, the termination of the Revolving Commitments and the termination or expiration of the Revolving Letters of Credit, by the Term Loan Administrative Agent, the Convertible Trustee (which direction shall only be given in accordance with the terms of the Convertible Indenture) and the Subordinated Trustee (which direction shall only be given in accordance with the terms of the Subordinated Indenture), so long as the Term Loan Secured Obligations remain outstanding, and then (C) following the indefeasible payment in cash in full of the Revolving Obligations and the Term Loan Secured Obligations, the termination of the Revolving Commitments and the termination or expiration of the Revolving Letters of Credit, by the Convertible Trustee (which direction shall only be given in accordance with the terms of the Convertible Indenture) and the Subordinated Trustee (which direction shall only be given in accordance with the terms of the Subordinated Indenture), so long as the Convertible Secured Obligations remain outstanding; and (D) otherwise, by the Majority Secured Parties.

Section 3.                                          Priority of Security Interests.  The parties hereto agree and acknowledge (a) that each of the Revolving Secured Obligations, the Term Loan Secured Obligations and the Convertible Secured Obligations are “Senior Indebtedness” as defined in the Subordinated Indenture and the Subordinated Secured Obligations shall be subordinated thereto pursuant to the terms and conditions of this Agreement and the Subordinated Indenture, including without limitation Articles 11, 12 and 13 of the Subordinated Indenture and (b) that each of the Revolving Secured Obligations and the Term Loan Secured Obligations are “Senior Secured Indebtedness” as defined in the Convertible Indenture and the Convertible Secured Obligations shall be subordinated thereto pursuant to the terms and conditions of this Agreement and the Convertible Indenture, including without limitation Article 6 of the Convertible Indenture and each guaranty delivered in connection therewith.   The priorities specified in this Agreement and in the Depositary Agreement (including, without limitation, in Section 3.6 thereof) with respect to (i) the Collateral, (ii) all proceeds of the Collateral and (iii) all amounts and funds retained in accordance with the Depositary Agreement, in each case are applicable irrespective of any statement to the contrary in any other Transaction Document or any other agreement, the time or order or method of attachment or perfection of Liens, the time or order of the filing of financing statements, or the giving or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests, and to the extent not provided for in this Agreement, the Depositary Agreement, the Subordinated Indenture, the Convertible Indenture and the Guarantees (as defined in each of the Subordinated Indenture and the Convertible Indenture) the rights and priorities of the Secured Parties shall be determined in accordance with applicable law.

Section 4.                                          Application of Monies.  Subject to Section 3.13 of the Depositary Agreement and the limitations and conditions, if any, set forth or referred to in each of the Sections of the Depositary Agreement referred to below or in the Subordinated Indenture or the Convertible Indenture, and, without the need for direction from any Secured Party, the Collateral Agent shall instruct the Depositary Bank to apply Monies on deposit in (i) the Revenue Account as provided in Section 3.1 or 3.6, as the case may be, of the Depositary Agreement; (ii) in the US Levelization Reserve Account as provided in Section 3.2 or 3.6, as the case may be, of the Depositary Agreement; (iii) in the Canadian Levelization Reserve Account as provided in Section 3.3 or 3.6, as the case may be, of the Depositary Agreement; (iv) in the US Disbursement

7

Account as provided in Section 3.4 or 3.6, as the case may be, of the Depositary Agreement and (v) in the Canadian Disbursement Account as provided in Section 3.5 or 3.6, as the case may be, of the Depositary Agreement.

Section 5.                                          Exercise of Rights.  So long as any Revolving Secured Obligations, Term Loan Secured Obligations, Other Secured Obligations, Convertible Secured Obligations or Subordinated Secured Obligations remain outstanding, each of the Secured Parties hereby acknowledges and agrees as follows:

(a)                                 The Collateral Agent shall administer the Collateral in the manner contemplated by the Transaction Documents, the Depositary Agreement and this Agreement, and exercise, except as otherwise provided in Section 4 hereof, only upon the written instruction (i) of the Revolving Administrative Agent, so long as the Revolving Obligations remain outstanding, the Revolving Commitments have not been terminated, and any Revolving Letters of Credit have not expired or otherwise terminated, and then (ii) following the indefeasible payment in cash in full of the Revolving Obligations, the termination of the Revolving Commitments and the termination or expiration of the Revolving Letters of Credit, of the Term Loan Administrative Agent, so long as the Term Loan Secured Obligations remain outstanding, and then (iii) following the indefeasible payment in cash in full of the Revolving Obligations and the Term Loan Secured Obligations, the termination of the Revolving Commitments and the termination or expiration of the Revolving Letters of Credit, of the Convertible Trustee (acting pursuant to the Convertible Indenture), so long as the Convertible Secured Obligations remain outstanding; and (iv) otherwise, upon the written instruction of, and on behalf of the Majority Secured Parties in accordance with Sections 4, 5, 6 and 7 hereof (or, when required under Section 2 hereof, the Convertible Trustee, the Subordinated Trustee, the Revolving Administrative Agent or the Term Loan Administrative Agents, as applicable) such rights and remedies with respect to the Collateral as are granted to it under this Agreement, the other Transaction Documents and applicable law.

(b)                                 Upon the request of the Collateral Agent, such Secured Party will provide the Collateral Agent (i) notice of the amount of outstanding Revolving Secured Obligations, Term Loan Secured Obligations, Other Secured Obligations, Convertible Secured Obligations and Subordinated Secured Obligations owed by the Company and the Guarantors to such Secured Party under the Transaction Documents and (ii) any other information that the Collateral Agent may reasonably request.

Section 6.                                          Actions Upon a Trigger Event.  So long as any Revolving Secured Obligations, Term Loan Secured Obligations, Other Secured Obligations, Convertible Secured Obligations or Subordinated Secured Obligations remain outstanding, the following provisions shall apply:

(a)                                 By its consent hereto each of the Company and the Guarantors hereby agree that if a Trigger Event shall have occurred and be continuing, the Collateral Agent is hereby irrevocably authorized and empowered to act as the attorney-in-fact for such Company or Guarantor with respect to the giving of any instructions or notices under the Depositary Agreement and that such Company’s or Guarantor’s right to give such instructions and notices itself shall terminate until such time as such Trigger Event is no longer continuing.

8

(b)                                 The Collateral Agent hereby agrees that, upon the written request (i) of the Revolving Administrative Agent, so long as the Revolving Obligations remain outstanding, the Revolving Commitments have not been terminated, and any Revolving Letters of Credit have not expired or otherwise terminated, and then (ii) following the indefeasible payment in cash in full of the Revolving Obligations, the termination of the Revolving Commitments and the termination or expiration of the Revolving Letters of Credit, of the Term Loan Administrative Agent, so long as the Term Loan Secured Obligations remain outstanding, and then (iii) following the indefeasible payment in cash in full of the Revolving Obligations and the Term Loan Secured Obligations, the termination of the Revolving Commitments and the termination or expiration of the Revolving Letters of Credit, of the Convertible Trustee (acting pursuant to the Convertible Indenture), so long as the Convertible Secured Obligations remain outstanding; and (iv) otherwise, of the Majority Secured Parties, but only upon such request, it shall until such time as such Trigger Event is no longer continuing, give such notices and instructions which, but for the occurrence and continuance of such Trigger Event, any of the Company or Guarantors would be entitled to give to the Depositary Bank under the Depositary Agreement.

(c)                                  By its consent hereto each of the Company and the Guarantors hereby acknowledges that if a Trigger Event shall have occurred and be continuing, the Collateral Agent shall instruct the Depositary Bank to distribute Monies in the Accounts in accordance with and upon the written request (i) of the Revolving Administrative Agent, so long as the Revolving Obligations remain outstanding, the Revolving Commitments have not been terminated, and any Revolving Letters of Credit have not expired or otherwise terminated, and then (ii) following the indefeasible payment in cash in full of the Revolving Obligations, the termination of the Revolving Commitments and the termination or expiration of the Revolving Letters of Credit, of the Term Loan Administrative Agent, so long as the Term Loan Secured Obligations remain outstanding, and then (iii) following the indefeasible payment in cash in full of the Revolving Obligations and the Term Loan Secured Obligations, the termination of the Revolving Commitments and the termination or expiration of the Revolving Letters of Credit, of the Convertible Trustee (acting pursuant to the Convertible Indenture), so long as the Convertible Secured Obligations remain outstanding; and (iv) otherwise, of the Majority Secured Parties and consistent with (x) the provisions of Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6 and 3.15 of the Depositary Agreement, (y) the subordination provisions of the Convertible Indenture and the “Guarantees” (as defined in the Convertible Indenture) and (z) the subordination provisions of the Subordinated Indenture and the “Guarantees” (as defined in the Subordinated Indenture).

Section 7.                                          Exercise of Remedies and Application of Proceeds.  So long as any of the Revolving Secured Obligations, Term Loan Secured Obligations, the Other Secured Obligations, the Convertible Secured Obligations and the Subordinated Secured Obligations remain outstanding, the following provisions shall apply:

(a)                                 [Intentionally Blank.]

(b)                                 Upon the written request (i) of the Revolving Administrative Agent, so long as the Revolving Obligations remain outstanding, the Revolving Commitments have not been terminated, and any Revolving Letters of Credit have not expired or otherwise terminated, and then (ii) following the indefeasible payment in cash in full of the Revolving Obligations, the

9

termination of the Revolving Commitments and the termination or expiration of the Revolving Letters of Credit, of the Term Loan Administrative Agent, so long as the Term Loan Secured Obligations remain outstanding, and then (iii) following the indefeasible payment in cash in full of the Revolving Obligations and the Term Loan Secured Obligations, the termination of the Revolving Commitments and the termination or expiration of the Revolving Letters of Credit, of the Convertible Trustee (acting pursuant to the Convertible Indenture), so long as the Convertible Secured Obligations remain outstanding; and (iv) otherwise, of the Majority Secured Parties, the Collateral Agent shall be authorized to take any and all actions and to exercise any and all rights, remedies and options which it may have hereunder, under the Transaction Documents or the Depositary Agreement and which, (w) the Revolving Administrative Agent, so long as the Revolving Obligations remain outstanding, the Revolving Commitments have not been terminated, and any Revolving Letters of Credit have not expired or otherwise terminated, and then (x) following the indefeasible payment in cash in full of the Revolving Obligations, the termination of the Revolving Commitments and the termination or expiration of the Revolving Letters of Credit, of the Term Loan Administrative Agent, so long as the Term Loan Secured Obligations remain outstanding, and then (y) following the indefeasible payment in cash in full of the Revolving Obligations and the Term Loan Secured Obligations, the termination of the Revolving Commitments and the termination or expiration of the Revolving Letters of Credit, of the Convertible Trustee (acting pursuant to the Convertible Indenture), so long as the Convertible Secured Obligations remain outstanding; and (z) otherwise, of the Majority Secured Parties, direct it to take under this Agreement, including realization and foreclosure on the Collateral.

(c)                                  The proceeds of any sale, disposition or other realization or foreclosure by the Collateral Agent upon the Collateral or any portion thereof pursuant to the Transaction Documents shall be governed by this Section 7(c).  Any non-cash proceeds resulting from such liquidation of the Collateral shall be held by the Collateral Agent for the benefit of the Secured Parties until later sold or otherwise converted into cash, at which time the Collateral Agent shall apply such cash in accordance with the next sentence of this Section 7(c).  The Collateral Agent shall distribute any cash proceeds net of expenses resulting from liquidation of the Collateral, together with any Monies remaining in any of the Accounts, in the order of priority set forth in Section 3.6 of the Depositary Agreement and in accordance with the subordination provisions of the Convertible Indenture and the “Guarantees” (as defined in the Convertible Indenture) and the Subordinated Indenture and the “Guarantees” (as defined in the Subordinated Indenture) to the Secured Parties on a pro rata basis in accordance with the respective outstanding amounts of the Revolving Secured Obligations, the Term Loan Secured Obligations, the Other Secured Obligations, the Convertible Secured Obligations and the Subordinated Secured Obligations owed to each holder thereof.

(d)                                 Any payments made to the Revolving Lenders under this Agreement will be made to the Revolving Administrative Agent for the benefit of the Revolving Lenders.

(e)                                  Any payments made to the Term Loan Lenders under this Agreement will be made to the Term Loan Administrative Agent for the benefit of the Term Loan Lenders.

(f)                                   Any payments made to holders of the Convertible Debentures under this Agreement will be made to the Convertible Trustee for the benefit of such holders.

10

(g)                                  Any payments made to holders of the Subordinated Notes under this Agreement will be made to the Subordinated Trustee for the benefit of such holders.

Section 8.                                          Receipt of Money or Proceeds.  The Secured Parties and the Collateral Agent hereby agree that if, at any time during the term of this Agreement, any Secured Party or the Collateral Agent receives any payment or distribution of assets of any of Atlantic Power Corporation, the Company or the Guarantors of any kind or character, whether Monies or cash proceeds resulting from liquidation of the Collateral, other than in accordance with the terms of this Agreement and the Depositary Agreement, such Secured Party or the Collateral Agent shall hold such payment or distribution in trust for the benefit of the Secured Parties and shall immediately remit such payment or distribution to the Depositary Bank for application or distribution, as the case may be, in accordance with the terms of this Agreement and the Depositary Agreement.

Section 9.                                          Rights of Collateral Agent.  (a) The Collateral Agent may delegate any of its responsibilities or duties under the Transaction Documents to one or more agents and the Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(b)                                 None of the Collateral Agent, its agents or any of their respective Affiliates will be liable for any action taken or omitted to be taken by any of them under or in connection with the Transaction Documents, except that each will be liable for its own gross negligence or willful misconduct.  Without limiting the generality of the foregoing, the Collateral Agent:  (i) may treat the Subordinated Trustee as payee of any Subordinated Note and may treat the Convertible Trustee as payee of any Convertible Debenture and may treat the Revolving Administrative Agent as the “Administrative Agent” under the Revolving Credit Agreement until the receipt of notice of the Revolving Administrative Agent’s resignation or removal and may treat the Term Loan Administrative Agent as the “Administrative Agent” under the Term Loan Credit Agreement until the receipt of notice of the Term Loan Administrative Agent’s resignation or removal; (ii) may consult with legal counsel of its selection (including counsel for the Company or any Guarantor), independent public accountants and other experts selected by it and will not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no representation or warranty to any Secured Party (other than as set forth in Section 10(b)) and will not be responsible to any Secured Party for any statements, representations or warranties made in or in connection with the Transaction Documents; (iv) will not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Transaction Documents or to inspect the books and records or any other property of Atlantic Power Corporation, the Company or the Guarantors; (v) will not be responsible to any of the Secured Parties for the due execution, legality, validity, enforceability, genuineness, sufficiency, existence of, perfection or value of any Transaction Document or Lien or Collateral or any other document or instrument furnished pursuant thereto, or for the failure of any Person (other than the Collateral Agent) to perform its obligations under any Transaction Document; and (vi) will incur no liability under or in respect of this Agreement or any other Transaction Document or otherwise by acting upon any notice, consent, waiver, certificate or other writing or instrument (including facsimiles, telexes, telegrams and cables) believed by it to be genuine and signed or sent by the proper Person or Persons.

11

(c)                                  The Collateral Agent will not be deemed to have knowledge or notice of any Trigger Event unless and until it has received written notice from the Revolving Administrative Agent, the Term Loan Administrative Agent, the Subordinated Trustee, the Convertible Trustee or any other Secured Party, in each case as applicable, referring to this Agreement, describing the Trigger Event and stating that such notice is a “notice of trigger event.”  Nothing in this Section 9(c) shall require the Subordinated Trustee or the Convertible Trustee to take any action or to give any notice which is not required under the Subordinated Indenture or the Convertible Indenture, as applicable.

(d)                                 The Company and the Guarantors, jointly and severally, agree to pay the Collateral Agent upon demand the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel (and any local counsel) and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement and the other Transaction Documents, (ii) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Collateral Agent or the Secured Parties hereunder or under the other Transaction Documents or (iv) the failure by any of the Company or the Guarantors to perform or observe any of the provisions hereof or of any of the other Transaction Documents.

(e)                                  No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f)                                   The Collateral Agent shall be provided executed or true and correct copies of each amendment, notice, waiver, consent or certificate made or delivered with respect to this Agreement or any of the other Transaction Documents sufficiently far in advance of the Collateral Agent being required to take action under this Agreement or any other Transaction Document or in respect of any such notice, waiver, consent or other certificate delivered in connection therewith so as to allow the Collateral Agent to take any such action.

Section 10.                                   Lack of Reliance on the Collateral Agent and other Secured Parties; Representations and Warranties of Collateral Agent.

(a)                                 Each Secured Party acknowledges that (other than as set forth in clause (b) of this Section 10) none of the Collateral Agent, the Subordinated Trustee, the Convertible Trustee, the Depositary Bank, the Revolving Administrative Agent, the Term Loan Administrative Agent, any other Secured Party or any of its respective Affiliates has made any representations or warranties with respect to Atlantic Power Corporation, the Company, the Guarantors, any of their respective assets or any other matter, and agrees that no review or other action by the Collateral Agent, the Subordinated Trustee, the Convertible Trustee, the Depositary Bank, the Revolving Administrative Agent, the Term Loan Administrative Agent, any other Secured Party or any of their respective Affiliates will be deemed to constitute any such representation or warranty.  Each Secured Party acknowledges that it has, independently and without reliance upon the Collateral Agent, the Subordinated Trustee, the Convertible Trustee, the Depositary

12

Bank, the Revolving Administrative Agent, the Term Loan Administrative Agent, or any other Secured Party, and based on the financial statements referred to in the Subordinated Indenture, the Convertible Indenture, the Revolving Credit Agreement, or the Term Loan Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Transaction Documents to which it is party.  Each Secured Party also acknowledges and agrees that it will, independently and without reliance upon the Collateral Agent, the Subordinated Trustee, the Convertible Trustee, the Depositary Bank, the Revolving Administrative Agent, the Term Loan Administrative Agent or any other Secured Party, and based on such documents and information as it will deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents.

(b)                                 The Collateral Agent represents, covenants and warrants as follows:

(i)                                     The Collateral Agent is a bank organized and existing in good standing under the laws of the United States or the state of its organization and is qualified to do business and in good standing in every jurisdiction where the ownership of its property or the nature of the business conducted by it makes such qualification necessary.

(ii)                                  The Collateral Agent has all requisite power to conduct its business as currently conducted.  The Collateral Agent has all requisite power to execute, deliver and perform its obligations under this Agreement and each other Transaction Document to which the Collateral Agent is a party.  The execution, delivery and performance of this Agreement and each other Transaction Document to which the Collateral Agent is a party have been duly authorized by all requisite action and this Agreement and each other Transaction Document to which the Collateral Agent is a party have been duly executed and delivered by authorized officers or agents of the Collateral Agent and are valid obligations of the Collateral Agent, legally binding upon and enforceable against the Collateral Agent in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 11.                                   Indemnification; Bankruptcy.  (a) Each of the Company and the Guarantors, by each such party’s consent hereto, hereby, jointly and severally, agrees to indemnify the Collateral Agent and each Secured Party and, in their capacity as such, their officers, directors, shareholders, controlling persons, employees, agents and servants (each “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, obligations, penalties, actions, causes of action, judgments, suits, costs, expenses or disbursements (including, without limitation, reasonable attorneys’ and consultants’ fees and expenses) (collectively “Damages”) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any Indemnified Party (or which may be claimed against any Indemnified Party by any Person) by reason of, in connection with or in any way relating to or arising out of, (a) any Transaction Document, (b) any action taken or omitted by the Collateral Agent in compliance with the provisions of this Agreement, (c) any claim for brokerage fees or commissions in connection with any transaction contemplated by the Transaction Documents, (d) any claim based on any misstatement or inaccuracy in or omission

13

from any disclosure provided by any of Atlantic Power Corporation, the Company, any Guarantor or any of their respective representatives in connection with the Subordinated Notes, the Convertible Debentures or the Loans, (e) any costs, losses, expenses or damages in connection with the presence, release or threatened release or disposal of hazardous material provided that the Company and the Guarantors will not be liable to any Indemnified Party for any portion of such claims, liabilities, obligations, losses, damages, penalties, judgments, costs, expenses or disbursements resulting from such Indemnified Party’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  The Company and the Guarantors further shall, upon demand by any Indemnified Party, pay to such Indemnified Party all reasonable costs and expenses incurred by such Indemnified Party in enforcing any rights under the Transaction Documents, including reasonable fees and expenses of counsel.  The agreements in this Section 11(a) shall survive the payment or satisfaction in full of the Revolving Secured Obligations, the Term Loan Secured Obligations, the Subordinated Secured Obligations, the Convertible Secured Obligations and the Other Secured Obligations and the resignation or removal of the Collateral Agent or the termination of this Agreement.

(b)                                 Nothing contained herein shall limit or restrict the independent right of any Secured Party to initiate an action or actions in any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding in its individual capacity and to appear or be heard on any matter before the bankruptcy or other applicable court in any such proceeding, including, without limitation, with respect to any question concerning post-petition financing arrangements.   The Collateral Agent is not entitled to initiate such actions on behalf of any Secured Party or to appear and be heard on any matter before the bankruptcy or other applicable court in any such proceeding as the representative of any Secured Party.  The Collateral Agent is not authorized in any such proceeding to enter into any agreement for, or give any authorization or consent with respect to, the post-petition usage of Collateral, unless such agreement, authorization or consent has been approved in writing (i) by the Revolving Administrative Agent, so long as the Revolving Obligations remain outstanding, the Revolving Commitments have not been terminated, and any Revolving Letters of Credit have not expired or otherwise terminated, and then (ii) following the indefeasible payment in cash in full of the Revolving Obligations, the termination of the Revolving Commitments and the termination or expiration of the Revolving Letters of Credit, by the Term Loan Administrative Agent, so long as the Term Loan Secured Obligations remain outstanding, and then (iii) following the indefeasible payment in cash in full of the Revolving Obligations and the Term Loan Secured Obligations, the termination of the Revolving Commitments and the termination or expiration of the Revolving Letters of Credit, by the Convertible Trustee (acting pursuant to the Convertible Indenture), so long as the Convertible Secured Obligations remain outstanding; and (iv) otherwise, by the Majority Secured Parties.  This Agreement shall survive the commencement of any such bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding.

Section 12.                                   Resignation and Removal of the Collateral Agent.  The Collateral Agent may resign at any time by giving at least 30 days’ prior written notice thereof to the Revolving Administrative Agent, the Term Loan Administrative Agent, the Subordinated Trustee, the Convertible Trustee and the Company and may be removed at any time (a) by the Revolving Administrative Agent, so long as the Revolving Obligations remain outstanding, the Revolving Commitments have not been terminated, and any Revolving Letters of Credit have not

14

expired or otherwise terminated, and then (b) following the indefeasible payment in cash in full of the Revolving Obligations, the termination of the Revolving Commitments and the termination or expiration of the Revolving Letters of Credit, by the Term Loan Administrative Agent, so long as the Term Loan Secured Obligations remain outstanding, and then (c) following the indefeasible payment in cash in full of the Revolving Obligations and the Term Loan Secured Obligations, the termination of the Revolving Commitments and the termination or expiration of the Revolving Letters of Credit, by the Convertible Trustee (acting pursuant to the Convertible Indenture), so long as the Convertible Secured Obligations remain outstanding; and (d) otherwise, by the Majority Secured Parties.  Upon any such resignation or removal, (x) the right to appoint successor Collateral Agent shall be vested (1) in the Revolving Administrative Agent, so long as the Revolving Obligations remain outstanding, the Revolving Commitments have not been terminated, and any Revolving Letters of Credit have not expired or otherwise terminated, and then (2) following the indefeasible payment in cash in full of the Revolving Obligations, the termination of the Revolving Commitments and the termination or expiration of the Revolving Letters of Credit, in the Term Loan Administrative Agent, so long as the Term Loan Secured Obligations remain outstanding, and then (3) following the indefeasible payment in cash in full of the Revolving Obligations and the Term Loan Secured Obligations, the termination of the Revolving Commitments and the termination or expiration of the Revolving Letters of Credit, in the Convertible Trustee (acting pursuant to the Convertible Indenture), so long as the Convertible Secured Obligations remain outstanding; and (4) otherwise, in the Majority Secured Parties, and (y) unless a Trigger Event shall have occurred and be continuing, the Company shall have the right to approve such appointed successor Collateral Agent, such approval not to be unreasonably withheld.  If no successor Collateral Agent will have been so appointed and will have accepted its appointment within 30 days after the resignation or removal of the retiring Collateral Agent, the retiring Collateral Agent may, at the expense of the Company and the Guarantors, petition a court of competent jurisdiction for the appointment of a successor Collateral Agent.  Upon the acceptance of its appointment as Collateral Agent, the successor Collateral Agent will thereupon succeed to and be vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent will be discharged from its duties and obligations under the Transaction Documents.  After any retiring Collateral Agent’s resignation or removal, the provisions of this Agreement will inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

Section 13.                                   Agreement for Benefit of Parties Hereto.  Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or to give to, any Person other than the parties hereto and their respective successors and assigns and Persons for whom the parties hereto are acting as agents or representatives, any right, remedy or claim under or by reason of this Agreement or any covenant, condition or stipulation hereof, and the covenants, stipulations and agreements contained in this Agreement are and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and Persons for whom the parties hereto are acting as agents, trustees or representatives.

Section 14.                                   Severability.  In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected and/or impaired thereby.

15

Section 15.                                   Notices.  All notices, demands, certificates or other communications hereunder shall be in writing and shall be deemed sufficiently given or served for all purposes when delivered personally, when sent by certified or registered mail, postage prepaid, return receipt requested, or by private courier service, or, if followed and confirmed by mail or courier service notice, when telecopied, in each case, with the proper address as indicated below.  Each party may, by written notice given to the other parties, designate any other address or addresses to which notices, certificates or other communications to them shall be sent as contemplated by this Agreement.  Notices shall be deemed to have been given if and when received by an officer, manager or supervisor in the department of the addressee specified for attention (unless the addressee refuses to accept delivery, in which case such notices shall be deemed to have been given when first presented to the addressee for acceptance), and notices so delivered to the Collateral Agent shall be deemed received by an officer of the Collateral Agent responsible for administering this Agreement. Until otherwise so provided by the respective parties, all notices, certificates and communications to each of them shall be addressed as follows:

Revolving Lenders or Revolving Administrative Agent:	Bank of Montreal 700 Louisiana, Suite 4400 Houston, TX 77002 Attn: Cahal Carmody Fax: (713) 223-4007
Term Loan Lenders or Term Loan Administrative Agent:	Bank of Montreal 700 Louisiana, Suite 4400 Houston, TX 77002 Attn: Cahal Carmody Fax: (713) 223-4007
Collateral Agent:	Bank of Montreal 700 Louisiana, Suite 4400 Houston, TX 77002 Attn: Cahal Carmody Fax: (713) 223-4007
Subordinated Trustee:	Computershare Trust Company of Canada 100 University Avenue 9th Floor, North Tower Toronto, Ontario M5J 2Y1 Attention: Manager, Corporate Trust Fax: 416-981-9777

16

Convertible Trustee	Computershare Trust Company of Canada 100 University Avenue 9th Floor, North Tower Toronto, Ontario M5J 2Y1 Attention: Manager, Corporate Trust Fax: 416-981-9777
The Company:	c/o Atlantic Power Management, LLC 200 Clarendon Street Boston, MA 02117 Fax: (617) 531-6369

Section 16.                                   Successors and Assigns.  Whenever in this Agreement any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included and all covenants, promises and agreements in this Agreement by or on behalf of the respective parties hereto shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.  In the event that any party hereto shall transfer any interest in any Revolving Secured Obligation, Term Loan Secured Obligation, Other Secured Obligation, Convertible Secured Obligation or Subordinated Secured Obligation, the transferring party or the Revolving Administrative Agent or the Term Revolving Administrative Agent, in the case of a Person becoming party to the Revolving Credit Agreement or the Term Loan Credit Agreement, as applicable, as a lender, shall cause such Person to execute and deliver to the Collateral Agent a joinder to this Agreement in the form of Exhibit A hereto with appropriate insertions and upon delivery of such joinder, such transfer shall become a Secured Party entitled to the benefits accruing to a Secured Party pursuant to this Agreement and the other Transaction Documents.

Section 17.                                   Counterparts.  This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all counterparts together constituting only one instrument.

Section 18.                                   Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS THAT MIGHT CAUSE THIS AGREEMENT TO BE GOVERNED BY OR CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION.

Section 19.                                   Consent To Jurisdiction.  ALL LEGAL ACTIONS OR PROCEEDINGS BROUGHT AGAINST THE COMPANY OR ANY GUARANTOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE CITY OF NEW YORK IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE COMPANY AND EACH GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.  THE COMPANY AND EACH

17

GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS.  THE COMPANY AND EACH GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY LEGAL ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL TO THE ADDRESS SET FORTH IN SECTION 15 HEREOF.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE SECURED PARTIES OR THE COLLATERAL AGENT TO BRING PROCEEDINGS AGAINST THE COMPANY AND EACH GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

Section 20.                                   Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH THIS AGREEMENT.

Section 21.                                   No Impairments of Other Rights.  Nothing in this Agreement is intended or shall be construed to impair, diminish or otherwise adversely affect any other rights the Secured Parties may have or may obtain against the Company or any of the Guarantors or Atlantic Power Corporation.

Section 22.                                   Amendment; Waiver.  No consent, amendment or waiver of any provision of this Agreement shall be effective unless (i) the same shall be in writing and signed by the Subordinated Trustee (until the Subordinated Secured Obligations have been terminated), the Convertible Trustee (until the Convertible Secured Obligations have been terminated), the Revolving Administrative Agent (until the Revolving Obligations have been paid in full, the Revolving Commitments have terminated and any Revolving Letters of Credit have expired or have been terminated), the Term Loan Administrative Agent (until the Term Loan Obligations have been paid in full) and the Collateral Agent, and, in the case of (x) an amendment to Sections 6(a), 9(d), 11(a) or 12 (solely with respect to any amendment to the rights of the Company to approve a substitute Collateral Agent if there is no Trigger Event) or (y) an amendment or waiver that has the effect of imposing an obligation on the Company or any Guarantor that is not already contained in this Agreement, an amendment or waiver that has the effect of increasing an obligation of the Company or any Guarantor contained in this Agreement, or an amendment or waiver that has the effect of reducing any right of the Company or any Guarantor contained in this Agreement, also signed by the Company, (ii) the procedures with respect to any such amendment, waiver or consent set forth in Article 9 of the Subordinated Indenture are complied with, such procedures being incorporated by reference to this Section 22 to the same extent as if such procedures were set forth in their entirety herein, (iii) the procedures with respect to any such amendment, waiver or consent set forth in Section 10.01 of the Revolving Credit Agreement are complied with, such procedures being incorporated by reference to this Section 22 to the same extent as if such procedures were set forth in their entirety herein, (iv) the procedures with respect to any such amendment, waiver or consent set forth in Section 10.01 of the Term Loan Credit Agreement are complied with, such procedures being incorporated by reference to this Section 22 to the same extent as if such procedures were set forth in their entirety herein and (v) the procedures with respect to any such amendment,

18

waiver or consent set forth in Article 17 of the Convertible Indenture are complied with, such procedures being incorporated by reference to this Section 22 to the same extent as if such procedures were set forth in their entirety herein.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  Any amendment not made in compliance with this section shall be void.  For the avoidance of doubt, each of the parties hereto consents and agrees to the amendments and amendments and restatements to the Subordinated Indenture Security Documents, the Convertible Indenture Security Documents, the Revolving Security Documents and  the Term Loan Security Documents executed and delivered in connection with this Agreement and the other Transaction Documents.  No delay on the part of any Secured Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial waiver by such Secured Party of any right, power or remedy preclude any further exercise thereof, or the exercise of any other right, power or remedy.

Section 23.            Headings.  Headings herein are for convenience only and shall not be relied upon in interpreting or enforcing this Agreement.

Section 24.            Termination.  This Agreement shall remain in full force and effect until indefeasible payment in full of all of the Revolving Secured Obligations, the Term Loan Secured Obligations, the Other Obligations, the Convertible Secured Obligations and the Subordinated Secured Obligations.  Following such date, Section 11(a) of this Agreement shall continue in full force and effect.

Section 25.            Entire Agreement.  This Agreement, including the documents referred to herein, embodies the entire agreement and understanding of the parties hereto, and supersedes all prior agreements and understandings of the parties hereto, relating to the subject matter herein contained.

Section 26.            Conflicts With Other Transaction Documents.  Notwithstanding any other provision hereof, in the event of any conflict between the terms of Section 4 or Section 7(c) of this Agreement and the other Transaction Documents, the provisions of Section 4 or Section 7(c), as of the case may be, of this Agreement shall control.

Section 27.            Consequential Damages.  In no event (other than in respect of its gross negligence or willful misconduct) shall the Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 28.            Force Majeure.  In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

19

Section 29.            Joinder.  In order for any Person which is the holder of an obligation which it would like to be an Other Secured Obligation and which would like to be a Secured Party for purposes hereof and for purposes of the other Transaction Documents, such Person must duly execute and deliver to the Collateral Agent a joinder to this Agreement in the form of Exhibit A hereto with appropriate insertions, and upon such delivery of such duly executed joinder, such Person shall become a Secured Party entitled to the benefits accruing to a Secured Party pursuant to this Agreement and the other Transaction Documents.

20

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their duly authorized officers, all as of the date first written above.

BANK OF MONTREAL, as Collateral Agent

By:
	Name:	Joseph A. Bliss
	Title:	Director

Collateral Agency and Intercreditor Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their duly authorized officers, all as of the date first written above.

BANK OF MONTREAL, as a Revolving Lender and Revolving Administrative Agent

By:
	Name:	Joseph A. Bliss
	Title:	Director

BANK OF MONTREAL, as Term Loan Administrative Agent

By:
	Name:	Joseph A. Bliss
	Title:	Director

BMO CAPITAL MARKETS FINANCING, INC., as Term Loan Lender

By:
	Name:	Cahal B. Carmody
	Title:	Vice President

Collateral Agency and Intercreditor Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their duly authorized officers, all as of the date first written above.

UNION BANK OF CALIFORNIA, as a Revolving Lender

By:
	Name:	Jonathan Bigelow
	Title:	Vice President

Collateral Agency and Intercreditor Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their duly authorized officers, all as of the date first written above.

COMPUTERSHARE TRUST COMPANY OF CANADA, as Subordinated Trustee

By:
Name:
Title:

Collateral Agency and Intercreditor Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their duly authorized officers, all as of the date first written above.

COMPUTERSHARE TRUST COMPANY OF CANADA, as Convertible Trustee

By:
Name:
Title:

Collateral Agency and Intercreditor Agreement Signature Page

ACKNOWLEDGMENT OF AND CONSENT AND AGREEMENT
TO THE COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

The undersigned, being one of the Company or Guarantors described in the Collateral Agency and Intercreditor Agreement set forth above, acknowledges and, to the extent required, consents to the terms and conditions thereof.  The undersigned does hereby further acknowledge and agree to its agreements under Sections 6(a), 6(c), 9(d) and 11(a) of the Collateral Agency and Intercreditor Agreement and acknowledges and agrees that it is not a third-party beneficiary of, and has no rights under, the Collateral Agency and Intercreditor Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Acknowledgment of and Consent and Agreement to the Collateral Agency and Intercreditor Agreement to be executed by its duly authorized officer as of October 11, 2006.

ATLANTIC POWER CORPORATION
By: Atlantic Power Management, LLC

By:
Name: Barry E. Welch
Title: President and Chief Executive Officer

ATLANTIC POWER HOLDINGS, LLC,
By: Atlantic Power Management, LLC

By:
Name: Barry E. Welch
Title: President and Chief Executive Officer

BADGER POWER GENERATION I LLC

By:
	Name:	Barry E. Welch
	Title:	President

BADGER POWER GENERATION II LLC

By:
	Name:	Barry E. Welch
	Title:	President

Collateral Agency and Intercreditor Agreement Signature Page

BAKER LAKE HYDRO LLC

By:
	Name:	Barry E. Welch
	Title:	President

DADE INVESTMENT, L.P.,
by its general partner, NCP DADE POWER, LLC

By:
	Name:	Barry E. Welch
	Title:	President

GEDDES II COMPANY LLC

By:
	Name:	Barry E. Welch
	Title:	President

GEDDES COGENERATION COMPANY LLC

By:
	Name:	Barry E. Welch
	Title:	President

MEP RUMFORD, LLC

By:
	Name:	Barry E. Welch
	Title:	President

MP POWER LLC

By:
	Name:	Barry E. Welch
	Title:	President

NCP DADE POWER LLC

By:
	Name:	Barry E. Welch
	Title:	President

Collateral Agency and Intercreditor Agreement Signature Page

NCP PASCO LLC

By:
	Name:	Barry E. Welch
	Title:	President

NCP HOUSTON POWER LLC

By:
	Name:	Barry E. Welch
	Title:	President

NCP PERRY LLC

By:
	Name:	Barry E. Welch
	Title:	President

OLYMPIA HYDRO LLC

By:
	Name:	Barry E. Welch
	Title:	President

ONONDAGA COGENERATION LIMITED PARTNERSHIP
by its general partner, GEDDES COGENERATION COMPANY LLC

By:
	Name:	Barry E. Welch
	Title:	President

TETON POWER FUNDING, LLC

By:
	Name:	Barry E. Welch
	Title:	President

Collateral Agency and Intercreditor Agreement Signature Page

EPSILON POWER FUNDING, LLC

By:
	Name:	Barry E. Welch
	Title:	President

ORLANDO POWER GENERATION I LLC

By:
	Name:	Barry E. Welch
	Title:	President

ORLANDO POWER GENERATION II LLC

By:
	Name:	Barry E. Welch
	Title:	President

STOCKTON COGEN (II) LLC

By:
	Name:	Barry E. Welch
	Title:	President

TETON EAST COAST GENERATION LLC

By:
	Name:	Barry E. Welch
	Title:	President

TETON FUELS MID-GEORGIA LLC

By:
	Name:	Barry E. Welch
	Title:	President

TETON OPERATING SERVICES, LLC

By:
	Name:	Barry E. Welch
	Title:	President

Collateral Agency and Intercreditor Agreement Signature Page

TETON SELKIRK LLC

By:
	Name:	Barry E. Welch
	Title:	President

TETON NEW LAKE, LLC

By:
	Name:	Barry E. Welch
	Title:	President

Collateral Agency and Intercreditor Agreement Signature Page

EXHIBIT A

Joinder Agreement

The undersigned                     , a                     , hereby agrees to be and become a party to the Second Amended and Restated Collateral Agency and Intercreditor Agreement among the Revolving Lenders, Bank of Montreal, in its capacity as Revolving Administrative Agent to the Revolving Lenders, the Term Loan Lenders, Bank of Montreal, in its capacity as Term Loan Administrative Agent to the Term Loan Lenders, Bank of Montreal in its capacity as Collateral Agent, Computershare Trust Company of Canada, as Subordinated Trustee, Computershare Trust Company of Canada, as Convertible Trustee and other Secured Parties dated as of October 11, 2006 (as from time to time amended, modified, supplemented, amended or restated, the “Collateral Agency and Intercreditor Agreement”).  The undersigned hereby agrees to be bound by all of the terms of the Collateral Agency and Intercreditor Agreement and hereby makes all agreements, acknowledgements, authorizations, representations and warranties, and grants all consents, and makes all appointments as if it were originally a signatory to such Collateral Agency and Intercreditor Agreement, without the necessity of any further action.

This Joinder Agreement is executed on this        day of                                       , 200    .

[NAME]

By:
Title:

Consented and Agreed to by
Bank of Montreal as Revolving Administrative Agent

BANK OF MONTREAL, as Revolving Administrative Agent

By:
Name:
Title:

This Joinder Agreement is made effective as of this        day of                             , 200    .

A-1

i

CONTENTS

Clause	Page

ii

EXHIBIT D

to Fourth Amended and Restated

Credit Agreement

Exhibit I

Form of Second Amended and Restated

Security Agreement

[Attached]

Exhibit I

SECOND AMENDED AND RESTATED
SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED SECURITY AGREEMENT (this “Security Agreement”), dated as of October 11, 2006, made by ONONDAGA COGENERATION LIMITED PARTNERSHIP, a New York limited partnership (the “Grantor”), in favor of BANK OF MONTREAL, as Collateral Agent (together with its successor(s) and assigns thereto, the “Collateral Agent”) for the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, Atlantic Power Holdings, LLC (“Holdings”) is a party to that certain Credit Agreement, dated as of November 18, 2004, (as amended by that certain First Amendment to Credit Agreement, dated as of April 29, 2005, as further amended by that certain Second Amendment to Credit Agreement, dated as of November 18, 2005, as further amended by that certain Third Amendment to Credit Agreement, dated as of September 15, 2006, as further amended by that certain Fourth Amendment to Credit Agreement, dated as of the date of this Agreement, and as may be further amended, restated, supplemented or otherwise modified, the “Revolving Credit Agreement”) by and among Holdings (in its capacity as borrower under the Revolving Credit Agreement, the “Revolving Borrower”), the various financial institutions as are or may become parties thereto (collectively, the “Revolving Lenders”) and Bank of Montreal, as administrative agent (the “Revolving Administrative Agent”) for the Revolving Lenders, as issuer of letters of credit (the “L/C Issuer”) and as collateral agent;

WHEREAS, Holdings has entered into or may enter into certain hedge agreements (“Revolving Secured Hedge Agreements”) with respect to foreign exchange, commodity or interest rate exposure with various Revolving Secured Hedge Counterparties (as defined below);

WHEREAS, Holdings has entered into or may enter into certain agreements with respect to cash management exposure and funds transfer and deposit account liability (the “Cash Management Agreements”) with various Revolving Secured Parties (as defined below);

WHEREAS, Holdings is a party to that certain Term Loan Credit Agreement, dated as of September 15, 2006 (as amended by that certain First Amendment to Term Loan Credit Agreement, dated as of the date of this Agreement and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”) by and among Holdings (in its capacity as borrower under the Term Loan Credit Agreement, the “Term Loan Borrower” ), the various financial institutions as are or may become parties thereto (collectively, the “Term Loan Lenders”) and Bank of Montreal, as administrative agent (the “Term Loan Administrative Agent”) for the Term Loan Lenders;

WHEREAS, on November 18, 2004 and from time to time thereafter Atlantic Power Corporation (“Atlantic Power”) issued (i) 11% Subordinated Notes (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Subordinated Notes”) and (ii) income participating securities (“IPSs”), pursuant to that certain 11%

Subordinated Notes Indenture, dated as of November 18, 2004 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Subordinated Indenture”) among Atlantic Power, the guarantors a party thereto and Computershare Trust Company of Canada, in its capacity as trustee to the Subordinated Indenture;

WHEREAS, Atlantic Power is entering into that certain Trust Indenture dated as of October 11, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Convertible Indenture”), between Atlantic Power and Computershare Trust Company of Canada, in its capacity as trustee to the Convertible Indenture, pursuant to which Atlantic Power will issue certain “6.25% Convertible Secured Debentures” (as described in the Convertible Indenture, the “Convertible Debentures”);

WHEREAS, in connection with (i) the Revolving Credit Agreement, Grantor has executed and delivered a certain Guaranty dated as of November 18, 2004 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Revolving Guaranty”) in order to guaranty the obligations of the Revolving Borrower under the Revolving Credit Agreement and the other Loan Documents (as defined in the Revolving Credit Agreement); (ii) the Term Loan Credit Agreement, Grantor has executed and delivered a certain Guaranty dated as of September 15, 2006 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Guaranty”) in order to guaranty the obligations of the Term Loan Borrower under the Term Loan Credit Agreement and the other Loan Documents (as defined in the Term Loan Agreement); (iii) the Subordinated Indenture, Grantor has executed and delivered a certain Guaranty dated as of November 18, 2004 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Subordinated Indenture Guaranty”) in order to guaranty the obligations of Atlantic Power under the Subordinated Indenture; and (iv) the Convertible Indenture, Grantor has executed and delivered a certain Guaranty dated as of October 11, 2006 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Convertible Indenture Guaranty”) in order to guaranty the obligations of Atlantic Power under the Convertible Indenture and the other “Security Documents” (as defined in the Convertible Indenture);

WHEREAS, to secure its obligations under the Revolving Guaranty, the Term Loan Guaranty and the Subordinated Indenture Guaranty, Grantor entered into a certain Amended and Restated Security Agreement, dated as of September 15, 2006 (the “Prior Security Agreement”), which amended and restated in its entirety that certain Security Agreement, dated as of November 18, 2004, (the “Original Security Agreement”), pursuant to which the Grantor granted a security interest in the “Collateral” described therein;

WHEREAS, (i) the Revolving Secured Parties (as defined below) are willing to make the credit extensions and other financial accommodations to the Revolving Borrower in accordance with the Revolving Credit Agreement and the other Transaction Documents providing for the Revolving Secured Obligations, (ii) the Term Loan Secured Parties (as defined below) are willing to make the credit extensions and other financial accommodations to the Term Loan Borrower in accordance with the Term Loan Credit Agreement and the other Transaction Documents providing for the Term Loan Secured Obligations, (iii) Atlantic Power and the Subordinated Trustee are willing to issue the Subordinated Notes and the holders from time to time of the Subordinated Notes are willing to acquire the Subordinated Notes in accordance with

2

the Subordinated Indenture; and (iv) Atlantic Power and the Convertible Trustee are willing to issue the Convertible Debentures and the holders from time to time of the Convertible Debentures are willing to acquire the Convertible Debentures in accordance with the Convertible Indenture, but in each case only upon the condition, among others, that (a) the Grantor secure its obligations under the Guaranties (defined below), the other Transaction Documents to which it is a party and the other Transaction Documents providing for the Secured Obligations to which it is a party, with various items of personal property owned by the Grantor and (ii) the Grantor agrees to restrict the use and disposition of its assets subject to and in accordance with the terms of this Security Agreement;

WHEREAS, the Borrower indirectly owns 100% of the economic interests of the Grantor;

WHEREAS, the respective rights of the Secured Parties (defined below), are set forth in that certain Second Amended and Restated Collateral Agency and Intercreditor Agreement, dated as of October 11, 2006 (the “Collateral Agency and Intercreditor Agreement”), by and among the Secured Parties, the Subordinated Trustee, the Convertible Trustee, the Administrative Agent and Bank of Montreal as collateral agent, (in such capacity, the “Collateral Agent”);

WHEREAS, the respective rights of the Secured Parties are further set forth in that certain Second Amended and Restated Deposit and Disbursement Agreement, dated as of October 11, 2006 (the “Deposit Agreement”), among the Borrower, the “Guarantors” party thereto, the Collateral Agent, the Subordinated Trustee, the Convertible Trustee and Harris Bank, as Depositary Bank;

WHEREAS, it is in the best interests of the Grantor to execute this Security Agreement inasmuch as the Grantor will derive substantial direct and indirect benefits from (i) the Revolving Loans made from time to time to, and the Revolving Letters of Credit issued on behalf of, the Revolving Borrower by the Revolving Lenders and/or the L/C Issuer pursuant to the Revolving Credit Agreement and the financial accommodations made from time to time to Holdings by the Revolving Secured Hedge Counterparties pursuant to the Revolving Secured Hedge Agreements and the Cash Management Agreement; (ii) the Term Loan Loans made from time to time to the Term Loan Borrower by the Term Loan Lenders pursuant to the Term Loan Credit Agreement; and (iii) the issuance of the “Securities as that term is defined in the Subordinated Indenture, pursuant to the terms of the Subordinated Indenture; and (iv) the issuance of the “Debentures”, as that term is defined in the Convertible Indenture, pursuant to the terms of the Convertible Indenture; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Security Agreement.

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, Grantor agrees that to secure the payment of all of the obligations and liabilities of the Grantor to the Collateral Agent and the other Secured Parties arising out of or in connection with (i) the Revolving Guaranty and the other Loan Documents (as defined in the Revolving Credit Agreement) to which the Grantor is a party, (ii) the Term Loan Guaranty and

3

the other Loan Documents (as defined in the Term Loan Credit Agreement) to which the Grantor is a party, (iii) the Subordinated Indenture Guaranty, the Subordinated Indenture and the other related Transaction Documents to which the Grantor is a party, (iv) the Convertible Indenture Guaranty, the Convertible Indenture and the other related Transaction Documents to which the Grantor is a party; (v) any Other Credit Support Document to which the Grantor is a party and any other related Transaction Documents to which the Grantor is a party, (vi) any other Transaction Documents to which the Grantor is a party, and (vii) the other obligations of the Grantor set forth herein, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to any Secured Party that are required to be paid by the Grantor pursuant to the terms of this Security Agreement or any other Transaction Document) (collectively, the “Obligations”), the Grantor agrees, for the benefit of each Secured Party, as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1                 Certain Terms.  The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Atlantic Power” is defined in the recitals.

“Borrower” means, Holdings in its collective capacity the Revolving Borrower and the Term Loan Borrower.

“Cash Management Agreement” is defined in the recitals.

“Collateral” is defined in Section 2.1.

“Collateral Agency and Intercreditor Agreement” is defined in the recitals.

“Collateral Agent” is defined in the preamble.

“Computer Hardware and Software Collateral” means: (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; (b) all software programs (including both source code, object code and all related applications and data files), whether now owned, licensed or leased or hereafter acquired by the Grantor, designed for use on the computers and electronic data processing hardware described in clause (a) above; (c) all firmware associated therewith; (d) all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c); and (e) all rights with respect to all of the foregoing, including, without limitation, any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement

4

rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

“Convertible Debentures” is defined in the recitals.

“Convertible Indenture” is defined in the recitals.

“Convertible Indenture Guarantees” means the “Guarantees” as defined in the Convertible Indenture and includes the Convertible Indenture Guaranty.

“Convertible Indenture Guarantors” means the “Guarantors” as defined in the Convertible Indenture.

“Convertible Indenture Guaranty” is defined in the recitals.

“Convertible Secured Obligations” means all present and future indebtedness, liabilities and obligations of any and every nature, kind and description whatsoever and however incurred (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured and whether as principal debtor, guarantor, surety or otherwise) of Grantor and each “Guarantor” (as defined in the Convertible Indenture) to the Convertible Trustee and each present and future holder of Convertible Debentures under, in connection with or with respect to the Convertible Indenture, each of the Convertible Debentures, the Convertible Indenture Guarantees and any security, documents or agreements delivered from time to time under or in connection with any of the foregoing (including, without limitation, principal, premium, interest, indemnities, fees, costs and expenses) and any ultimate unpaid balance thereof.

“Convertible Secured Parties” means the Convertible Trustee and those holders from time to time of the Convertible Debentures.

“Convertible Trustee” means Computershare Trust Company of Canada, in its capacity as trustee to the Convertible Indenture, or any successors and assigns as provided under the Convertible Indenture.

“Copyright Collateral” means all copyrights and all semi-conductor chip product mask works of the Grantor, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including, without limitation, all of the Grantor’s right, title and interest in and to all copyrights and mask works registered in the United States Library of Congress or anywhere else in the world, and all applications for registration thereof, whether pending or in preparation, all copyright and mask work licenses, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Deposit Agreement” is defined in the recitals.

“Equipment” is defined in clause (a) of Section 2.1.

5

“Event of Default” means any Event of Default as defined in the Revolving Credit Agreement, the Term Loan Credit Agreement, the Subordinated Indenture, the Convertible Indenture or any other Transaction Document.

“Grantor” is defined in the preamble.

“Grantor Hedging Agreement” is defined in the Section 2.1(g).

“Guaranties” means, collectively, the Revolving Guaranty, the Term Loan Guaranty, the Subordinated Indenture Guaranty and the Convertible Indenture Guaranty.

“Holdings” is defined in the recitals.

“Indemnified Parties” is defined in Section 6.2(a).

“Intellectual Property Collateral” means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

“Inventory” is defined in clause (b) of Section 2.1.

“L/C Issuer” is defined in the recitals.

“Loan Document” means as the context may require, each “Loan Document” as defined in the Revolving Credit Agreement and the Term Loan Credit Agreement.

“Loan Party” means as the context may require, each “Loan Party” as defined in the Revolving Credit Agreement and the Term Loan Credit Agreement.

“Obligations” is defined in the recitals.

“Obligor” means the Grantor or any other Person (other than the Collateral Agent, the L/C Issuer or any Secured Party) obligated under any Transaction Document (including under a Guaranty), including their permitted successors and assigns.

“Onondaga Swap” means that certain swap agreement between Niagara Mohawk Power Corporation and the Grantor dated as of June 30, 1998 and expiring on June 30, 2008.

“Original Security Agreement” is defined in the recitals.

“Other Credit Support Document” means any guaranty or other similar credit support document between the Grantor and a Revolving Secured Hedge Counterparty that guaranties or otherwise provides credit support for an Revolving Hedge Obligation.

“Patent Collateral” means: (a) all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing anywhere in the world and; (b) all patent licenses; (c) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clauses (a) and (b); and (d) all proceeds of, and rights associated with, the foregoing (including license royalties and

6

proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license, and all rights corresponding thereto throughout the world.

“Prior Security Agreement” is defined in the recitals.

“Receivables” is defined in clause (c) of Section 2.1.

“Related Contracts” is defined in clause (c) of Section 2.1.

“Revolving Administrative Agent” is defined in the recitals.

“Revolving Borrower” is defined in the recitals.

“Revolving Commitments” means the “Commitments” as defined in the Revolving Credit Agreement.

“Revolving Credit Agreement” is defined in the recitals

“Revolving Guaranty” is defined in the recitals.

“Revolving Hedging Obligation” means “Hedging Obligations” as defined in the Revolving Credit Agreement of Holdings or the other “Loan Parties” as defined in the Revolving Credit Agreement to a Revolving Secured Hedge Counterparty.

“Revolving Lenders” is defined in the recitals.

“Revolving Letters of Credit” means the “Letters of Credit” as defined in the Revolving Credit Agreement issued by the L/C Issuer.

“Revolving Loan” means the “Loans” as defined in the Revolving Credit Agreement.

“Revolving Secured Hedge Agreements” is defined in the recitals.

“Revolving Secured Hedge Counterparties” means the counterparties to the Revolving Secured Hedge Agreements as described in clause (xi) of the definition of “Permitted Liens” contained in the Revolving Credit Agreement.

“Revolving Secured Obligations”  means, any or all of (i) the “Obligations” (as defined in the Revolving Credit Agreement), (ii) any Revolving Hedging Obligation, (iii) any obligation of the Borrower to any of the Revolving Lenders, Bank of Montreal or their respective Affiliates with respect to a Cash Management Agreement as permitted under the Revolving Credit Agreement.

“Revolving Secured Parties” means, as the context may require, any and all of Bank of Montreal as collateral agent under the Revolving Credit Agreement, the L/C Issuer, any Revolving Lender, Bank of Montreal, and each of their respective successors, transferees and assigns and any Affiliate of any of the foregoing from time to time party to any of the Transaction Documents.

7

“Secured Documents” means, collectively, (i) the Revolving Guaranty and each of the other Loan Documents (as defined in the Revolving Credit Agreement), (ii) the Term Loan Guaranty and each of the other Loan Documents (as defined in the Term Loan Credit Agreement), (ii) each Transaction Document related to the Revolving Secured Obligations and the Term Loan Secured Obligations, (iii) the Convertible Indenture and each of the Transaction Documents related to the Convertible Secured Obligations; (iv) the Subordinated Indenture and each of the Transaction Documents related to the Subordinated Secured Obligations; (v) the Revolving Secured Hedge Agreements and each of the Transaction Documents related to the Revolving Secured Hedge Obligations; and (vi) each other Transaction Document related to the Secured Obligations.

“Secured Obligations” is defined in Section 2.2.

“Secured Parties” means, collectively (i) the Revolving Secured Parties, (ii) the Term Loan Secured Parties, (iii) the Subordinated Secured Parties, (iv) the Convertible Secured Parties and (v) the Revolving Secured Hedge Counterparties.

“Security Agreement” is defined in the preamble.

“Subordinated Indenture” is defined in the recitals.

“Subordinated Indenture Guaranty” is defined in the recitals.

“Subordinated Notes” is defined in the recitals.

“Subordinated Secured Obligations” means all present and future indebtedness, liabilities and obligations of any and every nature, kind and description whatsoever and however incurred (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured and whether as principal debtor, guarantor, surety or otherwise) of Atlantic Power and each Guarantor (as defined in the Subordinated Indenture) to the Subordinated Trustee and each present and future holder of Subordinated Notes under, in connection with or with respect to the Subordinated Indenture, each of the Subordinated Notes, the Subordinated Indenture Guarantees and any security, documents or agreements delivered from time to time under or in connection with any of the foregoing (including, without limitation, principal, premium, interest, indemnities, fees, costs and expenses) and any ultimate unpaid balance thereof.

“Subordinated Secured Parties” means the Subordinated Trustee and those holders from time to time of the Subordinated Notes.

“Subordinated Trustee” means Computershare Trust Company of Canada, in its capacity as trustee to the Subordinated Indenture, or any successors and assigns as provided under the Subordinated Indenture.

“Term Loan Administrative Agent” is defined in the recitals.

“Term Loan Borrower” is defined in the recitals.

“Term Loan Credit Agreement” is defined in the recitals.

8

“Term Loan Guaranty” is defined in the recitals.

“Term Loan Lenders” is defined in the recitals.

“Term Loan Loans” means the “Loans” as defined in the Term Loan Credit Agreement.

“Term Loan Secured Obligations”  means, any or all of the “Obligations” as defined in the Term Loan Credit Agreement.

“Term Loan Secured Parties” means, as the context may require, any and all of Bank of Montreal as Term Loan Administrative Agent, any Term Loan Lender, Bank of Montreal, and each of their respective successors, transferees and assigns and any Affiliate of any of the foregoing from time to time party to any of the Transaction Documents.

“Trademark Collateral” means: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a “Trademark”), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country; (b) all Trademark licenses; (c) all reissues, extensions or renewals of any of the items described in clauses (a) and (b); (d) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (a) and (b); and (e) all proceeds of, and rights associated with, the foregoing, including any claim by the Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

“Trade Secrets Collateral” means common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of the Grantor (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

“Transaction Documents” means, as the context may require, the Subordinated Indenture, the Subordinated Notes, the Convertible Indenture, the Convertible Debentures, the Revolving Credit Agreement, the Term Loan Credit Agreement, each promissory note delivered pursuant to the Revolving Credit Agreement or the Term Loan Credit Agreement, the Collateral Agency and Intercreditor Agreement, the Deposit Agreement, the “Security Documents” (as defined in the Subordinated Indenture), the “Security Documents” (as defined in the Convertible Indenture),

9

the Loan Documents, as applicable, the agreements, contracts and documents creating or evidencing each of the Secured Obligations, the other agreements, documents, certificates and instruments now or hereafter executed or delivered by Atlantic Power, Holdings or any Subsidiary or Affiliate of Holdings in connection with the Subordinated Indenture, the Subordinated Notes, the Convertible Indenture, the Convertible Debentures, the Revolving Credit Agreement, the Term Loan Credit Agreement or the Secured Obligations.

“Trigger Event” means any “Event of Default” as defined in any Transaction Document or “Termination Event”, as defined in any Revolving Secured Hedge Agreement, or any other “Hedge Agreement”, as defined in the Revolving Credit Agreement.

“U.C.C.” means the Uniform Commercial Code, as in effect in the State of New York, as the same shall be amended from time to time.

SECTION 1.2                                                  Collateral Agency and Intercreditor Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Collateral Agency and Intercreditor Agreement.

SECTION 1.3                                                  U.C.C. Definitions.  Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Security Agreement, including its preamble and recitals, with such meanings.

ARTICLE II
SECURITY INTEREST

SECTION 2.1                                                  Grant of Security.  The Grantor hereby pledges, hypothecates, assigns, charges, mortgages, delivers and transfers to the Collateral Agent for its benefit and the ratable benefit of each of the Secured Parties, and hereby grants to the Collateral Agent for its benefit and the ratable benefit of each of the Secured Parties, a continuing security interest in all of the Grantor’s right, title and interest, whether now existing or hereafter arising or acquired, in and to the following property (the “Collateral”):

(a)                                  all equipment in all of its forms of the Grantor, wherever located, and all machinery, apparatus, installation facilities and other tangible personal property including without limitation all turbines generators and other related equipment used in the production, generation or distribution of electric power by the Grantor, and all parts thereof and all accessions, additions, attachments, improvements, substitutions, replacements and proceeds thereto and therefore (any and all of the foregoing being the “Equipment”);

(b)                                 all inventory in all of its forms of the Grantor, wherever located, including (i) all oil, gas, or other hydrocarbons or fuels and all products and substances derived therefrom, all raw materials and work in process therefore, finished goods thereof, and materials used or consumed in the manufacture or production thereof, (ii) all goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which the Grantor has an interest or right as consignee), and (iii) all goods which are returned to or repossessed by the Grantor, and all accessions thereto,

10

products thereof and documents therefore (any and all such inventory, materials, goods, accessions, products and documents being the “Inventory”);

(c)                                  all accounts, money, payment intangibles, deposit accounts (including all amounts on deposit therein and all cash equivalent investments carried in the Revenue Account (as defined in the Deposit Agreement, hereinafter the “Revenue Account”) and all proceeds thereof), contracts, contract rights, all rights constituting a right to the payment of money, chattel paper, documents, documents of title, instruments, letters of credit, letter-of-credit rights and general intangibles of the Grantor, whether or not earned by performance or arising out of or in connection with the sale or lease of goods or the rendering of services, including all moneys due or to become due in repayment of any loans or advances, and all rights of the Grantor now or hereafter existing in and to all security agreements, guaranties, leases, agreements and other contracts securing or otherwise relating to any such accounts, money, payment intangibles, deposit accounts, contracts, contract rights, rights to the payment of money, chattel paper, documents, documents of title, instruments, letters of credit, letter-of-credit rights and general intangibles (any and all such accounts, money, payment intangibles, deposit accounts, contracts, contract rights, rights to the payment of money, chattel paper, documents, documents of title, instruments, letters of credit, letter-of-credit rights and general intangibles being the “Receivables”, and any and all such security agreements, guaranties, leases, agreements and other contracts being the “Related Contracts”);

(d)                                 all Intellectual Property Collateral of the Grantor;

(e)                                  all books, correspondence, credit files, records, invoices, tapes, cards, computer runs, writings, data bases, information in all forms, paper and documents and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 2.1;

(f)                                    all governmental approvals, permits, licenses, authorizations, consents, rulings, tariffs, rates, certifications, waivers, exemptions, filings, claims, orders, judgments and decrees (each a “Governmental Approval”), to the extent a security interest may be granted therein; provided that any Governmental Approval that by its terms or by operation of law would be void, voidable, terminable or revocable if mortgaged, pledged or assigned hereunder is expressly excepted and excluded from the Liens and terms of this Security Agreement, including the grant of security interest in this Section 2.1;

(g)                                 all interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect Grantor against fluctuations in interest rates or currency exchange rates and all commodity hedge, commodity swap, exchange, forward, future, floor, collar or cap agreements, fixed price agreements and all other agreements or arrangements designed to protect Grantor against fluctuations in commodity prices (collectively “Grantor Hedging Agreements”); provided, however, that the definition of Grantor Hedging Agreement and none of the foregoing shall include the Onondaga Swap.

11

(h)                                 to the extent not included in the foregoing, all bank accounts, investment property, fixtures and supporting obligations;

(i)                                     all accessions, substitutions, replacements, products, offspring, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a), (b), (c), (d), (e), (f), (g), and (h) and proceeds deposited from time to time in any lock boxes of the Grantor, and, to the extent not otherwise included, all payments and proceeds under insurance (whether or not the Collateral Agent is the loss payee thereof), or any condemnation award, indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the Collateral); and

(j)                                     all of the Grantor’s other property and rights of every kind and description and interests therein, including without limitation, all other “Accounts”, “Certificated Securities”, “Chattel Paper”, “Commercial Tort Claims”, “Commodity Accounts”, “Commodity Contracts”, “Deposit Accounts”, “Documents”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letters of Credit”, “Money”, “Proceeds”, “Securities”, “Securities Account”, “Security Entitlements” and “Uncertificated Securities” as such terms are defined in the U.C.C.

SECTION 2.2                                                  Security for Obligations. This Security Agreement secures the indefeasible payment in full and performance of all Obligations now or hereafter existing under the Revolving Credit Agreement, the Term Loan Credit Agreement, the Subordinated Indenture, the Convertible Indenture and each other Transaction Document, whether for principal, interest, costs, fees, expenses or otherwise, and all other obligations of the Grantor to any Secured Party, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several, or now or hereinafter existing or due or to become due, and all obligations of the Grantor and each other Obligor, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several, or now or hereafter existing under this Security Agreement and each other Transaction Document to which it is or may become a party (all such Obligations and other obligations of the Borrower and the Grantor being the “Secured Obligations”).

SECTION 2.3                                                  Continuing Security Interest.  This Security Agreement shall create a continuing security interest in the Collateral and shall: (a) remain in full force and effect until indefeasible payment in full in cash of all Secured Obligations and the termination of all Revolving Commitments and any other commitments of a Secured Party to the Borrower or the Grantor or any other Obligor pursuant to any Transaction Document and the termination or expiration of all Letters of Credit; (b) be binding upon the Grantor and its successors, transferees and assigns; and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each other Secured Party and its respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), any Secured Party may assign or otherwise transfer (in whole or in part) any of the Subordinated Notes, the Convertible Debentures, any other promissory notes related to any of the Transaction Documents, any Revolving Hedging Obligation or any Revolving Loan or Term Loan Loan held by it as provided in the applicable Transaction Document and any Secured Party may assign or otherwise transfer (in whole or in part) its interest pursuant to any Grantor Hedging Agreement

12

to which it is a party or Revolving Secured Hedge Agreement, and any successor or assignee thereof shall thereupon become vested with all the rights and benefits in respect thereof granted to such Secured Party under any Transaction Document (including this Security Agreement), or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and as applicable to the provisions of the Collateral Agency and Intercreditor Agreement, Section 10.7 and Article IX of the Revolving Credit Agreement or Section 10.7 and Article IX of the Term Loan Credit Agreement, and, with respect to the Grantor Hedging Agreements, the limitation on rights in collateral pursuant to the applicable Secured Documents.  Upon the indefeasible payment in full in cash of all Secured Obligations and the termination or expiration of all Revolving Commitments and any other commitments of any Secured Party to the Borrower or the Grantor or any other Obligor and the termination or expiration of all Letters of Credit, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Grantor.  If at any time all or any part of any payment theretofore applied by the Collateral Agent or any Secured Party to any of the Secured Obligations is or must be rescinded or returned by the Collateral Agent or any such Secured Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, reorganization or other similar proceeding of the Grantor or any other Person), such Secured Obligations shall, for purposes of this Security Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued to be in existence, notwithstanding any application by the Collateral Agent or such Secured Party or any termination agreement or release provided to the Grantor, and this Security Agreement shall continue to be effective or reinstated, as the case may be, as to such Secured Obligations, all as though such application by the Collateral Agent or such Secured Party had not been made.

SECTION 2.4                                                  Grantor Remains Liable.  Anything herein to the contrary notwithstanding (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements, to the same extent as if this Security Agreement had not been executed; (b) the exercise by the Collateral Agent of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under any contracts and agreements included in the Collateral; and (c) neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

SECTION 3.1                                                  Representations and Warranties.  The Grantor represents and warrants unto each Secured Party as set forth in this Article.

SECTION 3.1.1                 Location of Collateral, etc.  All of the Equipment, Inventory and any lock boxes of the Grantor are located at the places specified in Item A, Item B and Item C, respectively, of Schedule I hereto.  The place of business of the Grantor or, if the Grantor has more than one place of business, the chief executive office of the Grantor and the office where the Grantor keeps its records concerning the Receivables, and all originals of all chattel paper which evidence Receivables, is located at: Onondaga Cogeneration Limited Partnership, 300

13

Bridge Street, Syracuse, NY 13209.  The Grantor has not been known by any legal name different from the one set forth on the signature page hereto, nor has the Grantor been the subject of any merger or other corporate reorganization.  None of the Receivables is evidenced by a promissory note or other instrument (other than a promissory note or instrument that has been delivered to the Collateral Agent (with appropriate endorsements).

SECTION 3.1.2                 Ownership, No Liens, Validity, etc.  The Grantor owns the Collateral free and clear of any Lien, security interest, charge or encumbrance except for the security interest created by this Security Agreement and except as permitted by the Revolving Credit Agreement, the Term Loan Credit Agreement, the Subordinated Indenture or the Convertible Indenture.  No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to this Security Agreement and except for any filings permitted by Section 7.01 of the Revolving Credit Agreement, Section 7.01 the Term Loan Credit Agreement or Section 4.08 of the Subordinated Indenture.  This Security Agreement creates a valid security interest in the Collateral, securing the payment of the Secured Obligations, and, except for the proper filing of a Uniform Commercial Code Financing Statement with the Secretary of State of the State of New York, all filings and other actions necessary to perfect and protect such security interest have been duly taken and such security interest shall be a first priority security interest.

SECTION 3.1.3                 Possession and Control.  The Grantor has exclusive possession and control of the Equipment and Inventory.

SECTION 3.1.4                 Negotiable Documents, Instruments and Chattel Paper.  The Grantor has, contemporaneously herewith, delivered to the Collateral Agent possession of all originals of all negotiable documents and instruments and chattel paper currently owned or held by the Grantor (duly endorsed in blank, if requested by the Collateral Agent).

SECTION 3.1.5                 Intellectual Property Collateral.  The Grantor represents that it owns and has no interests in any Intellectual Property Collateral as of the Effective Date, other than the Computer Hardware and Software Collateral.  With respect to any Intellectual Property Collateral the loss, impairment or infringement of which might have a materially adverse effect on the business, properties, operations, prospects or financial condition of the Grantor: (a) such Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable, in whole or in part; (b) such Intellectual Property Collateral is valid and enforceable; (c) the Grantor has made all necessary filings and recordations to protect its interest in such Intellectual Property Collateral, including, without limitation, recordations of all of its interest in the Patent Collateral and Trademark Collateral in the United States Patent and Trademark Office and in corresponding offices throughout the world and its claims to the Copyright Collateral in the United States Copyright Office and in corresponding offices throughout the world; (d) the Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property Collateral and no claim has been made that the use of such Intellectual Property Collateral does or may violate the asserted rights of any third party; and (e) the Grantor has performed and will continue to perform all acts and has paid and will continue to pay all required fees and taxes to maintain each and every item of Intellectual Property Collateral in full force and effect throughout the world, as applicable.  The Grantor owns directly or is entitled to

14

use by license or otherwise, all patents, Trademarks, Trade Secrets, copyrights, mask works, licenses, technology, know-how, processes and rights with respect to any of the foregoing used in, necessary for or of material importance to the conduct of the Grantor’s business.

SECTION 3.1.6                 State of Incorporation, Organization or Formation; Name.  (a) The first paragraph of this Security Agreement lists the true legal name of the Grantor as registered in the jurisdiction in which the Grantor is organized, formed or incorporated; (b) the Grantor’s state of incorporation, formation or organization, its organization identification number as designated by the state of its incorporation, formation or organization, and its principal place of business (or, if it has more than one place of business, its chief executive office) are as set forth on Schedule II to this Security Agreement delivered by the Grantor; and (c) the Grantor is not now and has not been known by any trade name.

ARTICLE IV
COVENANTS

SECTION 4.1                                                  Certain Covenants.  The Grantor covenants and agrees that, so long as any portion of the Secured Obligations shall remain unpaid or any Revolving Secured Party shall have any outstanding Revolving Commitment or any Secured Party shall have outstanding any other commitment to the Borrower or the Grantor or any other Obligor under any Transaction Document or any Letter of Credit shall remain outstanding, the Grantor will, unless all of the Secured Parties shall otherwise consent in writing, perform the obligations set forth in this Section.

SECTION 4.1.1                 As to Equipment and Inventory and Goods.  The Grantor hereby agrees that it shall

(a)                                  keep all of the Equipment and Inventory (other than Inventory sold in the ordinary course of business) and Goods located at the places therefore specified in Section 3.1.1 or, upon thirty (30) days’ prior written notice to the Collateral Agent, at such other places in a jurisdiction within the United States of America where all representations and warranties set forth in Article III shall be true and correct, and all action required pursuant to the first sentence of Section 4.1.7 shall have been taken with respect to the Equipment and Inventory and Goods; and

(b)                                 pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory and Goods, except to the extent the validity thereof is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with U.S. GAAP have been set aside.

SECTION 4.1.2                 As to Receivables.

(a)                                  The Grantor shall (i) keep its place(s) of business and chief executive office and the office(s) where it keeps its records concerning the Receivables, located at the address set forth in Section 3.1.1, or, upon thirty (30) days’ prior written notice to the Collateral Agent, at such other locations in a jurisdiction where all actions required by the first sentence of Section 4.1.7 shall have been taken with respect to the Receivables; (ii)

15

hold and preserve such records; and (iv) and permit representatives of the Collateral Agent at any time during normal business hours to inspect and make abstracts from such records.

(b)           Upon written notice by the Collateral Agent to the Grantor pursuant to this Section 4.1.2(b) (i) during the occurrence and continuance of a Trigger Event, all cash, checks, drafts and other instruments or writings for the payment of money constituting proceeds of Collateral received by the Grantor during such Trigger Event shall be delivered to the Collateral Agent in the form received (properly endorsed, where required, so that such proceeds may be collected by the Collateral Agent) for deposit into the Revenue Account and all Deposit Accounts and bank accounts of the Grantor not then maintained at the Collateral Agent and all amounts on deposit therein or cash equivalent investments carried therein will be transferred into the Revenue Account to be disbursed pursuant to the Deposit Agreement, and in each case the Grantor shall not commingle any such proceeds, and shall hold separate and apart from all other property, all such proceeds in express trust for the  benefit of the Secured Parties until delivery thereof is made to the Collateral Agent.  The Collateral Agent shall not give the notice referred to in this Section 4.1.2(b) unless a Trigger Event shall have occurred and be continuing.

(c)           During the occurrence and continuance of a Trigger Event, the Collateral Agent shall have the right to apply any amount in the Revenue Account to the payment of any Secured Obligations which are due and payable pursuant to the Deposit Agreement and the Collateral Agency and Intercreditor Agreement.

(d)           Notwithstanding anything in this Section 4.1.2 to the contrary, unless requested to do so by the Collateral Agent during the occurrence and continuation of a Trigger Event, the Grantor shall not be required to note the lien of the Collateral Agent on the certificate of title to any vehicle.

SECTION 4.1.3      As to Collateral.

(a)           Until such time as a Trigger Event shall have occurred and be continuing and the Collateral Agent shall have notified the Grantor of the revocation of such power and authority, the Grantor (i) may in the ordinary course of its business, at its own expense, sell, lease or furnish under the contracts of service any of the Inventory normally held by the Grantor for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by the Grantor for such purpose, (ii) will, at its own expense, endeavor to collect in a reasonable manner, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Collateral Agent may reasonably request or, in the absence of such request, as the Grantor may deem advisable, and (iii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Collateral.  The Collateral Agent may, at any time after a Trigger Event has occurred and is continuing, (i) notify any parties obligated on any of the Collateral to make payment to the Collateral

16

Agent for deposit to the Revenue Account of any amounts due or to become due thereunder and (ii) enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.  The Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Collateral Agent for deposit to the Revenue Account of any amounts due or to become due thereunder.

(b)           After the occurrence and during the continuation of a Trigger Event, the Collateral Agent is authorized to endorse, in the name of the Grantor, any item, howsoever received by the Collateral Agent, representing any payment on or other proceeds of any of the Collateral.

SECTION 4.1.4      As to Intellectual Property Collateral.

(a)           The Grantor shall not take any actions, omit to take any actions or permit any such action or omission to act that could reasonably be expected to materially harm or otherwise adversely affect any of the Intellectual Property Collateral.

(b)           The Grantor shall notify the Collateral Agent immediately if it knows, or has reason to know, that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof  or any court) regarding the Grantor’s ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same.

(c)           In no event shall the Grantor or any of its agents, employees, designees or licensees file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Collateral Agent, and upon request of the Collateral Agent executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Intellectual Property Collateral and the goodwill and general intangibles of the Grantor relating thereto or represented thereby.

(d)           The Grantor shall take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes.

17

(e)           The Grantor shall, (i) contemporaneously herewith, execute and deliver to the Collateral Agent any document reasonably required to acknowledge or register or perfect the Collateral Agent’s interest in any part of the Grantor’s existing Intellectual Property Collateral, (ii) provide written notice to the Collateral Agent within three (3) days after acquiring ownership or other rights with respect to any new Intellectual Property Collateral, and (iii) within thirty (30) days after request by the Collateral Agent, provide any document reasonably required to acknowledge or register or perfect the Collateral Agent’s interest in any part of such new Intellectual Property Collateral.

SECTION 4.1.5      Insurance.  The Grantor will maintain or cause to be maintained with financially sound and reputable insurance companies insurance with respect to the Collateral (including Equipment and Inventory) against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

SECTION 4.1.6      Transfers and Other Liens.  The Grantor shall not:

(a)           directly or indirectly, create, Incur or suffer to exist any Lien on any of the Collateral, the real property owned, leased or otherwise occupied by Grantor (the “Real Property”), or any other asset or Property of Grantor except for (i) Permitted Liens and (ii) Liens reasonably incurred by Grantor in the ordinary course of its business and in accordance with commercially reasonable past business practices and otherwise permitted under the Revolving Credit Agreement, the Term Loan Credit Agreement, the Subordinated Indenture and the Convertible Indenture;

(b)           directly or indirectly, incur or suffer to exist any indebtedness on any of the Collateral, the Real Property or any other asset of Grantor or issue any shares of Disqualified Stock or Preferred Stock with respect to Grantor, except for Indebtedness Incurred with respect to the Onondaga Swap and Indebtedness reasonably incurred by Grantor in the ordinary course of its business and in accordance with commercially reasonable past business practices and otherwise permitted under the Revolving Credit Agreement, the Term Loan Credit Agreement, the Subordinated Indenture and the Convertible Indenture; or

(c)           sell, transfer, lease or otherwise dispose of any of the Collateral, Real Property or any other asset of Grantor to any Person other than any reasonable sales, transfers, leases or other dispositions of Collateral, Real Property or other assets by Grantor in the ordinary course of its business and in accordance with commercially reasonable past business practices and otherwise permitted under the Revolving Credit Agreement, the Term Loan Credit Agreement, the Subordinated Indenture and the Convertible Indenture.

SECTION 4.1.7      Further Assurances, etc.  The Grantor agrees that, from time to time at its own expense, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or prudent, or that the Collateral Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise

18

and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, the Grantor will: (a) at the request of the Collateral Agent during a Trigger Event, mark conspicuously each chattel paper included in the Receivables and each Related Contract and, at the request of the Collateral Agent, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such document, chattel paper, Related Contract or Collateral is subject to the security interest granted hereby; (b) if any Receivable shall be evidenced by a promissory note or other instrument, negotiable document or chattel paper, deliver and pledge to the Collateral Agent hereunder such promissory note, instrument, negotiable document or chattel paper duly endorsed or accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent; (c) file such financing or continuation statements, or amendments thereto, and such other instruments or notices (including without limitation, any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. §3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or prudent, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests and other rights granted or purported to be granted hereby; (d) furnish to the Collateral Agent, from time to time at the Collateral Agent’s reasonable request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail; (e) warrant and defend the right and title herein granted to the Collateral Agent in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all Persons whomsoever; (f) keep all of its tangible Collateral, Deposit Accounts and Investment Property in the continental United States; and (g) upon the acquisition after the date hereof by the Grantor of any Collateral, with respect to which the security interest granted hereunder is not perfected automatically upon such acquisition, take such actions with respect to such Collateral or any part thereof as required by the Transaction Documents.  With respect to the foregoing and the grant of the security interest hereunder, the Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor where permitted by law.

SECTION 4.1.8      Compliance with Secured Documents.  The Grantor shall promptly comply with the terms, conditions and covenants set forth in the Revolving Credit Agreement, the Term Loan Credit Agreement, the Subordinated Indenture and the Convertible Indenture and any other Transaction Documents relating to the Grantor.

SECTION 4.1.9      State of Incorporation, Formation or Organization.  The Grantor shall not change its state of incorporation, formation or organization or its name, identity, organizational identification number as designated by the state of its incorporation or corporate structure unless the Grantor shall have (a) given the Collateral Agent at least thirty (30) days’ prior notice of such change and (b) obtained the consent of the Secured Parties.

SECTION 4.1.10    Filings.  The Grantor hereby authorizes the Collateral Agent to file U.C.C. financing statements with respect to the Collateral describing the collateral pursuant to this Security Agreement and to file U.C.C. financing statements, and continuation statements and amendments thereto, and other similar documents, with respect to the Collateral without its signature (to the extent permitted by applicable law).

19

ARTICLE V
THE COLLATERAL AGENT

SECTION 5.1                 Collateral Agent Appointed Attorney-in-Fact.  The Grantor hereby irrevocably appoints the Collateral Agent as the Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument which the Collateral Agent acting reasonably may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation: (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) to receive, endorse, and collect any drafts or other instruments and documents in connection with clause (a) above; (c) to file any claims or take any action or institute any proceedings which the Collateral Agent acting reasonably may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral; and (d) to perform the affirmative obligations of the Grantor hereunder (including all obligations of the Grantor under Section 4.1.7); provided, however, that the Collateral Agent agrees not to exercise the power of attorney granted pursuant to this Section 5.1 unless and until a Trigger Event has occurred and is continuing.  The Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 5.1 is irrevocable and coupled with an interest.

SECTION 5.2                 Collateral Agent May Perform.  If the Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Grantor pursuant to Section 6.2, and the Collateral Agent may from time to time take any other action which the Collateral Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

SECTION 5.3                 Collateral Agent Has No Duty.  In addition to, and not in limitation of, Section 2.4, the powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers.  Except for the exercise of reasonable care over any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 5.4                 Reasonable Care.  The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as the Grantor reasonably requests in writing at times other than upon the occurrence and during the continuation of any Trigger Event, but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

20

ARTICLE VI
REMEDIES

SECTION 6.1                 Certain Remedies.  If any Trigger Event shall have occurred and be continuing:

(a)           The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. and also may (i) require the Grantor to, and the Grantor hereby agrees that it will, at its expense and upon reasonable request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent which is reasonably convenient to both parties and (ii) without notice except as specified below or, if notice cannot be waived under the U.C.C., as required to be provided by the U.C.C., sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable.  The Grantor agrees that, to the extent notice of sale or disposition shall be required by law, at least ten (10) days’ prior notice to the Grantor of the time and place of any public sale or disposition or the time after which any private sale or disposition is to be made shall constitute reasonable notification; provided, however, that with respect to Collateral that is (A) perishable or threatens to decline speedily in value, or (B) is of a type customarily sold on a recognized market (including but not limited to, Investment Property), no notice of sale or disposition need be given.  For purposes of this Article VI, notice of any intended sale or disposition of any Collateral may be given by first-class mail, hand-delivery (through a delivery service of otherwise), facsimile or email, and shall be deemed to have been “sent” upon deposit in the U.S. Mails with adequate postage properly affixed, upon delivery to an express delivery service or upon electronic submission through telephonic or internet services, as applicable.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale or disposition having been given.  The Collateral Agent may adjourn any public or private sale or disposition from time to time by announcement at the time and place fixed therefore, and such sale or disposition may, without further notice, be made at the time and place to which it was so adjourned.

(b)           The Grantor agrees and acknowledges that a commercially reasonable disposition of Inventory, Equipment, Computer Hardware and Software Collateral, or Intellectual Property may be by lease or license of, in addition to the sale of, such Collateral.  The Grantor further agrees and acknowledges that the following shall be deemed a reasonable commercial disposition:  (i) a disposition made in the usual manner on any recognized market, (ii) a disposition at the price current in any recognized market at the time of disposition, and (iii) a disposition in conformity with reasonable commercial practices among dealers in the type of property subject to the disposition.

(c)           All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as additional collateral

21

security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Collateral Agent pursuant to the Collateral Agency and Intercreditor Agreement and Section 6.2 hereof) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against all or any part of the Secured Obligations in such order as the Collateral Agent shall elect, subject to applicable law.  Any surplus of such cash payments held by the Collateral Agent and remaining after payment in full in cash of all the Secured Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.  The Collateral Agent shall not be obligated to apply or pay over for application noncash proceeds of collection or enforcement unless (i) the failure to do so would be commercially unreasonable and (ii) the affected party has provided the Collateral Agent with a written demand to apply or pay over such noncash proceeds on such basis.

SECTION 6.2                 Indemnity and Expenses.

(a)           Without limiting the generality of the provisions of Section 10.5 of the Revolving Credit Agreement or Section 10.5 of the Term Loan Credit Agreement, the Grantor agrees to indemnify the Collateral Agent, each Secured Party and each of their respective officers, directors, employees and agents (the “Indemnified Parties”) from and against any and all claims, losses and liabilities arising out of or resulting from this Security Agreement or any other Transaction Document (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from any Indemnified Party’s gross negligence, willful misconduct or unlawful acts; PROVIDED, HOWEVER, THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT EACH INDEMNIFIED PARTY BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the foregoing which is permissible under applicable law.

(b)           The Grantor will upon demand pay to the Collateral Agent and any local counsel the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Collateral Agent and any local counsel may incur in connection herewith, including without limitation in connection with (i) the administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent and any local counsel or any of the Secured Parties hereunder or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.

SECTION 6.3                 Warranties.  The Collateral Agent may sell the Collateral without giving any warranties or representations as to the Collateral.  The Collateral Agent may disclaim any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

22

ARTICLE VII
MISCELLANEOUS PROVISIONS

SECTION 7.1                 Transaction Document.  This Security Agreement is a Transaction Document executed pursuant to the Revolving Credit Agreement, the Term Loan Credit Agreement, the Subordinated Indenture and the Convertible Indenture and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 7.2                 Amendments; etc.  No amendment to or waiver of any provision of this Security Agreement nor consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 7.3                 Addresses for Notices.  All notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or electronic mail address specified for notices in the Collateral Agency and Intercreditor Agreement or as may be designated by such party in a notice to the other parties.  All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (a) actual receipt by the intended recipient and (b) (i) if delivered by hand or by courier, when signed for by the intended recipient; (ii) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (iii) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (iv) if delivered by electronic mail (which form of delivery is subject to the provisions of the Collateral Agency and Intercreditor Agreement), when delivered.  Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified in the Collateral Agency and Intercreditor Agreement, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

SECTION 7.4                 Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Security Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Security Agreement.

SECTION 7.5                 Severability. Any provision of this Security Agreement to which the Grantor is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7.6                 Execution in Counterparts, Effectiveness, etc.  This Security Agreement may be transmitted and/or signed by facsimile.  The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Collateral Agent and the Secured Parties.  The Collateral Agent may also require that any such documents and signatures

23

be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.  This Security Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Security Agreement shall become effective when counterparts hereof executed on behalf of the Grantor and the Collateral Agent shall have been received by the Collateral Agent or its representative.

SECTION 7.7                 Collateral Agent; Exculpation.  By accepting the benefits of this Security Agreement, each Secured Party hereby appoints Bank of Montreal as its Collateral agent under and for purposes of this Security Agreement and each other Secured Document.  Each Secured Party authorizes Bank of Montreal to act on behalf of such Secured Party under this Security Agreement and each other Secured Document, to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof, together with such powers as may be reasonably incidental thereto.  Without limiting the provisions of Article IX of the Revolving Credit Agreement, Article IX of the Term Loan Credit Agreement or the Collateral Agency and Intercreditor Agreement, neither the Collateral Agent nor the directors, officers, employees or agents thereof shall be liable to any Secured Party (and each Secured Party will hold the Collateral Agent harmless) for any action taken or omitted to be taken by it under this Security Agreement or any other Secured Document, or in connection herewith or therewith, except for the willful misconduct or gross negligence of the Collateral Agent, or responsible for any recitals or warranties herein or therein, or for the effectiveness, enforceability, validity or due execution of this Security Agreement or any other Secured Document, or for the creation, perfection or priority of any Liens purported to be created by this Security Agreement, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, or to make any inquiry respecting the performance by the Grantor of its obligations hereunder.

SECTION 7.8                 Amendment and Restatement.  This Security Agreement is given in amendment and restatement of, and continuation, extension and renewal of, but not in extinguishment of, the obligations under the Prior Security Agreement or the Original Security Agreement.

SECTION 7.9                 Governing Law.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICT OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW); PROVIDED THAT THE COLLATERAL AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

SECTION 7.10               Forum Selection and Consent to Jurisdiction.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS SECURITY

24

AGREEMENT, EACH OF THE BORROWER, THE COLLATERAL AGENT AND EACH SECURED PARTY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH OF THE BORROWER, THE COLLATERAL AGENT AND EACH SECURED PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY TRANSACTION DOCUMENT OR OTHER DOCUMENT RELATED THERETO.  EACH OF THE BORROWER, THE COLLATERAL AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

SECTION 7.11               Waiver of Jury Trial.  EACH PARTY TO THIS SECURITY AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY TRANSACTION DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY TRANSACTION DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS SECURITY AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 7.12               No Oral Agreements.  This Security Agreement, together with the other Transaction Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  THIS SECURITY AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

SECTION 7.13               Filing as a Financing Statement.  At the option of the Collateral Agent, this Security Agreement, or a carbon, photographic or other reproduction of this Security Agreement or of any Uniform Commercial Code financing statement, continuations and amendments thereto, covering all of the Collateral or any portion thereof shall be sufficient as a

25

Uniform Commercial Code financing statement and may be filed as such where and to the full extent permitted by applicable law.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

26

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GRANTOR:

ONONDAGA COGENERATION LIMITED PARTNERSHIP

By:	Geddes Cogeneration Corporation, it General Partner

By:
Name:
Title:

Address:
c/o Atlantic Power Holdings, LLC
c/o Atlantic Power Management, LLC
200 Clarendon Street
Boston, MA 02117
Facsimile No.
Attention: Barry Welch

[Signature Page to Second Amended and Restated Security
Agreement – Onondaga Cogeneration Limited Partnership]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

COLLATERAL AGENT:

BANK OF MONTREAL

By:
Name:	Joseph A. Bliss
Title:	Director

Address:	Bank of Montreal
700 Louisiana, Suite 4400
Houston, Texas 77002
Facsimile:	713-223-4007
Attention:	Joseph A. Bliss

[Signature Page to Second Amended and Restated Security
Agreement – Onondaga Cogeneration Limited Partnership]

Schedule I

to

Security Agreement

Item A. Location of Equipment
1. Equipment of the Grantor is located.	300 Bridge Street, Syracuse, NY 13209

Item B. Location of Inventory
1. Inventory of the Grantor is located.	300 Bridge Street, Syracuse, NY 13209

Item C. Location of Lock Boxes

Bank Name and Address	Account Number	Contact Person

1. None

Schedule II

to

Security Agreement

State of Incorporation, Etc.

State of Incorporation:  New York

State Identification Number:  None

Principal place of business:         c/o Atlantic Power Holdings, LLC

c/o Atlantic Power Management, LLC

200 Clarendon Street

Boston, MA 02117

Execution Copy

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of August 13, 2007 (the “Amendment”), among Atlantic Power Holdings, LLC, a Delaware limited liability company (the “Borrower”), the Lenders signatory hereto and Bank of Montreal, in its capacity as administrative agent (“Administrative Agent”) under the Credit Agreement described below.

W I T N E S S E T H

WHEREAS, the Borrower, the Administrative Agent, and the lenders from time to time party thereto (each a “Lender”), are parties to that certain Credit Agreement, dated as of November 18, 2004, as amended by that certain First Amendment to Credit Agreement, dated as of April 29, 2005, as further amended by that certain Second Amendment to Credit Agreement, dated as of November 18, 2005, as further amended by that certain Third Amendment to Credit Agreement (the “Third Amendment”), dated as of September 15, 2006 and as further amended by that certain Fourth Amendment to Credit Agreement (the “Fourth Amendment”), dated as of October 11, 2006 (as so amended, the “Credit Agreement”); and

WHEREAS, the Borrower, the Administrative Agent and each of the Lenders desire to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.                                       DEFINITIONS.  Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, shall have the meanings provided in the Credit Agreement, as hereby amended.

2.                                       AMENDMENTS TO CREDIT AGREEMENT

2.1                                 Section 1.01 is hereby amended as follows:

(a)                                  Amended Definitions.  The following definitions are hereby amended and restated as follows:

(i)                                     ““Applicable Margin” means the following percentages per annum, based upon the Cash Flow Coverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Margin

Pricing Level	Cash Flow Coverage Ratio	Commitment Fee	Eurodollar Rate Loans	Base Rate Loans
I	> 2.00x	18.75 bps	87.5 bps	0 bps
II	> 1.75x	20.0 bps	112.5 bps	0 bps
III	> 1.50x	32.5 bps	137.5 bps	0 bps
IV	< 1.50x	45.0 bps	162.5 bps	12.5 bps

Any increase or decrease in the Applicable Margin resulting from a change in the Cash Flow Coverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level IV shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered.”

(ii)                                  ““Letter of Credit Sublimit” means an amount equal to the lesser of the Commitments and U.S.$50,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Commitments.”

(iii)                               ““Maturity Date” means (a) August 12, 2012, or such later date to which the tenor of the Commitments may be extended in accordance with the terms hereof, or (b) such earlier date upon which the Commitments may be terminated in accordance with the terms hereof.”

2.2                                 Section 2.04(a)(ii)(B) of the Credit Agreement is hereby amended by replacing the words “twelve months” with the words “twenty-four months”.

2.3                                 Section 2.15(a) of the Credit Agreement is hereby amended by replacing the words “two years prior to the Maturity Date” with the words “four years prior to the Maturity Date” in the first sentence.

2.4                                 Section 2.16 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Intentionally Blank.”

2.5                                 Schedule 2.01 of the Credit Agreement is hereby amended and restated in it entirety by replacing it with a new Schedule 2.01 attached as Exhibit A hereto.

2.6                                 Following (i) the execution and delivery of the First Amendment to Pledge Agreement, between Teton Power Funding, LLC and the Bank of Montreal, in its capacity as collateral agent, and acknowledged by Union Bank of California and Computershare Trust Company of Canada, as Convertible Trustee and Computershare Trust Company of Canada, as Subordinated Trustee, and (ii) the sale of Rockfort Power-Cayman Islands, L.L.C. by the Borrower in accordance with the terms and conditions of the Credit Agreement, Schedule 5.13 of the Credit Agreement shall be amended and restated in its entirety by replacing it with a new Schedule 5.13 attached as Exhibit B hereto.

3.                                       REPRESENTATIONS AND WARRANTIES. In order to induce each of the Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article V of the Credit Agreement (as amended by this Amendment), except to the extent any such representation and warranty relates solely to an earlier date, and additionally represents and warrants as follows:

2

3.1                                 Existence and Standing.  The Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite authority to conduct its business and is duly qualified or licensed to transact business as a foreign limited liability company and in good standing under the laws of each jurisdiction in which the conduct of its operations or the ownership or leasing of its properties requires such qualification or licensing, except where failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect.

3.2                                 No Conflict; Government Consent. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained in connection with the execution, delivery or performance of this Amendment, or the legality, validity, binding effect or enforceability of any of the Loan Documents, except, in each case, to the extent that the failure to obtain such order, consent, adjudication, approval, license, authorization, validation, exemption or other action or to make such filing, recording or registration could not reasonably be expected to have a Material Adverse Effect.

3.3                                 Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by the Borrower of this Amendment and the consummation of the transactions contemplated hereby and by the Credit Agreement as so amended, are within the Borrower’s organizational powers, have been duly authorized by all necessary organizational action, and do not (a) contravene the Borrower’s organizational documents, including, without limitation, its articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, operating or other management agreement or other similar Organization Documents (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (c) result in, or require the creation or imposition of, any Lien (other than Permitted Liens) on any Properties (each as defined in the Credit Agreement as amended by this Amendment) of the Borrower or any Subsidiaries (except as such, in the aggregate, could not reasonably be expected to have a Material Adverse Effect), or (d) contravene, result in or cause a breach of, or a default under, any material contract, promissory note, indenture or other similar agreement or instrument to which the Parent, the Borrower or any other Loan Party is a party or an obligor, including without limitation the Subordinated Note Indenture, the Subordinated Notes, the Convertible Note Indenture and the Convertible Notes (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect).

3.4                                 Validity, etc.  This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms except as such enforceability is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar law relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing.

3

4.                                       CONDITIONS PRECEDENT TO EFFECTIVENESS.  This Amendment shall become effective (the “Effective Date”) upon the satisfaction of the following conditions precedent:

4.1                                 the Administrative Agent shall have received counterparts of this Amendment executed and delivered on behalf of the Borrower, Administrative Agent and each of the Lenders and acknowledged by each of the Guarantors;

4.2                                 the Administrative Agent shall have received Notes executed by the Borrower in favor of each Lender requesting such a Note, each in a principal amount equal to such Lender’s Commitment after giving effect to this Amendment;

4.3                                 the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, shall have received an opinion of counsel to the Borrower in form and substance reasonably acceptable to the Administrative Agent;

4.4                                 a certificate of the Borrower, dated as of the date hereof, signed by a Responsible Officer of the Borrower and delivered to the Administrative Agent (i) certifying that the Borrower approves and consents to the extension of the Maturity Date to August 12, 2012 and the increase of the Aggregate Commitment from $75,000,000 to $100,000,000, (ii) certifying that there has been no change to the Organization Documents of the Borrower since the delivery of the Borrower’s Organization Documents on October 11, 2006 in connection with the Fourth Amendment, (iii) attaching true and correct copies of resolutions adopted by the Borrower (a) approving and authorizing the execution of this Fifth Amendment and (b) approving and consenting to such extension of the Maturity Date and such increase in the Aggregate Commitment, (iv) certifying that the Borrower is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business and (v) certifying that (a) immediately prior to and after giving effect to this Amendment, no Default or Event of Default exists or is continuing and (b) since the Closing Date, no event or events have occurred that, in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

4.5                                 any fees required to be paid on or before the date hereof shall have been paid.

5.                                       EFFECT OF AMENDMENT. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect.  All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

6.                                       GOVERNING LAW, SEVERABILITY, ETC.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF THE CONFLICTS OF LAW.  Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid

4

under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

7.                                       MISCELLANEOUS.

7.1                                 Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7.2                                 Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7.3                                 NO ORAL AGREEMENTS.  THIS WRITTEN AMENDMENT AND THE CREDIT AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

ATLANTIC POWER HOLDINGS, LLC,

By: Atlantic Power Management, LLC, its Manager

By:	/s/ Patrick Welch
Name: Patrick Welch
Title: CFO

Signature Page to Fifth Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

BANK OF MONTREAL, Individually as a Lender and as Administrative Agent

By:	/s/ Cahal Carmody
Name: Cahal Carmody
Title: Vice President

Signature Page to Fifth Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

UNION BANK OF CALIFORNIA, as a Lender

By:	/s/ Jonathan Bigelow
Name: Jonathan Bigelow
Title: Vice President

Signature Page to Fifth Amendment to Credit Agreement

ACKNOWLEDGMENT BY GUARANTORS

Each of the undersigned Guarantors hereby (i) consents to the terms and conditions of that certain Fifth Amendment to Credit Agreement, dated as of August 13, 2007 (the “Fifth Amendment”), including without limitation the extension of the Maturity Date to August 12, 2012 and the increase of the Aggregate Commitment from $75,000,000 to $100,000,000, (ii) acknowledges and agrees that its consent is not required for the effectiveness of the Fifth Amendment, (iii) ratifies and acknowledges its respective Obligations under each Loan Document to which it is a party immediately prior to and immediately after giving effect to the Fifth Amendment, (iv) acknowledges and agrees that immediately prior to and immediately following the execution and delivery of the Credit Agreement, its respective Guaranty is and shall be in full force and effect and its obligations thereunder shall continue in all respects in connection with the Credit Agreement as amended by the Fifth Amendment, including without limitation, all Obligations of the Borrower or any Obligor now or hereafter existing to the Administrative Agent or Lenders under the Credit Agreement as amended by the Fifth Amendment or any other Loan Document, (v) certifies that there has been no change to the Organization Documents of such Guarantor since the delivery of such Guarantor’s Organization Documents on October 11, 2006 in connection with the Fourth Amendment, (vi) certifies that (a) other than with respect to the Parent, the resolutions of such Guarantor delivered on September 15, 2006 in connection with the Third Amendment approve and provide for the consent to the extension of the Maturity Date to August 12, 2012 and the increase of the Aggregate Commitment from $75,000,000 to $100,000,000 and such resolutions have not been amended, modified or rescinded and remain in full force and effect, and (b) with respect to the Parent, attached hereto as Exhibit C are true and correct copies of resolutions of the Parent that approve and provide for the consent to the extension of the Maturity Date to August 12, 2012 and the increase of the Aggregate Commitment from $75,000,000 to $100,000,000, (vii) certifies that such Guarantor is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, and (viii) represents and warrants that (a) to its knowledge, no Default or Unmatured Default has occurred and is continuing, (b) it is in full compliance with all covenants and agreements pertaining to it in the Loan Documents, (c) the execution, delivery and performance by each such Guarantor of this acknowledgement and the consummation of the transactions contemplated by the Fifth Amendment and the Credit Agreement as amended thereby, are within each such Guarantor’s organizational powers and have been duly authorized by all necessary organizational action, and (d) it has reviewed a copy of the Fifth Amendment.

PARENT GUARANTOR

ATLANTIC POWER CORPORATION,
a Corporation existing pursuant to the laws of
British Columbia, Canada

By: Atlantic Power Management, LLC, its Manager

By:
Name:
Title:

SUBSIDIARY GUARANTORS

TETON POWER FUNDING LLC, a Delaware limited liability company

EPSILON POWER FUNDING LLC, a Delaware limited liability company

Signature Page to Fifth Amendment to Credit Agreement

MP POWER, LLC, a Delaware limited liability company

TETON EAST COAST GENERATION LLC, a Delaware limited liability company

TETON FUELS MID-GEORGIA, LLC, a Delaware limited liability company

TETON SELKIRK, LLC, a Delaware limited liability company

BADGER POWER GENERATION I LLC, a Delaware limited liability company

BADGER POWER GENERATION II LLC, a Delaware limited liability company

BAKER LAKE HYDRO LLC, a Delaware limited liability company

DADE INVESTMENT, LP, a Delaware limited partnership
By: NCP Dade Power, LLC, its general partner

GEDDES II COMPANY LLC, a Delaware limited liability company

GEDDES COGENERATION COMPANY LLC, a New York limited liability company

MEP RUMFORD, LLC, a Delaware limited liability company

NCP DADE POWER LLC, a Delaware limited liability company

NCP HOUSTON POWER LLC, a Delaware limited liability company

NCP PASCO, LLC, a Delaware limited liability company

NCP PERRY LLC, a Delaware limited liability company

OLYMPIA HYDRO LLC, a Delaware limited liability company

ORLANDO POWER GENERATION I LLC, a Delaware limited liability company

ORLANDO POWER GENERATION II LLC, a Delaware limited liability company

STOCKTON COGEN (II), LLC, a Delaware limited liability company

TETON OPERATING SERVICES LLC, a Delaware limited liability company

TETON NEW LAKE, LLC, a Delaware limited liability company

ONONDAGA COGENERATION L.P., a New York limited partnership
By: Geddes Cogeneration Company, LLC, its general partner

By:
Name:
Title:

Signature Page to Fifth Amendment to Credit Agreement

EXHIBIT A

to Fifth Amendment to Revolving

Credit Agreement

SCHEDULE 2.01

COMMITMENTS

AND PERCENTAGE SHARES

Lender	Commitment	Percentage Share
BANK OF MONTREAL	$50,000,000	50.000000000%
UNION BANK OF CALIFORNIA	$50,000,000	50.000000000%
Total	$100,000,000	100.00000000%

A-1

EXHIBIT B

to Fifth Amendment to Revolving

Credit Agreement

SCHEDULE 5.13

Subsidiaries; Guarantors; Equity Investments

(a)                                  Subsidiaries and Unrestricted Subsidiaries of Borrower

Subsidiaries

Teton Power Funding, LLC

Epsilon Power Funding, LLC

Umatilla Power Funding, LLC

MP Power LLC

Teton East Coast Generation LLC

Teton Fuels Mid-Georgia LLC

Teton Selkirk LLC

Badger Power Associates, L.P.

Badger Power Generation I LLC

Badger Power Generation II LLC

Baker Lake Hydro LLC

Concrete Hydro Partners Limited Partnership

Dade Investment, L.P.

Geddes II Company LLC

Geddes Cogeneration Company LLC

Onondaga Cogeneration Limited Partnership

Lake Cogen, Ltd.

Lake Investment, L.P.

MEP Rumford, LLC

NCP Dade Power LLC

NCP Gem LLC

NCP Houston Power LLC

NCP Lake Power LLC

NCP Pasco LLC

NCP Perry LLC

Olympia Hydro LLC

Orlando Power Generation I LLC

Orlando Power Generation II LLC

Stockton CoGen (II, LLC

Teton New Lake, LLC

Teton Operating Services, LLC

Onondaga Power Swap Holdings, LLC

MP Cogen LLC

Unrestricted Subsidiaries

Harbor Capital Holdings, LLC

Harbor Transmission, LLC

TransValley LLC

KB Transmission LLC

EIF Path 15 Funding, LLC

Trans-Elect NTD Holdings Path 15, LLC

Trans-Elect NTD Path 15, LLC

Epsilon Power Partners, LLC

(b)                                 Subsidiaries Delivering Guaranties

Teton Power Funding, LLC

Epsilon Power Funding, LLC

MP Power LLC

Teton East Cost Generation LLC

Teton Fuels Mid-Georgia LLC

Teton Selkirk LLC

Badger Power Generation I LLC

Badger Power Generation II LLC

Baker Lake Hydro LLC

Dade Investment, L.P.

Geddes II Company LLC

Geddes Cogeneration Company LLC

MEP Rumford, LLC

NCP Dade Power LLC

NCP Houston Power LLC

NCP Pasco LLC

NCP Perry LLC

Olympia Hydro LLC

Onondaga Cogeneration Limited Partnership

Orlando Power Generation I LLC

Orlando Power Generation II LLC

Stockton CoGen (II) LLC

Teton Operating Services, LLC

Teton New Lake, LLC

(c)                                  Borrower’s Equity Interests in Other Entities

Koma Kulshan Associates

Badger Creek Limited, L.P.

Stockton CoGen Company

Orlando CoGen Limited, L.P.

Rumford Cogeneration Company, L.P.

Mid-Georgia Cogen, L.P.

Pasco Cogen, Ltd.

Selkirk Cogen Partners, L.P.

Delta Person, LLC

Delta Person GP, LLC

BHB Power, LLC

Javelin Holding, LLC

Javelin Gregory Remington Corporation

Gregory Holding #2, LLC

Gregory Power, LLC

Javelin Gregory General Corporation

Gregory Holdings #1, LLC

Javelin Rumford Limited, LLC

Javelin Energy, LLC

Chambers Cogeneration Limited Partnership

EXHIBIT C

to Fifth Amendment to Revolving

Credit Agreement

Resolutions of Atlantic Power Corporation

SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT, dated as of August 13, 2007 (the “Amendment”), among Atlantic Power Holdings, LLC, a Delaware limited liability company (the “Borrower”), the Lenders signatory hereto and Bank of Montreal, in its capacity as administrative agent (“Administrative Agent”) under the Credit Agreement described below.

W I T N E S S E T H

WHEREAS, the Borrower, the Administrative Agent, and the lenders from time to time party thereto (each a “Lender”), are parties to that certain Credit Agreement, dated as of November 18, 2004, as amended by that certain First Amendment to Credit Agreement, dated as of April 29, 2005, as further amended by that certain Second Amendment to Credit Agreement, dated as of November 18, 2005, as further amended by that certain Third Amendment to Credit Agreement, dated as of September 15, 2006, as further amended by that certain Fourth Amendment to Credit Agreement, dated as of October 11, 2006 and as further amended by that certain Fifth Amendment to Credit Agreement , dated as of August 13, 2007 (as so amended, the “Credit Agreement”); and

WHEREAS, the Borrower, the Administrative Agent and each of the Lenders desire to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.                                       DEFINITIONS.  Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, shall have the meanings provided in the Credit Agreement, as hereby amended.

2.                                       AMENDMENTS TO CREDIT AGREEMENT

(a)                                  Section 1.01  The following definition is hereby amended and restated as follows:

(i)                                     ““Applicable Margin” means the following percentages per annum, based upon the Cash Flow Coverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Level	Cash Flow Coverage Ratio	Commitment Fee	Eurodollar Rate Loans	Letters of Credit	Base Rate Loans
I	> 2.00x	18.75 bps	87.5 bps	87.5 bps	0 bps
II	> 1.75x	20.0 bps	112.5 bps	112.5 bps	0 bps
III	> 1.50x	32.5 bps	137.5 bps	137.5 bps	0 bps
IV	< 1.50x	45.0 bps	162.5 bps	162.5 bps	12.5 bps

Any increase or decrease in the Applicable Margin resulting from a change in the Cash Flow Coverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level IV shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered.”

(b)                                 Schedule 10.02 of the Credit Agreement is hereby amended and restated in it entirety by replacing it with a new Schedule 10.02 attached as Exhibit A hereto.

3.                                       REPRESENTATIONS AND WARRANTIES. In order to induce each of the Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article V of the Credit Agreement (as amended by this Amendment), except to the extent any such representation and warranty relates solely to an earlier date, and additionally represents and warrants as follows:

3.1                                 Existence and Standing.  The Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite authority to conduct its business and is duly qualified or licensed to transact business as a foreign limited liability company and in good standing under the laws of each jurisdiction in which the conduct of its operations or the ownership or leasing of its properties requires such qualification or licensing, except where failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect.

3.2                                 No Conflict; Government Consent. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained in connection with the execution, delivery or performance of this Amendment, or the legality, validity, binding effect or enforceability of any of the Loan Documents, except, in each case, to the extent that the failure to obtain such order, consent, adjudication, approval, license, authorization, validation, exemption or other action or to make such filing, recording or registration could not reasonably be expected to have a Material Adverse Effect.

3.3                                 Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by the Borrower of this Amendment and the consummation of the transactions contemplated hereby and by the Credit Agreement as so amended, are within the Borrower’s organizational powers, have been duly authorized by all necessary organizational action, and do not (a) contravene the Borrower’s organizational documents, including, without limitation, its articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, operating or other management agreement or other similar Organization Documents (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (c) result in, or require the creation or imposition of, any Lien (other than Permitted Liens) on any Properties (each as defined in the Credit Agreement as amended by this Amendment) of the Borrower or any Subsidiaries (except as such, in the aggregate, could not reasonably be expected to have a Material Adverse Effect), or (d) contravene, result in or cause a breach of, or a default under, any material contract, promissory note, indenture or other similar agreement or instrument to which

2

the Parent, the Borrower or any other Loan Party is a party or an obligor, including without limitation the Subordinated Note Indenture, the Subordinated Notes, the Convertible Note Indenture and the Convertible Notes (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect).

3.4                                 Validity, etc.  This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms except as such enforceability is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar law relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing.

4.                                       CONDITIONS PRECEDENT TO EFFECTIVENESS.  This Amendment shall become effective as of August 13, 2007 after the Administrative Agent shall have received counterparts of this Amendment executed and delivered on behalf of the Borrower, Administrative Agent and each of the Lenders and acknowledged by each of the Guarantors.

5.                                       EFFECT OF AMENDMENT. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect.  All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

6.                                       GOVERNING LAW, SEVERABILITY, ETC.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF THE CONFLICTS OF LAW.  Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

7.                                       MISCELLANEOUS.

7.1                                 Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7.2                                 Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7.3                                 NO ORAL AGREEMENTS.  THIS WRITTEN AMENDMENT AND THE CREDIT AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

3

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

ATLANTIC POWER HOLDINGS, LLC,

By: Atlantic Power Management, LLC, its Manager

By:	/s/ Patrick Welch
Name: Patrick Welch
Title: CFO

Signature Page to Sixth Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

BANK OF MONTREAL, Individually as a Lender and as Administrative Agent

By:	/s/ Cahal Carmody
Name: Cahal Carmody
Title: Vice President

Signature Page to Sixth Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

UNION BANK OF CALIFORNIA, as a Lender

By:	/s/ Jonathan Bigelow
Name: Jonathan Bigelow
Title: Vice President

Signature Page to Sixth Amendment to Credit Agreement

Exhibit A

SCHEDULE 10.02

EURODOLLAR AND DOMESTIC LENDING OFFICES,
ADDRESSES FOR NOTICES

ATLANTIC POWER HOLDINGS, LLC

c/o Atlantic Power Management, LLC

200 Clarendon Street

25th Floor

Boston, MA  02116

Attention:	Barry E. Welch
Facsimile:	(617) 977-2410
Telephone:	(617) 977-2401

BANK OF MONTREAL

Administrative Agent’s Office for Notices:

Bank of Montreal

700 Louisiana, Suite 4400

Houston, TX  77002

Attention:	Cahal Carmody
Telephone:	(713) 546-9750
Facsimile:	(713) 223-4007

Electronic Mail:  cahal.carmody@bmo.com

Lender’s Lending Office For Requests of Credit Extensions and Payments:

Bank of Montreal

115 South LaSalle, 17th Floor

Chicago, IL  60304

Attention:	Nancy Surla
Telephone:	(312) 461-2290
Facsimile:	(312) 461-5955

Harris Trust & Savings Bank

Chicago Branch

ABA#:  071 000288

For Further Credit to Bank of Montreal

Chicago Branch

A/C# 1833201

Reference:       Atlantic Holdings

Issuing Bank:

Bank of Montreal

Attention: Ani Deveci

Telephone:	(416) 598-6124

Execution Copy

CONSENT AND SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT, dated as of April 21, 2008 (the “Amendment”), among Atlantic Power Holdings, LLC, a Delaware limited liability company (the “Borrower”), the Lenders signatory hereto and Bank of Montreal, in its capacity as administrative agent (“Administrative Agent”) under the Credit Agreement described below.

WITNESSETH

WHEREAS, the Borrower, the Administrative Agent, and the lenders from time to time party thereto (each a “Lender”), are parties to that certain Credit Agreement, dated as of November 18, 2004, as amended by that certain First Amendment to Credit Agreement, dated as of April 29, 2005, as further amended by that certain Second Amendment to Credit Agreement, dated as of November 18, 2005, as further amended by that certain Third Amendment to Credit Agreement, dated as of September 15, 2006, as further amended by that certain Fourth Amendment to Credit Agreement, dated as of October 11, 2006, as further amended by that certain Fifth Amendment to Credit Agreement, dated as of August 13, 2007 and as further amended by that certain Sixth Amendment to Credit Agreement, dated as of August 13, 2007 (as so amended, the “Credit Agreement”);

WHEREAS, Onondaga Cogeneration Limited Partnership (“Onondaga”) and the Collateral Agent for the Secured Parties described therein, are parties to that certain Second Amended and Restated Security Agreement, dated as of October 11, 2006 (the “Onondaga Security Agreement”) pursuant to which, Onondaga has pledged to the Collateral Agent for the benefit of itself and the other Secured Parties, among other things, all of Onondaga’s right, title and interest in and to those certain turbines and other related equipment, as described in Exhibit A (collectively, the “Turbine Assets”);

WHEREAS, Onondaga proposes to assign, transfer and convey (collectively, the “Transaction”) the Turbine Assets pursuant to one or more purchase agreements between Onondaga and one or more third parties (collectively, the “Purchase Agreements”);

WHEREAS, in connection with the Transaction, the Borrower has requested that the Administrative Agent grant a partial release under the Onondaga Security Agreement to release the Turbine Assets (the “Partial Release,” and together with the Transaction, the “Subject Transaction”);

WHEREAS, the Borrower is or may be prohibited under Section 7.05 of the Credit Agreement from undertaking the Subject Transaction;

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders consent to the Subject Transaction, and the Administrative Agent and the Lenders desire to permit the Borrower to undertake the Subject Transaction, subject to the terms of this Amendment; and

WHEREAS, the Borrower, the Administrative Agent and each of the Lenders desire to amend certain provisions of the Credit Agreement in connection with the Subject Transaction.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, shall have the meanings provided in the Credit Agreement, as hereby amended.

2. CONSENT.

2.1 Subject to the other terms and provisions of this Amendment, the Administrative Agent and the Lenders hereby consent to Onondaga’s consummation of the Subject Transactions and agree that Onondaga’s undertaking of the Transaction shall not constitute a Default or Event of Default as a result of a violation of Section 7.05 or any other applicable provisions of the Credit Agreement.

2.2 The express consent set forth in this Section 2 is limited to the extent described herein and shall not be construed to be a consent to or a permanent waiver of any terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents, unless expressly provided so herein. The Lenders reserve the right to exercise any rights and remedies available to them in connection with any present or future defaults with respect to the Credit Agreement or any other provision of any Loan Document.

3. AMENDMENTS TO CREDIT AGREEMENT.

3.1 Section 7.01 of the Credit Agreement is hereby amended by deleting the words “provided, that, notwithstanding the foregoing, the Borrower will not, and will not permit any of its Subsidiaries or Unrestricted Subsidiaries in which it directly or indirectly owns more than 50% of the total voting or equity interests and will not permit (to the extent that the Borrower has any direct or indirect contractual or other approval rights over the actions of such Subsidiary) any of its other Subsidiaries or Unrestricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien on any asset or Property of Onondaga Cogeneration Limited Partnership except for Permitted Liens and Liens reasonably Incurred by Onondaga Cogeneration Limited Partnership in the ordinary course of its business and in accordance with its commercially reasonable past business practices and otherwise permitted under this Agreement” at the end of such Section 7.01.

3.2 Section 7.02 of the Credit Agreement is hereby amended by deleting the words “provided, that notwithstanding anything to the contrary in this Section 7.02, the Borrower will not, and will not permit any of its Subsidiaries or Unrestricted Subsidiaries in which it directly or indirectly owns more than 50% of the total voting or equity interests and will not permit (to the extent that the Borrower has any direct or indirect contractual or other approval rights over the actions of such Subsidiary or Unrestricted Subsidiary) any of its other Subsidiaries or Unrestricted Subsidiaries to, directly or indirectly, Incur or suffer to exist any Indebtedness of or by Onondaga Cogeneration Limited Partnership or issue any shares of Disqualified Stock or Preferred Stock with respect to Onondaga Cogeneration Limited Partnership, except for Indebtedness Incurred with respect to the Onondaga Swap and Indebtedness reasonably Incurred by Onondaga Cogeneration Limited Partnership in the ordinary course of its business and in accordance with its commercially reasonable past business practices and otherwise permitted under this Agreement” at the end of such Section 7.02.

3.3 Section 7.05 of the Credit Agreement is hereby amended by deleting the words “provided, that notwithstanding the foregoing Sections 7.05(a) and 7.05(b), the Borrower will not, and will not permit any of its Subsidiaries or Unrestricted Subsidiaries in which it directly or indirectly owns more than 50% of the total voting or equity interests and will not permit (to the extent that the Borrower has any direct or indirect contractual or other approval rights over the actions of such Subsidiary or Unrestricted Subsidiary) any of its other Subsidiaries or Unrestricted Subsidiaries to, sell, transfer, lease or otherwise dispose of any of the Property of Onondaga Cogeneration Limited Partnership to any Person other than any reasonable sales, transfers, leases or other dispositions of any Property by Onondaga Cogeneration Limited Partnership in the ordinary course of its business and in accordance with its commercially reasonable past business practices and otherwise permitted under this Agreement” at the end of such Section 7.05.

3.4 Schedule 7.02(b)(ii) of the Credit Agreement is hereby amended by deleting paragraph 3 in its entirety and replacing it with the word “[Reserved.]”.

4. REPRESENTATIONS AND WARRANTIES. In order to induce each of the Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article V of the Credit Agreement (as amended by this Amendment), except to the extent any such representation and warranty relates solely to an earlier date, and additionally represents and warrants as follows:

4.1 Existence and Standing. The Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite authority to conduct its business and is duly qualified or licensed to transact business as a foreign limited liability company and in good standing under the laws of each jurisdiction in which the conduct of its operations or the ownership or leasing of its properties requires such qualification or licensing, except where failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect.

4.2 No Conflict; Government Consent. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained in connection with the consummation of the Subject Transaction, the execution, delivery or performance of this Amendment, or the legality, validity, binding effect or enforceability of any of the Loan Documents, except, in each case, to the extent that the failure to obtain such order, consent, adjudication, approval, license, authorization, validation, exemption or other action or to make such filing, recording or registration could not reasonably be expected to have a Material Adverse Effect.

4.3 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Amendment and the consummation of the Subject Transaction, the transactions contemplated hereby and by the Credit Agreement as so amended, are within the Borrower’s organizational powers, have been duly authorized by all necessary organizational action, and do not (a) contravene the Borrower’s organizational documents, including, without limitation, its articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, operating or other management agreement or other similar Organization Documents (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (c) result in, or require the creation or imposition of, any Lien (other than Permitted Liens) on any Properties (each as defined in the Credit Agreement as amended by this Amendment) of the Borrower or any Subsidiaries (except as such, in the aggregate, could not reasonably be expected to have a Material Adverse Effect), or (d) contravene, result in or cause a breach of, or a default under, any material contract, promissory note, indenture or other similar agreement or instrument to which the Parent, the Borrower or any other Loan Party is a party or an obligor, including without limitation the Subordinated Note Indenture, the Subordinated

Notes, the Convertible Note Indenture and the Convertible Debentures (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect).

4.4 Validity, etc. This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms except as such enforceability is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar law relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing.

5. CONDITIONS PRECEDENT TO EFFECTIVENESS. This Amendment shall become effective (the “Effective Date”) upon the satisfaction of the following conditions precedent:

5.1 the Administrative Agent shall have received counterparts of this Amendment executed and delivered on behalf of the Borrower, Administrative Agent and each of the Lenders and acknowledged by each of the Guarantors;

5.2 the Administrative Agent shall have received an executed copy of all applicable Purchase Agreements and such Purchase Agreements shall be in full force and effect;

5.3 the Administrative Agent shall have received an executed copy of the Partial Release;

5.4 the Administrative Agent shall have received a certificate of the Borrower, dated as of the date hereof, signed by a Responsible Officer of the Borrower certifying that (a) simultaneously with the consent by the Administrative Agent and the Lenders in Section 2 above, the Transaction is a permitted Asset Sale under the terms of Section 7.05(a) of the Credit Agreement (as amended by this Amendment), (b) the Borrower will apply the Net Proceeds of the Transaction (or to cause such Net Proceeds to be applied) in accordance with Section 7.05(b) of the Credit Agreement, (c) the execution delivery and performance of this Amendment are within the Borrower’s organizational powers, have been duly authorized by all necessary organizational action, and do not (i) contravene the Borrower’s organizational documents, including, without limitation, its certificate of organization, limited liability company agreement or other similar Organization Documents (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (iii) result in, or require the creation or imposition of, any Lien (other than Permitted Liens) on any Properties (each as defined in the Credit Agreement) of the Borrower or any Subsidiaries (except as such, in the aggregate, could not reasonably be expected to have a Material Adverse Effect), or (iv) contravene, result in or cause a breach of, or a default under, any material contract, promissory note, indenture or other similar agreement or instrument to which the Parent, the Borrower or any other Loan Party is a party or an obligor, including without limitation the Subordinated Note Indenture and the Subordinated Notes and the Convertible Indenture and the Convertible Debentures (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), and (d) immediately prior to and after giving effect to this Amendment and the consummation of the Transaction, no Default or Event of Default exists or is continuing.

5.5 any fees required to be paid on or before the date hereof shall have been paid.

6. EFFECT OF AMENDMENT. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

7. GOVERNING LAW, SEVERABILITY, ETC. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF THE CONFLICTS OF LAW. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

8. MISCELLANEOUS.

8.1 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

8.2 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8.3 NO ORAL AGREEMENTS. THIS WRITTEN AMENDMENT AND THE CREDIT AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

ATLANTIC POWER HOLDINGS, LLC,

By: Atlantic Power Management, LLC, its Manager

By:	/s/ Barry E. Welch
Name:	Barry E. Welch
Title:	President and CEO
Atlantic Power Management, LLC

Signature Page to Seventh Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

BANK OF MONTREAL, Individually as a Lender and as Administrative Agent

By:	/s/ Ian M. Plester
Name:	Ian M. Plester
Title:	Director

Signature Page to Seventh Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

UNION BANK OF CALIFORNIA, as a Lender

By:	/s/ Jonathan L. Bigelow
Name:	Jonathan L. Bigelow
Title:	Vice President

Signature Page to Seventh Amendment to Credit Agreement

ACKNOWLEDGMENT BY GUARANTORS

Each of the undersigned Guarantors hereby (i) consents to the terms and conditions of that certain Seventh Amendment to Credit Agreement, dated as of April    , 2008 (the “Seventh Amendment”), (ii) acknowledges and agrees that its consent is not required for the effectiveness of the Seventh Amendment, (iii) ratifies and acknowledges its respective Obligations under each Loan Document to which it is a party immediately prior to and immediately after giving effect to the Seventh Amendment, (iv) acknowledges and agrees that immediately prior to and immediately following the execution and delivery of the Credit Agreement, its respective Guaranty is and shall be in full force and effect and its obligations thereunder shall continue in all respects in connection with the Credit Agreement as amended by the Seventh Amendment, including without limitation, all Obligations of the Borrower or any Obligor now or hereafter existing to the Administrative Agent or Lenders under the Credit Agreement as amended by the Seventh Amendment or any other Loan Document, (v) certifies that there has been no change to the Organization Documents of such Guarantor since the delivery of such Guarantor’s Organization Documents on October 11, 2006 in connection with the Fourth Amendment, (vi) certifies that such Guarantor is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, and (vii) represents and warrants that (a) to its knowledge, no Default or Unmatured Default has occurred and is continuing, (b) it is in full compliance with all covenants and agreements pertaining to it in the Loan Documents, (c) the execution, delivery and performance by each such Guarantor of this acknowledgement and the consummation of the transactions contemplated by the Seventh Amendment and the Credit Agreement as amended thereby, are within each such Guarantor’s organizational powers and have been duly authorized by all necessary organizational action, and (d) it has reviewed a copy of the Seventh Amendment.

PARENT GUARANTOR

ATLANTIC POWER CORPORATION,

a Corporation existing pursuant to the laws of

British Columbia, Canada

By:	Atlantic Power Management, LLC, its Manager

	By:	/s/ Barry Welch
	Name:	Barry Welch
	Title:	President

SUBSIDIARY GUARANTORS

TETON POWER FUNDING LLC, a Delaware limited liability company

EPSILON POWER FUNDING LLC, a Delaware limited liability company

MP POWER, LLC, a Delaware limited liability company

TETON EAST COAST GENERATION LLC, a Delaware limited liability company

TETON FUELS MID-GEORGIA, LLC, a Delaware limited liability company

TETON SELKIRK, LLC, a Delaware limited liability company

Signature Page to Seventh Amendment to Credit Agreement

BADGER POWER GENERATION I LLC, a Delaware limited liability company

BADGER POWER GENERATION II LLC, a Delaware limited liability company

BAKER LAKE HYDRO LLC, a Delaware limited liability company

DADE INVESTMENT, LP, a Delaware limited partnership

By: NCP Dade Power, LLC, its general partner

GEDDES II COMPANY LLC, a Delaware limited liability company

GEDDES COGENERATION COMPANY LLC, a New York limited liability company

MEP RUMFORD, LLC, a Delaware limited liability company

NCP DADE POWER LLC, a Delaware limited liability company

NCP HOUSTON POWER LLC, a Delaware limited liability company

NCP PASCO, LLC, a Delaware limited liability company

NCP PERRY LLC, a Delaware limited liability company

OLYMPIA HYDRO LLC, a Delaware limited liability company

ORLANDO POWER GENERATION I LLC, a Delaware limited liability company

ORLANDO POWER GENERATION II LLC, a Delaware limited liability company

STOCKTON COGEN (II), LLC, a Delaware limited liability company

TETON OPERATING SERVICES LLC, a Delaware limited liability company

TETON NEW LAKE, LLC, a Delaware limited liability company

ONONDAGA COGENERATION L.P., a New York limited partnership

By: Geddes Cogeneration Company, LLC, its general partner

By:	/s/ Barry Welch
Name:	Barry Welch
Title:	President

Signature Page to Seventh Amendment to Credit Agreement

Execution Copy

EXHIBIT A to Seventh Amendment to Revolving Credit Agreement

Description of Turbines

LM5000 Equipment Description

The LM5000 Combustion Turbine Generator, manufactured by General Electric, model number 7LM5000-GD-NDBG07, serial number 474-179, is a dual fuel steam injected, water injected gas turbine packaged by Stewart & Stevenson. The LM5000 CTG system consists of the combustion turbine, the generator and the following subsystems:

AC Generator Turbine Lube Oil System Turbine Hydraulic System Generator Lube Oil System Dual-Fuel Water Injection System CDP Steam System Exhaust Collector Drain System Combustion and Ventilation Air Filtration Hydraulic Start System Turbine Water Wash System Fire & Gas Protection System Electronic Control System Generator Excitation System Vibration Monitoring System

LM2500 Equipment Description

The LM2500 Combustion Turbine Generator, manufactured by General Electric, model number 7LM2500-PE-MDW04, serial number 481-665, is a dual fuel, water injected, gas turbine packaged by Stewart & Stevenson. The LM2500 CTG system consists of the combustion turbine, the generator and the following subsystems:

AC Generator Turbine Lube Oil System Turbine Hydraulic System Generator Lube Oil System Dual-Fuel Water Injection System Exhaust Collector Drain System Combustion and Ventilation Air Filtration Hydraulic Start System Turbine Water Wash System Fire & Gas Protection System Electronic Control System Generator Excitation System Vibration Monitoring System

Steam Turbine Equipment Description

The Steam Turbine Generator, manufactured by General Electric, Turbine Number 155340, is designed to generate 3 phase, 60 Hz power at 13.8 kV and has a nominal output of 22.5 MW. The Steam Turbine equipment consists of the steam turbine and the following subsystems:

Condenser operating over a normal turbine back pressure of 1.0 to 3.0 HgA Lube Oil System Gland Seal System Inlet Steam Tip Valve Pipe from Trip Valve to Turbine Circulating Water Pumps with Motor Condensate Water Pumps with Motor Extraction Non-Return Valve Admission Non-Return Valve All Piping Associated with Turbine Generator Turbine Control Panel Generator Breaker with Protection and Control Panel (excluding interconnect equipment and associated protection)

Heat Recovery Steam Generator Equipment

The Heat Recovery Steam Generator (HRSG) Equipment consists of two (2) HRSGs rated at 170,000 lbs/hr of high pressure steam, equipped with supplementary natural gas duct firing, with three pressure levels, manufactured by Nooter Eriksen. Each HRSG includes a feedwater heater.

CONSENT AND EIGHTH AMENDMENT TO CREDIT AGREEMENT

THIS CONSENT AND EIGHTH AMENDMENT TO CREDIT AGREEMENT, dated as of November 20, 2008 (this “Eighth Amendment”), among Atlantic Power Holdings, LLC, a Delaware limited liability company (the “Borrower”), the Lenders signatory hereto and Bank of Montreal, in its capacity as administrative agent (“Administrative Agent”) under the Credit Agreement described below.

W I T N E S S E T H

WHEREAS, the Borrower, the Administrative Agent, and the lenders from time to time party thereto (each a “Lender”), are parties to that certain Credit Agreement, dated as of November 18, 2004, as amended by that certain First Amendment to Credit Agreement, dated as of April 29, 2005, as further amended by that certain Second Amendment to Credit Agreement, dated as of November 18, 2005, as further amended by that certain Third Amendment to Credit Agreement, dated as of September 15, 2006, as further amended by that certain Fourth Amendment to Credit Agreement, dated as of October 11, 2006, as further amended by that certain Fifth Amendment to Credit Agreement, dated as of August 13, 2007, as further amended by that certain Sixth Amendment to Credit Agreement, dated as of August 13, 2007 and as further amended by that certain Consent and Seventh Amendment to Credit Agreement, dated as of April 21, 2008 (as so amended, the “Credit Agreement”);

WHEREAS, the Borrower desires to form Atlantic Auburndale, LLC, a Delaware limited liability company (“Atlantic Auburndale “) and designate Atlantic Auburndale as an Unrestricted Subsidiary and to make an Investment in Atlantic Auburndale as a capital contribution with the proceeds of Loans borrowed under the Credit Agreement and other cash on hand in connection with Atlantic Auburndale’s acquisition (the “Auburndale Acquisition”) of 100% of the membership interests in Auburndale Holdings, LLC, a Delaware limited liability company (“Auburndale LLC”) which in turn owns 100% of the membership interests in Auburndale LP, LLC, a Delaware limited liability company (“Auburndale LP”) which owns (a) 100% of the limited partner interests of Auburndale Power Partners, L.P., a Delaware limited partnership (“Auburndale Power Partners”) and (b) 100% of the membership interests in Auburndale GP, LLC, a Delaware limited liability company (“Auburndale GP”) which owns 100% of the general partner interests of Auburndale Power Partners;

WHEREAS, certain provisions of the Credit Agreement may restrict the Borrower from consummating certain aspects of the Auburndale Acquisition; and

WHEREAS, the Borrower requests that the Administrative Agent and the Lenders consent to the Investment by the Borrower in Auburndale Holdings and the consummation of the Auburndale Acquisition and the Borrower, the Administrative Agent and each of the Lenders further desire to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.                                        DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Eighth Amendment, including its preamble and recitals, shall have the meanings provided in the Credit Agreement, as hereby amended.

2.                                        CONSENT. Subject to the satisfaction of the conditions set forth in Section 5 of this Eighth Amendment, each of the Lenders hereby consents (the “Consent”) as follows:

2.1.                               subject to the other terms and provisions of this Eighth Amendment, the Administrative Agent and the Lenders hereby consent to (a) the formation of Atlantic Auburndale and the designation of each of Atlantic Auburndale, Auburndale LLC, Auburndale GP, Auburndale LP, Auburndale Power Partners, Pasco Cogen, Ltd. (a Florida limited partnership), Pasco Cogen Realty, Ltd. (a Florida limited partnership) and Teton Pasco Realty, LLC (a Delaware limited liability company) as Unrestricted Subsidiaries, (b) the Investment by the Borrower in Atlantic Auburndale and the subsequent Investment by Atlantic Auburndale in Auburndale LLC, Auburndale GP and Auburndale LP in connection with the Auburndale Acquisition, (c) the use of the proceeds of the Loans by the Borrower and Atlantic Auburndale in connection with the Auburndale Acquisition and (d) the Incurrence by Auburndale Power Partners of up to $35,000,000 of secured Indebtedness in connection with the Auburndale Acquisition (the “Permitted Auburndale Indebtedness”); provided such Permitted Auburndale Indebtedness is not secured by any assets of the Borrower, any Guarantor or any other Subsidiary of the Borrower;

2.2.                               neither the consummation of the Auburndale Acquisition, the use of Loan proceeds in connection therewith nor the Incurrence by Auburndale of the Permitted Auburndale Indebtedness shall constitute a Default or Event of Default as a result of a violation of Section 6.12, 7.02, 7.03, 7.06 or any other applicable provisions of the Credit Agreement or any other Loan Document; and

2.3.                               the Consent as set forth in this Section 2 is limited to the extent described herein and shall not be construed to be a consent to or a permanent waiver of any terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents, unless expressly provided so herein. The Lenders reserve the right to exercise any rights and remedies available to them in connection with any present or future defaults with respect to the Credit Agreement or any other provision of any Loan Document.

3.                                        AMENDMENTS TO CREDIT AGREEMENT. Subject to the satisfaction of the conditions set forth in Section 5 of this Eighth Amendment, the Credit Agreement shall be amended as follows:

3.1.                              Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)                                  “Acquired Subsidiary”. The definition of Acquired Subsidiary in the Credit Agreement is hereby amended to read in its entirety as follows:

2

“Acquired Subsidiary” means Atlantic Holdings Path 15, LLC (formerly known as Trans-Elect NTD Holdings Path 15, LLC), a Delaware limited liability company.

(b)                                  “Acquisition Holdco”. The definition of Acquisition Holdco in the Credit Agreement is hereby amended to read in its entirety as follows:

“Acquisition Holdco” means Atlantic Path 15 Transmission, LLC (formerly known as Harbor Transmission, LLC), a Delaware limited liability company, and a Wholly-Owned Subsidiary of Harbor Capital and an Unrestricted Subsidiary.

(c)                                   “Acquisition Intermediary Holdco Subsidiaries”. The definition of Acquisition Intermediary Holdco Subsidiaries in the Credit Agreement is hereby amended to read in its entirety as follows:

“Acquisition Intermediary Holdco Subsidiaries” means (i) Path 15 Fundmg TV, LLC (formerly known as TransValley LLC), a Delaware limited liability company (“TV”), and a Wholly-Owned Subsidiary of Acquisition Holdco; (ii) Path 15 Funding KBT, LLC (formerly known as KB Transmission LLC), a Delaware limited liability company, and a Wholly-Owned Subsidiary of TV; and (iii) Path 15 Funding, LLC (formerly known as EIF Path 15 Funding, LLC), a Delaware limited liability company, and a Wholly-Owned Subsidiary of Acquisition Holdco.

(d)                                  “Acquisition Operating Subsidiary”. The definition of Acquisition Operating Subsidiary in the Credit Agreement is hereby amended to read in its entirety as follows:

“Acquisition Operating Subsidiary” means Atlantic Path 15, LLC (formerly known as Trans-Elect NTD Path 15, LLC), a Delaware limited liability company and a Wholly-Owned Subsidiary of the Acquired Subsidiary

(e)                                   “Permitted Investment”. The definition of Permitted Investments in the Credit Agreement is hereby amended by deleting the word “and” immediately before clause (xxi) and adding the following clause (xxii) at the end of the definition:

“; and (xxii) any “Permitted Investments” as such term is defined in the Deposit and Disbursement Agreement made by the Borrower in accordance with Section 3.10 of the Deposit and Disbursement Agreement.”

3.2.                                  Schedule 5.13 of the Credit Agreement is hereby amended and restated in its entirety by replacing it with a new Schedule 5.13 attached as Exhibit A hereto.

3.3.                                  Schedule 10.02 of the Credit Agreement is hereby amended and restated in its entirety by replacing it with a new Schedule 10.02 attached as Exhibit B hereto.

3

4.                                        REPRESENTATIONS AND WARRANTIES. In order to induce each of the Lenders and the Administrative Agent to enter into this Eighth Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article V of the Credit Agreement (as amended by this Eighth Amendment), except to the extent any such representation and warranty relates solely to an earlier date, and additionally represents and warrants as follows:

4.1.                               Existence and Standing. The Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite authority to conduct its business and is duly qualified or licensed to transact business as a foreign limited liability company and in good standing under the laws of each jurisdiction in which the conduct of its operations or the ownership or leasing of its properties requires such qualification or licensing, except where failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect.

4.2.                               No Conflict; Government Consent. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained in connection with the execution, delivery or performance of this Eighth Amendment, or the legality, validity, binding effect or enforceability of any of the Loan Documents, except, in each case, to the extent that the failure to obtain such order, consent, adjudication, approval, license, authorization, validation, exemption or other action or to make such filing, recording or registration could not reasonably be expected to have a Material Adverse Effect.

4.3.                               Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Eighth Amendment and the consummation of the Auburndale Acquisition, the Incurrence of the Auburndale Permitted Indebtedness and the consummation of the other transactions contemplated hereby and by the Credit Agreement as so amended, are within the Borrower’s organizational powers, have been duly authorized by all necessary organizational action, and do not (a) contravene the Borrower’s organizational documents, including, without limitation, its articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by laws, operating or other management agreement or other similar Organization Documents (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (c) result in, or require the creation or imposition of, any Lien (other than Permitted Liens) on any Properties (each as defined in the Credit Agreement as amended by this Eighth Amendment) of the Borrower or any Subsidiaries (except as such, in the aggregate, could not reasonably be expected to have a Material Adverse Effect), or (d) contravene, result in or cause a breach of, or a default under, any material contract, promissory note, indenture or other similar agreement or instrument to which the Parent, the Borrower or any other Loan Party is a party or an obligor, including

4

without limitation the Subordinated Note Indenture, the Subordinated Notes, the Convertible Note Indenture and the Convertible Notes (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect).

4.4.                               Validity, etc. This Eighth Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms except as such enforceability is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar law relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing.

5.                                        CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE EIGHTH AMENDMENT. This Eighth Amendment and the Consent shall become effective (the “Effective Date”) upon the satisfaction of the following conditions precedent:

5.1.                              the Administrative Agent shall have received counterparts of this Eighth Amendment executed and delivered on behalf of the Borrower, Administrative Agent and each of the Lenders;

5.2.                              the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, shall have received a certificate of the Borrower, dated as of the date hereof, signed by a Responsible Officer of the Borrower (a) attaching true and correct copies of the executed purchase agreement and all related schedules delivered in connection with the Auburndale Acquisition (the “Auburndale Acquisition Documents”) and certifying that the Auburndale Acquisition has been or, substantially simultaneously with the effectiveness of this Eighth Amendment will be, consummated, (b) attaching true and correct copies of resolutions adopted by the Borrower approving and authorizing the execution of this Eighth Amendment and the performance of the Credit Agreement as amended hereby, (c) attaching true and correct copies of resolutions adopted by the Borrower and, if any, the applicable Unrestricted Subsidiaries approving and authorizing (i) the execution, delivery and performance of the Auburndale Acquisition Documents and (ii) the Incurrence of the Auburndale Permitted Indebtedness, (d) certifying that after giving pro forma effect to the Auburndale Acquisition and the transactions contemplated thereunder and the Incurrence of the Auburndale Permitted Indebtedness, the Cash Flow Coverage Ratio of the Parent Guarantor, the Borrower and the applicable Subsidiaries as guarantors of the Parent Guarantor is at least 1.5 to 1.0, (e) certifying that any consents required under the Convertible Note Indenture or the Subordinated Note Indenture in connection with the Auburndale Acquisition and the transactions contemplated thereunder and the Incurrence of the Auburndale Permitted Indebtedness have been or simultaneously upon the Effective Date, will be obtained, (f) certifying that immediately prior to and after giving effect to this Eighth Amendment, no Default or Event of Default exists or is continuing; and

5.3.                              any fees required to be paid on or before the date hereof shall have been paid.

5

6.                                        EFFECT OF AMENDMENT. This Eighth Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

7.                                        GOVERNING LAW, SEVERABILITY, ETC. THIS EIGHTH AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF THE CONFLICTS OF LAW. Whenever possible each provision of this Eighth Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Eighth Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Eighth Amendment.

8.                                        MISCELLANEOUS.

8.1.                                Successors and Assigns. This Eighth Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

8.2.                                Counterparts. This Eighth Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8.3.                                NO ORAL AGREEMENTS. THIS WRITTEN EIGHTH AMENDMENT AND THE CREDIT AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

6

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

ATLANTIC POWER HOLDINGS, LLC,

By: Atlantic Power Management, LLC, its Manager

By:	/s/ Barry E. Welch
Name:	Barry E. Welch
Title:	President and CEO
Atlantic Power Management, LLC

[Signature Page to Eighth Amendment to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

BANK OF MONTREAL, Individually as a Lender and as Administrative Agent

By:	/s/ Ian Plester
Name:	Ian Plester
Title:	Director

[Signature Page to Eighth Amendment to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

UNION BANK OF CALIFORNIA, as a Lender

By:	/s/ Jonathan L. Bigelow
Name:	Jonathan L. Bigelow
Title:	Vice President

[Signature Page to Eighth Amendment to Credit Agreement]

EXHIBIT A

to Eighth Amendment to Revolving Credit Agreement

SCHEDULE 5.13

SUBSIDIARIES; GUARANTORS; EQUITY INVESTMENTS

(a)                                  Subsidiaries and Unrestricted Subsidiaries of Borrower

Subsidiaries

Teton Power Funding, LLC

Epsilon Power Funding, LLC

Umatilla Power Funding, LLC

MP Power LLC

Teton East Coast Generation LLC

Teton Fuels Mid-Georgia LLC

Teton Selkirk LLC

Badger Power Associates, L.P.

Badger Power Generation I LLC

Badger Power Generation II LLC

Baker Lake Hydro LLC

Concrete Hydro Partners Limited Partnership

Dade Investment, L.P.

Geddes II Company LLC

Geddes Cogeneration Company LLC

Onondaga Cogeneration Limited Partnership

Lake Cogen, Ltd.

Lake Investment, L.P.

MEP Rumford, LLC

NCP Dade Power LLC

NCP Gem LLC

NCP Houston Power LLC

NCP Lake Power LLC

NCP Pasco LLC

NCP Perry LLC

Olympia Hydro LLC

Orlando Power Generation I LLC

Orlando Power Generation II LLC

Stockton CoGen (II), LLC

Teton New Lake, LLC

Teton Operating Services, LLC

Onondaga Power Swap Holdings, LLC

MP Cogen LLC

Unrestricted Subsidiaries

Harbor Capital Holdings, LLC

Atlantic Path 15 Transmission (formerly Harbor Transmission, LLC)

Path 15 Funding TV, LLC (formerly TransValley LLC)

Path 15 Funding KBT, LLC (formerly KB Transmission LLC)

Path 15 Funding, LLC (formerly EIF Path 15 Funding, LLC)

Atlantic Holdings Path 15, LLC (formerly Trans-Elect NTD Holdings Path 15, LLC)

Atlantic Path 15, LLC (formerly Trans-Elect NTD Path 15, LLC)

Epsilon Power Partners, LLC

AP Onondaga, LLC

Onondaga Renewables, LLC

Atlantic Auburndale, LLC

Auburndale Holdings, LLC

Auburndale GP, LLC

Auburndale LP, LLC

Auburndale Power Partners, L.P.

Pasco Cogen, Ltd.

Pasco Cogen Realty, Ltd.

Teton Pasco Realty, LLC

(b)                                 Subsidiaries Delivering Guaranties

Teton Power Funding, LLC

Epsilon Power Funding, LLC

MP Power LLC

Teton East Cost Generation LLC

Teton Fuels Mid-Georgia LLC

Teton Selkirk LLC

Badger Power Generation I LLC

Badger Power Generation II LLC

Baker Lake Hydro LLC

Dade Investment, L.P.

Geddes II Company LLC

Geddes Cogeneration Company LLC

MEP Rumford, LLC

NCP Dade Power LLC

NCP Houston Power LLC

NCP Pasco LLC

NCP Perry LLC

Olympia Hydro LLC

Onondaga Cogeneration Limited Partnership

Orlando Power Generation I LLC

Orlando Power Generation II LLC

Stockton CoGen (II) LLC

Teton Operating Services, LLC

Teton New Lake, LLC

[Signature Page to Eighth Amendment to Credit Agreement]

(c)                                  Borrower’s Equity Interests in Other Entities

Koma Kulshan Associates

Badger Creek Limited, L.P.

Stockton CoGen Company

Orlando CoGen Limited, L.P.

Rumford Cogeneration Company, L.P.

Mid-Georgia Cogen, L.P.

Selkirk Cogen Partners, L.P.

Delta Person, LLC

Delta Person GP, LLC

BHB Power, LLC

Javelin Holding, LLC

Javelin Gregory Remington Corporation

Gregory Holding #2, LLC

Gregory Power, LLC

Javelin Gregory General Corporation

Gregory Holdings #1, LLC

Javelin Rumford Limited, LLC

Javelin Energy, LLC

Chambers Cogeneration Limited Partnership

[Signature Page to Eighth Amendment to Credit Agreement]

EXHIBIT B

to Eighth Amendment to Revolving Credit Agreement

SCHEDULE 10.02

EURODOLLAR AND DOMESTIC LENDING OFFICES,

ADDRESSES FOR NOTICES

ATLANTIC POWER HOLDINGS, LLC

c/o Atlantic Power Management, LLC

200 Clarendon Street

25th Floor

Boston, MA 02116

Attention:	Barry E. Welch
Facsimile:	(617) 977-2410
Telephone:	(617) 977-2401

BANK OF MONTREAL

Administrative Agent’s Office for Notices:

Ian Plester

Bank of Montreal

3 Times Square, 27th floor

New York, NY 10036

Phone: 212 605-1417

Fax: 212 605-1451

E-mail: Ian.plester@bmo.com

Lender’s Lending Office For Requests of

Credit Extensions and Payments:

Bank of Montreal

115 South LaSalle, 17th Floor

Chicago, IL 60304

Attention:	Terri Mikula
Telephone:	(312) 750-5947
Facsimile:	(312) 750-4345

Harris Trust & Savings Bank

Chicago Branch

ABA#: 071 000288

For Further Credit to Bank of Montreal Chicago Branch

A/C# 1833201

Reference:   Atlantic Holdings

Issuing Bank:

Bank of Montreal

700 Louisiana, Suite 4400

Houston, Texas 77002
Attention:	Joe Bliss
Telephone:	(713) 546-9735
Facsimile:	(713) 223-4007
Electronic Mail: joe.bliss@bmo.com

Execution Copy

CONSENT AND NINTH AMENDMENT TO CREDIT AGREEMENT

THIS CONSENT AND NINTH AMENDMENT TO CREDIT AGREEMENT, dated as of  November 27, 2009 (this “Ninth Amendment”), among Atlantic Power Holdings, LLC, a Delaware limited liability company (the “Borrower”), the Lenders signatory hereto and Bank of Montreal, in its capacity as administrative agent (“Administrative Agent”) under the Credit Agreement described below.

W I T N E S S E T H

WHEREAS, the Borrower, the Administrative Agent, and the lenders from time to time party thereto (each a “Lender”), are parties to that certain Credit Agreement, dated as of November 18, 2004, as amended by that certain First Amendment to Credit Agreement, dated as of April 29, 2005, as further amended by that certain Second Amendment to Credit Agreement, dated as of November 18, 2005, as further amended by that certain Third Amendment to Credit Agreement, dated as of September 15, 2006, as further amended by that certain Fourth Amendment to Credit Agreement, dated as of October 11, 2006, as further amended by that certain Fifth Amendment to Credit Agreement, dated as of August 13, 2007, as further amended by that certain Sixth Amendment to Credit Agreement, dated as of August 13, 2007, as further amended by that certain Consent and Seventh Amendment to Credit Agreement, dated as of April 21, 2008 and as further amended by that certain Consent and Eighth Amendment to Credit Agreement, dated as of November 20, 2008 (as so amended, the “Credit Agreement”);

WHEREAS, Atlantic Power Corporation, a corporation organized under the laws of British Columbia, Canada (the “Parent Guarantor”), desires to exchange all of its current common shares, including those represented by IPSs, for new common shares of the Parent Guarantor (the “Exchange”) in accordance with the terms and conditions of the 2009 Information Circular (as hereinafter defined) and applicable Law (the “IPS Conversion”);

WHEREAS, in connection with the IPS Conversion, the Parent Guarantor desires to create two direct Wholly-Owned Subsidiaries, Atlantic Power Transmission, Inc., a Delaware corporation (“Atlantic Transmission”) and Atlantic Power Generation, Inc., a Delaware corporation (“Atlantic Generation” and together with Atlantic Transmission, the “U.S. Holding Companies”);

WHEREAS, in connection with the IPS Conversion, the Parent Guarantor desires to direct the Borrower to cause Harbor Capital Holdings, LLC (“Harbor Capital”) to transfer 100% of the equity interests in Acquisition Holdco, the Acquisition Intermediary Holdco Subsidiaries, the Acquisition Operating Subsidiary, and the Acquired Subsidiary (collectively, the “Path 15 Subsidiaries”) to Atlantic Transmission (the “Path 15 Equity Transfer”) through a transfer by Harbor Capital up to the Borrower, then from the Borrower up to the Parent Guarantor pursuant to those certain Assignments of Membership Interests of even date herewith by Harbor Capital to the Borrower and by the Borrower to the Parent Guarantor (collectively the “Assignments of Membership Interest”) and then from the Parent Guarantor down to Atlantic Transmission pursuant to that certain Contribution Agreement of even date herewith between the Parent

Guarantor and Atlantic Transmission (the “Contribution Agreement” and , with the Assignment of Membership Interests, the “Path 15 Equity Transfer Agreements”);

WHEREAS, in connection with the IPS Conversion, Atlantic Generation desires to issue an intercompany note to the Parent Guarantor in the principal amount of $400,000,000 (the “Atlantic Generation Intercompany Note”) as consideration for the transfer of 100% of the Parent Guarantor’s equity interests in the Borrower (the “Atlantic Generation Transfer”);

WHEREAS, the Atlantic Generation Intercompany Note will contain terms and conditions satisfactory to the Parent Guarantor and will be subordinated in right of payment to Atlantic Generation’s guaranty of the Obligations and the other Secured Obligations, on terms reasonably satisfactory to the Administrative Agent and the Required Lenders;

WHEREAS, in connection with the IPS Conversion, the Parent Guarantor and Atlantic Generation desire to convert the Borrower from a Delaware limited liability company to a Delaware corporation pursuant to that certain Certificate of Conversion with attached Certificate of Incorporation (the “Borrower Conversion Documents”) on terms and conditions reasonably satisfactory to the Agent (the “Borrower Conversion”);

WHEREAS, certain provisions of the Credit Agreement and the other Loan Documents may restrict the Borrower and the Parent Guarantor from consummating certain aspects of the IPS Conversion, the Path 15 Equity Transfer, the Atlantic Generation Transfer, the issuance of the Atlantic Generation Intercompany Note and the Borrower Conversion; and

WHEREAS, the Borrower requests that the Administrative Agent and the Lenders consent to the IPS Conversion, the Path 15 Equity Transfer, the issuance of the Atlantic Generation Intercompany Note, the Atlantic Generation Transfer and the Borrower Conversion, and the Borrower, the Administrative Agent and each of the Lenders further desire to amend certain provisions of the Credit Agreement and certain other Loan Documents in connection therewith.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.             DEFINITIONS.  Unless otherwise defined herein or the context otherwise requires, terms used in this Ninth Amendment, including its preamble and recitals, shall have the meanings provided in the Credit Agreement, as hereby amended.

2.             CONSENT.  Subject to the satisfaction of the conditions set forth in Section 5 of this Ninth Amendment, each of the Lenders hereby consents and agrees (the “Consent”) as follows:

2.1.          subject to the other terms and provisions of this Ninth Amendment, the Administrative Agent and the Lenders hereby consent to (a) the IPS Conversion, (b) the formation of Atlantic Transmission and Atlantic Generation, (c) the Path 15 Transfer, (d) the Atlantic Generation Transfer, (e) the Borrower Conversion, (f) issuing the Atlantic Generation Intercompany Note (g) the execution and delivery of the Seventh Supplemental Indenture to the 11% Subordinated Notes Indenture in the form attached hereto as Exhibit A (the “Sub Note Indenture Supplement”) and (h) the execution and

2

delivery of the First Supplemental Indenture to the 6.25% Convertible Notes Indenture in the form attached hereto as Exhibit B (the “Convertible Indenture Supplement” and together with the Sub Note Indenture Supplement, the “Indenture Supplements”) (collectively, items (a) through (h) the “Consent Transactions”);

2.2.          the consummation of the Consent Transactions shall not constitute a Default or Event of Default under the Credit Agreement, or a default under any Loan Document, including as a result of a violation of Section 8.01(k), or otherwise; and

2.3.          the Consent as set forth in this Section 2 is limited to the extent described herein and shall not be construed to be a consent to or a permanent waiver of any terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents, unless expressly provided so herein.  The Lenders reserve the right to exercise any rights and remedies available to them in connection with any present or future defaults with respect to the Credit Agreement or any other provision of any Loan Document which do not relate to or result from the consummation of the Consent Transactions.

3.             AMENDMENTS TO CREDIT AGREEMENT.  Subject to the satisfaction of the conditions set forth in Section 5 of this Ninth Amendment, the Credit Agreement shall be amended as follows:

3.1.          Section 1.01 of the Credit Agreement is hereby amended by amending the following existing defined terms:

(a)           “Applicable Margin”.  The definition of Applicable Margin in the Credit Agreement is hereby amended to read in its entirety as follows:

““Applicable Margin” means the following percentages per annum, based upon (a) the Cash Flow Coverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b) if the Cash Flow Coverage Ratio for such period is less than or equal to 2.50 to 1.00 or (b) the APH Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b) if the Cash Flow Coverage Ratio for such period is greater than 2.50 to 1.00:

Pricing Level	Cash Flow Coverage Ratio	APH Leverage Ratio	Commitment Fee	Eurodollar Rate Loans	Letters of Credit	Base Rate Loans
I	>2.25x	<0.50x	37.5 bps	150.0 bps	150.0 bps	0.0 bps
II	> 2.00x	>0.50x	50.0 bps	187.5 bps	187.5 bps	37.5 bps
III	> 1.75x	>1.00x	50.0 bps	212.5 bps	212.5 bps	62.5 bps
IV	> 1.50x	>1.50x	75.0 bps	275.0 bps	275.0 bps	125.0 bps
V	< 1.50x	>2.00x	100.0 Bps	325.0 bps	325.0 bps	150.0 bps

3

Any increase or decrease in the Applicable Margin resulting from a change in the Cash Flow Coverage Ratio or the APH Leverage Ratio, as applicable, shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level IV shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered.”

(b)           “Change of Control”.  The definition of Change of Control in the Credit Agreement is hereby amended to read in its entirety as follows

““Change of Control” means the occurrence of any of the following events:

(i)            the sale, lease or transfer to any Person or group, in one or a series of related transactions, of the Parent Guarantor’s, Atlantic Generation’s or the Borrowers’ assets generating more than 66 2/3% of the Parent Guarantor’s Cash Flow for the 12-month period ended on the last day of the most recent fiscal quarter to any Person or group;

(ii)           the adoption of a plan relating to the liquidation or dissolution of the Borrower, Atlantic Generation or the Parent Guarantor;

(iii)          the acquisition by any Person or group of a direct or indirect interest in more than 50% of: (A) the Common Shares or other Equity Interests of the Borrower, the Equity Interests of Atlantic Generation, or the Equity Interests of the Parent Guarantor; or (B) the voting power or Voting Stock of the Borrower, Atlantic Generation or the Parent Guarantor; by way of purchase, merger or consolidation or otherwise (other than a creation of a holding company that does not involve a change in the beneficial ownership of the Borrower as a result of such transaction); or

(iv)          the merger or consolidation of the Borrower, Atlantic Generation or the Parent Guarantor with or into another Person or the merger of another Person into the Borrower, Atlantic Generation or the Parent Guarantor with the effect that immediately after such transaction the shareholders of the Parent Guarantor or the holders of the Equity Interests of Atlantic Generation or the Equity Interests of the Borrower immediately prior to such transaction hold, directly or indirectly, less than 50% of the total Voting Stock of the Person surviving such merger or

4

consolidation, in each case other than the creation of a holding company that does not involve a change in the beneficial ownership of the Borrower, Atlantic Generation or the Parent Guarantor as a result of such transaction.”

(c)           “Convertible Note Indenture”.  The definition of Convertible Note Indenture in the Credit Agreement is hereby amended to read in its entirety as follows:

“Convertible Note Indenture” means that certain Trust Indenture providing for the issue of Convertible Secured Debentures dated October 11, 2006 among the Issuer and Computershare Trust Company of Canada, in its capacity as trustee thereunder, as supplemented by that certain First Supplemental Indenture to the 6.25% Convertible Note Indenture dated as of the Ninth Amendment Effective Date, and as amended, supplemented or otherwise modified from time to time in accordance with the terms of the Collateral Agency and Intercreditor Agreement.

(d)           “Guarantors”.  The definition of Guarantors in the Credit Agreement is hereby amended to read in its entirety as follows:

““Guarantors” means, collectively, the Parent Guarantor, Atlantic Generation and each Subsidiary that executes and delivers to the Administrative Agent a Guarantee, so long as such Guarantee shall not have been expressly terminated by the Administrative Agent and the Lenders or shall not have been terminated in accordance with its express terms, in each case with respect to such Person.”

(e)           “Interest Expense”.  The definition of Interest Expense in the Credit Agreement is hereby amended to read in its entirety as follows:

““Interest Expense” means, in respect of any Person, for any period, the total cash interest expense (including that attributable to Capitalized Lease Obligations) of such Person for such period with respect to all outstanding Indebtedness of such Person (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers’ acceptance financing and net costs of such Person under hedge agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP); provided that with respect to the calculation of the Cash Flow Coverage Ratio, “Interest Expense” shall not include any interest payable by Atlantic Generation to the Parent Guarantor on account of the Atlantic Generation Intercompany Note as in effect on the Effective Date.”

5

(f)            “Material Adverse Effect”.  Subclause (i) of the definition of Material Adverse Effect in the Credit Agreement is hereby amended by adding the words “or Atlantic Generation” immediately after the words “the Parent Guarantor”.

(g)           “Permitted Lien”.  Subclause (xi) of the definition of Permitted Liens in the Credit Agreement is hereby amended and restated in its entirety as follows:

“(xi) Liens securing Hedging Obligations of the Borrower or the Parent Guarantor so long as the related Indebtedness is, and is permitted to be under this Agreement, secured by a Lien on the same property securing such Hedging Obligations; provided that any such Liens securing the Hedging Obligation of the Borrower and a counterparty that is not a Lender or Bank of Montreal or an Affiliate of a Lender or Bank of Montreal, under certain circumstances shall be subordinated to the Secured Obligations as provided in the Collateral Agency and Intercreditor Agreement and shall be subordinated in right of payment to the Secured Obligations as provided in the Deposit and Disbursement Agreement; and provided further that in order to have the benefits of such collateral and to be a “Secured Party” for purposes of the Deposit and Disbursement Agreement and the Collateral Agency and Intercreditor Agreement, such counterparty to such Hedging Obligations that is not a Lender (A) shall have been approved as a “Revolving Secured Hedge Counterparty” (as defined in the Deposit Agreement) pursuant to the prior written consent of the Administrative Agent, such consent to be granted or withheld in the sole discretion of the Administrative Agent and (B) shall have become a party to the Collateral Agency and Intercreditor Agreement by executing and delivering to the Collateral Agent a Joinder Agreement substantially in the form of Exhibit A to the Collateral Agency and Intercreditor Agreement.”

(h)           “Subordinated Note Indenture”.  The definition of Subordinated Note Indenture in the Credit Agreement is hereby amended to read in its entirety as follows:

“Subordinated Note Indenture” means that certain 11% Subordinated Notes Indenture dated November 18, 2004 among the Issuer, the guarantors a party thereto and Computershare Trust Company of Canada, in its capacity as trustee to the 11% Subordinated Notes Indenture as supplemented from time to time prior to the Ninth Amendment Effective Date, including as supplemented by that certain Seventh Supplemental Indenture to the 11% Subordinated Notes Indenture dated as of the Ninth Amendment Effective Date, and as amended, supplemented or otherwise modified from time to time in accordance with the terms of the Collateral Agency and Intercreditor Agreement.”

6

(i)            “Unrestricted Subsidiary”.  The definition of Unrestricted Subsidiary in the Credit Agreement is hereby amended to read in its entirety as follows:

““Unrestricted Subsidiary” means (a) any Subsidiary of the Borrower that is designated as such to the Administrative Agent pursuant to Section 6.14 after the date hereof and (b) Atlantic Generation, Atlantic  Transmission, each of the Path 15 Subsidiaries and each additional direct or indirect Subsidiary of Atlantic Transmission; provided, however, that no Guarantor, Project Holding Entity, or other Subsidiary of the Borrower as of the Closing Date shall be designated as an Unrestricted Subsidiary without the prior written consent of the Administrative Agent and the Required Lenders, such consent to be granted in the sole discretion of the Administrative Agent and the Required Lenders.”

3.2.          Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms in the applicable alphabetical order:

(a)           “2009 Information Circular” means collectively, (a) the Notice of Special Meeting of Holders of Income Participating Securities and Common Shares and Management Information Circular dated October 16, 2009 and (b) the Notice of Special Meeting of Holders of 6.25% Convertible Debentures and Information Circular dated October 16, 2009.

(b)           “APH Leverage Ratio” means for the most recently ended four fiscal quarters of the Parent Guarantor for which financial statements are available, the ratio of Total Borrower Indebtedness for such period to Cash Flow, for the four fiscal quarters ended on such date, in each case determined for said period on a consolidated basis in accordance with GAAP.

(c)           “Atlantic Generation” means Atlantic Power Generation, Inc., a Delaware corporation.

(d)           “Atlantic Generation Intercompany Note” means that certain unsecured intercompany note in the principal amount of $400,000,000, subordinated in right of payment to Atlantic Generation’s guaranty of the Obligations and the other Secured Obligations, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, from Atlantic Generation to the Parent Guarantor with respect to the obligations of Atlantic Generation to the Parent Guarantor in connection with the transfer of 100% of the Parent Guarantor’s equity interests in the Borrower and each of the Borrower’s Subsidiaries and Unrestricted Subsidiaries (other than the Path 15 Subsidiaries).

(e)           “Atlantic Transmission” means Atlantic Power Transmission, Inc., a Delaware corporation.

(f)            “Ninth Amendment Effective Date” means the “Effective Date” as set forth in the Ninth Amendment to Credit Agreement, among the Borrower, the

7

Lenders party thereto and the Administrative Agent, dated as of November 27, 2009.

(g)           “Path 15 Subsidiaries” means collectively, Acquisition Holdco, the Acquisition Intermediary Holdco Subsidiaries, the Acquisition Operating Subsidiary, and the Acquired Subsidiary.

(h)           “Total Borrower Indebtedness” means, at the applicable time of any determination, without duplication the sum of (a) all Indebtedness for borrowed money under this Credit Agreement and (b) the aggregate amount of all other Indebtedness of the Borrower, including all Capital Lease Obligations, all guarantees by the Borrower and all issued and outstanding Letters of Credit, but excluding (x) any guaranties by Borrower of the obligations of the Parent Guarantor and (y) any obligations of the Borrower with respect to letters of credit issued on behalf of the Borrower or guarantees issued by the Borrower on account of performance guaranties, surety arrangements or similar supporting obligations of the Borrower in connection with the commercial obligations of its Subsidiaries or Unrestricted Subsidiaries incurred in the ordinary course of business.

(i)            “U.S. Holding Companies” means collectively, Atlantic Generation and Atlantic Transmission.

3.3.          Section 5.01(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b)         The Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified and in good standing as a foreign Person in each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and in which the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.  As of the Ninth Amendment Effective Date, the Parent Guarantor owns 100% of the Equity Interests in Atlantic Generation and Atlantic Generation owns 100% of the Equity Interests in the Borrower.  As of the Ninth Amendment Effective Date, neither the Borrower nor Atlantic Generation has any Subsidiaries or Unrestricted Subsidiaries or owns any Equity Interests in any Person other than those Subsidiaries and Unrestricted Subsidiaries and Equity Interests of the type listed in Schedule 5.13 hereto.

3.4.          Section 5.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“5.11      Taxes.  To the best knowledge of the Company, each of the Parent Guarantor, the U.S. Holding Companies and the Borrower and its Subsidiaries and Unrestricted Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon any of the Parent Guarantor, the U.S. Holding Companies, the

8

Borrower or its Subsidiaries or Unrestricted Subsidiaries or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against any of the Parent Guarantor, the U.S. Holding Companies, or the Borrower or any Subsidiary or Unrestricted Subsidiary that would, if made, have a Material Adverse Effect.”

3.5.          Section 5.13 of the Credit Agreement is hereby amended by replacing each instance of the words “Closing Date” with the words “Ninth Amendment Effective Date”.

3.6.          The first sentence of Section 5.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“No statement, information, report, representation, or warranty (other than projections) made by any Loan Party in any Loan Document or in the IPS Prospectus, the 2006 IPS Prospectus or the 2009 Information Circular, when so made (or if dated or otherwise specified therein, as of such date), or furnished to the Administrative Agent, the L/C Issuer or any Lender by or at the direction of any Loan Party in connection with any Loan Document, when so furnished (or if dated or otherwise specified therein, as of such date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.”

3.7.          Section 6.01 of the Credit Agreement is hereby amended by replacing each instance of words “in accordance with Cdn. GAAP” with the words “in accordance with Cdn. GAAP or U.S. GAAP, as applicable, with respect to reporting during the fiscal year ending December 31, 2010, and thereafter in accordance with U.S. GAAP”.

3.8.          Section 6.01(b)(ii) of the Credit Agreement is hereby amended by replacing the words “an updated calculation of the Cash Flow Coverage Ratio of the Borrower” with the words “an updated calculation of the Cash Flow Coverage Ratio and the APH Leverage Ratio”.

3.9.          Section 6.01(c)(i)(D) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(D) the projected distributions and interest payments from the Parent Guarantor to the holders of the Subordinated Notes and the holders of the Convertible Debentures and the projected distributions, principal payments and interest payments from Atlantic Generation to the Parent Guarantor,”

3.10.        Section 6.01(c)(iii) of the Credit Agreement is hereby amended by adding the words “and the APH Leverage Ratio” immediately after the words “a schedule setting forth the Cash Flow Coverage Ratio”.

9

3.11.        The first sentence of Section 6.02(c) of the Credit Agreement is hereby amended by replacing the words “or the unit holders of the Borrower” with the words “, the shareholder of Atlantic Generation or the holders of the common stock and other Equity Interests of the Borrower”.

3.12.        Section 7.02(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b)         The limitations set out in Section 7.02(a) will not apply to the following, provided that, except with respect to (x) any Refinancing Indebtedness Incurred in connection with the refinancing of Indebtedness permitted pursuant to Section 7.02(b)(xiv) and (y) any Indebtedness Incurred with respect to the guaranty of Additional Securities (as defined in the Subordinated Note Indenture) issued in connection with the conversion of Convertible Debentures or Permitted Additional Debentures permitted pursuant to Section 7.02(b)(iii)(B)(4), at the time any such Indebtedness is Incurred or any Disqualified Stock or Preferred Stock is issued, (A) the Cash Flow Coverage Ratio for the previous four-quarter period is at least 1.5 to 1.0 on a pro forma basis, after giving effect to the Incurrence of such Indebtedness or the issuance of such Disqualified Stock or Preferred Stock and the application of the proceeds therefrom and (B) the APH Leverage Ratio for the previous four-quarter period is less than 2.5 to 1.0 on a pro forma basis, after giving effect to the Incurrence of such Indebtedness or the issuance of such Disqualified Stock or Preferred Stock and the application of the proceeds therefrom.”

3.13.        Section 7.02(b)(x) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(x)          Indebtedness of Persons that are acquired by the Borrower or any of its Subsidiaries or merged into a Subsidiary in accordance with the terms of this Agreement; provided, however, that such Indebtedness is not Incurred in contemplation of such acquisition or to provide all or a portion of the funds or credit support required to consummate such acquisition or merger; provided, further, however, that (A) the Cash Flow Coverage Ratio for the previous four-quarter period is at least 1.5 to 1.0 on a pro forma basis, after giving effect to such acquisition and the Incurrence of such Indebtedness, would be greater than the actual Cash Flow Coverage Ratio for such period without giving effect to such acquisition and (B) that the APH Leverage Ratio for the previous four-quarter period is less than 2.5 to 1.0 on a pro forma basis, after giving effect to such acquisition;”

3.14.        Section 7.02(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c)         The Project Level Subsidiaries and Unrestricted Subsidiaries may incur Indebtedness and issue Disqualified Stock or Preferred Stock as follows; provided that at the time any such Indebtedness is Incurred or any such

10

Disqualified Stock or Preferred Stock is issued, (A) the Cash Flow Coverage Ratio for the previous four-quarter period is at least 1.5 to 1.0 on a pro forma basis, after giving effect to the Incurrence of such Indebtedness or the issuance of such Disqualified Stock or Preferred Stock and the application of the proceeds therefrom and (B) the APH Leverage Ratio for the previous four-quarter period is less than 2.5 to 1.0 on a pro forma basis, after giving effect to the Incurrence of such Indebtedness or the issuance of such Disqualified Stock or Preferred Stock and the application of the proceeds therefrom.”

3.15.        Section 7.03(a)(iii)(B) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(B)         the Cash Flow Coverage Ratio for the previous four-quarter period is at least 1.5 to 1.0 on a pro forma basis, after giving effect to the making of such Restricted Payment and the APH Leverage Ratio for the previous four-quarter period is less than 2.5 to 1.0 on a pro forma basis, after giving effect to the making of such Restricted Payment; and”

3.16.        Section 7.03(b)(v) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(v)         the payment of dividends on the Common Shares of the Borrower up to an aggregate amount in any fiscal quarter not to exceed the Quarterly Base Dividend Level, provided that the Cash Flow Coverage Ratio is at least 1.25 to 1.0 and the APH Leverage Ratio is less than 2.5 to 1.0;”

3.17.        The last section of Section 7.03(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“provided, that at the time of and after giving effect to, any Restricted Payment permitted by clauses (i), (iii), (v), (vi), (vii) and (viii), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; provided, further, that with respect to clause (viii), unless the Cash Flow Coverage Ratio for the previous four-quarter period is at least 1.25 to 1.0 on a pro forma basis, after giving effect to the making of such Restricted Payment and the APH Leverage Ratio for the previous four-quarter period is less than 2.5 to 1.0 on a pro forma basis, after giving effect to the making of such Restricted Payment (X) no Unrestricted Subsidiary shall be permitted to declare or pay dividends or distributions except for dividends and distributions made to such Unrestricted Subsidiary’s immediate parent entity which entity is a Subsidiary of the Borrower and (Y) no Unrestricted Subsidiary shall be permitted to make any Restricted Investments; provided, further, that unless the Cash Flow Coverage Ratio for the previous four-quarter period is at least 1.25 to 1.0 on a pro forma basis after giving effect to the making of such Restricted Payment and the APH Leverage Ratio for the previous four-quarter period is less than 2.50 to 1.0 on a pro forma basis after giving effect to the making of such Restricted Payment, any such Restricted Payment may be made only out of, and to the extent of funds

11

in, the US Levelization Reserve Account (as defined in the Depositary Agreement) or the Canadian Levelization Reserve Account (as defined in the Depositary Agreement), and in accordance with the terms of the Depositary Agreement.”

3.18.        Section 7.05(b)(ii)(D) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(D)        to make a disbursement from the Borrower to Atlantic Generation pursuant to Section 7.03(b)(iv) or (v) in accordance with the restrictions and limitations of Section 7.03; provided, at the time such disbursement is made the Cash Flow Coverage Ratio for the previous four-quarter period is at least 1.5 to 1.0 on a pro forma basis, after giving effect to the making of such disbursement and the APH Leverage Ratio for the previous four-quarter period is less than 2.5 to 1.0 on a pro forma basis, after giving effect to the making of such disbursement; provided, further, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.”

3.19.        The final proviso of Section 8.01(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“; provided, further, however, that for the avoidance of doubt, and notwithstanding anything herein to the contrary, any event described in the preceding clauses (i) through (iii) in connection with or related to a default or breach under the Atlantic Generation Intercompany Note, shall constitute an Event of Default immediately upon the Indebtedness evidenced by such Atlantic Generation Intercompany Note being declared due and payable by the Parent Guarantor following such event, or otherwise being accelerated in connection with such event, or immediately following the Parent Guarantor exercising any other rights or remedies under such Atlantic Generation Intercompany Note in connection with such event.”

3.20.        Schedule 5.13 of the Credit Agreement is hereby amended and restated in its entirety by replacing it with a new Schedule 5.13 attached as Exhibit B hereto.

3.21.        Exhibit C of the Credit Agreement is hereby amended and restated in its entirety by replacing it with a new Exhibit C attached as Exhibit C hereto.

4.             REPRESENTATIONS AND WARRANTIES. In order to induce each of the Lenders and the Administrative Agent to enter into this Ninth Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article V of the Credit Agreement (as amended by this Ninth Amendment), except to the extent any such representation and warranty relates solely to an earlier date, and additionally represents and warrants as follows:

4.1.          Existence and Standing.  The Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite authority to conduct its business and is duly qualified

12

or licensed to transact business as a foreign limited liability company and in good standing under the laws of each jurisdiction in which the conduct of its operations or the ownership or leasing of its properties requires such qualification or licensing, except where failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect.

4.2.          No Conflict; Government Consent.  No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained in connection with the execution, delivery or performance of this Ninth Amendment, or the legality, validity, binding effect or enforceability of any of the Loan Documents, except, in each case, to the extent that the failure to obtain such order, consent, adjudication, approval, license, authorization, validation, exemption or other action or to make such filing, recording or registration could not reasonably be expected to have a Material Adverse Effect.

4.3.          Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by the Borrower of this Ninth Amendment and the consummation of each of the Consent Transactions and the consummation of the other transactions contemplated hereby and by the Credit Agreement as so amended, are within the Borrower’s organizational powers, have been duly authorized by all necessary organizational action, and do not (a) contravene the Borrower’s Organization Documents, including, without limitation, its articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by laws, operating or other management agreement or other similar Organization Documents (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (c) result in, or require the creation or imposition of, any Lien (other than Permitted Liens) on any Properties (each as defined in the Credit Agreement as amended by this Ninth Amendment) of the Borrower or any Subsidiaries (except as such, in the aggregate, could not reasonably be expected to have a Material Adverse Effect), or (d) contravene, result in or cause a breach of, or a default under, any material contract, promissory note, indenture or other similar agreement or instrument to which the Parent Guarantor, the Borrower or any other Loan Party is a party or an obligor, including without limitation the Subordinated Note Indenture, the Subordinated Notes, the Convertible Note Indenture and the Convertible Notes (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect).

4.4.          Validity, etc.  This Ninth Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms except as such enforceability is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar law relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a

13

proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing.

5.             CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE NINTH AMENDMENT.  This Ninth Amendment and the Consent set forth in Section 2 shall become effective (the “Effective Date”) upon the satisfaction of the following conditions precedent.

5.1.          The Administrative Agent shall have received counterparts of this Ninth Amendment executed and delivered on behalf of the Borrower, Administrative Agent and each of the Lenders.

5.2.          The Administrative Agent, for the benefit of the Administrative Agent and the Lenders, shall have received an opinion of counsel to the Parent Guarantor in form and substance reasonably acceptable to the Administrative Agent.

5.3.          The Administrative Agent shall have received executed counterparts of (a) an amendment to the Deposit and Disbursement Agreement, to incorporate the APH Leverage Ratio as an additional trigger to the Cash Flow Coverage Ratio, in form and substance reasonably satisfactory to the Administrative Agent, (b) a Guarantee from Atlantic Generation, (c) a Pledge Agreement from Atlantic Generation pledging 100% of the Equity Interests in the Borrower to the Administrative Agent for the benefit of the Lenders, (d) a Pledge Agreement from the Parent Guarantor pledging 100% of the Equity Interests in Atlantic Generation to the Administrative Agent for the benefit of the Lenders, and (e) a joinder to the Deposit and Disbursement Agreement from Atlantic Transmission and Atlantic Generation in form and substance reasonably satisfactory to the Administrative Agent; which joinder shall exclude from the payments required to be made to the Revenue Account by Atlantic Transmission and Atlantic Generation their respective operating expenses, including taxes, and any distributions received by Atlantic Generation from the Disbursement Account, each of which shall have been executed and delivered on behalf of each of the parties thereto.

5.4.          the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, shall have received a certificate of the Borrower, dated as of the date hereof, signed by a Responsible Officer of the Borrower:

(a)           attaching true and correct copies of the Indenture Supplements, the 2009 Information Circular and all other documents related to the IPS Conversion and delivered in connection with the IPS Conversion (the “IPS Conversion Documents”) and certifying that the IPS Conversion has been or, substantially simultaneously with the effectiveness of this Ninth Amendment will be, consummated in accordance with all applicable Laws;

(b)           attaching true and correct copies of (i) the material documents and agreements delivered in connection with each of the Consent Transactions, including without limitation, the Path 15 Equity Transfer Agreements, the Borrower Conversion Documents, the Atlantic Generation Intercompany Note and the Organization Documents of each of the U.S. Holding Companies and (ii)

14

the Organization Documents of the Borrower in effect immediately following the Borrower Conversion;

(c)           attaching true and correct copies of resolutions adopted by (i) each of the Parent Guarantor, the U.S. Holding Companies and the Borrower approving and authorizing each of the Consent Transactions to which it is a party and the execution, delivery and performance of the documents and agreements delivered by such Person in connection therewith, and (ii) the Borrower approving and authorizing the execution of this Ninth Amendment and the performance of the Credit Agreement as amended hereby;

(d)           certifying that after giving pro forma effect to each of the Consent Transactions and any transactions contemplated in connection therewith, that the Cash Flow Coverage Ratio is at least at least 1.5 to 1.0 and the APH Leverage Ratio is less than 2.5 to 1.0;

(e)           certifying that any consents, authorizations or approvals required in connection with the IPS Conversion and each of the other Consent Transactions and the transactions contemplated thereunder, whether required by applicable Law or under the Convertible Note Indenture, the Subordinated Note Indenture or any other material agreement to which the Parent Guarantor, the Borrower or any Subsidiary is a party, have been or simultaneously upon the Effective Date, will be obtained; and

(f)            certifying that (i) immediately prior to and after giving effect to this Ninth Amendment, no Default or Event of Default exists or is continuing, (ii) that since the Closing Date no event or events have occurred that, in the aggregate, could reasonably be expected to have a Material Adverse Effect, and (iii) that immediately prior to and after giving effect to the IPS Conversion and the other Consent Transactions, the Borrower and each Guarantor shall be Solvent.

5.5.          Any fees required to be paid on or before the date hereof shall have been paid, including the payment by the Borrower to each Lender of an amendment fee equal to twenty-five (25.0) basis points on such Lender’s Commitment.

5.6.          Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Effective Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

6.             EFFECT OF AMENDMENT. This Ninth Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect.  All references to the Credit

15

Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

7.             GOVERNING LAW, SEVERABILITY, ETC.  THIS NINTH AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF THE CONFLICTS OF LAW.  Whenever possible each provision of this Ninth Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Ninth Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Ninth Amendment.

8.             MISCELLANEOUS.

8.1.          Successors and Assigns.  This Ninth Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

8.2.          Counterparts.  This Ninth Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8.3.          NO ORAL AGREEMENTS.  THIS WRITTEN NINTH AMENDMENT AND THE CREDIT AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

16

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

ATLANTIC POWER HOLDINGS, LLC,

By: Atlantic Power Management, LLC, its Manager

By:	/s/ Barry Welch
Name:	Barry Welch
Title:	President

[Signature Page to Ninth Amendment to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

BANK OF MONTREAL, Individually as a Lender and as Administrative Agent

By:	/s/ James Whitmore
Name:	James Whitmore
Title:	Managing Director

[Signature Page to Ninth Amendment to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

UNION BANK, N.A., as a Lender

By:	/s/ Jonathan L. Bigelow
Name:	Jonathan L. Bigelow
Title:	Vice President

[Signature Page to Ninth Amendment to Credit Agreement]

EXHIBIT A
to Ninth Amendment to Revolving Credit Agreement

Seventh Supplemental Indenture to the 11% Subordinated Notes Indenture

EXHIBIT B
to Ninth Amendment to Revolving Credit Agreement

First Supplemental Indenture to the 6.25% Convertible Notes Indenture

EXHIBIT C
to Ninth Amendment to Revolving Credit Agreement

SCHEDULE 5.13

SUBSIDIARIES; GUARANTORS; EQUITY INVESTMENTS

(a)           Subsidiaries and Unrestricted Subsidiaries of Borrower

Subsidiaries

Teton Power Funding, LLC

Epsilon Power Funding, LLC

Umatilla Power Funding, LLC

MP Power LLC

Teton East Coast Generation LLC

Teton Selkirk LLC

Badger Power Associates, L.P.

Badger Power Generation I LLC

Badger Power Generation II LLC

Baker Lake Hydro LLC

Concrete Hydro Partners Limited Partnership

Dade Investment, L.P.

Lake Cogen, Ltd.

Lake Investment, L.P.

MEP Rumford, LLC

NCP Dade Power LLC

NCP Gem LLC

NCP Lake Power LLC

NCP Pasco LLC

Olympia Hydro LLC

Orlando Power Generation I LLC

Orlando Power Generation II LLC

Stockton CoGen (II), LLC

Teton New Lake, LLC

Teton Operating Services, LLC

MP Cogen LLC

Unrestricted Subsidiaries

Harbor Capital Holdings, LLC

Atlantic Path 15 Transmission, LLC (formerly Harbor Transmission, LLC)

Path 15 Funding TV, LLC (formerly TransValley LLC)

Path 15 Funding KBT, LLC (formerly KB Transmission LLC)

Path 15 Funding, LLC (formerly EIF Path 15 Funding, LLC)

Atlantic Holdings Path 15, LLC (formerly Trans-Elect NTD Holdings Path 15, LLC)

Atlantic Path 15, LLC (formerly Trans-Elect NTD Path 15, LLC)

Epsilon Power Partners, LLC

AP Onondaga, LLC

Onondaga Renewables, LLC

Atlantic Auburndale, LLC

Auburndale Holdings, LLC

Auburndale GP, LLC

Auburndale LP, LLC

Auburndale Power Partners, L.P.

Pasco Cogen, Ltd.

Pasco Cogen Realty, Ltd.

Teton Pasco Realty, LLC

Atlantic Renewables Holdings, LLC
Rollcast Energy, Inc.

(b)           Subsidiaries Delivering Guaranties

Teton Power Funding, LLC

Epsilon Power Funding, LLC

MP Power LLC

Teton East Cost Generation LLC

Teton Selkirk LLC

Badger Power Generation I LLC

Badger Power Generation II LLC

Baker Lake Hydro LLC

Dade Investment, L.P.

MEP Rumford, LLC

NCP Dade Power LLC

NCP Pasco LLC

Olympia Hydro LLC

Orlando Power Generation I LLC

Orlando Power Generation II LLC

Stockton CoGen (II) LLC

Teton Operating Services, LLC

Teton New Lake, LLC

(c)           Borrower’s Equity Interests in Other Entities

Koma Kulshan Associates

Badger Creek Limited, L.P.

Stockton CoGen Company

Orlando CoGen Limited, L.P.

Rumford Cogeneration Company, L.P.

Selkirk Cogen Partners, L.P.

Delta Person, LLC

Delta Person GP, LLC

BHB Power, LLC

Javelin Holding, LLC

Javelin Gregory Remington Corporation

Gregory Holding #2, LLC

Gregory Power, LLC

Javelin Gregory General Corporation

Gregory Holdings #1, LLC

Javelin Rumford Limited, LLC

Javelin Energy, LLC

Chambers Cogeneration Limited Partnership

EXHIBIT C
to Ninth Amendment to Revolving Credit Agreement

EXHIBIT C

FORM OF BORROWER COMPLIANCE CERTIFICATE

Financial Statement Date:                     ,

To:          Bank of Montreal, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of November 18, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Atlantic Power Holdings, LLC (the “Borrower”), the Lenders from time to time party thereto, and Bank of Montreal, as Administrative Agent, L/C Issuer and Collateral Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                 of the [Borrower] [Parent Guarantor], and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the [Borrower] [Parent Guarantor], and that:

Use following for fiscal year-end financial statements

1.             Attached hereto as Schedule 1 are year-end financial statements for the [Borrower] [Parent Guarantor] and its Subsidiaries required by Section 6.01(a) which financial statements fairly present the financial conditions, results of operations and cash flows of the [Borrower] [Parent Guarantor] and its Subsidiaries in accordance with GAAP as at such date for such period, subject only to the absence of footnotes.

Use following for fiscal quarter-end financial statements

(a)           Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) for the fiscal quarter of                        ended as of the above date and attached hereto as Schedule 1a are the unaudited financial statements for the fiscal quarter of                      ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of the [Borrower and its Subsidiaries] [Parent Guarantor] in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

(b)           The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a reasonable review of the transactions and condition (financial or otherwise) of the Borrower and its Subsidiaries and Unrestricted Subsidiaries during the accounting period covered by the attached financial statements.

(c)           A review of the activities of [the Borrower and its Subsidiaries] [each Loan Party]  during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period [the Borrower and its Subsidiaries] [each Loan Party] performed and observed all its Obligations under the Loan Documents, and to the best knowledge of the undersigned during such fiscal period, [the Borrower and its Subsidiaries] [each Loan Party]  performed and observed each covenant and condition of the Loan Documents applicable to it.

(d)           [The Cash Flow Coverage Ratio and APH Leverage Ratio analysis set forth on Schedule 2 attached hereto is true and accurate on and as of the date of this Certificate.] [To be included in Certificate delivered by Parent Guarantor.]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                       ,               .

[BORROWER] [PARENT GUARANTOR]

By:
Name:
Title:

For the Quarter/Year ended                                        (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

1.                                       Cash Flow Coverage Ratio of Parent Guarantor:

Cash Flow Coverage Ratio		Qtr. End	Qtr. End	Qtr. End	Qtr. End	Rolling 4 Qtrs. Ended

(A)	Cash Distributions received or receivable by the Parent Guarantor from the Borrower, any Subsidiary or Unrestricted Subsidiary of the Borrower or any other source

(B)

Parent Guarantor’s pro rata share (based on its common membership ownership in the Borrower) of any cash distributions received by the Borrower in respect of such period and retained by the Borrower, in each case exclusive of any distribution attributable to any net proceeds realized by the Parent Guarantor or any Subsidiary of the Parent Guarantor, including without limitation, the Borrower, any Subsidiary of the Borrower and any Unrestricted Subsidiary of the Borrower upon the sale or disposition of plant property and equipment, which is not disposed in the ordinary course of business and any other extraordinary items.

Cash Flow Coverage Ratio		Qtr. End	Qtr. End	Qtr. End	Qtr. End	Rolling 4 Qtrs. Ended

(C)	Amounts paid by the Parent Guarantor in respect of expenses (other than Interest Expense), including taxes determined on a pro forma, annual basis for a full tax year

(D)	Subtotal

(E)	Interest Expense
(F)	Mandatory Principal Repayments
(G)	Subtotal

(D)/(G)	Cash Flow Coverage Ratio

APH Leverage Ratio		Ended

(A)	Cash Distributions received or receivable by the Parent Guarantor from the Borrower, any Subsidiary or Unrestricted Subsidiary of the Borrower or any other source

(B)

Parent Guarantor’s pro rata share (based on its common membership ownership in the Borrower) of any cash distributions received by the Borrower in respect of such period and retained by the Borrower, in each case exclusive of any distribution attributable to any net proceeds realized by the Parent Guarantor or any Subsidiary of the Parent Guarantor, including without limitation, the Borrower, any

Subsidiary of the Borrower and any Unrestricted Subsidiary of the Borrower upon the sale or disposition of plant property and equipment, which is not disposed in the ordinary course of business and any other extraordinary items.

APH Leverage Ratio		Qtr. End	Qtr. End	Qtr. End	Qtr. End	Rolling 4 Qtrs. Ended

(C)	Amounts paid by the Parent Guarantor in respect of expenses (other than Interest Expense), including taxes determined on a proforma, annual basis for a full tax year

(D)	Subtotal

(E)	Total Borrower Indebtedness
(F)	Subtotal

(D)/(F)	APH Leverage Ratio

Schedule 5.06

Litigation

None.

Schedule 5.09

Exceptions to Compliance with Environmental Laws

None.

Schedule 5.13

Subsidiaries; Guarantors; Equity Investments

(a)           Subsidiaries of Borrower

Restricted Subsidiaries:

Teton Power Funding, LLC

Epsilon Power Funding, LLC

Umatilla Power Funding, LLC

MP Power, LLC

Teton East Coast Generation, LLC

Teton Fuels Mid-Georgia, LLC

Teton Lake Land Company, LLC

Teton Selkirk, LLC

Badger Power Associates, L.P.

Badger Power Generation, I LLC

Badger Power Generation, II LLC

Baker Lake Hydro, LLC

Concrete Hydro Partners, LP

Dade Investment, LP

Geddes II Company, LLC

Geddes Cogeneration, LLC

Onondaga Cogeneration, L.P.

Lake Cogen, Ltd.

Lake Interest Holdings, LLC

Lake Investment, LP

MEP Rumford, LLC

NCP Dade Power, LLC

NCP Gem, LLC

NCP Houston Power, LLC

NCP Lake Power, LLC

NCP Pasco, LLC

NCP Perry, LLC

Olympia Hydro, LLC

Orlando Power Generation, I LLC

Orlando Power Generation, II LLC

Rockfort Power (Belize), LLC

Rockfort Power — Cayman Island, LLC

Stockton CoGen (II), LLC

Umatilla Groves, LLC

Teton New Lake, LLC

Teton Operating Services, LLC

Teton Lake Distillation Company, LLC

Onondaga Power Swap Holdings, LLC

Unrestricted Subsidiaries:  NONE

(b)           Subsidiaries Delivering Guaranties

Teton Power Funding, LLC

Epsilon Power Funding, LLC

MP Power, LLC

Teton East Cost Generation, LLC

Teton Fuels Mid-Georgia, LLC

Teton Selkirk, LLC

Badger Power Generation I LLC

Badger Power Generation II LLC

Baker Lake Hydro LLC

Dade Investment, L.P.

Geddes II, LLC

Geddes Cogeneration Company, LLC

MEP Rumford, LLC

NCP Dade Power, LLC

NCP Houston Power, LLC

NCP Pasco, LLC

NCP Perry, LLC

Olympia Hydro, LLC

Onondaga Cogeneration, L.P.

Orlando Power Generation, I LLC

Orlando Power Generation, II LLC

Stockton CoGen (II), LLC

Umatilla Groves, LLC

Teton Operating Services, LLC

(c)           Borrower’s Equity Investments in Other Entities

Borrower has no Equity Investments other than Equity Investments in those entities listed in Part (a) of this Schedule 5.13

Schedule 7.02(b)(ii)

Indebtedness, Disqualified Stock, Preferred Stock

Indebtedness

1.             Pursuant to the Amended and Restated Front Load Letter of Credit Maintenance Agreement dated April 15, 1996 among GPU International, Inc. (n/k/a Teton East Coast Generation, LLC), Sonat Energy Services Company, Mid-Georgia Cogen L.P., and The Bank of Nova Scotia, as Security Agent, Teton East Coast Generation, LLC and Sonat Energy Services Company agree (i) to maintain a letter of credit in favor of Bank of Nova Scotia in accordance with the terms of the Power Purchase Agreement dated as of August 7, 1995 (the Mid-Georgia PPA) between Mid-Georgia Cogen L.P. and Georgia Power Company in an amount equal to the lesser of (i) the Capacity Account Balance (as defined in the Mid-Georgia PPA) from time to time and (ii) $9,000,000, and (ii) to pay $9,000,000 in liquidated damages upon a failure to maintain such letter of credit in accordance with the terms of the Mid-Georgia PPA.  The maximum liability of Teton East Coast Generation, LLC to The Bank of Nova Scotia, as Security Agent under such obligations is $4,500,000.

2.             Pursuant to the Guaranty by Energy Initiatives, Inc. (n/k/a Aquila East Coast Generation, LLC) dated November 30, 1995  in favor of the City of Warner Robins (the Warner Robbins Guarantee), relating to the Mid-Georgia Natural Gas Facilities Agreement, Teton East Coast Generation, LLC guarantees the payment by EI Fuels Corp. (n/k/a Aquila Fuels Mid-Georgia, LLC) under the Natural Gas Facilities Agreement dated as of November 30, 1995 between Warner Robbins, EI Fuels Corp. and the Municipal Gas Authority of Georgia of the Fixed Monthly Lease Charges (as defined therein).  Pursuant to the Assumption Agreement dated as of February 25, 1998 between GPU International, Inc. (n/k/a Teton East Coast Generation, LLC) and SONAT Energy Services Company (Sonat), Sonat assumed 50% of Teton East Coast Generation, LLC’s liability under the Warner Robbins Guarantee.  The Fixed Monthly Lease Charge is $24,000 per month.

3.             Letter of Credit issued by Citibank, N.A. in favor of Niagara Mohawk Power Corporation for the account of Onondaga Cogeneration Limited Partnership in an amount equal to the price of 90 days of the maximum daily delivery quantity of gas under the Gas Transportation Agreement dated as of April 15, 1991 between Onondaga Cogeneration Limited Partnership and Niagara Mohawk Power Corporation (which amount is currently $554,113).

4.             Pursuant to the Guaranty made as of August 1, 1997 (the Orlando Guaranty) by Air Products and Chemicals, Inc. (and subsequently assumed by the Borrower) for the benefit of ABB Power Generation, Inc., (ABB) Teton Power Funding, LLC guarantees payment by Orlando CoGen Limited, L.P. (Orlando CoGen) of 50% of the Termination Amount (as defined in the Gas Turbine Hot Gas Path Protection Plan dated as of August 1, 1997 (the Orlando Maintenance Agreement) between ABB and Orlando CoGen) upon termination of the Orlando Maintenance Agreement by Orlando CoGen pursuant to

Section 13.1 of the Orlando Maintenance Agreement.  The Termination Amount is an amount equal to the sum of (i) a cancellation fee (not to exceed $250,000) and (ii) certain outstanding fees under the Orlando Maintenance Agreement.

5.             Pursuant to the Consent and Agreement entered into as of March, 2004 by and among Orlando Power Generation I Inc., Orlando Power Generation II Inc, Orlando Power Holdings, L.L.C., Orlando CoGen (I), Inc., Orlando CoGen Limited, L.P., the Management Committee of the Partnership, Aquila, Inc., UtilCo Group Inc., Teton Power Funding, LLC, El Paso Power Operations Company, El Paso Merchant Energy, L.P. (EPMELP), El Paso Corporation (El Paso), Orlando Cogen Fuel, LLC, Orlando Cogen II, LLC and Northern Star Generation LLC, Teton Power Funding, LLC agreed to replace the credit support currently being provided by El Paso to BP Amoco in respect of the Gas Purchase and Sales Agreement dated December 3, 1991, between BP Amoco and EPMELP and related contracts.  Teton Power Funding LLC’s maximum liability with respect to such credit support is $2,500,000.

6.             Pursuant to the Credit Support Annex to the ISDA Master Agreement between Constellation Power Source, Inc. (Constellation) and Onondaga Power Swap Holdings, LLC (OPSH), dated May 7, 2004, OPSH provides $2,000,000 of credit support to Constellation.

7.             Pursuant to the Guarantee dated as of May 3, 2004 by OCLP in favor of Niagara Mohawk Power Corporation (NiMo), OCLP guarantees the obligations of Onondaga Power Swap Holdings, LLC (OPSH) under the ISDA Master Agreement and Schedule to ISDA Master Agreement between OPSH and NiMo dated June 30, 1998.

8.             Pursuant to the Mortgage, Assignment of Leases and Rents, and Security Agreement dated May 25, 2004 (Mortgage) with Boeing Capital Corporation, Teton Lake Land Company, LLC issued secured debt in the amount of $871,854.56 to Boeing Capital Corporation.  As of November 1, 2004, $817,688.56 remains outstanding.

9.             Pursuant to a Guaranty dated as of May 25, 2004 by Lake Cogen, Ltd. in favor of Boeing Capital Corporation, Lake Cogen, Ltd. guaranteed the payment of Teton Lake Land’s obligations under the Mortgage.

10.           Pursuant to a Guaranty dated as of November 17, 2004 by Atlantic Power Holdings, LLC in favor of ArcLight Energy Partners Fund I, L.P. (“ArcLight”), Atlantic Power Holdings, LLC guaranteed certain obligations of ArcLight related to Delta Person Limited Partnership and Javelin Energy, LLC.  The total potential liability of Atlantic Power Holdings, LLC under the guaranty is $7,300,000.

Disqualified Stock

None.

Preferred Stock

Borrower’s Class A Preferred Membership Interest

Borrower’s Class B Preferred Membership Interest